As filed with the Securities and Exchange Commission on June 20, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Notable Labs, Ltd.

(Exact name of registrant as specified in its charter)

Israel (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	Not applicable (I.R.S. Employer Identification No.)

320 Hatch Drive Foster City, CA 94404 (415) 851-2410
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas Bock

Chief Executive Officer

Notable Labs, Ltd.

320 Hatch Drive

Foster City, CA 94404

(415) 851-2410

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Clifford Felig, Adv. Elad Ziv, Adv. Meitar Law Offices 16 Abba Hillel Road Ramat Gan, 5250608 Israel 972 3 610 3100	Evan Kipperman, Esq. Michael Grundei, Esq. Elishama Rudolph, Esq. Wiggin and Dana LLP 281 Tresser Boulevard, 14th Floor Stamford, CT 06901 (203) 363-7600	Faith L. Charles, Esq. Todd Mason, Esq. Thompson Hine LLP 300 Madison Avenue, 27th Floor New York, New York 10017 (212) 344-5680

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE 20, 2024

Up to 19,736,842 Ordinary Shares or Pre-Funded Warrants to Purchase Ordinary Shares

Ordinary Warrants to Purchase Up to 19,736,842 Ordinary Shares

Up to 39,473,684 Ordinary Shares Underlying the Ordinary Warrants and Pre-Funded Warrants

We are offering on a best-efforts basis up to 19,736,842 ordinary shares, par value 0.35 NIS per share (the “Shares”) and warrants to purchase up to 19,736,842 of our ordinary shares (the “Ordinary Warrants”). Each Share, or a pre-funded warrant in lieu thereof as described below, is being sold together with an Ordinary Warrant to purchase one ordinary share. The offered Shares and Ordinary Warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. The assumed combined public offering price for each offered Share and accompanying Ordinary Warrant is $0.76, equal to the closing price of our ordinary shares on the Nasdaq Capital Market, or Nasdaq, on June 18, 2024. Each of the Ordinary Warrants will have an exercise price per share of $ and will be exercisable following the effectiveness of the amendment to our Articles of Association to increase the number of authorized ordinary shares (the “Charter Amendment”) upon approval by our shareholders. The Ordinary Warrants will expire on the five-year anniversary of the original issuance date.

We are also offering to each purchaser of Shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding ordinary shares immediately following the consummation of this offering, if any, the opportunity to purchase pre-funded warrants (the “Pre-Funded Warrants”, and together with the Shares, the Ordinary Warrants, and ordinary shares underlying the Ordinary Warrants and the Pre-Funded Warrants, the “Securities”) (in lieu of ordinary shares). A holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, up to 9.99%) of the number of ordinary shares outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one ordinary share. The purchase price of each Pre-Funded Warrant will be equal to the price per Share including one Ordinary Warrant, minus $0.0001, and the remaining exercise price of each Pre-Funded Warrant will equal $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Warrant we sell (without regard to any limitation on exercise set forth therein), the number of Shares we are offering will be decreased on a one-for-one basis. See “Description of Our Share Capital” in this prospectus for more information.

We are also registering the ordinary shares issuable from time to time upon the exercise of the Ordinary Warrants and Pre-Funded Warrants offered hereby.

Our ordinary shares are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “NTBL.” On June 18, 2024, the last reported sale price of our ordinary shares was $0.76 per share. There is no established public trading market for the Ordinary Warrants or the Pre-Funded Warrants. We do not intend to apply for listing of the Ordinary Warrants or the Pre-Funded Warrants on any securities exchange or recognized trading system. Without an active trading market, the liquidity of the Ordinary Warrants and the Pre-Funded Warrants will be limited.

The public offering price for the Securities in this offering will be determined at the time of pricing, and may be at a discount to the then current market price. Therefore, the assumed combined public offering price used throughout this prospectus may not be indicative of the final offering price. The final public offering price will be determined through negotiation between us and the investors based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering.

The Securities will be offered at a fixed price and are expected to be issued in a single closing. We expect this offering to be completed not later than two business days following the commencement of this offering and we will deliver all Securities to be issued in connection with this offering delivery versus payment/receipt versus payment upon receipt of investor funds received by us. Accordingly, neither we nor the placement agent have made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of the securities offered hereunder.

This offering will terminate on , unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The combined public offering price per ordinary share (or Pre-Funded Warrant) will be fixed for the duration of this offering.

We have engaged Maxim Group LLC as our exclusive placement agent (“Maxim” or the “placement agent”) to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent is not purchasing or selling any of the securities we are offering and is not required to arrange for the purchase or sale of any specific number or dollar amount of the securities. Because there is no minimum offering amount required as a condition to closing in this offering the actual public offering amount, placement agent’s fee, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus. We have agreed to pay the placement agent the placement agent fees set forth in the table below. See “Plan of Distribution” on page 122 of this prospectus for more information.

	Per Share	Total
Public offering price	$	$
Placement agent fees for non-insiders(1)	$	$
Placement agent fees for insiders(2)	$	$
Proceeds, before expenses, to us(3)	$	$

(1) In connection with this offering, we have agreed to pay to Maxim as placement agent a cash fee equal to seven percent (7.0%) of the gross proceeds received by us in the offering. We have also agreed to reimburse Maxim up to $100,000 for its legal fees, costs and expenses in connection with its engagement as placement agent. See “Plan of Distribution.”

(2) In connection with this offering, we have agreed to pay to Maxim as placement agent a reduced cash fee equal to three and one-half percent (3.5%) of the gross proceeds received by us in the offering from certain Company Insiders. See “Plan of Distribution.”

(3) Assumes no pre-funded warrants are issued and all Shares issued in the offering include ordinary shares. The per share amount is based on sales to non-insiders, and total offering amount includes sales to Company insiders.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 9 of the prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before you invest.

This Registration Statement on Form S-1 refers to trademarks, such as Notable Labs and Notable, which are protected under applicable intellectual property laws and are our property or the property of our subsidiaries. This Form S-1 also contains trademarks, service marks, copyrights and trade names of other companies which are the property of their respective owners. Solely for convenience, our trademarks and tradenames referred to in this Form S-1 may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Maxim Group LLC

The date of this prospectus is         , 2024

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ABOUT THIS PROSPECTUS

The registration statement of which this prospectus forms a part that we have filed with the Securities and Exchange Commission, or SEC, includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC before making your investment decision.

You should rely only on the information provided in this prospectus or in a prospectus supplement or any free writing prospectuses or amendments thereto. Neither we nor the placement agent have authorized anyone else to provide you with different information. We do not, and the placement agent and its affiliates do not, take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

We are not, and the placement agent is not, offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We and the placement agent have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States.

Unless the context otherwise requires, references in this prospectus to “NTBL,” “the Company,” “we,” “us” and “our” refer to Notable Labs, Ltd. and our subsidiaries. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

Unless the context otherwise requires, references in this prospectus to our ordinary shares, including prices per share of our ordinary shares, and also the exercise prices of outstanding warrants, reflect the 1-for-35 reverse stock split of our issued and outstanding ordinary shares effected on October 16, 2023.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider before deciding to invest in our ordinary shares. Before investing in our ordinary shares, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes thereto and the information set forth under the sections “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in each case included in this prospectus. Unless the context otherwise requires, we use the terms “Notable,” the “Company,” the “Issuer,” “we,” “us” and “our” in this prospectus to refer to Notable Labs, Ltd. and our consolidated subsidiaries.

Overview

We are a clinical-stage platform therapeutics company developing predictive medicines for patients with cancer. Through our proprietary Predictive Medicines Platform (“PMP”), we bio-simulate a patient’s cancer treatment, on a sample, to predict whether or not that patient is likely to respond to that specific therapeutic. Our PMP is designed to identify and select patients expected to be clinically responsive prior to their treatment to improve patient outcomes and fast-track clinical development.

Our lead product candidate, Volasertib, is a Polo-like Kinase 1 (“PLK-1”) inhibitor that was originally developed by Boehringer Ingelheim (“BI”) through Phase 3 in Acute Myeloid Leukemia (“AML”) and previously granted breakthrough therapy designation by the Food and Drug Administration (“FDA”). We in-licensed Volasertib after extensive analysis on our PMP and are preparing to initiate a Phase 2 study in relapsed/refractory AML (r/r AML) in the third quarter of 2024. Initial safety data is expected in the fourth quarter of 2024 followed by efficacy data in the first half of 2025. We believe the application of our platform to enrich our clinical trials with patients predicted to respond to Volasertib will enable us to further derisk and rapidly advance its remaining clinical development.

After a successful Phase 2 trial conducted in Western Europe and the US (“WEU/US”) that included a statistically significant survival benefit, BI advanced Volasertib into a global Phase 3 trial that demonstrated a similar response rate as seen in Phase 2 but did not reproduce the survival benefit. BI’s extensive post hoc analysis concluded that it was an inconsistency of administrating prophylactic antibiotics in BI’s global Phase 3 trial that led trial patients to incur febrile neutropenia, infectious complications, and trial withdrawals more frequently than in the WEU/US Phase 2 – explaining the statistically non-significant Phase 3 outcomes. This occurred especially in lighter patients (with low body surface area (“BSA”)) as lighter patients are over proportionally exposed to treatment with the fixed dosing used in these trials.

Using the analysis’ conclusions to continue Volasertib’s development, BI subsequently enhanced and initiated a FDA-cleared Phase 2 trial at MD Anderson and other recognized cancer centers, with the following modifications, which we also adopted in our Notable Phase 2 trial:

●	Mandated, Consistent Prophylactic Antibiotic Care: BI’s post-hoc analysis suggests that a substantial proportion of infections could have been prevented with protocol-mandated infectious prophylaxis. This action can be expected to reproduce BI’s Phase 2 clinical profile established in WEU/US.

●	Body-Surface-Area (BSA) Tailored Dosing: Volasertib at 200mg/m2 (Day 1) vs BI’s original 350mg fixed dose (Day 1, 15). Because BI’s analysis showed that trial patients receiving a lower Volasertib dose had better clinical outcomes, the use of tailored dosing has the potential to achieve an even better clinical profile than in BI’s original Phase 2 trial with fixed dosing.

Had BI conducted its Phase 3 with the above modifications, we believe Volasertib might have already been approved for marketing and we plan to further increase Volasertib’s probability of success by leveraging our PMP to predict and enroll Volasertib-responsive patients prior to their treatment which may result in increased response rates and accelerate Volasertib’s clinical development in this patient population.

By continually advancing and expanding the reach of the PMP across diseases and predicted medical outcomes, we aim to be the leader in predictive medicine and revolutionize the way patients seek and receive treatments that work best for them – patient by patient and cancer by cancer. We believe we have created a targeted in-licensing and development strategy for investigational compounds that have already shown clinical activity to bypass years of R&D, risk of failure, and financial investments and to deliver a product’s medical impact and commercial value faster, higher, and with a greater likelihood of success when compared with traditional drug development.

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Our Platform

Our proprietary PMP is a diagnostic platform that predicts – before treatment — an individual patient’s clinical response to a given treatment or treatment combination by measuring the biological response of the patient’s cancer and normal cells to that treatment or treatment combination ex vivo. Our PMP has been developed by teams of internal biologists, engineers and data scientists and, while currently fully functional, continues to evolve and improve, both from an efficiency as well as a predictive performance perspective.

Since our PMP measures the cellular and cell-functional response of cancer cells to a treatment, it does not depend on and is not constrained by genetic information/biomarkers as opposed to traditional precision medicines that are designed to target a specific genetic mutation. For each patient sample analyzed, our PMP produces a binary result - predicted responder or predicted non-responder. In four independent collaborative studies in collaboration with recognized academic institutions, our PMP platform has demonstrated an 83-100% predictive precision (also referred to as, positive predictive value (“PPV”)), in identifying clinically responding patients. A predictive precision of 83-100% means that if a clinical trial selectively enrolled predicted responders, the study can be expected to yield an 83-100% response rate.

Our strategic focus is to acquire (or co-develop) treatments that have already shown compelling efficacy through other companies, but only in a patient subset that other companies could not further enrich, deemed not suitable for their portfolio, and therefore declined to pursue further development. Using our proprietary PMP, we target and test these compelling yet abandoned assets on its platform, and if the PMP has been shown to identify this patient subset, in-license these compounds and fast-track their remaining development selectively for these patients. Using this strategy, we are seeking to particularly improve patient outcomes for patients with the highest medical needs (e.g., response rates of 0-50% by current standard of care).

Our PMP combines the power of biology with the power of technology, including engineering, digital technology, and computational data science. Instead of focusing on one genetic pathway or one other feature, PMP measures the ex vivo biological response of cancer and normal cells to drugs across many signals and dimensions. Hundreds of thousands of data points per patient sample are then integrated and translated by computational algorithms into a patient response predictor that describes whether a patient is likely to respond to their actual treatment. Our PMP has been designed as a high-throughput, automated platform that enables virtuous learning cycles and continuous optimization, patient sample by patient sample. Our laboratory is accredited by the College of American Pathologies (“CAP”).

For patients and physicians, the use of our PMP is simple: A blood or bone marrow sample containing cancer cells and normal cells is shipped to us and is co-processed with a given drug or drugs under its optimized proprietary conditions. PMP measures the differential behavior and response of the patient’s cancer cells versus normal cells down to the single cell level, and computational algorithms translate those hundreds of thousands of data points into a patient response predictor. PMP establishes a patient’s predicted response within 3-5 days from sample receipt, and thus, within a clinically actionable timeframe.

Our continuously growing data repository includes over 190 billion lines of data derived from the analysis of patients’ tissue, blood samples and clinical outcomes. This data repository is comprised entirely of internally generated data sets at single-cell resolution. It has been optimized over years of automated high-throughput screening and virtuous learning cycles. This proprietary data repository is our digital backbone and drives our strategy of expanding its platform capabilities from disease to disease and additional predicted medical outcomes.

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Our Competitive Advantages

We believe that Notable’s predictive medicine platform, or PMP, and business strategy, offer several advantages over existing technologies, including:

●	By measuring the cancer cell response across multiple parameters, Notable’s PMP is not constrained to the approximately 15% of cancer patients carrying actionable genetic mutations. Most platforms are based on genomic or next generation sequencing data and are therefore limited to the cancer patients with actionable genomic mutations.

●	By measuring the cancer cell response across multiple parameters, Notable’s PMP is not constrained to the limited, less than 50% average response rate of traditional, genomic-based precision medicines. Notable’s PMP demonstrated an average 97% response rate (predictive precision, positive predictive value (PPV)) across four independent clinical validation trials in collaboration with Stanford University, MD Anderson Cancer Center, and other recognized medical centers. We believe drugs developed with Notable’s PMP would therefore be expected to deliver higher clinical response rates for targeted patients.

●	Notable in-licenses advanced-phase, shelved, undervalued drugs that have already demonstrated clinical efficacy and tolerability in a suboptimal patient population, and completes their remaining development focused on patients predicted by Notable’s PMP to clinically respond. This potentially by-passes years of drug development, risk, and financial investment.

●	By owning both the therapeutic (drug) and its companion diagnostic (PMP), a new patent can be triggered to extend the drug’s patent life.

Our Growth Strategy

Our goal is to establish Notable’s PPM as a leading solution in the life sciences industry. In pursuit of that goal, the key elements of our growth strategy include:

●	Successfully completing the clinical development of Volasertib (Notable’s first in-licensed drug) in relapsed/refractory acute myeloid leukemia (AML).

●	Expanding the development of Volasertib in other prospective clinical indications such as de novo AML, and potentially myelodysplastic syndromes and other cancers in which Volasertib has shown pre-clinical or clinical activity.

●	Pursuing promising potential in-licensing and/or co-development agreements such as the in-licensing or co-development of other phase 2/3 drugs if the terms are suitable (e.g., non-dilutive upfront cash; milestone/royalty payments).

●	Continuing to expand the PMP into other hematological diseases and solid tumors, since the PMP is not constrained by the need for genomic mutations/data.

Recent Developments

Merger

On October 16, 2023, pursuant to pursuant to the Agreement and Plan of Merger dated February 22, 2023 (the “Merger Agreement”), by and among Notable Labs, Ltd. (previously known by Vascular Biogenics Ltd., an Israeli corporation), Vibrant Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Vascular Biogenics Ltd, and Notable Labs, Inc., a Delaware corporation, Vibrant Merger Sub, Inc. merged with and into Notable Labs, Inc., with Notable Labs, Inc. continuing after the merger as the surviving entity and a wholly owned subsidiary of Notable Labs, Ltd. (the “Merger”). At the effective time of the Merger, without any action on the part of any stockholder, each issued and outstanding share of pre-Merger Notable Labs, Inc.’s common stock, par value $0.001 per share (the “Notable Labs, Inc. Common Stock”), including shares underlying pre-Merger Notable Labs, Inc.’s outstanding equity awards, was converted into the right to receive 0.0629 shares (the “Exchange Ratio”) of the Company’s ordinary shares, 0.35 NIS par value per share (the “Company Ordinary Shares”). Immediately following the effective time of the Merger, the Company effected a 1-for-35 reverse stock split of the issued and outstanding Company Ordinary Shares (the “Reverse Stock Split”). Upon completion of the Merger and the transactions contemplated in the Merger Agreement, (i) the former Notable Labs, Inc. equity holders owned approximately 71.9% of the outstanding equity of the Company on a fully diluted basis, assuming the exercise in full of warrants to purchase 94,988 Company Ordinary Shares and including 160,635 Company Ordinary Shares underlying options to purchase shares of Notable Labs, Inc. Common Stock assumed by the Company at closing and after adjustments based on the Company’s net cash at closing; and (ii) former Vascular Biogenics, Ltd. shareholders owned approximately 28.1% of the outstanding equity of the Company.

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Summary of Risk Factors

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations and prospects, which could cause the trading price of our ordinary shares to decline and could result in a partial or total loss of your investment. You should consider these risks before making a decision to invest in our ordinary shares. These risks are discussed more fully in “Risk Factors” beginning on page 9 in this prospectus. The following is a summary of some of the principal risks we face:

●	we have a limited operating history that you can use to evaluate it, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company;

●	we have incurred significant losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future and may never be profitable and as a result we expect that we will need to raise additional capital, which may not be available on acceptable terms, or at all;

●	we operate in a highly competitive and rapidly changing industry and face significant competition from other biopharmaceutical companies, and as a result our operating results will suffer if we fail to compete effectively;

●	our therapeutic product candidates, Volasertib and Fosciclopirox, are in the early stages of clinical development and their commercial viability remains subject to current and future clinical trials, regulatory approvals and the risks generally inherent in the development of a drug candidate and if we are unable to successfully advance or develop our product candidates, our business will be materially harmed;

●	we have limited experience in drug discovery and drug development and may not receive regulatory approval to market our therapeutic product candidates;

●	we may depend on enrollment of patients with specific genomic or biomarker signatures in our clinical trials in order for us to continue development of our drug candidates and if we are unable to enroll patients with specific genomic or biomarker signatures in our clinical trials, our research, development and commercialization efforts could be adversely affected;

●	our drug candidates may cause undesirable side effects or have other properties that could delay or prevent their regulatory approval, limit the commercial profile of an approved label, or result in significant negative consequences following marketing approval, if any;

●	we depend on our key personnel and other highly qualified personnel, and if we are unable to recruit, train and retain our personnel, we may not achieve our goals;

●	we depend on our information technology systems, and any failure of these systems could harm our business;

●	the PMP may fail to help us discover and develop additional potential drug candidates and we may experience challenges with the acquisition, development, enhancement or deployment of technology necessary for the PMP;

●	we may not be successful in commercializing one or more of our drug candidates and if our drugs do not gain market acceptance or acceptance by physicians or the medical community in general, our ability to generate revenue and fund future operations will be materially impaired;

●	any failure to comply with existing regulations could harm our reputation and operating results and our business could be substantially harmed;

●	recently enacted legislation, future legislation and healthcare reform measures, may increase the difficulty and cost for us to obtain marketing approval of and commercialize our drug candidates and affect the prices we may obtain for any drugs that are approved in the United States or foreign jurisdictions; and

●	we rely on third-party manufacturers of our clinical supplies of our drug candidates and third-party contractors to conduct our preclinical studies and clinical trials, and if these third parties do not successfully perform their contractual legal and regulatory duties, meet expected deadlines or fail to comply with environmental, health and safety laws and regulations, our drug candidates and our business could be substantially harmed.

Corporate Information

Notable Labs, Ltd. was incorporated in the State of Israel on January 31, 2000, under the name Vascular Biogenics Ltd. Our principal executive office is located at 320 Hatch Drive, Foster City, CA 94404 and our telephone number is (415) 851-2410. Our website address is www.notablelabs.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus, and you should not rely on any such information in making the decision whether to purchase our ordinary shares.

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THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus.

Securities to be Offered	Up to 19,736,842 Shares and Ordinary Warrants to purchase up to 19,736,842 ordinary shares, on a best-efforts basis, at an assumed public offering price of $0.76 per Share and accompanying Ordinary Warrant. The Shares or Pre-Funded Warrants, respectively, and Ordinary Warrants are immediately separable and will be issued separately in this offering, but must initially be purchased together in this offering. The Ordinary Warrants have an exercise price per share of $ and will be exercisable following the effectiveness of the Charter Amendment. The Ordinary Warrants will expire five years from the date of issuance. We are also registering ordinary shares issuable upon exercise of the Ordinary Warrants and Pre-Funded Warrants pursuant to this prospectus.

We are also offering to each purchaser, with respect to the purchase of Shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding ordinary shares immediately following the consummation of this offering, the opportunity to purchase one Pre-Funded Warrant in lieu of one ordinary share. A holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of ordinary shares outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one ordinary share. The purchase price per Pre-Funded Warrant will be equal to the price per ordinary share and Ordinary Warrant in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant will equal $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time in perpetuity until all of the Pre-Funded Warrants are exercised in full. For more information regarding the Pre-Funded Warrants, you should carefully read the section titled “Description of Our Share Capital” in this prospectus.

Size of Offering	$15 million

Subscription Price Per Share and Accompanying Ordinary Warrant	$0.76 (or $0.7599 per Pre-Funded Warrant in lieu of one ordinary share)

Ordinary Shares Outstanding Prior to This Offering	9,674,496 shares

Ordinary Shares Outstanding after This Offering	Up to approximately 29,411,338 shares (assuming no issuance of Pre-Funded Warrants and no exercise of Ordinary Warrants in this offering)

Use of Proceeds	Assuming the maximum number of Shares are sold in this offering at an assumed combined public offering price of $0.76 per Share, which represents the closing price of our ordinary shares on Nasdaq on June 18, 2024, and assuming no issuance of Pre-Funded Warrants in connection with this offering and no exercise of Ordinary Warrants, we estimate the net proceeds of the Offering will be approximately $13.6 million. However, this is a best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, and we may not sell all or any of these securities offered pursuant to this prospectus; as a result, we may receive significantly less in net proceeds. We intend to use the net proceeds from this offering for research and development and general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses, and potential investments in businesses, products and technologies that complement our business, although we have no present commitments or agreements to make any such investments as of the date of this prospectus. Pending these uses, we intend to invest the funds in short-term, investment grade, interest-bearing securities. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. See “Use of Proceeds.” Our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds from this offering. See “Risk Factors” for a discussion of certain risks that may affect our intended use of the net proceeds from this offering.

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Market for Ordinary Shares	Our ordinary shares are listed on Nasdaq under the symbol “NTBL.”

Market for Ordinary Warrants and Pre-Funded Warrants	There is no established public trading market for the Ordinary Warrants or the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Ordinary Warrants or the Pre-Funded Warrants on any securities exchange or recognized trading system.

Risk Factors	An investment in our securities is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

Best Efforts Offering	We have agreed to offer and sell the securities offered hereby to the purchasers through the placement agent. The placement agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 122 of this prospectus.

The number of ordinary shares that will be outstanding after this offering is based on 9,674,496 ordinary shares outstanding as of June 10, 2024 and excludes:

●	94,988 of our shares issuable upon the exercise of the outstanding warrants (the “NTBL Warrants”) held by certain of our shareholders to purchase ordinary shares as of June 10, 2024, at an exercise price of $113.35 per ordinary share;

●	59,474 of our ordinary shares issuable upon exercise of options to purchase our ordinary shares outstanding as of June 10, 2024, under our 2014 Plan (as defined below), with a weighted-average exercise price of $6.63 per share

●	140,894 of our ordinary shares issuable upon exercise of options to purchase our ordinary shares outstanding as of June 10, 2024, under our 2015 Plan (as defined below), with a weighted-average exercise price of $24.41 per share;

●	57,143 of our ordinary shares reserved for future issuance under our Inducement Plan (as defined below) as of June 10, 2024; and

●	810,000 of our ordinary shares issuable upon exercise of options to purchase our ordinary shares outstanding with a weighted-average exercise price of $1.19 as of June 10, 2024, under our 2024 Plan (as defined below), of which options to purchase 0 of our ordinary shares were vested and exercisable.

For more information about our warrants, see “Description of Our Share Capital—NTBL Warrants.”

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SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables set forth a summary of our consolidated financial data for the periods and as of the dates indicated. The summary consolidated financial data for each of the two years ended December 31, 2023 and December 31, 2022, are derived from our audited consolidated financial statements and the accompanying notes that are included elsewhere in this registration statement. The summary consolidated financial data as of March 31, 2024, and for each of the three month periods ended March 31, 2024 and 2023, are derived from our unaudited consolidated interim financial statements and the accompanying notes that are included elsewhere in this prospectus. Our unaudited consolidated interim financial statements were prepared in accordance with generally accepted accounting principles in the United States, or GAAP, on the same basis as our audited consolidated financial statements and include, in the opinion of management, all adjustments, consisting of normal recurring adjustments, that are necessary for the fair presentation of the financial information set forth in those financial statements.

The historical results presented below are not necessarily indicative of financial results to be achieved in future periods and our results for the three months ended March 31, 2024 are not necessarily indicative of results expected for the year ending December 31, 2024. The summary consolidated financial data should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus.

Consolidated Statements of Operations Data:

U.S. dollars in thousands, except share and per share amounts

	For the Three Months Ended March 31,
	2024	2023

Services revenue	$1	$-
Cost of services	-	-
Gross profit	1	-

Operating expenses
Research and development	1,550	1,596
General and administrative	2,289	3,923
Total operating expenses	3,839	5,519

Loss from operations	(3,838)	(5,519)

Other income (expense), net
Change in fair value of SAFEs	-	(1,865)
Change in fair value of warrant liability	11	1,096
Other income	61	16
	72	(753)

Net loss	(3,766)	(6,272)

Other comprehensive income
Change in foreign currency translation adjustment	65	$-

Comprehensive loss	$(3,701)	$(6,272)

Net loss per share, basic and diluted	$(0.42)	$(6.46)

Weighted-average common shares outstanding, basic and diluted	9,018,261	970,192

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Consolidated Balance Sheet Data (at Period End):

U.S. dollars in thousands, except share and per share amounts

	March 31, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$8,171	$11,825
Prepaid expenses and other current assets	3,544	3,645
Total current assets	11,715	15,470

Property and equipment, net	279	316
Finance lease right-of-use assets, net	317	337
Operating lease right-of-use assets	1,581	1,694
Investment in SAFE	1,500	1,500
Other assets	206	224
Total assets	$15,598	$19,541

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$1,522	$1,755
Accrued expenses and other current liabilities	434	418
Accounts payable and accrued expenses - related parties	22	42
Finance lease liabilities, current	79	78
Operating lease liabilities, current	456	445
Total current liabilities	2,513	2,738

Finance lease liabilities, net of current amount	243	263
Operating lease liabilities, net of current amount	1,145	1,263
Warrant liability	152	163
Total liabilities	4,053	4,427

Commitments and contingencies

Shareholders’ equity
Ordinary shares, NIS 0.35 par value, 34,285,714 shares authorized as of March 31, 2024 and December 31, 2023 and 9,018,261 issued and outstanding as of March 31, 2024 and December 31, 2023	788	788
Additional paid-in capital	96,656	96,524
Accumulated deficit	(86,074)	(82,308)
Accumulated other comprehensive income	175	110
Total shareholders’ equity	11,545	15,114
Total liabilities and shareholders’ equity	$15,598	$19,541

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RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties described below, as well as other information included in this prospectus, including our consolidated financial statements and related notes appearing at the end of this prospectus, before making an investment decision. The occurrence of any of the following risks or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could materially and adversely affect our business, financial condition, results of operations and prospects. If any of these risks actually occur, the trading price of our ordinary shares could decline, and you may lose all or part of your original investment. This prospectus also contains forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks and uncertainties described below.

Risks Related to This Offering and Ownership of Our Ordinary Shares

The best efforts structure of this offering may have an adverse effect on our business plan.

The placement agent is offering the securities in this offering on a best efforts basis. The placement agent is not required to purchase any securities, but will use its best efforts to sell the securities offered. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated or will result in any proceeds being made available to us. The success of this offering will impact our ability to use the proceeds to execute our business plan. We may have insufficient capital to implement our business plan, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

Future sales of our ordinary shares may depress our share price.

As of June 10, 2024, we had 9,674,496 ordinary shares outstanding. Sales of a number of ordinary shares in the public market or issuances of additional shares pursuant to the exercise of our outstanding warrants, or the expectation of such sales or exercises, could cause the market price of our ordinary shares to decline. We may also sell additional ordinary shares or securities convertible into or exercisable or exchangeable for ordinary shares in subsequent public or private offerings or other transactions, which may adversely affect the market price of our ordinary shares.

Our shareholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock.

Our articles of associations allow us to issue up to 34,285,714 ordinary shares. To raise additional capital, we may in the future sell additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that are lower than the prices paid by existing shareholders, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders, which could result in substantial dilution to the interests of existing shareholders.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us.

The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

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Your interest in the company may be diluted as a result of this offering.

If you purchase shares in this offering you may suffer immediate and substantial dilution in the net tangible book value of our ordinary shares.

In addition, the shares issuable upon the exercise of the Ordinary Warrants and Pre-Funded Warrants to be issued pursuant to the offering will further dilute the ownership interest of shareholders not participating in this offering and holders of Ordinary Warrants and Pre-Funded Warrants who have not exercised their Ordinary Warrants and Pre-Funded Warrants. See “Dilution” for additional information.

This offering may cause the trading price of our ordinary shares to decrease.

The number of ordinary shares underlying the securities we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our ordinary shares. This decrease may continue after the completion of this offering. We cannot predict the effect, if any, that the availability of shares for future sale represented by the Ordinary Warrants and Pre-Funded Warrants issued in connection with the offering will have on the market price of our ordinary shares from time to time.

The Ordinary Warrants are not exercisable until shareholder approval of the Charter Amendment.

The Ordinary Warrants are not exercisable unless and until the Charter Amendment is approved by our shareholders. While we intend to promptly seek approval of the Charter Amendment, there is no guarantee that approval of the Charter Amendment will ever be obtained. If we are unable to obtain approval of the Charter Amendment, the Ordinary Warrants may have no value.

Holders of Ordinary Warrants and Pre-Funded Warrants will have no rights as a shareholder until such holders exercise their Ordinary Warrants and Pre-Funded Warrants, respectively, and acquire our ordinary shares.

Until holders of Ordinary Warrants and Pre-Funded Warrants acquire our ordinary shares upon exercise of the Ordinary Warrants and Pre-Funded Warrants, as the case may be, holders of Ordinary Warrants and Pre-Funded Warrants will have no rights with respect to our ordinary shares underlying such Ordinary Warrants and Pre-Funded Warrants. Upon exercise of the Ordinary Warrants and Pre-Funded Warrants, the holders thereof will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

There is no public market for the Ordinary Warrants and Pre-Funded Warrants in this offering.

There is no established public trading market for the Ordinary Warrants and Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Ordinary Warrants and Pre-Funded Warrants on any securities exchange or recognized trading system.

Absence of a public trading market for the Ordinary Warrants and Pre-Funded Warrants may limit your ability to resell the Ordinary Warrants or Pre-Funded Warrants.

There is no established trading market for the Ordinary Warrants and Pre-Funded Warrants to be issued pursuant to this offering, and they will not be listed for trading on Nasdaq or any other securities exchange or market, and the Ordinary Warrants and Pre-Funded Warrants may not be widely distributed. Purchasers of the Ordinary Warrants and Pre-Funded Warrants may be unable to resell the Ordinary Warrants and Pre-Funded Warrants or sell them only at an unfavorable price for an extended period of time, if at all.

The Ordinary Warrants and Pre-Funded Warrants contain features that may reduce your economic benefit from owning them.

For so long as you continue to hold Ordinary Warrants or Pre-Funded Warrants, you will not be permitted to enter into any short sale or similar transaction with respect to our ordinary shares. This could prevent you from pursuing investment strategies that could provide you greater financial benefits than from owning the Ordinary Warrants or Pre-Funded Warrants.

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Since the Ordinary Warrants and Pre-Funded Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Ordinary Warrants and Pre-Funded Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Ordinary Warrants and Pre-Funded Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Warrants or may receive an amount less than they would be entitled to if they had exercised their Ordinary Warrants and Pre-Funded Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

The exclusive jurisdiction, waiver of trial by jury, and choice of law clauses set forth in the Ordinary Warrants and Pre-Funded Warrants to be issued to purchasers in this offering may have the effect of limiting a purchaser’s rights to bring legal action against us and could limit a purchaser’s ability to obtain a favorable judicial forum for disputes with us.

The Ordinary Warrants and Pre-Funded Warrants provided for investors to consent to exclusive jurisdiction to courts located in New York, New York and provides for a waiver of the right to a trial by jury. Disputes arising under the Ordinary Warrants and Pre-Funded Warrants are governed by New York law. These provisions may have the effect of limiting the ability of investors to bring a legal claim against us due to geographic limitations and/or preference for a trial by jury and may limit an investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

The market price of our ordinary shares may be highly volatile, and you may not be able to resell your shares at the purchase price.

An active trading market for our ordinary shares may not be available. You may not be able to sell your shares quickly or at the market price if trading in our ordinary shares is not active.

The market price of our ordinary shares has been and is likely to remain volatile. Our share price could be subject to wide fluctuations in response to a variety of factors, including the following:

●	a slowdown in the healthcare industry or the general economy;

●	inability to obtain adequate supply of the components for any of our products, or inability to do so at acceptable prices;

●	failure to successfully develop and commercialize our product candidates;

●	failure to obtain additional funding;

●	performance of third parties on whom we may rely, including for the manufacture of the components for our product, including their ability to comply with regulatory requirements;

●	the results of our current and any future clinical trials of our product candidates;

●	unanticipated or serious safety concerns related to the use of any of our products;

●	adverse regulatory decisions;

●	the entry into, or termination of, key agreements, including key commercial partner agreements;

●	the initiation of, material developments in or conclusion of litigation to enforce or defend any of our intellectual property rights or defend against the intellectual property rights of others;

●	announcements by us, commercial partners or competitors of new products or product enhancements, clinical progress or the lack thereof, significant contracts, commercial relationships or capital commitments;

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●	competition from existing technologies and products or new technologies and products that may emerge;

●	the loss of key employees;

●	disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our licensed and owned technologies;

●	changes in estimates or recommendations by securities analysts, if any, who cover our ordinary shares;

●	the perception of the biopharmaceutical industry by the public, legislatures, regulators and the investment community;

●	sales of our ordinary shares by us or our shareholders in the future;

●	general and industry-specific economic conditions that may affect our research and development expenditures;

●	the low trading volume and the high proportion of shares held by affiliates;

●	changes in the listing status of our securities on Nasdaq;

●	changes in the structure of health care payment systems; and

●	period-to-period fluctuations in our financial results.

Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of our ordinary shares.

In the past, following periods of volatility in the market price of a company’s securities, shareholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our profitability and reputation.

There has been limited trading volume for our ordinary shares.

Even though our ordinary shares have been listed on Nasdaq, there has been limited liquidity in the market for our ordinary shares, which could make it more difficult for holders to sell their ordinary shares. There can be no assurance that an active trading market for our ordinary shares will be sustained. In addition, the stock market generally has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of listed companies. Broad market and industry factors may negatively affect the market price of our ordinary shares, regardless of our actual operating performance. The market price and liquidity of the market for our ordinary shares that will prevail in the market may be higher or lower than the price you pay and may be significantly affected by numerous factors, some of which are beyond our control.

Our principal shareholders own a significant percentage of our shares and will be able to exert significant control over matters subject to shareholder approval.

As of June 10, 2024, to the best of our information, our directors, officers, 5% shareholders and their respective affiliates beneficially owned approximately 41.8% of our outstanding voting shares. Therefore, these shareholders have the ability to influence us through their ownership positions. These shareholders may be able to determine all matters requiring shareholder approval. For example, these shareholders, if they were to act together, may be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our ordinary shares that you may believe are in your best interest as one of our shareholders.

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We do not intend to pay dividends on our ordinary shares in the foreseeable future, so any returns will be limited to the value of our shares.

We have never declared or paid any cash dividends on our share capital. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to shareholders will therefore be limited to the appreciation of their shares. In addition, Israeli law limits our ability to declare and pay dividends and may subject our dividends to Israeli withholding taxes. Furthermore, our payment of dividends (out of tax-exempt income) may retroactively subject it to certain Israeli corporate income taxes, to which we would not otherwise be subject.

If equity research analysts do not publish research reports about our business or if they issue unfavorable commentary or downgrade our ordinary shares, the price of our ordinary shares could decline.

The trading market for our ordinary shares relies in part on the research and reports that equity research analysts publish about us and our business. The price of our ordinary shares could decline if it does not obtain research analyst coverage, or one or more securities analysts downgrade our ordinary shares, or if those analysts issue other unfavorable commentary or expectations that we are unable to meet or cease publishing reports about us or our business.

We will incur costs and demands upon management as a result of complying with the laws and regulations affecting public companies.

We will incur significant legal, accounting, and other expenses that we did not incur as a private company, including costs associated with public company reporting requirements. We will also incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act, as well as new rules implemented by the SEC and Nasdaq. These rules and regulations are expected to increase our ordinary shares legal and financial compliance costs and to make some activities more time-consuming and costly. For example, our management team will consist of the executive officers of the company prior to completion of the merger, some of whom may not have previously managed and operated a public company. These executive officers and other personnel will need to devote substantial time to gaining expertise regarding operations as a public company and compliance with applicable laws and regulations. These rules and regulations may also make it difficult and expensive for us to obtain directors and officers liability insurance. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers, which may adversely affect investor confidence in the company and could cause our business or stock price to suffer. Further, we may need to add additional experience and personnel to support our public company operations. The loss of any existing personnel in these areas or our inability to achieve or manage such expansion effectively may result in weaknesses in our infrastructure and our business, financial condition and results of operations may be materially adversely affected.

Anti-takeover provisions in our charter documents could make an acquisition of the company more difficult.

Provisions in our articles of association and memorandum of association may delay or prevent an acquisition. The Companies Law allows us to create and issue shares having rights different from the ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. No preferred shares are currently authorized under our amended and restated articles of association. In the future, if we were to authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our amended and restated articles of association, which requires the prior approval of the holders of a majority of the voting power attaching to our issued and outstanding shares at a general meeting.

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We expect to take advantage of reduced disclosure and governance requirements applicable to smaller reporting companies, which could result in our ordinary shares being less attractive to investors.

We have annual revenues below $100 million and a public float of less than $700 million and therefore will continue to qualify as a smaller reporting company under the rules of the SEC. As a smaller reporting company, we will be able to take advantage of reduced disclosure requirements, such as simplified executive compensation disclosures and reduced financial statement disclosure requirements in our SEC filings. Decreased disclosures in our SEC filings due to our status as a smaller reporting company may make it harder for investors to analyze our results of operations and financial prospects. We cannot predict if investors will find our ordinary shares less attractive if we rely on these exemptions. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and our stock price may be more volatile. We may take advantage of the reporting exemptions applicable to a smaller reporting company until we are no longer a smaller reporting company. We would continue to be a smaller reporting company if we have (i) less than $250 million in market value of our shares held by non-affiliates as of the last business day of our second fiscal quarter or (ii) less than $100 million of annual revenues in our most recent fiscal year completed before the last business day of our second fiscal quarter and a market value of our shares held by non-affiliates of less than $700 million as of the last business day of our second fiscal quarter.

Our failure to meet the continued listing requirements of the Nasdaq could result in a delisting of our ordinary shares.

If we fail to satisfy the continued listing requirements of the Nasdaq, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist our ordinary shares. Such a delisting would likely have a negative effect on the price of our ordinary shares and would impair your ability to sell or purchase our ordinary shares when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our ordinary shares to become listed again, stabilize the market price or improve the liquidity of our ordinary shares, prevent our ordinary shares from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

We could be subject to securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of our securities. This risk is especially relevant for us, because biotechnology and pharmaceutical companies have experienced significant stock price volatility in recent years. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

Risks Related to Our Business, Financial Position and Capital Requirements

We have a limited operating history that you can use to evaluate it, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company.

We are a clinical-stage precision therapeutics company that was incorporated in June 2014 and have a limited operating history. Since inception, our operations have been primarily limited to acquiring and licensing intellectual property rights, undertaking research and conducting preclinical studies and clinical trials for our PMP, and our current drug candidates Volasertib and Fosciclopirox. We have not yet obtained regulatory approval for any of our candidates. Consequently, any predictions about our future success or viability, or any evaluation of our business and prospects, may not be accurate. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which our will operate.

We expect our financial condition and operating results to continue to fluctuate from quarter to quarter and year to year due to a variety of factors, many of which are beyond our control. We will need to eventually transition from a company with a research and development focus to a company capable of undertaking commercial activities. We may encounter unforeseen expenses, difficulties, complications and delays, and may not be successful in such a transition. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities. In addition, there is no guarantee that any of our product candidates will ever receive FDA approval.

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We have incurred significant losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future and our management’s conclusions based on the required assessment by management per GAAP have raised substantial doubt about our ability to continue as a going concern.

We have devoted most of our financial resources to research and development, including our preclinical and clinical development activities. To date, we have funded our operations primarily through research funding, and through the sale of equity and convertible securities. We expect to continue to incur substantial and increased expenses, losses and negative cash flows as we expand our development activities and advance our preclinical programs. If our product candidates are not successfully developed or commercialized, including because of a lack of capital, or if we do not generate enough revenue following marketing approval, we will not achieve profitability and our business may fail. Even if we successfully obtain regulatory approval to market a product candidate, our revenues will also depend upon the size of any markets in which our product candidates receive market approval and our ability to achieve sufficient market acceptance and adequate market share for our products.

We expect to continue to incur significant expenses and increasing operating losses for the foreseeable future. The net losses we incur may fluctuate significantly from quarter to quarter. We anticipate that our expenses will increase substantially if and as we:

●	continue our research and preclinical and clinical development of our product candidates, both independently and under our strategic alliance agreements;

●	initiate preclinical studies and clinical trials for any additional indications for our current drug candidates and any future drug candidates that we may pursue;

●	continue to build our portfolio of drug candidates through the acquisition or in-license of additional drug candidates or technologies;

●	continue to develop, maintain, expand and protect our intellectual property portfolio;

●	continue to develop, maintain, and expand our PMP;

●	seek to identify additional product candidates;

●	pursue regulatory approvals for our current and future drug candidates that successfully complete clinical trials;
●	ultimately establish a sales, marketing, distribution and other commercial infrastructure to commercialize any drug candidate for which we may obtain marketing approval;

●	seek marketing approvals for our product candidates that successfully complete clinical trials;

●	hire additional clinical, regulatory, research, scientific, executive, accounting and administrative personnel;

●	incur additional legal, accounting and other expenses in operating as a public company; and

●	create additional infrastructure to support our operations and product development and planned future commercialization efforts.

To become and remain profitable, we must develop and eventually commercialize one or more drug candidates with significant market potential or license one or more of our drug candidates to an industry partner. This will require us to be successful in a range of challenging activities, including completing clinical trials of our drug candidates, publishing our data and findings on our drug candidates with peer reviewed publications, developing commercial scale manufacturing processes, obtaining marketing approval, manufacturing, marketing and selling any current and future drug candidates for which we may obtain marketing approval, and satisfying any post-marketing requirements. We are only in the preliminary stages of most of these activities and, in some cases, have not yet commenced certain of these activities. We may never succeed in any or all of these activities and, even if we do, we may never generate sufficient revenue to achieve profitability.

Because of the numerous risks and uncertainties associated with drug development, we are unable to accurately predict the timing or amount of expenses or when, or if, we will obtain marketing approval to commercialize any of our drug candidates. If we are required by the FDA, or other regulatory authorities such as the European Medicines Agency (“EMA”), to perform studies and trials in addition to those currently expected, or if there are any delays in the development, or in the completion of any planned or future preclinical studies or clinical trials of our current or future drug candidates, our expenses could increase and profitability could be further delayed.

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Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would decrease our value and could impair our ability to raise capital, maintain our research and development efforts, expand our business or continue our operations. A decline in our value also could cause investors to lose all or part of their investment in the company.

As a result, management has included disclosures in Note 1 of the financial statements and our independent auditor included an explanatory paragraph in its report on our financial statements for the year ended December 31, 2023 with respect to this uncertainty. Our 2023 financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

We have generated only limited revenue since inception and may never be profitable.

Our ability to generate revenue and achieve profitability depends on our ability, alone or with strategic alliance partners, to successfully complete the development of, obtain the necessary regulatory approvals for and commercialize the PMP and our product candidates. We do not anticipate generating significant revenues from sales of our products for the foreseeable future, if ever. Our ability to generate future revenues from product sales depends heavily on our success in:

●	completing our research and preclinical development of product candidates;

●	initiating and completing clinical trials for product candidates with favorable results;

●	seeking, obtaining, and maintaining marketing approvals for product candidates that successfully complete clinical trials;

●	establishing and maintaining supply and manufacturing relationships with third parties;

●	launching and commercializing product candidates for which we may obtain marketing approval, with an alliance partner or, if launched independently, successfully establishing a sales force, marketing and distribution;

●	maintaining, protecting and expanding our intellectual property portfolio; and

●	attracting, hiring and retaining qualified personnel.

Because of the numerous risks and uncertainties associated with predictive medicine and pharmaceutical product development, we are unable to predict the timing or amount of increased expenses and when we will be able to achieve or maintain profitability, if ever. In addition, our expenses could increase beyond expectations if we are required by the FDA or foreign regulatory agencies to perform studies and trials in addition to those that we currently anticipate.

Even if one or more of the product candidates that we license or develop is approved for commercial sale, we anticipate incurring significant costs associated with commercializing any approved product. Even if we are able to generate revenues from the sale of any approved products, we may not become profitable and may need to obtain additional funding to continue operations.

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We expect that we will need to raise additional capital, which may not be available on acceptable terms, or at all.

Developing pharmaceutical products, including conducting preclinical studies and clinical trials, is expensive. We anticipate that our expenses will increase substantially as we continue to develop and begin and continue clinical trials with respect to Volasertib and Fosciclopirox and any additional drug candidates; seek to identify and develop additional drug candidates; acquire or in-license other drug candidates or technologies; seek regulatory and marketing approvals for our drug candidates that successfully complete clinical trials, if any; establish sales, marketing, distribution and other commercial infrastructure in the future to commercialize various drugs for which we may obtain marketing approval, if any; require the manufacture of larger quantities of drug candidates for clinical development and, potentially, commercialization; maintain, expand and protect our intellectual property portfolio; develop, maintain, and expand the PMP; hire and retain additional personnel, such as clinical, quality control and scientific personnel; add operational, financial and management information systems and personnel, including personnel to support our drug development and help us comply with our obligations as a public company; and add equipment and physical infrastructure to support our research and development programs.

We will be required to expend significant funds in order to advance the development of the PMP, Volasertib, Fosciclopirox and any other drug candidate(s). In addition, while we may seek one or more collaborators for future development of our current drug candidates or any future drug candidates that we may develop for one or more indications, we may not be able to enter into a partnership or out-license for any of our drug candidates for such indications on suitable terms, on a timely basis or at all. In any event, our existing cash, cash equivalents and other capital resources will not be sufficient to fund all of the efforts that we plan to undertake or to fund the completion of development of our drug candidates or our other preclinical studies. Accordingly, we will be required to obtain further funding through public or private equity offerings, debt financings, collaborations and licensing arrangements or other sources. We do not have any committed external source of funds. Further financing may not be available to us on acceptable terms, or at all. Our failure to raise capital as and when needed would have a negative impact on our financial condition and our ability to pursue our business strategy.

We expect our research and development expenses to substantially increase in connection with our ongoing activities, particularly as it advances our product candidates, Volasertib and Fosciclopirox, through clinical trials. We may need to raise additional capital to support our operations and such funding may not be available to us on acceptable terms, or at all. We cannot provide assurances that our plans will not change or that any change in circumstances will not result in the depletion of our capital resources more rapidly than we currently anticipate. For example, our preclinical or clinical trials may encounter technical or other difficulties. Any of these events may increase our development costs more than we expect. In order to support our long-term plans, we may need to raise additional capital or otherwise obtain funding through additional strategic alliances if we choose to initiate preclinical or clinical trials for new product candidates. In any event, we will require additional capital to obtain regulatory approval for, and to commercialize, our current and future product candidates.

Any additional fundraising efforts may divert our management from our day-to-day activities, which may adversely affect our ability to develop and commercialize current and future product candidates. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. If we are unable to raise additional capital when required or on acceptable terms, we may be required to:

●	significantly delay, scale back or discontinue the development or commercialization of all current and future product candidates;

●	seek strategic alliances for research and development programs at an earlier stage than otherwise would be desirable or on terms that are less favorable than might otherwise be available; or

●	relinquish or license on unfavorable terms, our rights to technologies or any current and future product candidates that we otherwise would seek to develop or commercialize ourselves. If we are unable to raise additional capital in sufficient amounts or on acceptable terms, we will be prevented from pursuing development and commercialization efforts, which will have a material adverse effect on our business, operating results and prospects.

Our future funding requirements, both short-term and long-term, will depend on many factors, including:

●	the scope, progress, timing, costs and results of preclinical studies and clinical trials of Volasertib and Fosciclopirox and our other drug candidates;

●	the costs associated with maintaining, expanding and updating the PMP;

●	the costs, timing and outcome of seeking regulatory approvals;

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●	our headcount growth and associated costs as we expand our research and development as well as potentially establish a commercial infrastructure;

●	the costs of our licensing or commercialization activities for any of our drug candidates that receive marketing approval to the extent such costs are not the responsibility of any future collaborators, including the costs and timing of establishing drug sales, marketing, distribution and manufacturing capabilities;

●	our ability to enter into and the terms and timing of any collaborations, licensing agreements or other arrangements;

●	revenue received from commercial sales, if any, of our current and future drug candidates;

●	the costs of preparing, filing and prosecuting patent applications, maintaining and protecting our intellectual property rights and defending against intellectual property related claims;

●	the number of future drug candidates that we pursue and our development requirements;

●	changes in regulatory policies or laws that may affect our operations;

●	changes in physician acceptance or medical society recommendations that may affect commercial efforts;

●	the costs of acquiring potential new drug candidates or technology;

●	the costs associated with purchasing data for the PMP;

●	the costs associated with maintaining and expanding our cybersecurity systems; and

●	the costs of operating as a public company.

Future sales and issuances of our ordinary shares or rights to purchase our ordinary shares, including pursuant to our equity incentive plans, could result in additional dilution of the percentage ownership of our shareholders and could cause our share price to fall.

Additional capital will be needed in the future to continue our planned operations. To the extent we raise additional capital by issuing equity securities, our shareholders may experience substantial dilution. We may sell ordinary shares, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell ordinary shares, convertible securities or other equity securities in one or more transactions, investors may be materially diluted by subsequent sales. These sales may also result in material dilution to our existing shareholders, and new investors could gain rights superior to our existing shareholders.

We also have equity plans that provide for the grant of share options and other equity-based awards to our employees, directors and consultants, and have issued warrants. The exercise of any of these RSUs, options and warrants would result in additional share issuances and may be dilutive. As these securities are registered, many are available for resale into the public market. Sales of a substantial number of shares of our ordinary shares by our existing shareholders in the public market, or the perception that these sales might occur, could depress the market price of our ordinary shares and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our ordinary shares.

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We face significant competition from other biopharmaceutical companies, and our operating results will suffer if we fail to compete effectively.

The biopharmaceutical industry is characterized by intense competition and rapid innovation. Our competitors may be able to develop other compounds or drugs that are able to achieve similar or better results. Our potential competitors include major multinational pharmaceutical companies, established biotechnology companies, specialty pharmaceutical companies and universities and other research institutions. Many of our competitors have substantially greater financial, technical and other resources, such as larger research and development staff and experienced marketing and manufacturing organizations and well-established sales forces. Smaller or early-stage companies may also prove to be significant competitors, particularly as they develop novel approaches to treating disease indications that our product candidates are also focused on treating. Established pharmaceutical companies may also invest heavily to accelerate discovery and development of novel therapeutics or to in-license novel therapeutics that could make the product candidates that we develop obsolete. Competition may increase further as a result of advances in the commercial applicability of technologies and greater availability of capital for investment in these industries. Our competitors, either alone or with collaboration partners, may succeed in developing, acquiring or licensing on an exclusive basis drug or biologic products that are more effective, safer, more easily commercialized or less costly than our product candidates or may develop proprietary technologies or secure patent protection that we may need for the development of our technologies and products. We believe the key competitive factors that will affect the development and commercial success of our product candidates are efficacy, safety, tolerability, reliability, convenience of use, price and reimbursement.

Even if we obtain regulatory approval of drug products, the availability and price of our competitors’ products could limit the demand and the price we are able to charge for our product candidates. We may not be able to implement our business plan if the acceptance of our product candidates is inhibited by price competition or the reluctance of physicians to switch from existing methods of treatment to our product candidates, or if physicians switch to other new drug or biologic products or choose to reserve our product candidates for use in limited circumstances.

Our product candidates, Volasertib and Fosciclopirox, are in the early stages of clinical development and their commercial viability remains subject to current and future clinical trials, regulatory approvals and the risks generally inherent in the development of a drug candidate. If we are unable to successfully advance or develop our product candidates, our business will be materially harmed.

In the near-term, failure to successfully advance the development of our product candidates, Volasertib and Fosciclopirox, may have a material adverse effect on the company. To date, we have not successfully or commercially marketed, distributed or sold any product candidate. The success of our business depends primarily upon our ability to successfully advance the development of our product candidate clinical trials, have the product candidate approved for sale by the FDA or regulatory authorities in other countries, and ultimately have the product candidates successfully commercialized by us or a strategic partner. We cannot assure you that the results of our ongoing clinical trials will support or justify the continued development of our product candidates, or that we will receive approval from the FDA, or similar regulatory authorities in other countries, to advance the development of our product candidates.

Our product candidates must satisfy rigorous regulatory standards of safety and efficacy before we can advance or complete our clinical developments or it can be approved for sale. To satisfy these standards, we must engage in expensive and lengthy clinical trials, develop acceptable manufacturing processes, and obtain regulatory approval of our product candidates. Despite these efforts, our product candidates may not:

●	offer therapeutic or other medical benefits over existing drugs or other product candidates in development to treat the same patient population;
●	be proven to be safe and effective in current and future clinical trials;
●	have the desired effects;
●	be free from undesirable or unexpected effects meet applicable regulatory standards be capable of being formulated and manufactured in commercially suitable quantities and at an acceptable cost; or
●	be successfully commercialized by us or by collaborators.

A number of companies in the pharmaceutical and biopharmaceutical industries have experienced significant delays, setbacks and failures in all stages of development, even after achieving promising results in clinical trials. Furthermore, even if the data collected from preclinical studies and clinical trials involving our product candidates demonstrate a favorable safety and efficacy profile, such results may not be sufficient to support the submission of an NDA or a BLA to obtain regulatory approval from the FDA in the United States, or other similar regulatory agencies in other jurisdictions, which is required to market and sell the product.

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Our product candidates will require significant additional research and development efforts, the commitment of substantial financial resources, and regulatory approvals prior to advancing into further clinical development or being commercialized by us or collaborators. We cannot assure you that our product candidates will successfully progress through the drug development process or will result in commercially viable products. We do not expect our product candidates to be commercialized by us or collaborators for at least several years.

Risks Related to the Discovery and Development of Our Drug Candidates

We have limited experience in drug discovery and drug development and may not receive regulatory approval to market our drug candidates.

Prior to the acquisition of our drug candidates, we were not involved in and had no control over their preclinical and clinical development. In addition, we rely upon the parties from whom we have acquired our drug candidates to have conducted such research and development in accordance with the applicable protocol, legal, regulatory and scientific standards, have accurately reported the results of all clinical trials conducted prior to our acquisition of the applicable drug candidate, and have correctly collected the data from these studies and trials. To the extent any of these has not occurred, our expected development time and costs may be increased, which could adversely affect our prospects for marketing approval of, and receiving any future revenue from, these drug candidates.

In the near term, we are dependent on our ability to advance the development of Volasertib and Fosciclopirox. If we are unable to initiate or complete the clinical development of, obtain marketing approval for or successfully commercialize Volasertib and Fosciclopirox and our other drug candidates, either alone or with a collaborator, or if we experience significant delays in doing so, our business could be substantially harmed. In addition, we may not continue the development of Volasertib in the United States until we complete the transfer of the Volasertib IND from Oncoheroes Biosciences, Inc. (“Oncoheroes”). Any delay of such IND transfer may delay our planned clinical trials of Volasertib.

We currently do not have any drugs that have received regulatory approval and may never be able to develop marketable drug candidates. We are investing a significant portion of our efforts and financial resources in the advancement of our drug candidates and in the development of the PMP. Oure prospects are substantially dependent on our ability, or those of any future collaborator, to develop, obtain marketing approval for and successfully commercialize drug candidates in one or more disease indications.

The success of Volasertib and Fosciclopirox and our other drug candidates will depend on several factors, including the following:

●	following submission of an IND, with the FDA or any comparable foreign regulatory authority, receiving clearance for the conduct of clinical trials of drug candidates and proposed design of future clinical trials;

●	initiation, progress, timing, costs and results of clinical trials of our drug candidates and potential drug candidates;

●	establishment of a safety, tolerability and efficacy profile that is satisfactory to the FDA or any comparable foreign regulatory authority for marketing approval;

●	adequate ongoing availability of quality data sources for the PMP and raw materials and drug product for clinical development and any commercial sales;

●	obtaining and maintaining patent, trade secret protection and regulatory exclusivity, both in the United States and relevant global markets;

●	the performance of our future collaborators, if any;

●	the extent of any required post-marketing approval commitments to applicable regulatory authorities;

●	establishment of supply arrangements with third-party raw materials suppliers and manufacturers;

●	establishment of arrangements with third-party manufacturers to obtain finished drug product that is appropriately packaged for sale;

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●	protection of our rights in our intellectual property;

●	successful launch of commercial sales following any marketing approval;

●	continued acceptable safety profile following any marketing approval;

●	commercial acceptance by patients, the medical community and third-party payors; and

●	our ability to compete with other therapies.

Many of these factors are beyond our control, including the results of clinical trials, the time required for the FDA or any comparable foreign regulatory authorities to review any regulatory submissions it may make, potential threats to our intellectual property rights and the manufacturing, marketing and sales efforts of any future collaborator. If we are unable to develop, receive marketing approval for and successfully commercialize our drug candidates, on our own or with any future collaborator or experience delays as a result of any of these factors or otherwise, our business could be substantially harmed. The regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time consuming, expensive and inherently unpredictable, and if we are ultimately unable to obtain regulatory approval for our drug candidates, our business will be substantially harmed.

The time required to obtain approval by the FDA and comparable foreign authorities is unpredictable but can take many years following the commencement of clinical trials and depends upon numerous factors, including the substantial discretion of the regulatory authorities. The results of preclinical studies and early clinical trials of our drug candidates may not be predictive of the results of later-stage clinical trials. Drug candidates in later stages of clinical trials may fail to show the desired safety and efficacy traits despite having progressed through preclinical studies and initial clinical trials. It is not uncommon for companies in the biotechnology and pharmaceutical industries to suffer significant setbacks in advanced clinical trials due to nonclinical findings made while clinical studies were underway and safety or efficacy observations made in clinical studies, including previously unreported adverse events. Our future clinical trial results may not be successful, and notwithstanding any potential promising results in earlier studies, it cannot be certain that we will not face similar setbacks. The historical failure rate for drug candidates in our industry is high. In addition, approval policies, regulations, or the type and amount of clinical data necessary to gain approval may change during the course of a drug candidate’s clinical development and may vary among jurisdictions. We have not obtained final regulatory approval for any drug candidate and it is possible that none of our existing drug candidates or any drug candidates we may seek to develop in the future will ever obtain regulatory approval.

Our drug candidates could fail to receive marketing approval for many reasons, including the following:

●	the FDA or comparable foreign regulatory authorities may disagree with the design or implementation of our clinical trials, including, but not limited to, the use of genomic or biomarker signatures to identify patients that may respond to drug efficacy;

●	we may be unable to demonstrate to the satisfaction of the FDA or comparable foreign regulatory authorities that a drug candidate is safe and effective for our proposed indication;

●	we may be unable to identify and recruit a sufficient number of patients with relevant genomic or biomarker signatures or other specified enrollment criteria in order to conduct clinical trials on our drug candidates;

●	the results of clinical trials may not meet the level of statistical significance required by the FDA or comparable foreign regulatory authorities for approval;

●	the FDA or comparable foreign regulatory authorities may disagree with our interpretation of data from preclinical studies or clinical trials;

●	the data collected from clinical trials of our drug candidates may not be sufficient to support the submission of an NDA or other submission or to obtain regulatory approval in the United States or elsewhere;

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●	the FDA or comparable foreign regulatory authorities may find deficiencies with or fail to approve the manufacturing processes or facilities of third-party manufacturers with which it contracts for clinical and commercial supplies; and

●	the approval policies or regulations of the FDA or comparable foreign regulatory authorities may significantly change in a manner rendering our clinical data insufficient for approval.

We have not previously completed all clinical trials for any of our drug candidates. Consequently, we may not have the necessary capabilities, including adequate staffing, to successfully manage the execution and completion of any clinical trials it initiates in a way that leads to us obtaining marketing approval for our drug candidates in a timely manner, or at all. This lengthy approval process as well as the unpredictability of future clinical trial results may result in us failing to obtain regulatory approval to market our drug candidates, which would significantly harm our business, results of operations and prospects.

In addition, even if we are to obtain approval, regulatory authorities may approve any of our drug candidates for fewer or more limited indications than we request, may not approve the price we intend to charge for our drugs, may grant approval contingent on the performance of costly post-marketing clinical trials, may approve a drug candidate with a label that does not include the labeling claims necessary or desirable for the successful commercialization of that drug candidate or may restrict our distribution. Any of the foregoing restrictions or requirements could materially harm the commercial prospects for our drug candidates.

We have not previously submitted an NDA to the FDA or similar drug approval applications to comparable foreign authorities, for any drug candidate, and it cannot be certain that any of our drug candidates will be successful in clinical trials or receive regulatory approval. Further, our drug candidates may not receive regulatory approval even if they are successful in clinical trials. If we do not receive regulatory approvals for our drug candidates, we may not be able to continue our operations. Even if we successfully obtain regulatory approvals to market one or more of our drug candidates, our revenues will be dependent, in part, upon the size of the markets in the territories for which we gain regulatory approval and have commercial rights. If the markets for patients that we are targeting for our drug candidates are not as significant as we estimate, or if the price we charge for our drug candidate is too high, we may not generate significant revenues from sales of such drugs, if approved.

We plan to seek regulatory approval to commercialize our drug candidates both in the United States and the European Union and in additional foreign countries. While the scope of regulatory approval is similar in other countries, to obtain separate regulatory approval in many other countries we must comply with numerous and varying regulatory requirements of such countries regarding safety and efficacy and governing, among other things, clinical trials and possible limitations placed upon commercial sales, pricing and distribution of our drug candidates, and we cannot predict success in these jurisdictions.

We may depend on enrollment of patients with specific genomic or biomarker signatures in our clinical trials in order for us to continue development of our drug candidates. If we are unable to enroll patients with specific genomic or biomarker signatures in our clinical trials, our research, development and commercialization efforts could be adversely affected.

The timely completion of clinical trials in accordance with their protocols depends, among other things, on our ability to enroll a sufficient number of patients with genomic or biomarker signatures we have identified and who remain in the study until its conclusion. We may experience difficulties in patient enrollment in our clinical trials for a variety of reasons. Patient enrollment is affected by many factors including the size and nature of the patient population with the specific genomic or biomarker signature we have identified, the proximity of patients to clinical sites, the eligibility criteria for the trial, the design of the clinical trial, the size of the patient population required for analysis of the trial’s primary endpoints, the proximity of patients to study sites, our ability to recruit clinical trial investigators with the appropriate competencies and experience, our ability to obtain and maintain patient consents, the risk that patients enrolled in clinical trials will drop out of the trials before completion, and competing clinical trials and clinicians’ and patients’ perceptions as to the potential advantages of the drug candidate being studied in relation to other available therapies, including any new drugs that may be approved for the indications we are investigating. We will compete with other pharmaceutical companies for clinical sites, physicians and the limited number of patients who fulfill the stringent requirements for participation in oncology clinical trials. Also, due to the confidential nature of clinical trials, we do not know how many of the eligible patients may be enrolled in competing studies and who are consequently not available to us for our clinical trials. Our clinical trials may be delayed or terminated due to the inability to enroll enough patients. The delay or inability to meet planned patient enrollment may result in increased costs and delay or termination of our trials, which could have a harmful effect on our ability to develop drugs.

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Delays in clinical testing could result in increased costs to us and delay our ability to generate revenue.

There can be no assurance that the FDA or other regulatory authorities will accept our planned or future trial designs for our drug candidates. We may experience delays in our clinical trials and we do not know whether planned clinical trials will begin on time, need to be redesigned, enroll patients on time or be completed on schedule, if at all. Clinical trials can be delayed for a variety of reasons, including delays related to:

●	obtaining regulatory clearance to commence a trial;

●	reaching agreement on acceptable terms with prospective Contract Research Organizations (“CROs”) and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

●	obtaining Institutional Review Board (“IRB”) approval at each site;

●	recruiting suitable patients to participate in a trial;

●	identifying clinical sites with adequate infrastructure (including data collection) to conduct the trial;

●	clinical sites deviating from trial protocol or dropping out of a trial;

●	addressing patient safety concerns that arise during the course of a trial;

●	having patients complete a trial or return for post-treatment follow-up;

●	adding a sufficient number of clinical trial sites; or

●	manufacturing sufficient quantities and quality of a drug candidate for use in clinical trials.

We may also experience numerous unforeseen events during, or as a result of, clinical trials that could delay or prevent our ability to receive marketing approval or commercialize our drug candidates, including:

●	we may receive feedback from regulatory authorities that require us to modify the design of our clinical trials;

●	we may not have the ability to test patients for our clinical trials that require a specific genomic or biomarker signature in order to qualify for enrollment;

●	clinical trials of our drug candidates may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional clinical trials or abandon drug development programs;

●	the number of patients required for clinical trials of our drug candidates may be larger than we anticipate, enrollment in these clinical trials may be slower than we anticipate or participants may drop out of these clinical trials at a higher rate than we anticipate;

●	our third-party contractors may fail to comply with regulatory requirements or meet our contractual obligations to us our in a timely manner, or at all;

●	the cost of clinical trials of our drug candidates may be greater than we anticipate;

●	the supply or quality of our drug candidates or other materials necessary to conduct clinical trials of our drug candidates may be insufficient or inadequate;

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●	regulators may revise the requirements for approving our drug candidates, or such requirements may not be as we anticipate; and

●	any future collaborators that conduct clinical trials may face any of the above issues, and may conduct clinical trials in ways they view as advantageous to themselves but that are suboptimal for us.

If we are required to conduct additional clinical trials or other testing of our drug candidates beyond those that we currently contemplate, if we are unable to successfully complete clinical trials of our drug candidates or other testing, if the results of these trials or tests are not positive or are only modestly positive or if there are safety concerns, we may:

●	incur unplanned costs;

●	be delayed in obtaining marketing approval for our drug candidates or not obtain marketing approval at all;

●	obtain marketing approval in some countries and not in others; obtain marketing approval for indications or patient populations that are not as broad as intended or desired;

●	obtain marketing approval with labeling that includes significant use or distribution restrictions or safety warnings, including boxed warnings;

●	be subject to additional post-marketing testing requirements; or

●	have the drug removed from the market after obtaining marketing approval.

Furthermore, we rely and intend to rely in the future on CROs, cancer research centers and clinical trial sites to ensure the proper and timely conduct of our clinical trials and we intend to have agreements governing their committed activities. They may not perform as required or we may face competition from other clinical trials being conducted by other pharmaceutical companies.

We could encounter delays if a clinical trial is suspended or terminated by it, including upon the recommendation of the Data Safety Monitoring Board (“DSMB”) for such trial; by the IRB of the institutions in which such trials are being conducted; or by the FDA or other regulatory authorities. Such authorities may impose such a suspension or termination due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols, inspection of the clinical trial operations or trial site by the FDA or other regulatory authorities resulting in the imposition of a clinical hold, unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from using a drug, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial.

Further, conducting clinical trials in foreign countries, as we may do for our current and future drug candidates, presents additional risks that may delay completion of our clinical trials. These risks include the failure of enrolled patients in foreign countries to adhere to clinical protocol as a result of differences in healthcare services or cultural customs, managing additional administrative burdens associated with foreign regulatory schemes, as well as political and economic risks relevant to such foreign countries.

If we experience delays in the completion of, or termination of, any clinical trial of our drug candidates, the commercial prospects of our drug candidates will be harmed, and our ability to generate revenues from any of these drug candidates will be delayed. In addition, any delays in completing our clinical trials will increase our costs, slow down our drug candidate development and approval process and jeopardize our ability to commence drug sales and generate revenues. Any of these occurrences may harm our business, financial condition and prospects significantly. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of our drug candidates.

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Results of early and prior clinical trials may not be indicative of results obtained in later trials.

The results of nonclinical and preclinical studies and clinical trials of our drug candidates may not be predictive of the results of later-stage clinical trials of our drug candidates, and interim results of a clinical trial do not necessarily predict final results. In some instances, there can be significant variability in safety or efficacy results between different clinical trials of the same product candidate due to numerous factors, including changes in trial procedures and timing of such procedures as set forth in protocols, differences in the size and type of the patient populations, changes in and adherence to the dosing regimen and the rate of dropout among clinical trial participants, among other factors. For example, Volasertib was evaluated by Boehringer Ingelheim in combination with low-dose cytarabine in patients with acute myeloid leukemia (“AML”) in Phase 2 and 3 clinical trials and our planned clinical trials of Volasertib in patients with AML may lead to different results. While the Phase 3 study commissioned by Boehringer Ingelheim did not meet the primary endpoint trial efficacy outcomes, we, while leveraging BI’s Volasertib dataset and years of pre-clinical and clinical development, plans to redesign Volasertib’s late-stage re-development program with the goal of increasing the clinical response rate and outcomes (by using our PMP) and improving Volasertib’s tolerability (by enhanced patient management in line with BI’s conclusions from its post hoc Phase 3 analysis), however there is no assurance that the result will be different. Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy profile despite having progressed through nonclinical studies and initial clinical trials. Data obtained from preclinical and clinical activities are subject to varying interpretations, which may delay, limit or prevent regulatory approval of our product candidates.

Our drug candidates may cause undesirable side effects or have other properties that could delay or prevent their regulatory approval, limit the commercial profile of an approved label, or result in significant negative consequences following marketing approval, if any.

Undesirable side effects caused by our drug candidates could cause us or regulatory authorities to interrupt, delay or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or other comparable foreign authorities. It is possible that there may be side effects associated with any of our drug candidates. In such an event, us including upon the recommendation of the DSMB, the FDA or the IRBs at the institutions in which our studies are conducted could suspend or terminate our clinical trials or the FDA or comparable foreign regulatory authorities could order us to cease clinical trials or deny approval of our drug candidates for any or all targeted indications. Treatment-related side effects could also affect patient recruitment or the ability of enrolled patients to complete the clinical trial or result in potential product liability claims. In addition, these side effects may not be appropriately recognized or managed by the treating medical staff. We expect to have to train medical personnel using our drug candidates to understand the side effect profiles for our clinical trials and upon any commercialization of any of our drug candidates. Inadequate training in recognizing or managing the potential side effects of our drug candidates could result in patient injury or death. Any of these occurrences may harm our business, financial condition and prospects significantly.

Additionally, if one or more of our drug candidates receives marketing approval, and we or others later identify undesirable side effects caused by such drugs, a number of potentially significant negative consequences could result, including:

●	regulatory authorities may withdraw approvals of such drugs;

●	we may be required to recall a drug or change the way such a drug is administered to patients;

●	additional restrictions may be imposed on the marketing or distribution of the particular drug or the manufacturing processes for the drug or any component thereof;

●	regulatory authorities may require additional warnings on the label, such as a “black box” warning or contraindication;

●	we may be required to implement Risk Evaluation and Mitigation Strategies, or REMS, or create a medication guide outlining the risks of such side effects for distribution to patients;

●	we could be sued and held liable for harm caused to patients;

●	our drug may become less competitive; and

●	our reputation may suffer.

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Any of these events could prevent us from achieving or maintaining market acceptance of the particular drug candidate or for particular indications of a drug candidate, if approved, and could significantly harm our business, results of operations and prospects. Our approach to the discovery and development of drug candidates based on the PMP is innovative and in the early stages of development; and we do not know whether we will be able to develop any drugs of commercial value.

We are leveraging the PMP in an attempt to create a pipeline of drug candidates using biomarker identification and patient stratification for the development of oncology drugs. While we believe that applying the PMP to drugs that have failed, been abandoned or otherwise failed to meet clinical endpoints and then developing a precision oncology approach that identifies the mechanism of action, potential combination drug usage and potentially responsive patient population is a powerful strategy, our approach is both innovative and in the early stages of development. Because our approach is both innovative and in the early stages of development, the cost and time needed to develop our drug candidates is difficult to predict, and our efforts may not result in the successful discovery and development of commercially viable medicines. We may also be incorrect about the effects of our drug candidates on the diseases of our defined patient populations, which may limit the utility of our approach or the perception of the utility of our approach. Furthermore, our estimates of our defined patient populations available for study and treatment may be lower than expected, which could adversely affect our ability to conduct clinical trials and may also adversely affect the size of any market for medicines we may successfully commercialize. Our approach may not result in time savings, higher success rates or reduced costs as we expect it to, and if not, we may not attract collaborators or develop new drugs as quickly or cost effectively as expected and therefore we may not be able to commercialize our approach as originally expected.

The PMP may fail to help us discover and develop additional potential drug candidates.

Any drug discovery or drug development that we are conducting through the PMP may not be successful in identifying compounds that have commercial value or therapeutic utility. The PMP may initially show promise in identifying potential drug candidates, yet fail to yield viable drug candidates for clinical development or commercialization for a number of reasons, including:

●	research programs to identify new drug candidates will require substantial technical, financial and human resources, and we may be unsuccessful in our efforts to identify new drug candidates. If we are unable to identify suitable additional compounds for preclinical and clinical development, our ability to develop drug candidates and obtain product revenues in future periods could be compromised, which could result in significant harm to our financial position and adversely impact our stock price;

●	compounds identified through the PMP may not demonstrate efficacy, safety or tolerability;

●	the data available for the PMP that seeks to correlate genomic or biomarker signatures with certain cancers may be influenced by the race of the patient which may limit the efficacy of our drug candidates;

●	potential drug candidates may, on further study, be shown to have harmful side effects or other characteristics that indicate that they are unlikely to receive marketing approval and achieve market acceptance;

●	competitors may develop alternative therapies that render our potential drug candidates non-competitive or less attractive; or

●	a potential drug candidate may not be capable of being produced at an acceptable cost.

If we fail to comply with existing regulations could harm our reputation and operating results.

We will be subject to extensive regulation by U.S. federal and state and foreign governments in each of the markets where we intend to sell Volasertib and Fosciclopirox if and after they are approved. For example, we will have to adhere to all regulatory requirements including the FDA’s GCPs, Good Laboratory Practice, or GLP, and current GMP requirements, or that of applicable foreign regulatory authorities. If we fail to comply with applicable regulations, including FDA pre-or post- approval cGMP requirements, then the FDA or other foreign regulatory authorities could sanction us. Even if a drug is FDA-approved, regulatory authorities may impose significant restrictions on a drug’s indicated uses or marketing or impose ongoing requirements for potentially costly post-marketing studies.

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Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses, divert our management’s attention from the operation of our business and damage our reputation. We will need to expend significant resources on compliance efforts and such expenses are unpredictable and might adversely affect our results.

The FDA’s and other regulatory authorities’ policies may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of our drug candidates. For example, in December 2016, the 21st Century Cures Act, or Cures Act, was signed into law. The Cures Act, among other things, is intended to modernize the regulation of drugs and spur innovation, but its ultimate implementation is unclear. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing approval that we may have obtained and we may not achieve or sustain profitability, which would adversely affect our business, prospects, financial condition and results of operations.

In addition, we cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative or executive action, either in the United States or abroad. If future legislation or administrative or executive actions impose restrictions on FDA’s ability to engage in oversight and implementation activities in the normal course, our business may be negatively impacted. In addition, if we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing approval that we may have obtained and we may not achieve or sustain profitability.

If we pursue marketing approvals outside of the United States, we may be subject to extensive regulations and may not obtain marketing approvals for drugs in Europe and other jurisdictions.

In addition to regulations in the United States, should we or our collaborators pursue marketing approvals for Volasertib and Fosciclopirox and our other drug candidates internationally, we and our collaborators will be subject to a variety of regulations in other jurisdictions governing, among other things, clinical trials and any commercial sales and distribution of our drugs. Whether or not we, or our collaborators, obtain applicable FDA regulatory clearance and marketing approval for a drug, we must obtain the requisite approvals from regulatory authorities in foreign countries prior to the commencement of clinical trials or marketing of the drug in those countries. The requirements and process governing the conduct of clinical trials, drug licensing, pricing and reimbursement vary from country to country.

Subject to obtaining necessary clinical data, we intend to pursue marketing approvals for Volasertib and Fosciclopirox and our other drug candidates in Europe and other jurisdictions outside the United States with collaborative partners. In order to market and sell our drugs in the European Union and many other foreign jurisdictions, we or our potential third-party collaborators must obtain separate marketing approvals and comply with numerous and varying regulatory requirements. The approval procedure varies among countries and can involve additional testing. The time required to obtain approval may differ substantially from that required to obtain FDA marketing approval. The regulatory approval process outside of the United States generally includes all of the risks associated with obtaining FDA approval. In addition, in many countries outside of the United States, it is required that the drug be approved for reimbursement before the drug can be approved for sale in that country. we or our potential third-party collaborators may not obtain approvals from regulatory authorities outside of the United States on a timely basis, if at all. Approval by the FDA does not ensure approval by regulatory authorities in other countries or jurisdictions, and approval by one regulatory authority outside of the United States does not ensure approval by regulatory authorities in other countries or jurisdictions or by the FDA. However, a failure or delay in obtaining regulatory approval in one country may have a negative effect on the regulatory process in other countries. we may not be able to file for marketing approvals and may not receive necessary approvals to commercialize our drugs in any market.

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Additionally, June 23, 2024, will mark eight years since the people of the United Kingdom voted in a referendum to leave the European Union, commonly referred to as Brexit. Today, the United Kingdom is outside the European Union and mostly no longer subject to its rules. Significant portions of the regulatory framework in the United Kingdom have been derived from European Union directives and regulations and the impacts from Brexit could materially impact the regulatory regime with respect to the approval of our drug candidates in the United Kingdom or the European Union. Any delay in obtaining, or an inability to obtain, any marketing approvals, as a result of Brexit or otherwise, would prevent us from commercializing our drug candidates in the United Kingdom and/or the European Union and restrict our ability to generate revenue and achieve and sustain profitability. If any of these outcomes occur, we may be forced to restrict or delay efforts to seek regulatory approval in the United Kingdom and/or European Union for our drug candidates, which could materially and adversely affect our business.

The FDA and other regulatory agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses.

If we are found to have improperly promoted off-label uses of our drug candidates, if approved, we may become subject to significant liability. Such enforcement has become more common in the industry. The FDA and other regulatory agencies strictly regulate the promotional claims that may be made about prescription drug products, such as our drug candidates, if approved. In particular, a drug may not be promoted for uses that are not approved by the FDA or such other regulatory agencies as reflected in the drug’s approved labeling. If we receive marketing approval for our drug candidates for our proposed indications, physicians may nevertheless use our drugs for their patients in a manner that is inconsistent with the approved label, if the physicians personally believe in their professional medical judgment it could be used in such a manner. However, if we are found to have promoted our drugs for any off-label uses, the federal government could levy civil, criminal and/or administrative penalties, and seek fines against us. The FDA or other regulatory authorities could also request that we enter into a consent decree or a corporate integrity agreement, or seek a permanent injunction against us under which specified promotional conduct is monitored, changed or curtailed. If we cannot successfully manage the promotion of our drug candidates, if approved, we could become subject to significant liability, which would materially adversely affect our business and financial condition.

We may not experience a faster development or regulatory review or approval process with potential Fast Track designation.

If a drug is intended for the treatment of a serious condition and nonclinical or clinical data demonstrate the potential to address unmet medical need for this condition, a drug sponsor may apply for FDA Fast Track designation. If we seek Fast Track designation for a drug candidate, we may not receive it from the FDA. However, even if we receive Fast Track designation, Fast Track designation does not ensure that we will receive marketing approval or that approval will be granted within any particular timeframe. We may not experience a faster development or regulatory review or approval process with Fast Track designation compared to conventional FDA procedures. In addition, the FDA may withdraw Fast Track designation if it believes that the designation is no longer supported by data from our clinical development program. Fast Track designation alone does not guarantee qualification for the FDA’s priority review procedures.

A breakthrough therapy designation by the FDA for our drug candidates may not lead to a faster development or regulatory review or approval process, and it does not increase the likelihood that our drug candidates will receive marketing approval.

We may seek a breakthrough therapy designation for some of our drug candidates. A breakthrough therapy is defined as a drug that is intended, alone or in combination with one or more other drugs, to treat a serious or life-threatening disease or condition, and preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. For drugs and biologics that have been designated as breakthrough therapies, interaction and communication between the FDA and the sponsor of the trial can help to identify the most efficient path for clinical development while minimizing the number of patients placed in ineffective control regimens. Drugs designated as breakthrough therapies by the FDA are also eligible for accelerated approval.

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Designation as a breakthrough therapy is within the discretion of the FDA. Accordingly, even if we believe one of our drug candidates meets the criteria for designation as a breakthrough therapy, the FDA may disagree and instead determine not to make such designation. Even if we receive breakthrough therapy designation, the receipt of such designation for a drug candidate may not result in a faster development process, review or approval compared to drugs considered for approval under conventional FDA procedures and does not assure ultimate approval by the FDA. In addition, even if one or more of our drug candidates qualify as breakthrough therapies, the FDA may later decide that the drugs no longer meet the conditions for qualification or decide that the time period for FDA review or approval will not be shortened.

Risks Related to Commercialization of Our Drug Candidates

Even if we are successful in completing all preclinical studies and clinical trials, we may not be successful in commercializing one or more of our drug candidates.

Even if we complete the necessary preclinical studies and clinical trials, the marketing approval process is expensive, time-consuming and uncertain and may prevent us from obtaining approvals for the commercialization of some or all of our drug candidates. If we are not able to obtain, or if there are delays in obtaining, required regulatory approvals, we will not be able to commercialize our drug candidates, and our ability to generate revenue will be materially impaired.

Our drug candidates and the activities associated with their development and commercialization, including their design, testing, manufacture, safety, efficacy, recordkeeping, labeling, storage, approval, advertising, promotion, sale and distribution, export and import are subject to comprehensive regulation by the FDA and other regulatory agencies in the United States and by the EMA and similar regulatory authorities outside of the United States. Failure to obtain marketing approval for a drug candidate will prevent us from commercializing the drug candidate. We have not submitted an application for or received marketing approval for any of our drug candidates in the United States or in any other jurisdiction.

We have only limited experience in filing and supporting the applications necessary to gain marketing approvals and expect to rely on third-party CROs or other third-party consultants or vendors to assist us in this process. Securing marketing approval requires the submission of extensive preclinical and clinical data and supporting information to regulatory authorities for each therapeutic indication to establish the drug candidate’s safety and efficacy. Securing marketing approval also requires the submission of information about the drug manufacturing process to, and inspection of manufacturing facilities by, the regulatory authorities. Our drug candidates may not be effective, may be only moderately effective or may prove to have undesirable or unintended side effects, toxicities or other characteristics that may preclude us from obtaining marketing approval or prevent or limit commercial use. New cancer drugs frequently are indicated only for patient populations that have not responded to an existing therapy or have relapsed. If any of our drug candidates receives marketing approval, the accompanying label may limit the approved use of our drug in this way, which could limit sales of the drug.

The process of obtaining marketing approvals, both in the United States and abroad, is expensive, may take many years, if approval is obtained at all, and can vary substantially based upon a variety of factors, including the type, complexity and novelty of the drug candidates involved. Changes in marketing approval policies during the development period, changes in or the enactment of additional statutes or regulations, or changes in regulatory review for each submitted drug application, may cause delays in the approval or rejection of an application. Regulatory authorities have substantial discretion in the approval process and may refuse to accept any application or may decide that our data is insufficient for approval and require additional preclinical, clinical or other studies. In addition, varying interpretations of the data obtained from preclinical studies and clinical trials could delay, limit or prevent marketing approval of a drug candidate. Any marketing approval we ultimately obtain may be limited or subject to restrictions or post-approval commitments that render the approved drug not commercially viable.

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If our drugs do not gain market acceptance, our business will suffer because we might not be able to fund future operations.

A number of factors may affect the market acceptance of our drugs or any other products we develop or acquire, including, among others:

●	the price of our drugs relative to other products for the same or similar treatments;

●	the perception by patients, physicians and other members of the health care community of the effectiveness and safety of our drugs for their indicated applications and treatments;

●	our ability to fund our sales and marketing efforts; and

●	the effectiveness of our sales and marketing efforts.

If our drugs do not gain market acceptance, we may not be able to fund future operations, including developing, testing and obtaining regulatory approval for new drug candidates and expanding our sales and marketing efforts for our approved drugs, which would cause our business to suffer.

We may rely on orphan drug designation to commercialize some of our drug candidates, and even if orphan drug designation is granted, such designation may not confer marketing exclusivity or other commercial advantages or expected commercial benefits.

We may rely on orphan drug designation for our drug candidates. In the United States, orphan drug designation entitles a party to financial incentives such as opportunities for grant funding towards clinical trial costs, tax advantages and user-fee waivers. In addition, if a drug that has orphan drug designation subsequently receives the first FDA marketing approval for the disease for which it has such designation, the drug is entitled to orphan drug exclusivity. Orphan drug exclusivity in the United States provides that the FDA may not approve any other applications, including a full NDA, to market the same drug for the same indication for seven years, and except in limited circumstances the applicable exclusivity period is ten years in Europe. The European exclusivity period can be reduced to six years if a drug no longer meets the criteria for orphan drug designation or if the drug is sufficiently profitable so that market exclusivity is no longer justified.

Even if we, or any future collaborators, obtains orphan drug designation for a drug candidate, we, or they, may not be able to obtain or maintain orphan drug exclusivity for that drug candidate. We may not be the first to obtain marketing approval of any drug candidate for which we have obtained orphan drug designation for the orphan-designated indication due to the uncertainties associated with developing pharmaceutical products, and it is possible that another company also holding orphan drug designation for the same drug candidate will receive marketing approval for the same indication before we do. If that were to happen, our application for that indication may not be approved until the competing company’s period of exclusivity expires. In addition, exclusive marketing rights in the United States may be limited if we seek approval for an indication broader than the orphan-designated indication or may be lost if the FDA later determines that the request for designation was materially defective or if we are unable to assure sufficient quantities of the drug to meet the needs of patients with the rare disease or condition. Further, even if we, or any future collaborators, obtains orphan drug exclusivity for a drug, that exclusivity may not effectively protect the drug from competition because different drugs with different active moieties may be approved for the same condition. Even after an orphan drug is approved, the FDA can subsequently approve the same drug with the same active moiety for the same condition if the FDA concludes that the later drug is clinically superior in that it is shown to be safer, more effective or makes a major contribution to patient care or the manufacturer of the drug with orphan exclusivity is unable to maintain sufficient drug quantity. Orphan drug designation neither shortens the development time or regulatory review time of a drug nor gives the drug any advantage in the regulatory review or approval process, nor does it prevent competitors from obtaining approval of the same drug candidate as us for indications other than those in which we have been granted orphan drug designation.

On August 3, 2017, the U.S. Congress passed the FDA Reauthorization Act of 2017, or FDARA. FDARA, among other things, codified the FDA’s preexisting regulatory interpretation, to require that a drug sponsor demonstrate the clinical superiority of an orphan drug that is otherwise the same as a previously approved drug for the same rare disease in order to receive orphan drug exclusivity. The legislation reverses prior precedent holding that the Orphan Drug Act unambiguously requires that the FDA recognize the orphan exclusivity period regardless of a showing of clinical superiority. Moreover, in the Consolidated Appropriations Act of 2021, Congress did not further change this interpretation when it clarified that the interpretation codified in FDARA would apply in cases where FDA issued an orphan designation before the enactment of FDARA but where product approval came after the enactment of FDARA. Congress or the FDA may further reevaluate the Orphan Drug Act and its regulations and policies. We do not know if, when or how the FDA may change the orphan drug regulations and policies in the future, and it is uncertain how any changes might affect our business. Depending on what changes the FDA may make to orphan drug regulations and policies, our business could be adversely impacted.

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If we are required by the FDA to obtain approval of a companion diagnostic in connection with approval of a therapeutic drug candidate, and we do not obtain or face delays in obtaining FDA approval of a diagnostic device, we will not be able to commercialize the drug candidate and our ability to generate revenue will be materially impaired.

According to FDA guidance, if the FDA determines that a companion diagnostic device is essential to the safe and effective use of a novel therapeutic drug or indication, the FDA generally will not approve the therapeutic drug or new therapeutic drug indication if the companion diagnostic is not also approved or cleared for that indication. Under the Federal Food, Drug, and Cosmetic Act, or FDCA, companion diagnostics are regulated as medical devices, and the FDA has generally required companion diagnostics intended to select the patients who will respond to cancer treatment to obtain Premarket Approval, or a PMA, for the diagnostic. The PMA process, including the gathering of clinical and preclinical data and the submission to and review by the FDA, involves a rigorous premarket review during which the applicant must prepare and provide the FDA with reasonable assurance of the device’s safety and effectiveness and information about the device and its components regarding, among other things, device design, manufacturing and labeling. A PMA is not guaranteed and may take considerable time, and the FDA may ultimately respond to a PMA submission with a “not approvable” determination based on deficiencies in the application and require additional clinical trial or other data that may be expensive and time-consuming to generate and that can substantially delay approval. As a result, if we are required by the FDA to obtain approval of a companion diagnostic for a therapeutic drug candidate, and we do not obtain or there are delays in obtaining FDA approval of a diagnostic device, we may not be able to commercialize the drug candidate on a timely basis or at all and our ability to generate revenue will be materially impaired.

Any drug candidate that we obtain marketing approval for could be subject to post-marketing restrictions or withdrawal from the market and we may be subject to substantial penalties if we fail to comply with regulatory requirements or if our experiences unanticipated problems with our drugs, when and if any of them are approved.

Any drug candidate for which we obtain marketing approval, along with the manufacturing processes, post-approval clinical data, labeling, advertising and promotional activities for such drug, will be subject to continual requirements of and review by the FDA and other regulatory authorities. These requirements include submissions of safety and other post-marketing information and reports, registration and listing requirements, cGMP requirements relating to manufacturing, quality control, quality assurance and corresponding maintenance of records and documents, requirements regarding the distribution of samples to physicians and recordkeeping. Even if marketing approval of a drug candidate is granted, the approval may be subject to limitations on the indicated uses for which the drug may be marketed or to the conditions of approval, including the requirement to implement a REMS. New cancer drugs frequently are indicated only for patient populations that have not responded to an existing therapy or have relapsed. If any of our drug candidates receives marketing approval, the accompanying label may limit the approved use of our drug in this way, which could limit sales of the drug.

The FDA may also impose requirements for costly post-marketing studies or clinical trials and surveillance to monitor the safety or efficacy of the drug, including the adoption and implementation of REMS. The FDA and other agencies, including the Department of Justice, or the DOJ, closely regulate and monitor the post-approval marketing and promotion of drugs to ensure they are marketed and distributed only for the approved indications and in accordance with the provisions of the approved labeling. The FDA and DOJ impose stringent restrictions on manufacturers’ communications regarding off-label use, and if we do not market our drugs for their approved indications, we may be subject to enforcement action for off-label marketing. Violations of the FDCA and other statutes, including the False Claims Act, relating to the promotion and advertising of prescription drugs may lead to investigations and enforcement actions alleging violations of federal and state healthcare fraud and abuse laws, as well as state consumer protection laws.

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In addition, later discovery of previously unknown adverse events or other problems with our drugs, manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may have various consequences, including:

●	restrictions on such drugs, manufacturers or manufacturing processes;

●	restrictions and warnings on the labeling or marketing of a drug;

●	restrictions on drug distribution or use;

●	requirements to conduct post-marketing studies or clinical trials;

●	warning letters or untitled letters;

●	withdrawal of the drugs from the market;

●	refusal to approve pending applications or supplements to approved applications that we submit;

●	recall of drugs;

●	fines, restitution or disgorgement of profits or revenues;

●	suspension or withdrawal of marketing approvals;

●	damage to relationships with any potential collaborators;

●	unfavorable press coverage and damage to our reputation;

●	refusal to permit the import or export of our drugs;

●	drug seizure;

●	injunctions or the imposition of civil or criminal penalties; or

●	litigation involving patients using our drugs.

We operate in a highly competitive and rapidly changing industry.

Biotechnological and pharmaceutical drug development is highly competitive and subject to rapid and significant technological advancements. Our success is highly dependent upon our ability to in-license, acquire, develop and obtain regulatory approval for new and innovative drugs on a cost-effective basis and to market them successfully. In doing so, we face and will continue to face intense competition from a variety of businesses, including large, fully integrated, well-established pharmaceutical companies who already possess a large share of the market, specialty pharmaceutical and biopharmaceutical companies, academic institutions, government agencies and other private and public research institutions in the United States, the European Union and other jurisdictions.

Many of the companies against which we are competing or against which we may compete in the future have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved drugs than we do. These third parties compete with us in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs. Mergers and acquisitions in the pharmaceutical and biotechnology industries could result in even more resources being concentrated among a small number of our competitors.

Competition may further increase as a result of advances in the commercial applicability of technologies and greater availability of capital for investment in these industries. Our competitors may succeed in developing, acquiring or licensing, on an exclusive basis, drugs that are more effective or less costly than any drug candidate that we may develop.

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Established pharmaceutical and biotechnology companies may invest heavily to accelerate discovery and development of novel compounds or to in-license novel compounds that could make our drug candidates less competitive. In addition, any new drug that competes with an approved drug must demonstrate compelling advantages in efficacy, convenience, tolerability and safety in order to overcome price competition and to be commercially successful. Accordingly, our competitors may succeed in obtaining patent protection, discovering, developing, receiving FDA approval for or commercializing drugs before we do, which would have an adverse impact on our business and results of operations.

The availability of our competitors’ drugs could limit the demand and the price we are able to charge for any drug candidate we commercialized, if any. The inability to compete with existing or subsequently introduced drugs would harm our business, financial condition and results of operations.

If we are unable to develop satisfactory sales and marketing capabilities, we may not succeed in commercializing Volasertib and Fosciclopirox or any other drug candidate for which it obtains marketing approval.

We have no experience in marketing and selling drug products. We have not entered into arrangements for the sale and marketing of Volasertib and Fosciclopirox or any other drug candidate, if approved. Typically, pharmaceutical companies would employ groups of sales representatives and associated sales and marketing staff numbering in the hundreds to thousands of individuals to call on a large number of physicians and hospitals. We may seek to collaborate with a third party to market our drugs or sell our drugs. If we seek to collaborate with a third party, we cannot be sure that a collaborative agreement can be reached on terms acceptable to us. If we seek to market and sell our drugs directly, we will need to hire additional personnel skilled in marketing and sales. We cannot be sure that we will be able to acquire, or establish third party relationships to provide, any or all of these marketing and sales capabilities. The establishment of a direct sales force or a contract sales force or a combination direct and contract sales force to market our drugs will be expensive and time-consuming and could delay any drug launch. Further, we can give no assurances that we may be able to maintain a direct and/or contract sales force for any period of time or that our sales efforts will be sufficient to generate or to grow our revenues or that our sales efforts will ever lead to profits.

Even if we obtain regulatory approvals to commercialize Volasertib and Fosciclopirox or our other drug candidates, our drug candidates may not be accepted by physicians or the medical community in general.

There can be no assurance that Volasertib and Fosciclopirox and our other drug candidates or any other drug candidate successfully developed by us, independently or with partners, will be accepted by physicians, hospitals and other health care facilities. Volasertib and Fosciclopirox and any future drug candidates we develop will compete with a number of drugs manufactured and marketed by major pharmaceutical and biotech companies. The degree of market acceptance of any drugs we develop depends on a number of factors, including:

●	our demonstration of the clinical efficacy and safety of Volasertib and Fosciclopirox and our other drug candidates;

●	timing of market approval and commercial launch of Volasertib and Fosciclopirox and our other drug candidates;

●	the clinical indication(s) for which Volasertib and Fosciclopirox and our other drug candidates are approved;

●	drug label and package insert requirements;

●	advantages and disadvantages of our drug candidates compared to existing continued interest in and growth of the market for anticancer drugs;

●	strength of sales, marketing, and distribution support;

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●	drug pricing in absolute terms and relative to alternative treatments;

●	future changes in health care laws, regulations, and medical policies; and

●	availability of reimbursement codes and coverage in select jurisdictions, and future changes to reimbursement policies of government and third-party payors.

Significant uncertainty exists as to the coverage and reimbursement status of any drug candidate for which we obtain regulatory approval. In the United States and markets in other countries, sales of any drugs for which we receive regulatory approval for commercial sale will depend in part on the availability of reimbursement from third-party payors. Third-party payors include government health administrative authorities, managed care providers, private health insurers and other organizations.

Healthcare reform measures could hinder or prevent our drug candidates’ commercial success.

The U.S. government and other governments have shown significant interest in pursuing healthcare reform. Any government-adopted reform measures could adversely impact the pricing of healthcare drugs and services in the United States or internationally and the amount of reimbursement available from governmental agencies or other third-party payors. The continuing efforts of the U.S. and foreign governments, insurance companies, managed care organizations and other payors of health care services to contain or reduce health care costs may adversely affect our ability to set prices for our drugs which we believe are fair, and our ability to generate revenues and achieve and maintain profitability.

In the United States, some states have implemented, and other states are considering, pharmaceutical price controls or patient access constraints under their Medicaid program. There have also been recent state legislative efforts that have generally focused on increasing transparency around drug costs or limiting drug prices. In addition, the growth of large managed care organizations and prescription benefit managers, as well as the prevalence of generic substitution, has hindered price increases for prescription drugs. Continued intense public scrutiny of the price of drugs, together with government and payor dynamics, may limit the ability of producers and marketers to set or adjust the price of products based on their value. Outside the United States, numerous major markets, including the EU, Japan and China, have pervasive government involvement in funding healthcare, and, in that regard, fix the pricing and reimbursement of pharmaceutical products. Consequently, our products will be subject to increasing government decision-making and budgetary actions. There can be no assurance that new or proposed products will be considered cost-effective or that adequate third-party reimbursement will be available to enable the producer or marketer of such product to maintain price levels sufficient to realize an appropriate return.

New laws, regulations and judicial decisions, or new interpretations of existing laws, regulations and decisions, that relate to healthcare availability, methods of delivery or payment for products and services, or sales, marketing or pricing, may limit our potential revenue, and we may need to revise our research and development programs. The pricing and reimbursement environment may change in the future and become more challenging due to several reasons, including policies advanced by the current executive administration in the United States, new healthcare legislation or fiscal challenges faced by government health administration authorities. Specifically, in both the United States and some foreign jurisdictions, there have been a number of legislative and regulatory proposals to change the health care system in ways that could affect our ability to sell our drugs profitably.

For example, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, or the ACA, has substantially changed the way healthcare is financed by both government health plans and private insurers, and significantly impacts the pharmaceutical industry. The ACA contains a number of provisions that are expected to impact our business and operations in ways that may negatively affect our potential revenues in the future. For example, the ACA imposes a non-deductible excise tax on pharmaceutical manufacturers or importers that sell branded prescription drugs to government programs which we believe will increase the cost of our drugs. In addition, as part of the ACA’s provisions closing a funding gap that currently exists in the Medicare Part D prescription drug program, we will be required to provide a discount on branded prescription drugs equal to 50% of the government-negotiated price, for drugs provided to certain beneficiaries who fall within the donut hole (which was subsequently increased to 70%, the current discount owed as of January 1, 2019 pursuant to the Bipartisan Budget Act of 2018, or BBA). Similarly, ACA increases the level of Medicaid rebates payable by manufacturers of brand-name drugs from 15.1% to 23.1% and requires collection of rebates for drugs paid by Medicaid managed care organizations. The ACA also includes significant changes to the 340B drug discount program including expansion of the list of eligible covered entities that may purchase drugs under the program. At the same time, the expansion in eligibility for health insurance benefits created under ACA is expected to increase the number of patients with insurance coverage who may receive our drugs. While it is too early to predict all the specific effects the ACA or any future healthcare reform legislation will have on our business, they could have a material adverse effect on our business and financial condition.

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Congress periodically adopts legislation like the ACA and the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, or the MMA, that modifies Medicare reimbursement and coverage policies pertaining to prescription drugs. Implementation of these laws is subject to ongoing revision through regulatory and sub regulatory policies. Congress also may consider additional changes to Medicare policies, potentially including Medicare prescription drug policies, as part of ongoing budget negotiations. While the scope of any such legislation is uncertain at this time, there can be no assurances that future legislation or regulations will not decrease the coverage and price that we may receive for our proposed drugs. Other third-party payors are increasingly challenging the prices charged for medical products and services. It will be time consuming and expensive for us to go through the process of seeking coverage and reimbursement from Medicare and private payors. Our proposed drugs may not be considered cost-effective, and coverage and reimbursement may not be available or sufficient to allow us to sell our proposed drugs on a profitable basis. Further federal and state proposals and health care reforms are likely which could limit the prices that can be charged for the drug candidates that we develop and may further limit our commercial opportunities. Our results of operations could be materially adversely affected by proposed healthcare reforms, by the Medicare prescription drug coverage legislation, by the possible effect of such current or future legislation on amounts that private insurers will pay and by other health care reforms that may be enacted or adopted in the future.

In September 2007, the Food and Drug Administration Amendments Act of 2007 was enacted, giving the FDA enhanced post-marketing authority, including the authority to require post-marketing studies and clinical trials, labeling changes based on new safety information, and compliance with REMS approved by the FDA. The FDA’s exercise of this authority could result in delays or increased costs during drug development, clinical trials and regulatory review, increased costs to assure compliance with post-approval regulatory requirements, and potential restrictions on the sale and/or distribution of approved drugs.

Our relationships with healthcare providers, physicians and third-party payors will be subject to applicable anti-kickback, fraud and abuse, false claims, transparency, health information privacy and security, and other healthcare laws and regulations, which, in the event of a violation, could expose us to criminal sanctions, civil penalties, contractual damages, reputational harm, administrative burdens and diminished profits and future earnings.

Healthcare providers, physicians and third-party payors will play a primary role in the recommendation and prescription of any drug candidates for which we obtain marketing approval. Our future arrangements with healthcare providers, physicians and third-party payors may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which we market, sell and distribute any drugs for which we obtain marketing approval. In addition, we may be subject to transparency laws and patient privacy regulation by U.S. federal and state governments and by governments in foreign jurisdictions in which we conduct our business. Restrictions under applicable federal and state healthcare laws and regulations include the following:

●	the federal Anti-Kickback Statute prohibits, among other things, persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual for, or the purchase, order or recommendation or arranging of, any good or service, for which payment may be made under a federal healthcare program such as Medicare and Medicaid;

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●	the federal False Claims Act imposes criminal and civil penalties, including through civil whistleblower or qui tam actions, against individuals or entities for, among other things, knowingly presenting, or causing to be presented, false or fraudulent claims for payment by a federal healthcare program or making a false statement or record material to payment of a false claim or avoiding, decreasing or concealing an obligation to pay money to the federal government, with potential liability including mandatory treble damages and significant per-claim penalties;

●	the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, imposes criminal and civil liability for executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters;

●	HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and their respective implementing regulations, also imposes obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information;

●	the federal Physician Payments Sunshine Act requires applicable manufacturers of covered drugs to report payments and other transfers of value to physicians and teaching hospitals; and

●	analogous state and foreign laws and regulations, such as state anti-kickback and false claims laws and transparency statutes, may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers.

Some state laws require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government and may require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures. Additionally, some state and local laws require the registration of pharmaceutical sales representatives in the jurisdiction. State and foreign laws also govern the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

Efforts to ensure that our business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. It is possible that governmental authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, imprisonment, exclusion of drugs from government funded healthcare programs, such as Medicare and Medicaid, and the curtailment or restructuring of our operations. If any of the physicians or other healthcare providers or entities with whom we expect to do business is found to be not in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from participation in government funded healthcare programs.

Recently enacted and future legislation may increase the difficulty and cost for us to obtain marketing approval of and commercialize our drug candidates and affect the prices we may obtain for any drugs that are approved in the United States or foreign jurisdictions.

In the United States and some foreign jurisdictions, there have been a number of legislative and regulatory changes and proposed changes regarding the healthcare system that could prevent or delay marketing approval of our drug candidates, restrict or regulate post-approval activities and affect our ability to profitably sell any drug candidates for which we obtain marketing approval. The pharmaceutical industry has been a particular focus of these efforts and has been significantly affected by legislative initiatives. Current laws, as well as other healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria and in additional downward pressure on the price that we receive for any FDA approved drug.

In the United States, the MMA changed the way Medicare covers and pays for pharmaceutical products. The legislation expanded Medicare coverage for drug purchases by the elderly and introduced a new reimbursement methodology based on average sales prices for physician-administered drugs. In addition, this legislation provided authority for limiting the number of drugs that will be covered in any therapeutic class. Cost reduction initiatives and other provisions of this legislation could decrease the coverage and price that we receive for any approved drugs.

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While the MMA applies only to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policy and payment limitations in setting their own reimbursement rates. Therefore, any reduction in reimbursement that results from the MMA may result in a similar reduction in payments from private payors.

In March 2010, President Obama signed into law the ACA. Among the provisions of the ACA of potential importance to our business, including, without limitation, our ability to commercialize and the prices we may obtain for any of our drug candidates that are approved for sale, are the following:

●	an annual, non-deductible fee on any entity that manufactures or imports specified branded prescription drugs and biologic agents;

●	an increase in the statutory minimum rebates a manufacturer must pay under the Medicaid Drug Rebate Program;

●	expansion of healthcare fraud and abuse laws, including the civil False Claims Act and the federal Anti-Kickback Statute, new government investigative powers and enhanced penalties for noncompliance;

●	a new Medicare Part D coverage gap discount program, in which manufacturers must agree to offer 50% (and 70% starting January 1, 2019) point-of-sale discounts off negotiated prices;

●	extension of manufacturers’ Medicaid rebates;

●	expansion of eligibility criteria for Medicaid programs;

●	expansion of the entities eligible for discounts under the Public Health Service pharmaceutical pricing;

●	new requirements to report certain financial arrangements with physicians and teaching hospitals;

●	a new requirement to annually report drug samples that manufacturers and distributors provide to physicians; and

●	a new Patient-Centered Outcomes Research Institute to oversee, identify priorities in, and conduct comparative clinical effectiveness research, along with funding for such research.

In addition, other legislative changes have been proposed and adopted since the ACA was enacted. These changes include the Budget Control Act of 2011, which, among other things, led to aggregate reductions to Medicare payments to providers of up to 2% per fiscal year that started in 2013 and, due to subsequent legislative amendments to the statute, will stay in effect through 2032 unless additional congressional action is taken, and the American Taxpayer Relief Act of 2012, which, among other things, reduced Medicare payments to several types of providers and increased the statute of limitations period for the government to recover overpayments to providers from three to five years.

In August 2022, the Inflation Reduction Act of 2022 (the “IRA”) was signed into law. The IRA includes several provisions that may impact our business to varying degrees, including provisions that create a $2,000 out-of-pocket cap for Medicare Part D beneficiaries, impose new manufacturer financial liability on all drugs in Medicare Part D, allow the U.S. government to negotiate Medicare Part B and Part D pricing for certain high-cost drugs and biologics without generic or biosimilar competition, require companies to pay rebates to Medicare for drug prices that increase faster than inflation, and delay the rebate rule that would require pass through of pharmacy benefit manager rebates to beneficiaries. The effect of IRA on our business and the healthcare industry in general is not yet known.

These new laws may result in additional reductions in Medicare and other healthcare funding and otherwise affect the prices we may obtain for any of our drug candidates for which we may obtain regulatory approval or the frequency with which any such drug candidate is prescribed or used. Further, there have been several recent U.S. congressional inquiries and proposed state and federal legislation designed to, among other things, bring more transparency to drug pricing, review the relationship between pricing and manufacturer patient programs, reduce the costs of drugs under Medicare and reform government program reimbursement methodologies for drug products.

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We expect that these healthcare reforms, as well as other healthcare reform measures that may be adopted in the future, may result in additional reductions in Medicare and other healthcare funding, more rigorous coverage criteria, new payment methodologies and additional downward pressure on the price that we receive for any approved drug and/or the level of reimbursement physicians receive for administering any approved drug we might bring to market. Reductions in reimbursement levels may negatively impact the prices we receive or the frequency with which our drugs are prescribed or administered. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors.

The costs of prescription pharmaceuticals have also been the subject of considerable discussion in the United States, and members of Congress have stated that they will address such costs through new legislative and administrative measures. To date, there have been several recent U.S. congressional inquiries and proposed and enacted state and federal legislation designed to, among other things, bring more transparency to drug pricing, review the relationship between pricing and manufacturer patient programs, reduce the costs of drugs under Medicare and reform government program reimbursement methodologies for drug products. While any proposed measures will require authorization through additional legislation to become effective, Congress has indicated that it will continue to seek new legislative and/or administrative measures to control drug costs. At the state level, legislatures are increasingly passing legislation and implementing regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing.

Legislative and regulatory proposals have been made to expand post-approval requirements and restrict sales and promotional activities for pharmaceutical products. We cannot be sure whether additional legislative changes will be enacted, or whether FDA regulations, guidance or interpretations will be changed, or what the impact of such changes on the marketing approvals of our drug candidates, if any, may be. Increased scrutiny by the U.S. Congress of the FDA’s approval process may significantly delay or prevent marketing approval, as well as subject us to more stringent product labeling and post-marketing testing and other requirements.

If we or any third-party manufacturers or contractors we engage now or in the future fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs or liabilities that could harm our business.

We and third-party manufacturers we engage now are, and any third-party manufacturers we may engage in the future will be, subject to numerous environmental, health and safety laws and regulations, including those governing laboratory procedures and the handling, use, storage, treatment and disposal of hazardous materials and wastes. Our operations, including work conducted through third-party manufacturers or contractors, involve the use of hazardous and flammable materials, including chemicals and biological materials. Our operations also produce hazardous waste products. We generally contracts with third parties for the disposal of these materials and wastes. We cannot eliminate the risk of contamination or injury from these materials. In the event of contamination or injury resulting from our use of hazardous materials, we could be held liable for any resulting damages, and any liability could exceed our resources. Liability under certain environmental laws governing the release and cleanup of hazardous materials is joint and several and could be imposed without regard to fault. We also could incur significant costs associated with civil or criminal fines and penalties or become subject to injunctions limiting or prohibiting our activities for failure to comply with such laws and regulations.

Although we maintain general liability insurance as well as workers’ compensation insurance to cover us for costs and expenses we may incur due to injuries to our employees resulting from the use of hazardous materials, this insurance may not provide adequate coverage against potential liabilities. We do not maintain insurance for environmental liability or toxic tort claims that may be asserted against us in connection with our, or our contractors, storage or disposal of biological, hazardous or radioactive materials.

In addition, we may incur substantial costs in order to comply with current or future environmental, health and safety laws and regulations. These current or future laws and regulations may impair our research, development or production efforts. Our failure to comply with these laws and regulations also may result in substantial fines, penalties or other sanctions.

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Further, with respect to the operations of our current and any future third-party contract manufacturers or other contractors, it is possible that if they fail to operate in compliance with applicable environmental, health and safety laws and regulations or properly dispose of wastes associated with our drugs, we could be held liable for any resulting damages, suffer reputational harm or experience a disruption in the manufacture and supply of our drug candidates or drugs. In addition, our supply chain may be adversely impacted if any of our third-party contract manufacturers become subject to injunctions or other sanctions as a result of their non-compliance with environmental, health and safety laws and regulations.

We may experience challenges with the acquisition, development, enhancement or deployment of technology necessary for the PMP.

We operate in businesses that require sophisticated computer systems and software for data collection, data processing, cloud-based platforms, analytics, statistical projections and forecasting, mobile computing, social media analytics and other applications and technologies. We seek, in part, to address our technology risks by increasing our reliance on the use of innovations by cross-industry technology leaders and adapting these for our applicable needs and applications. Some of the technologies supporting our industry are changing rapidly and we must continue to adapt to these changes in a timely and effective manner at an acceptable cost. We also must continue to obtain and utilize data in forms that are easy to use while simultaneously providing clear answers to complex questions. There can be no guarantee that we will be able to develop, acquire or integrate new technologies, that these new technologies will meet our needs or achieve our expected goals, or that we will be able to do so as quickly or cost-effectively as our competitors. Significant technological change could render the PMP obsolete. Our continued success will depend on our ability to adapt to changing technologies, manage and process ever-increasing amounts of data and information and improve the performance, features and reliability of our platform and capabilities in response to changing internal and industry demands. We may experience difficulties that could delay or prevent the successful design, development, testing, and introduction of advanced versions of the PMP, limiting our ability to identify new drug candidates. New services, or enhancements to existing services using the PMP, may not adequately meet our requirements. Any of these failures could have a material adverse effect on our operating results and financial condition.

Risks Related to Our Reliance on Third Parties

We rely on third parties to conduct our preclinical studies and clinical trials. If these third parties do not successfully perform their contractual legal and regulatory duties or meet expected deadlines, we may not be able to obtain regulatory approval for or commercialize our drug candidates and our business could be substantially harmed.

We have relied upon and plans to continue to rely upon third-party medical institutions, clinical investigators, contract laboratories and other third party CROs to monitor and manage data for our ongoing preclinical and clinical programs. We also rely on these parties for execution of our preclinical studies and clinical trials, and control only certain aspects of their activities. Nevertheless, we are responsible for ensuring that each of our studies is conducted in accordance with the applicable protocol, legal, regulatory and scientific standards, and our reliance on the CROs does not relieve us of our regulatory responsibilities. We and our CROs are required to comply with GCPs, which are regulations and guidelines enforced by the FDA, the Competent Authorities of the Member States of the European Economic Area, or EEA, and comparable foreign regulatory authorities, for all of our drugs in clinical development.

Regulatory authorities enforce these GCPs through periodic inspections of trial sponsors, principal investigators and trial sites. If we or any of our CROs fail to comply with applicable GCPs, the clinical data generated in our clinical trials may be deemed unreliable and the FDA, the EMA or comparable foreign regulatory authorities may require us to perform additional clinical trials before approving our marketing applications. We cannot assure you that upon inspection by a given regulatory authority, such regulatory authority will determine that any of our clinical trials comply with GCP regulations. In addition, our clinical trials must be conducted with product produced under current Good Manufacturing Practices (“cGMP”) regulations. Our failure to comply with these regulations may require us to repeat clinical trials, which would delay the regulatory approval process.

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If any of our relationships with these third-party CROs terminate, we may not be able to enter into arrangements with alternative CROs or to do so on commercially reasonable terms. In addition, our CROs are not our employees, and except for remedies available to us under our agreements with such CROs, we cannot control whether or not they devote sufficient time and resources to our on-going clinical, nonclinical and preclinical programs. If CROs do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols, regulatory requirements or for other reasons, our clinical trials may be extended, delayed or terminated and we may not be able to obtain regulatory approval for or successfully commercialize our drug candidates. As a result, our results of operations and the commercial prospects for our drug candidates would be harmed, our costs could increase and our ability to generate revenues could be delayed.

Many of the third parties with whom we contract may also have relationships with other commercial entities, including our competitors, for whom they may also be conducting clinical trials or other drug development activities that could harm our competitive position. If the third parties conducting our Good Laboratory Practices (“GLP”) preclinical studies or our clinical trials do not perform their contractual duties or obligations, experience work stoppages, do not meet expected deadlines, terminate their agreements with us or need to be replaced, or if the quality or accuracy of the clinical data they obtain is compromised due to their failure to adhere to v clinical trial protocols or to GCPs, or for any other reason, we may need to enter into new arrangements with alternative third parties. Switching or adding additional CROs involves additional cost and requires management time and focus. In addition, there is a natural transition period when a new CRO commences work. As a result, delays occur, which can materially impact our ability to meet our desired clinical development timelines. Though we carefully manage relationships with our CROs, there can be no assurance that we will not encounter similar challenges or delays in the future or that these delays or challenges will not have a material adverse impact on our business, financial condition and prospects.

We are substantially dependent on third parties for the manufacture of our clinical supplies of our drug candidates, and we intend to rely on third parties to produce commercial supplies of any approved drug candidate. Therefore, our development of our drugs could be stopped or delayed, and our commercialization of any future drug could be stopped or delayed or made less profitable if third party manufacturers fail to obtain approval of the FDA or comparable regulatory authorities or fail to provide us with drug products in sufficient quantities or at acceptable prices.

The manufacture of pharmaceutical products is complex and requires significant expertise, capital investment, process controls and know-how. Common difficulties in pharmaceutical manufacturing may include: sourcing and producing raw materials, transferring technology from chemistry and development activities to production activities, validating initial production designs, scaling manufacturing techniques, improving costs and yields, establishing and maintaining quality controls and stability requirements, eliminating contaminations and operator errors, and maintaining compliance with regulatory requirements. We do not currently have nor do we plan to acquire the infrastructure or capability internally in accordance with cGMP prescribed by the FDA or to produce an adequate supply of compounds to meet future requirements for clinical trials and commercialization of our drugs. Drug manufacturing facilities are subject to inspection before the FDA will issue an approval to market a new drug product, and all of the manufacturers that we intends to use must adhere to the cGMP regulations prescribed by the FDA.

We expect therefore to rely on third-party manufacturers for clinical supplies of our drug candidates that we may develop. These third-party manufacturers will be required to comply with cGMPs, and other applicable laws and regulations. We will have no control over the ability of these third parties to comply with these requirements, or to maintain adequate quality control, quality assurance and qualified personnel. If the FDA or any other applicable regulatory authorities find deficiencies with or do not approve the facilities of these third parties for the manufacture of our other drug candidates or any drugs that we may successfully develop, or if it withdraws any such approval, or if our suppliers or contract manufacturers decide they no longer want to supply or manufacture for us, we may need to find alternative manufacturing facilities, in which case we might not be able to identify manufacturers for clinical or commercial supply on acceptable terms, or at all. Any of these factors would significantly impact our ability to develop, obtain regulatory approval for or market our drug candidates and adversely affect our business.

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We and/or our third-party manufacturers may be adversely affected by developments outside of our control, and these developments may delay or prevent further manufacturing of our drugs. Adverse developments may include labor disputes, resource constraints, shipment delays, inventory shortages, lot failures, impacts related to the COVID-19 pandemic or another epidemic or infectious disease outbreak, unexpected sources of contamination, lawsuits related to our manufacturing techniques, equipment used during manufacturing, or composition of matter, unstable political environments, acts of terrorism, war, natural disasters, and other natural and man-made disasters. If we or our third-party manufacturers were to encounter any of the above difficulties, or otherwise fail to comply with contractual obligations, our ability to provide any drug for clinical trial or commercial purposes would be jeopardized. This may increase the costs associated with completing our clinical trials and commercial production. Further, production disruptions may cause us to terminate ongoing clinical trials and/or commence new clinical trials at additional expense. We may also have to take inventory write-offs and incur other charges and expenses for drugs that fail to meet specifications or pass safety inspections. If production difficulties cannot be solved with acceptable costs, expenses, and timeframes, we may be forced to abandon our clinical development and commercialization plans, which could have a material adverse effect on our business, prospects, financial condition, and the value of our securities.

We, or third-party manufacturers on whom we rely, may be unable to successfully scale-up manufacturing of our drug candidates in sufficient quality and quantity, which would delay or prevent us from developing our drug candidates and commercializing approved drugs, if any.

In order to conduct clinical trials of our drug candidates and commercialize any approved drug candidates, we, or our manufacturers, will need to manufacture them in large quantities. We, or our manufacturers, may be unable to successfully increase the manufacturing capacity for any of our drug candidates in a timely or cost-effective manner, or at all. In addition, quality issues may arise during scale-up activities. If we, or any of our manufacturers, are unable to successfully scale up the manufacture of our drug candidates in sufficient quality and quantity, the development, testing, and clinical trials of that drug candidate may be delayed or infeasible, and regulatory approval or commercial launch of any resulting drug may be delayed or not obtained, which could significantly harm our business. If we are unable to obtain or maintain third-party manufacturing for commercial supply of our drug candidates, or to do so on commercially reasonable terms, we may not be able to develop and commercialize our drug candidates successfully.

Our failure to find third party collaborators to assist or share in the costs of drug development could materially harm our business, financial condition and results of operations.

Our strategy for the development and commercialization of our proprietary drug candidates may include the formation of collaborative arrangements with third parties. Existing and future collaborators have significant discretion in determining the efforts and resources they apply and may not perform their obligations as expected. Potential third-party collaborators include biopharmaceutical, pharmaceutical and biotechnology companies, academic institutions and other entities. Third-party collaborators may assist us in:

●	funding research, preclinical development, clinical trials and manufacturing;

●	seeking and obtaining regulatory approvals; and

●	successfully commercializing any future drug candidates.

If we are not able to establish further collaboration agreements, we may be required to undertake drug development and commercialization at our own expense. Such an undertaking may limit the number of drug candidates that we will be able to develop, significantly increase our capital requirements and place additional strain on our internal resources. Our failure to enter into additional collaborations could materially harm our business, financial condition and results of operations.

In addition, our dependence on licensing, collaboration and other agreements with third parties may subject us to a number of risks. These agreements may not be on terms that prove favorable to us and may require us to relinquish certain rights in our drug candidates. To the extent we agree to work exclusively with one collaborator in a given area, our opportunities to collaborate with other entities could be curtailed. Lengthy negotiations with potential new collaborators may lead to delays in the research, development or commercialization of drug candidates. The decision by our collaborators to pursue alternative technologies or the failure of our collaborators to develop or commercialize successfully any drug candidate to which they have obtained rights from us could materially harm our business, financial condition and results of operations.

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Cash balances held at banking institutions are in excess of FDIC coverage.

We maintain significant amounts of cash and cash equivalents at one or more financial institutions that are in excess of federally insured limits. Interest bearing and non-interest-bearing accounts we hold at banking institutions are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. A substantial portion of our cash balances held at banking institutions are in excess of FDIC coverage. We consider this to be a normal business risk.

Risks Related to The Discovery and Development of Product Candidates

Clinical studies of our product candidates may not be successful. If we are unable to generate successful results from clinical studies of our product candidates, or experience significant delays in doing so, our business may be materially harmed.

We have no products approved for commercial marketing and all of our product candidates are either about to enter into clinical testing or in clinical development. Our ability to achieve and sustain profitability depends on obtaining regulatory approvals for and, if approved, successfully commercializing our product candidates, either alone or with third parties. Before obtaining regulatory approval for the commercial distribution of our product candidates, we or an existing or future collaborator must conduct extensive clinical trials to demonstrate the safety and efficacy of our product candidates.

The success of our product candidates will depend on several factors, including the following:

●	successful enrollment in clinical trials and completion of clinical studies with favorable results;

●	receipt of marketing approvals from applicable regulatory authorities;

●	obtaining and maintaining patent and trade secret protection for current and future product candidates;

●	establishing and maintaining manufacturing relationships with third parties or establishing our own manufacturing capability; and

●	successfully commercializing our products, if approved, including successfully establishing a sales force, marketing and distribution infrastructure, whether alone or in collaboration with others.

If we do not achieve one or more of these factors in a timely manner or at all, we could experience significant delays or an inability to successfully complete the development or commercialization of our product candidates, which would materially harm our business.

Our product candidates may exhibit undesirable side effects when used alone or in combination with other approved pharmaceutical products or investigational new drugs, which may delay or preclude further development or regulatory approval, or limit their use if approved.

Undesirable side effects caused by our product candidates could cause us or regulatory authorities to interrupt, delay or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or other regulatory authorities. Results of our trials could reveal a high and unacceptable severity and prevalence of side effects. In such an event, our trials could be suspended or terminated and the FDA or comparable foreign regulatory authorities could order us to cease further development of or deny approval of our product candidates for any or all targeted indications. Such side effects could also affect patient recruitment, the ability of enrolled patients to complete the trial or result in potential product liability claims. Any of these occurrences may materially and adversely affect our business, financial condition, results of operations and prospects.

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Further, clinical trials by their nature test product candidates in only samples of the potential patient populations. With a limited number of patients and limited duration of exposure in such trials, rare and severe side effects of our product candidates may not be uncovered until a significantly larger number of patients are exposed to the product candidate.

If any of our product candidates receive marketing approval, and causes serious, unexpected, or undesired side effects, a number of potentially significant negative consequences could result, including:

●	regulatory authorities may withdraw, suspend, or limit their approval of the product or impose restrictions on our distribution in the form of a modified risk evaluation and mitigation strategy;

●	regulatory authorities may require the addition of labeling statements, such as warnings or contraindications;

●	we may be required to change the way the product is administered or conduct additional clinical trials or post-marketing surveillance;

●	we could be sued and held liable for harm caused to patients; or

●	our reputation may suffer.

Any of these events could prevent us from achieving or maintaining market acceptance of the affected product and could substantially increase the costs of commercializing our future products and impair our ability to generate revenues from the commercialization of these products.

Even if we complete the necessary preclinical studies and clinical trials, we cannot predict whether or when we will obtain regulatory approval to commercialize a product candidate and we cannot, therefore, predict the timing of any revenue from a future product.

We cannot commercialize a product until the appropriate regulatory authorities, such as the FDA, have reviewed and approved the product candidate. The regulatory authorities may not complete their review processes in a timely manner, or we may not be able to obtain regulatory approval for many reasons including:

●	regulatory authorities disagreeing with the design or implementation of our clinical trials;

●	such authorities may disagree with our interpretation of data from preclinical studies or clinical trials;

●	such authorities may not accept clinical data from trials which are conducted at clinical facilities or in countries where the standard of care is potentially different from that of the United States;

●	unfavorable or unclear results from our clinical trials or results that may not meet the level of statistical significance required by the FDA or comparable foreign regulatory agencies for approval;

●	serious and unexpected drug-related side effects experienced by participants in our clinical trials or by individuals using drugs similar to our product candidates;

●	the population studied in the clinical trial may not be sufficiently broad or representative to assure safety in the full population for which we seek approval;

●	we may be unable to demonstrate that a product candidate’s clinical and other benefits outweigh our safety risks;

●	such authorities may not agree that the data collected from clinical trials of our product candidates are acceptable or sufficient to support the submission of an NDA or other submission or to obtain regulatory approval in the United States or elsewhere, and such authorities may impose requirements for additional preclinical studies or clinical trials;

●	such authorities may disagree regarding the formulation, labeling and/or the specifications of our product candidates;

●	such authorities may find deficiencies in the manufacturing processes or facilities of our third-party manufacturers with which we contract for clinical and commercial supplies; or the approval policies; or

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●	regulations of such authorities may significantly change in a manner rendering our or any of our potential future collaborators’ clinical data insufficient for approval.

Additional delays may result if an FDA advisory committee recommends restrictions on approval or recommends non-approval. In addition, we may experience delays or rejections based upon additional government regulation from future legislation or administrative action, or changes in regulatory agency policy during the period of product development, clinical trials and the review process.

Even if we obtain regulatory approval for our product candidates, we will still face extensive regulatory requirements and our products may face future development and regulatory difficulties.

Even if we obtain regulatory approval in the United States, the FDA may still impose significant restrictions on the indicated uses or marketing of our product candidates, or impose ongoing requirements for potentially costly post-approval studies or post-market surveillance. The FDA may also require risk evaluation and mitigation strategies as a condition of approval of our product candidates, which could include requirements for a medication guide, physician communication plans or additional elements to ensure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. Additionally, the manufacturing processes, packaging, distribution, adverse event reporting, labeling, advertising, promotion, and recordkeeping for the product will be subject to extensive and ongoing FDA regulatory requirements, in addition to other potentially applicable federal and state laws. These requirements include monitoring and reporting of adverse events and other post-marketing information and reports, registration, as well as continued compliance with cGMP regulations. The holder of an approved NDA must also submit new or supplemental applications and obtain FDA approval for certain changes to the approved product, product labeling or manufacturing process. If we or a regulatory agency discovers previously unknown problems with a product such as AEs of unanticipated severity or frequency, or problems with the facility where the product is manufactured, a regulatory agency may impose restrictions relative to that product or the manufacturing facility, including requiring recall or withdrawal of the product from the market or suspension of manufacturing.

If we fail to comply with applicable regulatory requirements following approval of any of our product candidates, a regulatory agency may:

●	issue a warning letter asserting that we are in violation of the law;

●	seek an injunction or impose civil or criminal penalties or monetary fines;

●	suspend or withdraw regulatory approval;

●	suspend any ongoing clinical trials;

●	refuse to approve a pending NDA or supplements to an NDA submitted by the combined business;

●	seize product or require a product recall; or

●	refuse to allow us to enter into supply contracts, including government contracts.

Any government investigation of alleged violations of law could require us to expend significant time and resources in response and could generate negative publicity. The occurrence of any event or penalty described above may inhibit our ability to commercialize our future products, if approved, and generate revenues.

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We may use our financial and human resources to pursue a particular research program or product candidate and fail to capitalize on programs or product candidates that may be more profitable or for which there is a greater likelihood of success.

As a result of our limited financial and human resources, we will have to make strategic decisions as to which product candidates to pursue and may forego or delay pursuit of opportunities with other product candidates or for other indications that later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. Our spending on research and development programs and product candidates for specific indications may not yield any commercially viable products. If we do not accurately evaluate the commercial potential or target market for a particular product candidate, we may relinquish valuable rights to that product candidate through strategic alliance, licensing or other royalty arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights to such product candidate, or we may allocate internal resources to a product candidate in a therapeutic area in which it would have been more advantageous to enter into a partnering arrangement.

We face significant competition from other biotechnology and pharmaceutical companies and our operating results will suffer if we fail to compete effectively.

The biopharmaceutical industry is characterized by intense competition and rapid innovation. Our competitors may be able to develop other compounds or drugs that are able to achieve similar or better results. Our potential competitors include major multinational pharmaceutical companies, established biotechnology companies, specialty pharmaceutical companies and universities and other research institutions. Many of our competitors have substantially greater financial, technical and other resources, such as larger research and development staff and experienced marketing and manufacturing organizations and well-established sales forces. Smaller or early-stage companies may also prove to be significant competitors, particularly as they develop novel approaches to treating disease indications that our product candidates are also focused on treating. Established pharmaceutical companies may also invest heavily to accelerate discovery and development of novel therapeutics or to in-license novel therapeutics that could make the product candidates that we develop obsolete. Mergers and acquisitions in the biotechnology and pharmaceutical industries may result in even more resources being concentrated in our competitors. Competition may increase further as a result of advances in the commercial applicability of technologies and greater availability of capital for investment in these industries. Our competitors, either alone or with collaboration partners, may succeed in developing, acquiring or licensing on an exclusive basis drug or biologic products that are more effective, safer, more easily commercialized or less costly than our product candidates or may develop proprietary technologies or secure patent protection that we may need for the development of our technologies and products. We believe the key competitive factors that will affect the development and commercial success of our product candidates are efficacy, safety, tolerability, reliability, convenience of use, price and reimbursement.

Even if we obtain regulatory approval of drug products, the availability and price of our competitors’ products could limit the demand and the price we are able to charge for our product candidates. We may not be able to implement our business plan if the acceptance of our product candidates is inhibited by price competition or the reluctance of physicians to switch from existing methods of treatment to our product candidates, or if physicians switch to other new drug or biologic products or choose to reserve our product candidates for use in limited circumstances.

The commercial success of our product candidates will depend upon the acceptance of these product candidates by the medical community, including physicians, patients and healthcare payors.

The degree of market acceptance of any product candidates will depend on a number of factors, including:

●	demonstration of clinical safety and efficacy compared to other products;

●	the relative convenience, ease of administration and acceptance by physicians, patients and healthcare payors;

●	the prevalence and severity of any AEs;

●	limitations or warnings contained in the FDA-approved label for such products;

●	availability of alternative treatments;

●	pricing and cost-effectiveness;

●	the effectiveness of our, or any of our collaborators’, sales and marketing strategies;

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●	our ability to obtain hospital or payor formulary approval;

●	our ability to obtain and maintain sufficient third-party coverage and adequate reimbursement; and

●	the willingness of patients to pay out-of-pocket in the absence of third-party coverage.

If a product is approved but does not achieve an adequate level of acceptance by physicians, patients and healthcare payors, we may not generate sufficient revenues from such product and we may not become or remain profitable. Such increased competition may decrease any future potential revenue for current and future product candidates due to increasing pressure for lower pricing and higher discounts in the commercialization of our product.

If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to market and sell our product candidates, we may be unable to generate any revenues.

We currently do not have an organization for the sales, marketing and distribution of pharmaceutical products and the cost of establishing and maintaining such an organization may exceed the cost-effectiveness of doing so. In order to market any products that may be approved, we must build our sales, marketing, managerial and other non-technical capabilities or make arrangements with third parties to perform these services. With respect to future programs, we may rely completely on an alliance partner for sales and marketing. In addition, we may enter into strategic alliances with third parties to commercialize other product candidates, if approved, including in markets outside of the United States or for other large markets that are beyond our resources. Although we intend to establish a sales organization if we are able to obtain approval to market any product candidates for niche markets in the United States, we will also consider the option to enter into strategic alliances for current and future product candidates in the United States if commercialization requirements exceed our available resources. This will reduce the revenue generated from the sales of these products.

Any future strategic alliance partners may not dedicate sufficient resources to the commercialization of our product candidates, if approved, or may otherwise fail in their commercialization due to factors beyond our control. If we are unable to establish effective alliances to enable the sale of our product candidates, if approved, to healthcare professionals and in geographical regions, including the United States, that will not be covered by our own marketing and sales force, or if our potential future strategic alliance partners do not successfully commercialize the product candidates that may be approved, our ability to generate revenues from product sales will be adversely affected.

If we are unable to establish adequate sales, marketing and distribution capabilities, whether independently or with third parties, we may not be able to generate sufficient product revenue and may not become profitable. We will be competing with many companies that currently have extensive and well-funded marketing and sales operations. Without an internal team or the support of a third party to perform marketing and sales functions, we may be unable to compete successfully against these more established companies.

If we obtain approval to commercialize any approved products outside of the United States, a variety of risks associated with international operations could materially adversely affect our business.

If we obtain approval to commercialize any approved products outside of the United States, we expect that we will be subject to additional risks related to entering into international business relationships, including:

●	different regulatory requirements for drug approvals in foreign countries;

●	differing payor reimbursement regimes, governmental payors or patient self-pay systems and price controls;

●	reduced protection for intellectual property rights;

●	unexpected changes in tariffs, trade barriers and regulatory requirements;

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●	economic weakness, including inflation, or political instability in particular foreign economies and markets;

●	compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;

●	foreign taxes, including withholding of payroll taxes;

●	foreign currency fluctuations, which could result in increased operating expenses and reduced revenues, and other obligations incident to doing business in another country;

●	workforce uncertainty in countries where labor unrest is more common than in the United States;

●	production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad; and

●	business interruptions resulting from geopolitical actions, including war and terrorism, or natural disasters including earthquakes, typhoons, floods and fires.

Coverage and adequate reimbursement may not be available for our product candidates, if approved, which could make it difficult for us to sell products profitably.

Market acceptance and sales of any product candidates that we develop will depend on coverage and reimbursement policies and may be affected by future healthcare reform measures. Government authorities and third-party payors, such as private health insurers, government payors and health maintenance organizations, decide which drugs they will pay for and establish reimbursement levels. We cannot be sure that coverage and adequate reimbursement will be available for any current and future product candidates. In the United States, the Centers for Medicare & Medicaid Services (“CMS”), an agency within the U.S. Department of Health and Human Services (“HHS”), decides whether and to what extent a new drug will be covered and reimbursed under Medicare. Private payors tend to follow the coverage reimbursement policies established by CMS to a substantial degree. It is difficult to predict what CMS will decide with respect to reimbursement for novel product candidates. Inadequate reimbursement amounts may reduce the demand for, or the price of, our future products. Further, one payor’s determination to provide coverage for a product does not assure that other payors will also provide coverage for the product. If reimbursement is not available, or is available only at limited levels, we may not be able to successfully commercialize product candidates that we develop and that may be approved. Thus, even if we succeed in bringing a product to market, it may not be considered medically necessary or cost-effective, and the amount reimbursed for any products may be insufficient to allow us to sell our products on a competitive basis.

There have been a number of legislative and regulatory proposals to change the healthcare system in the United States and in some foreign jurisdictions that could affect our ability to sell products profitably. These legislative and/or regulatory changes may negatively impact the reimbursement for drug products, following approval. The availability of numerous generic treatments may also substantially reduce the likelihood of reimbursement for our future products. We expect to experience pricing pressures in connection with the sale of any products that we develop, due to the trend toward managed healthcare, the increasing influence of health maintenance organizations and additional legislative changes. The downward pressure on healthcare costs in general, and prescription drugs in particular, has and is expected to continue to increase in the future. For instance, government and private payors who reimburse patients or healthcare providers are increasingly seeking greater upfront discounts, additional rebates and other concessions to reduce prices for pharmaceutical products. If we fail to successfully secure and maintain reimbursement coverage for our future products or are significantly delayed in doing so, we will have difficulty achieving market acceptance of our future products and our business will be harmed.

In addition, in some non-U.S. jurisdictions, the proposed pricing for a drug must be approved before it may be lawfully marketed. The requirements governing drug pricing vary widely from country to country. For example, the European Union provides options for its member states to restrict the range of medicinal products for which their national health insurance systems provide reimbursement and to control the prices of medicinal products for human use. A member state may approve a specific price for the medicinal product or it may instead adopt a system of direct or indirect controls on the profitability of the company placing the medicinal product on the market. There can be no assurance that any country that has price controls or reimbursement limitations for pharmaceutical products will allow favorable reimbursement and pricing arrangements for any of our products. Historically, products launched in the European Union do not follow price structures of the U.S. and generally tend to be priced significantly lower.

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If we fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of our business.

We are subject to numerous environmental, health and safety laws and regulations, including those governing laboratory procedures and the handling, use, storage, treatment and disposal of hazardous materials and wastes. Our operations involve the use of hazardous and flammable materials, including chemicals and biological materials. Our operations also produce hazardous waste products. We generally contract with third parties for the disposal of these materials and wastes. We cannot eliminate the risk of contamination or injury from these materials. In the event of contamination or injury resulting from our use of hazardous materials, we could be held liable for any resulting damages, and any liability could exceed our resources. We also could incur significant costs associated with civil or criminal fines and penalties.

We maintain workers’ compensation insurance to cover our costs and expenses that we may incur due to injuries to our employees resulting from the use of hazardous materials or other work-related injuries. This insurance, however, may not provide adequate coverage against potential liabilities. In addition, we may incur substantial costs in order to comply with current or future environmental, health and safety laws and regulations. These current or future laws and regulations may impair our research, development or production efforts. Failure to comply with these laws and regulations also may result in substantial fines, penalties or other sanctions.

Risks Related to Our Reliance on Third Parties

We rely on third parties to conduct some aspects of our compound formulation, research, preclinical studies and clinical trials, and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such formulation, research or testing.

We do not expect to independently conduct all aspects of our drug discovery activities, compound formulation research, preclinical studies and clinical trials of product candidates. We currently rely and expect to continue to rely on third parties to conduct some aspects of our preclinical studies, clinical studies and formulation development.

Any of these third parties may terminate their engagements with us at any time. If we need to enter into alternative arrangements, it will delay our product development activities. Our reliance on these third parties for research and development activities will reduce our control over these activities but will not relieve us of our responsibilities. For example, for product candidates that we develop and commercializes on our own, we will remain responsible for ensuring that each of our IND-enabling studies and clinical trials are conducted in accordance with the study plan and protocols for the trial.

If these third parties do not successfully carry out their contractual duties, meet expected deadlines or conduct our studies in accordance with regulatory requirements or our stated study plans and protocols, we will not be able to complete, or may be delayed in completing, the necessary preclinical studies to enable us to select viable product candidates for IND submissions and will not be able to, or may be delayed in our efforts to, successfully develop and commercialize such product candidates.

We rely on third-party manufacturers to produce the supply of our preclinical product candidates, and we intend to rely on third parties to produce future clinical supplies of product candidates that we advance into clinical trials and commercial supplies of any approved product candidates.

Reliance on third-party manufacturers entails risks, including risks that we would not be subject to if we manufactured the product candidates ourselves, including:

●	the inability to meet any product specifications and quality requirements consistently;

●	a delay or inability to procure or expand sufficient manufacturing capacity;

●	manufacturing and product quality issues related to scale-up of manufacturing;

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●	costs and validation of new equipment and facilities required for scale-up;

●	a failure to comply with cGMP and similar foreign standards;

●	the inability to negotiate manufacturing or supply agreements with third parties under commercially reasonable terms;

●	termination or nonrenewal of manufacturing agreements with third parties in a manner or at a time that is costly or damaging to us;

●	the reliance on a limited number of sources, and in some cases, single sources for raw materials, such that if we are unable to secure a sufficient supply of these product components, we will be unable to manufacture and sell current and future product candidates in a timely fashion, in sufficient quantities or under acceptable terms;

●	the lack of qualified backup suppliers for any raw materials that are currently purchased from a single source supplier;

●	operations of our third-party manufacturers or suppliers could be disrupted by conditions unrelated to our business or operations, including the bankruptcy of the manufacturer or supplier;

●	carrier disruptions or increased costs that are beyond our control; and

●	the failure to deliver products under specified storage conditions and in a timely manner.

Any of these events could lead to clinical study delays or failure to obtain regulatory approval, or impact our ability to successfully commercialize future products, if approved. Some of these events could be the basis for FDA action, including injunction, recall, seizure or total or partial suspension of production.

We rely on limited sources of supply for the drug substance of product candidates and any disruption in the chain of supply may cause a delay in developing and commercializing these product candidates.

We have established manufacturing relationships with a limited number of suppliers to manufacture raw materials and the drug substance used to create our product candidates. The availability of such suppliers to manufacture raw materials for our product candidates may be limited. Further, each supplier may require licenses to manufacture such components if such processes are not owned by the supplier or in the public domain. As part of any marketing approval, a manufacturer and its processes are required to be qualified by the FDA prior to commercialization. If supply from the approved vendor is interrupted, there could be a significant disruption in commercial supply. An alternative vendor would need to be qualified through an NDA supplement which could result in further delay. The FDA or other regulatory agencies outside of the United States may also require additional studies if a new supplier is relied upon for commercial production. Switching vendors may involve substantial costs and is likely to result in a delay in our desired clinical and commercial timelines.

These factors could cause the delay of clinical trials, regulatory submissions, required approvals or commercialization of our product candidates, cause us to incur higher costs and prevent us from commercializing our products successfully. Furthermore, if our suppliers fail to deliver the required commercial quantities of active pharmaceutical ingredients on a timely basis and at commercially reasonable prices, and we are unable to secure one or more replacement suppliers capable of production in a timely manner at a substantially equivalent cost, our clinical trials may be delayed or we could lose potential revenue.

Manufacturing issues may arise that could increase product and regulatory approval costs or delay commercialization.

Manufacturing of product candidates and conducting required stability testing, product, packaging, equipment and process-related issues may require refinement or resolution in order to proceed with any clinical trials and obtain regulatory approval for commercial marketing. We may identify significant impurities, which could result in increased scrutiny by the regulatory agencies, delays in clinical programs and regulatory approval, increases in our operating expenses, or failure to obtain or maintain approval for product candidates or any approved products.

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We intend to rely on third parties to conduct, supervise and monitor our clinical trials, and if those third parties perform in an unsatisfactory manner, it may harm our business.

We intend to rely on CROs and clinical trial sites to ensure the proper and timely conduct of our clinical trials. While we will have agreements governing their activities, we have limited influence over their actual performance. We will control only certain aspects of our CROs’ activities. Nevertheless, we will be responsible for ensuring that each of our clinical trials are conducted in accordance with the applicable protocol, legal, regulatory and scientific standards and our reliance on the CROs will not relieve us of our regulatory responsibilities.

We and our CROs will be required to comply with the FDA’s or other regulatory agency’s GCPs, for conducting, recording and reporting the results of IND-enabling studies and clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of future clinical trial participants are protected. The FDA and non-U.S. regulatory agencies enforce these GCPs through periodic inspections of trial sponsors, principal investigators and clinical trial sites. If we or our future CROs fail to comply with applicable GCPs, the clinical data generated in our clinical trials may be deemed unreliable and the FDA or applicable non-U.S. regulatory agency may require us to perform additional clinical trials before approving any marketing applications for the relevant jurisdiction. Upon inspection, the FDA or applicable non-U.S. regulatory agency may determine that our future clinical trials do not comply with GCPs. In addition, our future clinical trials will require a sufficiently large number of test subjects to evaluate the safety and effectiveness of a potential drug product. Accordingly, if our future CROs fail to comply with these regulations or fail to recruit a sufficient number of patients, we may be required to repeat such clinical trials, which would delay the regulatory approval process.

Our future CROs will not be our employees, and we will not be able to control whether or not they devote sufficient time and resources to our future clinical and nonclinical programs. These CROs may also have relationships with other commercial entities, including our competitors, for whom they may also be conducting clinical trials, or other drug development activities which could harm our competitive position. If our future CROs do not successfully carry out their contractual duties or obligations, fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements, or for any other reasons, our clinical trials may be extended, delayed or terminated, and we may not be able to obtain regulatory approval for, or successfully commercialize our product candidates. As a result, our financial results and the commercial prospects for such products and any product candidates that we develop would be harmed, our costs could increase, and our ability to generate revenues could be delayed.

We intend to rely on other third parties to store and distribute drug products for any clinical trials that we may conduct. Any performance failure on the part of our distributors could delay clinical development or marketing approval of our product candidates or commercialization of our products, if approved, producing additional losses and depriving us of potential product revenue.

Risks Related to Our Intellectual Property

If we are unable to obtain or protect intellectual property rights related to our current and future products and product candidates, we may not be able to compete effectively in our markets.

Our success depends in part on our ability to obtain and maintain patents and other forms of intellectual property rights, including in-licenses of intellectual property rights of others, for our product candidates, methods used to develop and manufacture our product candidates and methods for treating patients using our product candidates, as well as our ability to preserve our trade secrets, to prevent third parties from infringing upon our proprietary rights and to operate without infringing upon the proprietary rights of others. The strength of patents in the biotechnology and pharmaceutical field involves complex legal and scientific questions and can be uncertain. The patent applications that we own or in-license may fail to result in patents with claims that cover the products in the United States or in other countries. There is no assurance that all of the potentially relevant prior art relating to our patents and patent applications has been found; such prior art can invalidate a patent or prevent a patent from issuing based on a pending patent application. Even if patents do successfully issue, third parties may challenge their validity, enforceability or scope, which may result in such patents being narrowed or invalidated. Furthermore, even if they are unchallenged, our patents and patent applications may not adequately protect our intellectual property or prevent others from designing around our claims.

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If the patent applications we hold or have in-licensed with respect to our programs or product candidates fail to issue or if their breadth or strength of protection is threatened, it could dissuade companies from collaborating with us to develop product candidates, and threaten our ability to commercialize, future products. We cannot offer any assurances about which, if any, patents will issue or whether any issued patents will be found invalid and unenforceable or will be threatened by third parties. A patent may be challenged through one or more of several administrative proceedings including post-grant challenges, re-examination or opposition before the United States Patent and Trademark Office (“USPTO”) or foreign patent offices. Any successful challenge of patents or any other patents owned by or licensed to us could deprive us of rights necessary for the successful commercialization of any product candidates that we may develop.

Since patent applications in the United States and most other countries are confidential for a period of time after filing, and some remain so until issued, we cannot be certain that we were the first to file any patent application related to a product candidate. Furthermore, in certain situations, if we and one or more third parties have filed patent applications in the United States and claiming the same subject matter, an administrative proceeding, known as an interference, can be initiated to determine which applicant is entitled to the patent on that subject matter. Such an interference proceeding provoked by third parties or brought by us may be necessary to determine the priority of inventions with respect to our patents or patent applications, or those of our licensors. An unfavorable outcome could require us to cease using the related technology or to require us to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license at all, or on commercially reasonable terms. Our defense of a patent or patent application in such a proceeding may not be successful and, even if successful, may result in substantial costs and distract our management and other employees.

In addition, patents have a limited lifespan. In the United States, the natural expiration of a patent is generally 20 years after it is filed. Various extensions may be available however the life of a patent, and the protection it affords is limited. Once the patent life has expired for a product, we may be open to competition from generic medications. Further, if we encounter delays in regulatory approvals, the period of time during which we could market a product candidate under patent protection could be reduced.

In addition to the protection afforded by patents, we rely on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable, including processes for which patents are difficult to enforce and any other elements of our drug discovery and development processes that involve proprietary know-how, information or technology that is not covered by patents. Although each of our employees agrees to assign their inventions to us through an employee inventions agreement, and all of our employees, consultants, advisors and any third parties who have access to our proprietary know-how, information or technology are required to enter into confidentiality agreements, we cannot provide any assurances that all such agreements have been duly executed, that our trade secrets and other confidential proprietary information will not be disclosed or that competitors will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. In addition, others may independently discover our trade secrets and proprietary information. For example, the FDA, as part of its Transparency Initiative, is currently considering whether to make additional information publicly available on a routine basis, including information that we may consider to be trade secrets or other proprietary information, and it is not clear at the present time how the FDA’s disclosure policies may change in the future, if at all.

Further, the laws of some foreign countries do not protect proprietary rights to the same extent or in the same manner as the laws of the United States. As a result, we may encounter significant problems in protecting and defending our intellectual property both in the United States and abroad. If we are unable to prevent material disclosure of the non-patented intellectual property related to our technologies to third parties, and there is no guarantee that we will have any such enforceable trade secret protection, we may not be able to establish or maintain a competitive advantage in our market, which could materially adversely affect our business, results of operations and financial condition.

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Third-party claims of intellectual property infringement may prevent or delay our development and commercialization efforts.

Our commercial success depends in part on us avoiding infringement of the patents and proprietary rights of third parties. There is a substantial amount of litigation, both within and outside the United States, involving patent and other intellectual property rights in the biotechnology and pharmaceutical industries, including patent infringement lawsuits. Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which we are pursuing development candidates. As the biotechnology and pharmaceutical industries expand and more patents are issued, the risk increases that our product candidates may be subject to claims of infringement of the patent rights of third parties.

Third parties may assert that we are employing their proprietary technology without authorization. There may be third-party patents or patent applications with claims to materials, formulations, methods of manufacture or methods for treatment related to the use or manufacture of our product candidates. Because patent applications can take many years to issue, there may be currently pending patent applications which may later result in patents that our product candidates may infringe. In addition, third parties may obtain patents in the future and claim that use of our technologies infringes upon these patents. If any third-party patents were held by a court of competent jurisdiction to cover the manufacturing process of any of our product candidates, any molecules formed during the manufacturing process or any final product, the holders of any such patents may be able to block our ability to commercialize such product candidate unless we obtained a license under the applicable patents, or until such patents expire. Similarly, if any third-party patents were held by a court of competent jurisdiction to cover aspects of our formulations, processes for manufacture or methods of use, including combination therapy, the holders of any such patents may be able to block our ability to develop and commercialize the applicable product candidate unless we obtained a license or until such patent expires. In either case, such a license may not be available on commercially reasonable terms or at all.

Parties making claims against us may obtain injunctive or other equitable relief, which could effectively block our ability to further develop and commercialize one or more of our product candidates. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of management or employee resources from our business. In the event of a successful claim of infringement against us, we may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, pay royalties, redesign our infringing products or obtain one or more licenses from third parties, which may be impossible or require substantial time and monetary expenditure.

If we fail to obtain licenses or comply with our obligations in these agreements under which we license intellectual property rights from third parties or otherwise experiences disruptions to our business relationships with our licensors, we could lose license rights that are important to our business.

We are a party to intellectual property license agreements that are important to our business and expect to enter into additional license agreements in the future. Our existing license agreements impose, and we expect that future license agreements will impose, various obligations on us.

We may need to obtain licenses from third parties to advance our research or allow commercialization of our product candidates, and we have done so from time to time. We may fail to obtain any of these licenses at a reasonable cost or on reasonable terms, if at all. In that event, we would be unable to further develop and commercialize one or more of our product candidates, which could harm our business significantly. We cannot provide any assurances that third-party patents do not exist which might be enforced against our future products, resulting in either an injunction prohibiting our sales, or, with respect to our sales, an obligation on our part to pay royalties and/or other forms of compensation to third parties.

We may be involved in lawsuits to protect or enforce our patents or the patents of our licensees, which could be expensive, time consuming and unsuccessful.

Competitors may infringe on our patents or the patents of our licensees. To counter infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time-consuming. In addition, in an infringement proceeding, a court may decide that a patent of ours or of our licensees is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology in question. An adverse result in any litigation or defense proceedings could put one or more of our patents at risk of being invalidated or interpreted narrowly and could put our patent applications at risk of not issuing.

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Our defense in a lawsuit may fail and, even if successful, may result in substantial costs and distract our management and other employees. We may not be able to prevent, alone or with our licensees, misappropriation of our intellectual property rights, particularly in countries where the laws may not protect those rights as fully as in the United States.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of our ordinary shares.

We may be subject to claims that our employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties.

We employ individuals who were previously employed at other biotechnology or pharmaceutical companies. We may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise used or disclosed confidential information of our employees’ former employers or other third parties. We may also be subject to claims that former employers or other third parties have an ownership interest in our patents. Litigation may be necessary to defend against these claims. There is no guarantee of success in defending these claims, and if we are successful, litigation could result in substantial cost and be a distraction to our management and other employees.

Risks Related to Our Business Operations and Industry

Our future success depends on our ability to attract and retain key executives and to attract, retain and motivate qualified personnel.

We are highly dependent on principal members of our executive team, and any reduction or loss of their services may adversely impact the achievement of our objectives. While we have entered into employment agreements with our principal executive officers, any of them could leave our employment at any time, as all of our employees are “at will” employees. Recruiting and retaining other qualified employees for our business, including scientific and technical personnel, will also be critical to our success. There is currently a shortage of skilled executives in our industry, which is likely to continue. As a result, competition for skilled personnel is intense and the turnover rate can be high. We may not be able to attract and retain personnel on acceptable terms given the competition among numerous pharmaceutical companies for individuals with similar skill sets. In addition, failure to succeed in clinical trials may make it more challenging to recruit and retain qualified personnel. The inability to recruit any executive or key employee or the loss of the services of any executive or key employee might impede progress of our research, development and commercialization objectives.

We may need to expand our organization and may experience difficulties in managing this growth, which could disrupt our operations.

In the future we may expand our employee base to increase our managerial, scientific, operational, commercial, financial and other resources and we may hire more consultants and contractors. Future growth would impose significant additional responsibilities on our management, including the need to identify, recruit, maintain, motivate and integrate additional employees, consultants and contractors. Also, our management may need to divert a disproportionate amount of its attention away from our day-to-day activities and devote a substantial amount of time to managing these growth activities. we may not be able to effectively manage the expansion of our operations, which may result in weaknesses in our infrastructure or give rise to operational mistakes, loss of business opportunities, loss of employees or reduced productivity among remaining employees. Our expected growth could require significant capital expenditures and may divert financial resources from other projects, such as the development of additional product candidates. Moreover, if our management is unable to effectively manage our growth, our expenses may increase more than expected, our ability to generate and/or grow revenues could be reduced, and we may not be able to implement our business strategy. Our future financial performance and our ability to commercialize product candidates and compete effectively will depend, in part, on our ability to effectively manage any future growth.

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Our employees may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements and insider trading.

We are exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional or nonintentional failures to comply with the regulations of the FDA and non-U.S. regulators, to provide accurate information to the FDA and non-U.S. regulators, to comply with healthcare fraud and abuse laws and regulations in the United States and abroad, to report financial information or data accurately or to disclose unauthorized activities to us. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements.

Employee misconduct could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and cause serious harm to our reputation. We have adopted a code of conduct, but it is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourself or asserting our rights, those actions could have a significant impact on our business, including the imposition of civil, criminal and administrative penalties, damages, fines, possible exclusion from Medicare, Medicaid and other government healthcare programs, additional reporting requirements and/or oversight, particularly if we becomes subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance, disgorgement, imprisonment, and contractual damages. Even if we are ultimately successful in defending against any such action, we could be required to divert financial and managerial resources in doing so and adverse publicity could result, all of which could harm our business.

Future relationships with customers and third-party payors as well as certain of our business operations may be subject, directly or indirectly, to federal and state healthcare fraud and abuse laws, false claims laws and health information privacy and security laws. If we are unable to comply, or have not fully complied, with such laws, we could face criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings.

If we obtain FDA approval for any of our product candidates and begins commercializing those products in the United States, our operations may be directly, or indirectly through our customers, further subject to various federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute and the federal False Claims Act. These laws may impact, among other things, our proposed sales, marketing and education programs. In addition, we may be subject to patient privacy regulation by the federal government and by the U.S. states and foreign jurisdictions in which we conduct our business. The healthcare laws and regulations that may affect our ability to operate include:

●	The federal Anti-Kickback Statute, which prohibits, among other things, persons and entities from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, to induce, or in return for, either the referral of an individual, or the purchase or recommendation of an item or service for which payment may be made under a federal healthcare program, such as the Medicare and Medicaid programs. Remuneration has been interpreted broadly to include anything of value. Although there are a number of statutory exemptions and regulatory safe harbors protecting certain common activities from prosecution, the exemptions and safe harbors are drawn narrowly, and those activities may be subject to scrutiny or penalty if they do not qualify for an exemption or safe harbor. A conviction for violation of the Anti-Kickback Statute requires mandatory exclusion from participation in federal healthcare programs. This statute has been applied to arrangements between pharmaceutical manufacturers and those in a position to purchase products or refer others, including prescribers, patients, purchasers and formulary managers. In addition, the ACA amended the Social Security Act to provide that the U.S. government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal civil False Claims Act penalties for which are described below.

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●	Federal civil and criminal false claims laws and civil monetary penalty laws, including the federal False Claims Act, which imposes criminal or civil penalties, including through civil whistleblower or qui tam actions, against individuals or entities for, among other things, knowingly presenting, or causing to be presented, claims for payment to the federal government, including Medicare or Medicaid, that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government. Liability under the False Claims Act is potentially significant in the healthcare industry because the statute provides for treble damages and mandatory penalties of $5,500 to $11,000 per false claim or statement ($12,537 to $25,076 per false claim or statement for penalties assessed after May 9, 2022, for violations occurring after November 2, 2015).

●	The civil monetary penalties statute, which imposes penalties against any person or entity who, among other things, is determined to have presented or caused to be presented a claim to a federal healthcare program that the person knows or should know is for an item or service that was not provided as claimed or is false or fraudulent.

●	HIPAA, which imposes civil and criminal penalties for, among other things, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations or promises, any money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (e.g., public or private), knowingly and willfully embezzling or stealing from a health care benefit program, willfully obstructing a criminal investigation of a healthcare offense and knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statements in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare.

●	HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, or HITECH, and its implementing regulations, which imposes certain requirements on certain types of individuals and entities, such as healthcare providers, health plans and healthcare clearing houses, known as “covered entities,” as well as their “business associates,” independent contractors or agents of covered entities that receive or obtain individually identifiable health information in connection with providing a service on behalf of a covered entity, relating to the privacy, security and transmission of individually identifiable health information.

●	The federal Physician Payments Sunshine Act, which requires certain manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program, with specific exceptions, to report annually to CMS, information related to payments or other transfers of value made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, or to entities or individuals at the request of, or designated on behalf of, physicians and teaching hospitals, and further requires applicable manufacturers and applicable group purchasing organizations to report annually to CMS ownership and investment interests held by physicians and their immediate family members. These reporting obligations have extended, such that beginning January 1, 2022, companies must also report payments and transfers of value provided to non-physician providers and other types of healthcare professionals such as physician assistants and nurse practitioners. Failure to submit timely, accurately and completely the required information for all covered payments, transfers of value and ownership or investment interests may result in civil monetary penalties. In addition, many states also govern the reporting of payments or other transfers of value, many of which differ from each other in significant ways, are often not pre-empted, and may have a more prohibitive effect than the Sunshine Act, thus further complicating compliance efforts.

●	Many state and foreign law equivalents of each of the above federal laws, such as: anti-kickback and false claims laws which may apply to items or services reimbursed by any third party payor, including commercial insurers; state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government; state laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures; state and local laws that require the registration of pharmaceutical sales representatives; and state and foreign laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

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In addition, the European Union has established its own data security and privacy legal framework, including but not limited to Directive 95/46/EC. The European General Data Protection Regulation contains new provisions specifically directed at the processing of health information, higher sanctions and extra-territoriality measures intended to bring non-European Union companies under the regulation.

If our operations are found to be in violation of any of the laws described above or any other governmental regulations or laws that apply to us, we may be subject to penalties, including, without limitation, civil, criminal and administrative penalties, damages, fines, possible exclusion from Medicare, Medicaid and other government healthcare programs, additional reporting requirements and/or oversight, particularly if we become subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance, disgorgement, imprisonment, contractual damages, reputational harm, diminished profits and future earnings, and curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations.

Recent and future healthcare legislation may further impact our business operations.

The United States and some foreign jurisdictions are considering or have enacted a number of legislative and regulatory proposals to change the healthcare system in ways that could affect our ability to sell our products profitably. Among policy makers and payors in the United States and elsewhere, there is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality or expanding access. In the United States, the pharmaceutical industry has been a particular focus of these efforts and has been significantly affected by major legislative initiatives.

We expect that healthcare reform measures that may be adopted in the future may result in more rigorous coverage criteria and lower reimbursement, and in additional downward pressure on the price that we receive for any approved product. Any reduction in reimbursement from Medicare or other government-funded programs may result in a similar reduction in payments from private payors.

We cannot predict what healthcare reform initiatives may be adopted in the future. Further federal, state and foreign legislative and regulatory developments are likely, and we expect ongoing initiatives to increase pressure on drug pricing. Such reforms could have an adverse effect on anticipated revenues from product candidates that we may successfully develop and for which we may obtain regulatory approval and may affect our overall financial condition and ability to develop product candidates.

We face potential product liability, and, if successful claims are brought against us, we may incur substantial liability and costs.

The use of our product candidates in current and future clinical trials and the sale of any products for which we obtain marketing approval exposes us to the risk of product liability claims. Product liability claims might be brought against us by consumers, healthcare providers, pharmaceutical companies or others selling or otherwise coming into contact with our products. For example, unanticipated adverse effects could result from the use of our current and future products or product candidates which may result in a potential product liability claim. If we cannot successfully defend against product liability claims, we could incur substantial liability and costs. In addition, regardless of merit or eventual outcome, product liability claims may result in:

●	impairment of our business reputation;

●	withdrawal of clinical trial participants;

●	costs due to related litigation;

●	distraction of management’s attention from our primary business;

●	substantial monetary awards to patients or other claimants;

●	the inability to commercialize our product candidates; and

●	decreased demand for our product candidates, if approved for commercial sale.

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We have obtained product liability insurance relating to the use of our therapeutics in current and future clinical trials. However, such insurance coverage may not be sufficient to reimburse us for any expenses or losses we may suffer. Moreover, insurance coverage is becoming increasingly expensive and in the future we may not be able to obtain or maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses due to liability. If and when we obtain marketing approval for product candidates, we intend to expand our insurance coverage to include the sale of commercial products; however, we may be unable to obtain product liability insurance on commercially reasonable terms or in adequate amounts. On occasion, large judgments have been awarded in class action lawsuits based on drugs that had unanticipated adverse effects. A successful product liability claim or series of claims brought against us could cause our share price to decline and, if judgments exceed our insurance coverage, could adversely affect our results of operations and business.

Cyber security risks and the failure to maintain the confidentiality, integrity, and availability of our computer hardware, software, and Internet applications and related tools and functions could result in damage to our reputation and/or subject us to costs, fines or lawsuits.

Our business requires manipulating, analyzing and storing large amounts of data. In addition, we rely on a global enterprise software system to operate and manage our business. We also maintain personally identifiable information about our employees. Our business therefore depends on the continuous, effective, reliable, and secure operation of our computer hardware, software, networks, Internet servers, and related infrastructure. To the extent that our hardware or software malfunctions or access to our data by internal research personnel is interrupted, our business could suffer. The integrity and protection of our employees and company data is critical to our business and employees have a high expectation that we will adequately protect their personal information. The regulatory environment governing information, security and privacy laws is increasingly demanding and continues to evolve. Maintaining compliance with applicable security and privacy regulations may increase our operating costs. Although our computer and communications hardware is protected through physical and software safeguards, it is still vulnerable to fire, storm, flood, power loss, earthquakes, telecommunications failures, physical or software break-ins, software viruses, and similar events. These events could lead to the unauthorized access, disclosure and use of non-public information. The techniques used by criminal elements to attack computer systems are sophisticated, change frequently and may originate from less regulated and remote areas of the world. As a result, we may not be able to address these threats proactively or implement adequate preventative measures. If our computer systems are compromised, we could be subject to fines, damages, litigation and enforcement actions, and we could lose trade secrets, the occurrence of which could harm our business. In addition, any sustained disruption in internet access provided by other companies could harm our business.

Business disruptions could seriously harm future revenue and financial condition and increase our costs and expenses.

Our operations, and those of CROs and other contractors and consultants, could be subject to earthquakes, power shortages, telecommunications failures, water shortages, floods, hurricanes, typhoons, fires, extreme weather conditions, medical epidemics and other natural or man-made disasters or business interruptions, for which we are predominantly self-insured. The occurrence of any of these business disruptions could seriously harm our operations and financial condition and increase our costs and expenses.

Our corporate headquarters are located in Foster City, California, an area prone to wildfires and earthquakes. These and other natural disasters could severely disrupt our operations, and have a material adverse effect on our business, results of operations, financial condition and prospects. If a natural disaster, power outage or other event occurred that prevented us from using all or a significant portion of our headquarters, that damaged critical infrastructure, or that otherwise disrupted operations, it may be difficult or, in certain cases, impossible for us to continue our business for a substantial period of time. Any disaster recovery and business continuity plans we have in place may prove inadequate in the event of a serious disaster or similar event. We may incur substantial expenses as a result of the limited nature of our disaster recovery and business continuity plans, which, could have a material adverse effect on our business.

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We will need to increase the size of our organization and the scope of our outside vendor relationships, and we may experience difficulties in managing growth.

Our management and scientific personnel, systems and facilities currently in place may not be adequate to support our future growth. We needs to effectively manage our operations, growth and various projects and requires that we:

●	manage our clinical trials effectively, including our existing and planned clinical trials;

●	manage our internal development efforts effectively while carrying out our contractual obligations to licensors, contractors and other third parties;
●	continue to improve our operational, financial and management controls and reporting systems and procedures; and

●	continue to attract and retain sufficient numbers of talented employees.

We are utilizing and expect in the future to utilize the services of vendors and research partners or collaborators to perform tasks including preclinical studies and clinical trial management, statistics and analysis, regulatory affairs, medical advisory, market research, formulation development, chemistry, manufacturing and control activities, other drug development functions, legal, auditing, financial advisory, and investor relations. Our growth strategy may also entail expanding our group of contractors or consultants to implement these and other tasks going forward. Because we rely on numerous consultants to outsource many key functions of our business, we will need to be able to effectively manage these consultants to ensure that they successfully carry out their contractual obligations and meet expected deadlines. However, if we are unable to effectively manage our outsourced activities or if the quality or accuracy of the services provided by consultants is compromised for any reason, our clinical trials may be extended, delayed or terminated, and we may not be able to obtain regulatory approval for our drug candidate or otherwise advance our business. There can be no assurance that we will be able to manage our existing consultants or find other competent outside contractors and consultants on economically reasonable terms, or at all. If we are not able to effectively expand our organization by hiring new employees and expanding our groups of consultants and contractors, we may be unable to successfully implement the tasks necessary to further develop and commercialize our drug candidates and, accordingly, may not achieve our research, development and commercialization goals.

Disruptions to our information technology systems, including future cyber-attacks and security breaches, and the costs of maintaining secure and effective information technology systems could negatively affect our business and results of operations.

The efficient operation of our businesses is highly dependent on computer hardware and software systems, including our customized information technology systems that form our PMP. Information systems are vulnerable to security breaches by computer hackers and cyber terrorists. We rely on industry accepted security measures and technology to securely maintain confidential and proprietary information maintained on our information systems, and continue to invest in maintaining and upgrading these systems and applications to ensure risk is controlled. Regardless of our efforts to maintain and upgrade our cyber security systems, there can be no assurance that we will not suffer an intrusion, that unauthorized parties will not gain access to confidential or personal information, or that any such incident will be discovered promptly. The techniques used by criminals to obtain unauthorized access to sensitive data change frequently and often are not recognized until launched against a target, and we may be unable to anticipate these techniques or implement adequate preventative measures. The failure to promptly detect, determine the extent of and appropriately respond to a significant data security breach could have a material adverse impact on our business, financial condition and results of operations. In addition, the unavailability of the information systems or failure of these systems to perform as anticipated for any reason, including a major disaster or business interruption resulting in an inability to access data stored in these systems or sustain the data center systems necessary to support functions to meet our needs, and any inability to respond to, or recover from, such an event, could disrupt our business and could result in decreased performance and increased overhead costs, causing our business and results of operations to suffer.

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Additionally, our operations involve the receipt and storage of sensitive data, including personal information about our employees and proprietary business information of ours and our vendors. We may also share information with vendors that assist us in conducting our business, as required by law, with the permission of the individual or as permitted under applicable privacy policies.

Despite the utilization of information security measures, we cannot be certain that all of our IT systems or the IT systems of our vendors are or will be able to prevent, contain or detect any future cyber-attacks or security breaches from known malware, malware that may be developed in the future or otherwise. Cyber-attacks are rapidly evolving and becoming increasingly sophisticated and difficult to detect, and therefore, we may be unable to anticipate these attacks or implement adequate preventive measures. Additionally, unauthorized parties may attempt to gain access to our or a vendor’s systems or facilities through fraud, trickery or other forms of deception involving our employees or vendors. To the extent that any attack or breach results in the loss, damage or misappropriation of information, we may be adversely affected by claims from persons participating in our clinical trials, shareholders and others and by costly inquiries or enforcement actions on the part of regulatory authorities. our operations could also be significantly disrupted by these claims, as well as by the need to spend significant time and expense to upgrade, fix or replace our systems. We could also lose credibility with persons participating in our clinical trials and suffer damage to our reputation and future sales, if any. In addition, the cost of complying with stricter privacy and information security laws and standards and developing, maintaining and upgrading technology systems to address future advances in technology, could be significant and we could experience problems and interruptions associated with the implementation of new or upgraded systems and technology or with maintenance or adequate support of existing systems.

Our failure to successfully acquire, develop and market additional drug candidates could impair our ability to grow.

As part of our growth strategy, we may evaluate, acquire, license, develop and/or market additional drug candidates and technologies. Our internal research capabilities are limited and we may be dependent upon pharmaceutical and biopharmaceutical companies, academic scientists and other researchers to sell or license drug candidates or technologies to us. The success of this strategy depends partly upon our ability to identify, select and acquire promising pharmaceutical drug candidates and technologies. The process of proposing, negotiating and implementing a license or acquisition of a drug candidate is lengthy and complex. Other companies, including some with substantially greater financial, marketing and sales resources, may compete with us for the license or acquisition of drug candidates and technologies. We have limited resources to identify and execute the acquisition or in-licensing of potential drug candidates and technologies and to integrate them into our current infrastructure. Moreover, we may devote resources to potential acquisitions or in-licensing opportunities that are never completed, or we may fail to realize the anticipated benefits of such efforts. Furthermore, we may not be able to acquire the rights to additional drug candidates on terms that we find acceptable, or at all.

In addition, future acquisitions of intellectual property rights may entail numerous operational and financial risks, including:

●	exposure to unknown liabilities;

●	disruption of our business and diversion of our management’s and technical personnel’s time and attention to develop acquired drug candidates or technologies;

●	incurrence of substantial debt or dilutive issuances of securities to pay for acquisition costs;

●	higher than expected acquisition costs; and

●	increased amortization expenses.

Any drug candidate that we acquire may require additional development efforts prior to commercial sale or out-licensing, including extensive clinical testing and approval by the FDA and applicable foreign regulatory authorities. All drug candidates are prone to risks of failure typical of pharmaceutical drug development, including the possibility that a drug candidate will not be shown to be sufficiently safe and effective for approval by regulatory authorities. In addition, we cannot provide assurance that any drugs that we may develop or approved drugs that we may acquire will be manufactured profitably or achieve market acceptance.

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We have obtained statistical data, market data and other industry data and forecasts used throughout this report from market research, publicly available information and industry publications which we believe are reliable but have not been verified by any third party.

This report contains estimates, projections and other information concerning our industry, our business and the markets for our drug candidates, including data regarding the estimated size of such markets and the incidence of certain medical conditions. We obtained the industry, market and similar data set forth in this report from our internal estimates and research and from academic and industry research, publications, surveys and studies conducted by third parties, including governmental agencies. In some cases, we do not expressly refer to the sources from which this data is derived. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. While we believe our internal research is reliable, such research has not been verified by any third party.

Risks Related to Our Incorporation in Israel

Your rights and responsibilities as a shareholder will be governed by Israeli law, which may differ in some respects from the rights and responsibilities of shareholders of U.S. corporations.

Because we are incorporated under Israeli law, the rights and responsibilities of our shareholders are governed by our articles of association and Israeli law. These rights and responsibilities differ in some material respects from the rights and responsibilities of shareholders of U.S. corporations. In particular, a shareholder of an Israeli company has a duty to act in good faith and in a customary manner in exercising its rights and performing its obligations towards the company and other shareholders and to refrain from abusing its power in the company, including, among other things, in voting at the general meeting of shareholders on certain matters, such as an amendment to the company’s articles of association, an increase of the company’s authorized share capital, a merger of the company and approval of related party transactions that require shareholder approval. A shareholder also has a general duty to refrain from discriminating against other shareholders. In addition, a controlling shareholder or a shareholder who knows that it possesses the power to determine the outcome of a shareholder vote or to appoint or prevent the appointment of an officer of the company has a duty to act in fairness towards the company with regard to such vote or appointment. However, Israeli law does not define the substance of this duty of fairness. There is limited case law available to assist us in understanding the nature of this duty or the implications of these provisions. These provisions may be interpreted to impose additional obligations and liabilities on our shareholders that are not typically imposed on shareholders of U.S. corporations.

Provisions of Israeli law and our amended and restated articles of association could make it more difficult for a third party to acquire us or increase the cost of acquiring us, even if doing so would benefit our shareholders.

Provisions of Israeli law and our amended and restated articles of association could have the effect of delaying or preventing a change in control and may make it more difficult for a third-party to acquire us or for our shareholders to elect different individuals to our board of directors, even if doing so would be considered to be beneficial by some of our shareholders, and may limit the price that investors may be willing to pay in the future for our ordinary shares. Among other things: Israeli corporate law regulates mergers and requires that a tender offer be effected when more than a specified percentage of shares in a company are purchased, Israeli corporate law does not provide for shareholder action by written consent, thereby requiring all shareholder actions to be taken at a general meeting of shareholders, and our amended and restated articles of association provide that director vacancies may be filled by our board of directors.

Further, Israeli tax considerations may make potential transactions undesirable to us or to some of our shareholders whose country of residence does not have a tax treaty with Israel granting tax relief to such shareholders from Israeli tax. For example, Israeli tax law does not recognize tax-free share exchanges to the same extent as U.S. tax law. With respect to mergers, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfillment of a number of conditions, including, in some cases, a holding period of two years from the date of the transaction during which sales and dispositions of shares of the participating companies are subject to certain restrictions. Moreover, with respect to certain share swap transactions, the tax deferral is limited in time, and when such time expires, the tax becomes payable even if no disposition of the shares has occurred.

The tax benefits that are available to us if and when we generate taxable income require us to meet various conditions and may be prevented or reduced in the future, which could increase our costs and taxes.

If and when we generate taxable income, we would be eligible for certain tax benefits provided to “Benefited Enterprises” under the Israeli Law for the Encouragement of Capital Investments, 1959, as amended (the “Investment Law”). In order to remain eligible for the tax benefits for “Benefited Enterprises” we must continue to meet certain conditions stipulated in the Investment Law and its regulations, as amended. In addition, we informed the Israeli Tax Authority of our choice of 2012 as a “Benefited Enterprise” election year, all under the Investment Law. The benefits available to us under this tax regulation are subject to the fulfillment of conditions stipulated in the regulation. Further, in the future these tax benefits may be reduced or discontinued. If these tax benefits are reduced, cancelled or discontinued, our Israeli taxable income would be subject to regular Israeli corporate tax rates. The standard corporate tax rate for Israeli companies is 23% for 2018 and thereafter. Additionally, if we increase our activities outside of Israel through acquisitions, for example, our expanded activities might not be eligible for inclusion in future Israeli tax benefit programs.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies and other future conditions. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “target,” “potential,” “seek,” “will,” “would,” “could,” “should,” “continue,” “contemplate,” “plan,” and other words and terms of similar meaning.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and cash flows, and the development of the markets in which we operate, are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, among others, the following:

●	our cash runway;

●	the initiation, timing, progress and results of our preclinical and clinical activities, including a Phase 2 trial for Volasertib and our research and development program;

●	our expectations about the availability and timing of data from any clinical trial;

●	our ability to advance product candidates into, and successfully complete, clinical trials;

●	our plans for future clinical trials;

●	our ability to manage and grow our business ;

●	our ability to manufacture our product candidates in sufficient quantities for clinical trials and, if appropriate, commercialization;

●	the timing or likelihood of regulatory filings and approvals, including data required to file for regulatory approval ;

●	the commercialization of our product candidates, if approved ;

●	potential advantages of our product candidates;

●	the pricing and reimbursement of our product candidates, if approved;

●	our ability to develop and commercialize additional product candidates;

●	our business strategy;

●	the implementation of our business model, strategic plans for our business, product candidates and technology ;

●	the scope and duration of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology

●	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

●	our ability to establish and maintain collaborations and the benefits of such collaborations;

●	our ability to maintain our level of grant funding or obtain additional grant or other non-dilutive sources of funding and commitments associated with such grants; and

●	developments relating to our competitors and our industry.

We discuss many of these risks in greater detail under the section titled “Risk Factors.” Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $13.6 million (assuming the sale of all securities offered hereby at the assumed combined public offering price of $0.76 per Share and accompanying Ordinary Warrant, which represents the closing sale price of our ordinary shares on Nasdaq on June 18, 2024, and assuming no issuance of Pre-Funded Warrants and assuming no exercise of the Ordinary Warrants offered hereby), after deducting cash expenses relating to this offering payable by us estimated at approximately $1.4 million, including placement agent fees and expenses. The following presents our use of proceeds in millions if all Shares are sold, 50% of the Shares are sold or 25% of the Shares are sold.

	100% of Shares Sold	% of Total	50% of Shares Sold	% of Total	25% of Shares Sold	% of Total
Gross Proceeds from Offering	$15		$7.5		$3.75
Use of Proceeds
Placement Agent Fees and Expenses(1)	1.05	7.0%	0.525	7.0%	0.263	7.0%
Offering Expenses	0.31	2.0%	0.31	4.0%	0.31	8.0%
General Corporate	$13.64	91.0%	$6.665	89.0%	$3.177	85.0%
Total Use of Proceeds	$15	100%	$7.5	100%	$3.75	100%

(1) Assumes all sales in the offering are to non-insiders.

We intend to use the net proceeds from the offering to advance the clinical development of Volasertib in acute myeloid leukemia and for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses, and potential investments in businesses, products and technologies that complement our business, although we have no present commitments or agreements to make any such investments as of the date of this prospectus. We expect to use any proceeds we receive from the exercise of Pre-Funded Warrants for substantially the same purposes and in substantially the same manner. Pending these uses, we intend to invest the funds in short-term, investment grade, interest-bearing securities. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us.

Our management will have broad discretion as to the allocation of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering.

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MARKET PRICE AND DIVIDEND POLICY

Our ordinary shares are currently quoted on The Nasdaq Capital Market under the symbol “NTBL”. On June 18, 2024, the last reported sales price of our ordinary shares on Nasdaq was $0.76.

Holders of Record

As of June 10, 2024, we had approximately 134 holders of record of our ordinary shares. Because many of our ordinary shares are held by brokers and other institutions on behalf of shareholders, this number is not indicative of the total number of shareholders represented by these shareholders of record.

Dividends

We have not declared or paid dividends to shareholders since inception and do not plan to pay cash dividends in the foreseeable future. We currently intend to retain earnings, if any, to finance our growth.

Issuer Purchases of Equity Securities

None.

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CAPITALIZATION

The following table sets forth our actual cash and cash equivalents and capitalization, each as of March 31, 2024, and as adjusted to give effect to the issuance and sale of securities in this offering at an assumed combined public offering price of $0.76 per Share and accompanying Ordinary Warrant, which is the last reported sale price for our ordinary shares on the Nasdaq Capital Market on June 18, 2024, and an aggregate offering amount of $13.6 million, after deducting the cash placement agent fees and estimated cash offering expenses payable by us. The below assumes that no warrants are exercised.

The pro forma as adjusted information set forth below: (i) is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing and (ii) includes the issuance of 656,235 restricted ordinary shares in May 2024 (the “Pro Forma Adjustment”). You should read this information together with our consolidated financial statements.

	As of March 31, 2024
	(dollars in thousands)
	Actual	Pro Forma As Adjusted(1)
Cash and cash equivalents	$8 ,171	$21,811
Stockholders’ equity:
Ordinary shares, NIS 0.35 par value; 34,285,714 shares authorized and 9,018,261 shares outstanding, actual; 34,285,714 shares authorized and 29,411,338 shares outstanding, as adjusted	788	8,155
Additional paid-in capital	96,656	103,710
Accumulated deficit	(86,074)	(86,074)
Deferred compensation	-	(781)
Accumulated other comprehensive income	175	175
Total stockholders’ equity	$11,545	$25,185

(1) A $0.10 increase or decrease in the assumed combined public offering price of $0.76 per Share and accompanying Ordinary Warrant, which is the last reported sale price of our ordinary shares on the Nasdaq Capital Market on June 18, 2024, would increase or decrease, as appropriate, our as adjusted cash and cash equivalents, and total stockholders’ equity by approximately $1.55 million and ($1.40 million), respectively, assuming the number of Shares and accompanying Ordinary Warrants offered by us as set forth on the cover page of this prospectus remains the same, and after deducting the estimated placement agent fees and estimated offering expenses payable by us. Similarly, a 2,000,000 share increase or decrease in the number of Shares and accompanying Ordinary Warrants offered by us, based on the assumed public offering price of $0.76 per Share and accompanying Ordinary Warrant, would increase or decrease our as adjusted cash and cash equivalents, and total stockholders’ equity by approximately $1.41 million and ($1.41 million), respectively, after deducting the estimated placement agent fees and estimated offering expenses payable by us.

Except as otherwise noted, all information in this prospectus reflects and assumes no sale of Pre-Funded Warrants in this offering, which, if sold, would reduce the number of shares of Shares that we are offering on a one-for-one basis. The total number of our ordinary shares reflected in the discussion and table above, prior to giving effect to the Pro Forma Adjustment, is based on 9,018,261 ordinary shares as of March 31, 2024, but excludes the following as of such date:

●	94,988 of our shares issuable upon the exercise of the NTBL Warrants held by certain of our shareholders to purchase ordinary shares as of March 31, 2024, at an exercise price of $113.35 per ordinary share;

●	59,474 of our ordinary shares issuable upon exercise of options to purchase our ordinary shares outstanding as of March 31, 2024, under our 2014 Plan (as defined below), with a weighted-average exercise price of $6.63 per share;

●	143,148 of our ordinary shares issuable upon exercise of options to purchase our ordinary shares outstanding as of March 31, 2024, under our 2015 Plan (as defined below), with a weighted-average exercise price of $24.22 per share; and

●	57,143 of our ordinary shares reserved for future issuance under our Inducement Plan (as defined below).

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DILUTION

If you invest in the securities being offered by this prospectus, your interest will be diluted immediately to the extent of the difference between the public offering price per Share and as adjusted net tangible book value per share of our ordinary shares after this offering.

Our historical net tangible book value as of March 31, 2024 was $4.4 million, or $0.55 per ordinary share. Historical net tangible book value per share represents the amount of our total tangible assets, less total liabilities, divided by the number of our ordinary shares of outstanding as of March 31, 2024. Our pro forma historical net tangible book value, after giving effect to the issuance of 656,235 restricted ordinary shares in May 2024 was $4.4 million, or $0.51 per ordinary share.

After giving effect to the sale of 19,736,842 Shares at the assumed public offering price of $0.76 per Share (the closing sale price of our ordinary shares on the Nasdaq Capital Market on June 18, 2024, and assuming no sale of any Pre-Funded Warrants), after deducting the placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2024 would have been approximately $18.0 million or approximately $0.61 per share. This represents an immediate increase in pro forma net tangible book value of approximately $0.10 per share to our existing shareholders and an immediate dilution of approximately $0.15 per share to purchasers of our securities in this offering, as illustrated by the following table:

Assumed public offering price per Share			$0.76
Net tangible book value per share at March 31, 2024, before giving effect to this offering		$0.55
Change in net tangible book value per share attributable to the Pro Forma Adjustment		$(0.04)
Increases in pro forma net tangible book value per share attributable to investors in this offering		$0.10
Pro forma as adjusted net tangible book value per share, after giving effect to this offering	$		0.61
Dilution per share in pro forma as adjusted book value per share to new investors in this offering			$0.15

A $0.10 increase in the assumed public offering price of $0.76 per Share (the closing sale price of our ordinary shares on the Nasdaq Capital Market on June 18, 2024), would increase our as adjusted net tangible book value after giving effect to this offering by approximately $1.84 million and the dilution per share to new investors in this offering by $0.07 per share, after deducting placement agent fees and estimated offering expenses payable by us, and assuming the sale of 19,736,842 Shares set forth on the cover page of this prospectus remains the same and no sale of any Pre-Funded Warrants in this offering.

The total number of our ordinary shares reflected in the discussion and tables above is based on 9,018,261 of our ordinary shares outstanding as of March 31, 2024, but excludes the following as of such date:

●	94,988 of our shares issuable upon the exercise of the NTBL Warrants held by certain of our shareholders to purchase ordinary shares as of March 31, 2024, at an exercise price of $113.35 per ordinary share;

●	59,474 of our ordinary shares issuable upon exercise of options to purchase our ordinary shares outstanding as of March 31, 2024, under our 2014 Plan (as defined below), with a weighted-average exercise price of $6.63 per share;

●	143,148 of our ordinary shares issuable upon exercise of options to purchase our ordinary shares outstanding as of March 31, 2024, under our 2015 Plan (as defined below), with a weighted-average exercise price of $24.22 per share; and

●	57,143 of our ordinary shares reserved for future issuance under our Inducement Plan (as defined below).

To the extent that our outstanding options or warrants are exercised, you could experience further dilution. To the extent that we raise additional capital through the sale of additional equity, the issuance of any of our ordinary shares could result in further dilution to our shareholders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes to those statements included elsewhere in this prospectus. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. See “Special Note Regarding Forward-Looking Statements.” Our actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed under “Risk Factors” and elsewhere in this prospectus.

Overview

We are a clinical-stage platform therapeutics company developing predictive precision medicines for patients with cancer. Through our proprietary Predictive Medicines Platform or PMP, we bio-simulate a patient’s cancer treatment ex vivo (outside of the body) and seek to precisely predict whether or not an individual patient will clinically respond to their actual treatment. In four independent clinical validation trials with recognized medical centers, PMP predicted responders with 83-100% precision. To pursue improved medical outcomes compared to traditional precision medicines, PMP does not depend on genetic or other biomarkers. Instead, PMP generates multi-dimensional measures of biological response of cells to drugs and then integrates and translates these data by computational algorithms into a patient response predictor.

PMP is designed to enable us to identify and select patients expected to be clinically responsive prior to the initiation of their treatment and potentially enable fast-track therapeutic development in this patient population. We utilize our PMP to evaluate investigational compounds for in-licensing and development or co-development that have shown clinical activity, with the goal of improving patient response and the success, speed and value of developing these compounds, compared with traditional drug development.

Using PMP, we target in-licensing assets that have already demonstrated compelling clinical activity but have been abandoned because the activity was limited to a subset of treated patients, a likely hurdle to successful development, regulatory approval, and commercialization. We have screened and evaluated hundreds of assets on our PMP platform, and for many of these assets, believes we can predict with relatively high precision which patients will clinically respond. This provides us with the opportunity to selectively enroll predicted responders into clinical trials, and thus to fast-track development of these assets selectively in clinical responders delivering higher response rates.

We are seeking to create a growing portfolio of predictive precision medicines using our PMP. PMP has already guided us in the selection of our first two candidate predictive precision medicines, two clinical-stage candidates for development in platform-predicted responders with acute myeloid leukemia (“AML”). Our lead asset derived from PMP is Volasertib, a polo like kinase 1 (“PLK1”) inhibitor proven to induce cell cycle arrest and apoptosis in various cancer cells. We expect to initiate a Phase 2 trial evaluating Volasertib in adult AML in the third quarter of 2024, which starts with a Part 1 to create dose optimization data, targeting 6 patients. The results of these first 6 patients are expected in the fourth quarter of 2024, and the enrollment of the first PMP-predicted responder is expected in the first quarter of 2025. In addition, we are co-developing, with CicloMed LLC (“CicloMed”), Fosciclopirox for patients with AML. This co-development partnership resulted from a successful pre-clinical application of PMP for Fosciclopirox. We are also using PMP to identify additional compelling assets for in-licensing and fast-tracking additional assets as we build out our development pipeline.

By continually advancing and expanding the reach of the PMP across patient segments, diseases and predicted medical outcomes, we aim to be the leader in predictive precision medicine and revolutionize the way in which patients seek and receive treatments that are most likely to work best for them – with major impact for patients and the healthcare community.

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Merger Transaction

On October 16, 2023, pursuant to the previously announced Agreement and Plan of Merger, dated February 22, 2023, (the “Merger Agreement”), by and among Notable Labs, Ltd., an Israeli corporation previously known as Vascular Biogenics, Ltd. (the “Company”), Vibrant Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Notable Labs, Inc., a Delaware corporation previously known as Notable Labs, Inc. (“Notable”), Merger Sub was merged with and into Notable, with Notable continuing after the merger as the surviving entity and a wholly owned subsidiary of the Company (the “Merger”). At the effective time of the Merger, without any action on the part of any stockholder, each issued and outstanding share of pre-Merger Notable Labs, Inc.’s common stock, par value $0.001 per share (the “Notable Labs, Inc. Common Stock”), including shares underlying pre-Merger Notable Labs, Inc.’s outstanding equity awards, was converted into the right to receive 0.0629 shares (the “Exchange Ratio”) of the Company’s ordinary shares, 0.35 NIS par value per share (the “Company Ordinary Shares”). Immediately following the effective time of the Merger, the Company effected a 1-for-35 reverse stock split of the issued and outstanding Company Ordinary Shares (the “Reverse Stock Split”). Upon completion of the Merger and the transactions contemplated in the Merger Agreement, (i) the former Notable, Inc. equity holders owned approximately 71.9% of the outstanding equity of the Company on a fully diluted basis, assuming the exercise in full of warrants to purchase 94,988 Company Ordinary Shares and including 160,635 Company Ordinary Shares underlying options to purchase shares of Notable Labs, Inc.’s Common Stock assumed by the company at closing and after adjustments based on the Company’s net cash at closing; and (ii) former Vascular Biogenics, Ltd. shareholders owned approximately 28.1% of the outstanding equity of the Company.

The Merger was treated as a reverse recapitalization effected by a share exchange for financial accounting and reporting purposes. Notable Labs, Inc. was being treated as the accounting acquirer, as its shareholders control the Company after the Merger, even though Vascular Biogenics, Ltd. was the legal acquirer. As a result, the assets and liabilities and the historical operations that are reflected in our consolidated financial statements are those of Notable Labs, Inc. as if Notable Labs, Inc. had always been the reporting company. All references to ordinary shares, warrants and options have been presented on a post-merger, post-reverse split basis.

Financial Overview

Revenues and Cost of Revenues

We do not expect to generate any material revenue from the sale of any products unless or until we obtain regulatory approval of and commercializes any of our therapeutic products.

We continued to perform certain diagnostics services on a limited basis as an outsourced provider through the year ended December 31, 2023 and 2022, but such activities do not represent our major and ongoing central operations and we do not expect to derive any material revenue as a result.

We recognize revenue from diagnostic services in the amount that reflects the consideration that we expect to be entitled as we perform our obligation under a contract with a customer by processing diagnostic tests on laboratory samples and making the test results available to our customers. Revenue is recorded considering a five-step revenue recognition model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation. We generally have a contract or a purchase order from a customer with the specified required terms, including the number of diagnostic samples to be performed. We have not received any advance payments for which there are any remaining performance obligations. Accordingly, no deferred revenue is recorded as of December 31, 2023 and 2022. We have not recorded any contract assets as of December 31, 2023 and 2022, and as of December 31, 2023 we had not completed any performance obligations for which we have not been able to bill our customers. Material costs of services revenue are recorded as costs of sales and immaterial and are recorded in operating expenses.

Research and Development Expenses

Research and development expenses are charged to expense as incurred. Research and development expenses include payroll and personnel costs related to research and development activities, materials costs, external clinical drug product manufacturing costs, outside services costs, repair, maintenance and depreciation costs for research and development equipment, as well as facility costs used for research and development activities. Nonrefundable advance payments for goods or services that will be used or rendered for future research and development activities are capitalized and expensed as the goods are delivered or the related services are performed. We continue to evaluate whether we expect the goods to be delivered or services to be rendered and charges to expense any portion of the advance payment that has been capitalized when the entity no longer expects the goods to be delivered or services to be rendered.

We expect to significantly increase our research and development efforts by conducting the remaining studies necessary for the development and approval of Volasertib and Fosciclopirox. Future research and development expenses may include:

●	employee-related expenses, such as salaries, bonuses and benefits, consultant-related expenses, share-based compensation, overhead related expenses and travel related expenses for our research and development personnel;

●	expenses incurred under agreements with CROs, as well as consultants that support the implementation of the clinical studies described above;

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●	manufacturing and packaging costs in connection with conducting clinical trials and for stability and other studies required to support the NDA filing as well as manufacturing drug product for commercial launch;

●	formulation, research and development expenses related to the PMP, Volasertib and Fosciclopirox; and other products we may choose to develop; and

●	costs for sponsored research.

Research and development activities will continue to be central to our business plan. Products in later stages of clinical development generally have higher development costs than those in earlier stages of clinical development, primarily due to the increased size and duration of later-stage clinical trials. We expect our research and development expenses to be significant over the next several years as personnel and compensation costs increase and we conduct late-stage clinical studies and prepare to seek regulatory approval for Volasertib and Fosciclopirox and any other future product.

The duration, costs and timing of clinical trials of Volasertib and Fosciclopirox and any other future product will depend on a variety of factors that include, but are not limited to:

●	the number of trials required for approval;

●	the per patient trial costs;

●	the number of patients that participate in the trials;

●	the number of sites included in the trials;

●	the countries in which the trial is conducted;

●	the length of time required to enroll eligible patients;

●	the number of doses that patients receive;

●	the drop-out or discontinuation rates of patients;

●	the potential additional safety monitoring or other studies requested by regulatory agencies;

●	the duration of patient follow-up;

●	the timing and receipt of regulatory approvals; and

●	the efficacy and safety profile of our product candidates.

General and Administrative Expenses

General and administrative expenses consist primarily of employee-related expenses, including salaries, benefits and stock-based compensation, for personnel in executive, finance, business development, facility and administrative functions. Other significant costs include facility costs not otherwise included in research and development expenses, legal fees relating to patent and corporate matters and fees for accounting, tax and consulting services.

We anticipate that general and administrative expenses will increase in the future to support our continued research and development activities. These increases will likely include increased costs related to the hiring of personnel, including compensation and employee-related expenses, and fees to outside consultants, lawyers and accountants. Additionally, we anticipate increased costs associated with being a public company, including compliance with Nasdaq Capital Market and SEC requirements, insurance and investor relations costs.

Income Taxes

For the year ended December 31, 2023 and 2022, no income tax expense or benefit was recognized. Our deferred tax assets are comprised primarily of net operating loss carryforwards. At December 31, 2023, we had federal and state net operating loss carryforwards of approximately $120.8 million and foreign net operating loss carryforwards of $263.6 million. We maintain a full valuation allowance on our deferred tax assets since we have not yet achieved sustained profitable operations and do not expect taxable income in the near future. As a result, we have not recorded any income tax benefit since our inception.

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Results of Operations

Comparison of the Years Ended December 31, 2023 and December 31, 2022

The following table sets forth our results of operations for the year ended December 31, 2023 compared to the year ended December 31, 2022 (in thousands):

	Year ended December 31,		2023 Increase
	2023	2022	(Decrease)
Services revenue	$310	$8	$302
Cost of services	197	-	197
Operating expenses:
Research and development	4,706	7,776	(3,070)
General and administrative	10,064	5,156	4,908
Loss from operations	(14,657)	(12,924)	(1,733)
Other income (expense), net	3,393	(1,483)	4,876
Net loss	$(11,264)	$(14,407)	$3,143

Services Revenue

Services revenue increased from $0.0 million to $0.3 million for the year ended December 31, 2023 compared to the year ended December 31, 2022. This increase of $0.3 million was the result of our performing services for others.

Research and Development Expenses

Research and development expenses decreased to $4.7 million from $7.8 million for the year ended December 31, 2023 compared to the year ended December 31, 2022. The decrease of $3.1 million, or 66.0%, was primarily due to the increases and decreases in the following programs (in thousands):

	Year ended December 31,		2023 Increase
	2023	2022	(Decrease)
Engineering	$829	$2,176	$(1,347)
Medical Affairs	295	284	11
Operational	90	210	(120)
Scientific projects	2,949	3,871	(922)
Volasertib	463	623	(160)
Subtotal	4,626	7,164	(2,538)
Other	80	612	(532)
Total	$4,706	$7,776	$(3,070)

Engineering expenses are costs necessary to support the PMP platform. Engineering expenses decreased to $0.8 million from $2.2 million for the year ended December 31, 2023 compared to the year ended December 31, 2022. The decrease of $1.3 million, or 61.9%, related to a $0.7 million decrease in payroll and payroll related costs resulting from the reduction in force in during the year ended December 31, 2022 without an increase in payroll during the year ended December 31, 2023, $0.1 million decrease in technology costs, and a $0.6 million decrease in facilities costs.

Medical affairs expenses include costs of clinical planning. Medical affairs expenses remained consistent for the years ended December 31, 2023 and 2022.

Operational expenses are costs to operate the laboratory. Operational expenses decreased to $0.1 million from $0.2 million for the year ended December 31, 2023 compared to the year ended December 31, 2022. The decrease of $0.1 million, or 57.1%, resulted from a $0.1 million decrease in payroll and payroll related costs.

Scientific projects are exploratory research and development projects. Scientific project expenses decreased $0.9 million, or 23.8%, to $2.9 million for the year ended December 31, 2023 compared to $3.9 million for the year ended December 31, 2022. The decrease is primarily related to a $1.0 million decrease in payroll and payroll related costs, a $0.5 million decrease related to the Fosciclopirox project, offset by a $0.1 million increase in laboratory supplies, a $0.4 million increase in facilities costs and a $0.1 million decrease in depreciation.

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Volasertib is a small molecule with certain uses related to cancer. Volasertib expenses decreased to $0.5 million from $0.6 million for the year ended December 31, 2023 compared to the year ended December 31, 2022. The decrease of $0.1 million, or 25.7%, resulted from a $0.1 million decrease in laboratory costs related to Volasertib.

General and Administrative Expenses

General and administrative expenses increased to $10.1 million from $5.2 million for the year ended December 31, 2023 compared to the year ended December 31, 2022. The increase of $4.9 million, or 95.2%, was due to a $5.3 million increase in third party contractors primarily related to the Merger, a $0.3 million increase in insurance expense predominantly related to directors and officers insurance and a $0.3 million increase in stock based compensation, offset by a decrease of $0.8 million in payroll and payroll related expenses and a $0.2 million decrease in depreciation expense.

Other Income (Expense), Net

Other income (expense), net, increased from $1.5 million of other expense, net to $3.4 million of other income, net, for the year ended December 31, 2023 compared to the year ended December 31, 2022. The increase of $4.9 million, or 328.8%, was primarily due to the loss on the conversion of the Series D SAFEs of $1.7 million, the increase in the derivative fair value of the Series C SAFE and redeemable convertible preferred stock warrant liability of $7.5 million and an increase in interest income of $0.1 million, offset by the forgiveness of debt during the year ended 2022 of $1.0 million related the PPP Loan.

Net Loss

Net loss decreased to $11.3 million from $14.4 million for the year ended December 31, 2023 compared to the year ended December 31, 2022. The decrease of $3.1 million, or 21.8%, was due to the factors described above.

Comparison of the Three Months Ended March 31, 2024 and March 31, 2023

The following table sets forth Notable’s results of operations for the three months ended March 31, 2024 compared to the three months ended March 31, 2023 (in thousands):

	Three Months ended March 31,		2024 Increase
	2024	2023	(Decrease)
Services revenue	$1	$-	$1
Cost of services	-	-	-
Operating expenses:
Research and development	1,550	1,596	(46)
General and administrative	2,289	3,923	(1,634)
Loss from operations	(3,838)	(5,519)	1,681
Other income (expense), net
Change in fair value of SAFEs	-	(1,865)	1,865
Change in fair value warrant liability	11	1,096	(1,085)
Other income	61	16	45
Net loss	$(3,766)	$(6,272)	$2,506

Services Revenue

Services revenue increased from $0 to $1 thousand for the three months ended March 31, 2024 compared to the three months ended March 31, 2023. This increase of $1 thousand was the result of Notable’s performing services for others.

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Research and Development Expenses

Research and development expenses remained consistent at $1.6 million for the three months ended March 31, 2024 compared to the three months ended March 31, 2023. The change was primarily due to the increases and decreases in the following programs (in thousands):

	Three Months ended March 31,		2024 Increase
	2024	2023	(Decrease)
Engineering	$216	$238	$(22)
Medical Affairs	16	-	16
Operational	23	23	-
Scientific projects	621	629	(8)
Volasertib	489	463	26
Subtotal	1,365	1,353	12
Other	185	243	(58)
Total	$1,550	$1,596	$(46)

Engineering expenses are costs necessary to support the PMP platform. Engineering expenses remained consistent for the three months ended March 31, 2024 compared to the three months ended March 31, 2023.

Medical affairs expenses include costs of clinical planning. Medical affairs expenses remained consistent for the three months ended March 31, 2024 compared to the three months ended March 31, 2023. The immaterial increase related primarily to establishing relationships for the Volasterib project.

Operational expenses are costs to operate the laboratory. Operational expenses remained consistent for the three months ended March 31, 2024 compared to the three months ended March 31, 2023.

Scientific projects are exploratory research and development projects. Scientific project expenses remained consistent for the three months ended March 31, 2024 compared to the three months ended March 31, 2023.

Volasertib is a small molecule with certain uses related to cancer. Volasertib expenses remained consistent for the three months ended March 31, 2024 compared to the three months ended March 31, 2023.

General and Administrative Expenses

General and administrative expenses decreased to $2.3 million from $3.9 million for the three months ended March 31, 2024 compared to the three months ended March 31, 2023. The decrease of $1.6 million, or 41.0%, was due to a $2.2 million decrease in legal and professional fees primarily related to the Merger for the three months ended March 31, 2023 that were non-recurring during the three months ended March 31, 2024, offset by a $0.1 million decrease in facilities expenses, a $0.3 million increase in insurance expense predominantly related to directors and officers insurance and a $0.2 million increase in board fees.

Other Income (Expense), Net

Other income (expense), net, increased to $0.1 million of other income, net, from $0.7 million of other expense, net for the three months ended March 31, 2024 compared to the three months ended March 31, 2023. The increase of $0.8 million, or 109.6%, was primarily due to the increase in the unrealized loss of convertible debt of $1.9 million during the three months ended March 31, 2023 not recurring during the three months ended March 31, 2024 and the increase in the derivative fair value of the Series C SAFE and redeemable convertible preferred stock warrant liability of $1.1 million during the three months ended March 31, 2023 not recurring during the three months ended March 31, 2024.

Net Loss

Net loss decreased to $3.8 million from $6.3 million for the three months ended March 31, 2024 compared to the three monhts ended March 31, 2023. The decrease of $2.5 million, or 40.0%, was due to the factors described above.

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Liquidity, Capital Resources, and Financial Requirements

Overview

For the period from inception through March 31, 2024, Notable has incurred losses and negative cash flows from operations mainly attributable to its development efforts and has an accumulated deficit of $86.1 million. Notable has financed its operations primarily through the issuance of equity securities and through the cash inflow as a result of the Merger completed on October 16, 2023. Notable does not expect to have positive cash flow for the foreseeable future and does not believe the existing cash resources will be sufficient to sustain operations during the next twelve months. We currently need to generate sufficient revenues to support our cost structure to enable us to pay ongoing costs and expenses as they are incurred, finance the development of our products, and execute the business plan. If we cannot generate sufficient revenue to fund our business plan, we intend to seek to raise such financing through the sale of debt and/or equity securities. The issuance of additional equity would result in dilution to existing shareholders. If we are unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms acceptable to us, we will be unable to execute upon the business plan or pay costs and expenses as they are incurred, which would have a material, adverse effect on our business, financial condition and results of operations. Even if we are successful in generating sufficient revenue or in raising sufficient capital in order commercialize our products, our ability to continue in business as a viable going concern can only be achieved when our revenues reach a level that sustains our business operations.

As of May 9, 2024, Notable has cash and cash equivalents of $6.8 million. Based on the current cash position and the Company’s planned expense run rate, management believes Notable will be able to finance its operations through September 2024. Notable has based this estimate on assumptions that may prove to be wrong and may deplete its capital resources sooner than it expects.

Notable expects to continue to incur significant and increasing operating losses at least for the foreseeable future. Notable does not expect to generate product revenue unless and until it successfully completes development of and obtains regulatory approval for Volasertib, Fosciclopirox, or any other future products. Notable’s net losses may fluctuate significantly from quarter-to-quarter and year-to-year, depending on the timing of planned clinical trials and Notable’s expenditures on other research and development activities. Notable anticipates that its expenses will increase substantially in 2024 as Notable advances the clinical development of Volasertib and Fosciclopirox, and operates as a publicly traded company. Notable does not expect positive cash flows from operations in the foreseeable future. Notable management expects to continue to incur additional substantial losses in the foreseeable future as a result of expanded research and development activities until regulatory approval is granted. Regulatory approval is not guaranteed and may never be obtained. As a result, these conditions raise substantial doubt about Notable’s ability to continue as a going concern within one year after the date that the condensed consolidated financial statements are issued.

The foregoing forward-looking information was prepared by us in good faith based upon assumptions that we believe to be reasonable. No assurance can be given, however, regarding the attainability of the projections or the reliability of the assumptions on which they are based. The projections are subject to the uncertainties inherent in any attempt to predict the results of our operations, especially where new products and services are involved. Certain of the assumptions used will inevitably not materialize and unanticipated events will occur. Actual results of operations are, therefore, likely to vary from the projections and such variations may be material and adverse to us. Accordingly, no assurance can be given that such results will be achieved. Moreover, due to changes in technology, new product announcements and competitive pressures, we may be required to change the current plans.

Future Funding Requirements

We expect that we will need to obtain further funding through other public or private offerings of our capital stock, debt financing, collaboration and licensing arrangements or other sources, the requirements for which will depend on many factors, including:

●	the scope, timing, rate of progress and costs of our drug development efforts, preclinical development activities, laboratory testing and clinical trials for our product candidates;

●	the number and scope of clinical programs we decide to pursue;

●	the cost, timing and outcome of preparing for and undergoing regulatory review of our product candidates;

●	the scope and costs of development and commercial manufacturing activities;

●	the cost and timing associated with commercializing our product candidates, if they receive marketing approval;

●	the extent to which we acquire or in-license other product candidates and technologies;

●	the costs of preparing, filing and prosecuting patent applications, maintaining and enforcing our intellectual property rights and defending intellectual property-related claims;

●	our ability to establish and maintain collaborations on favorable terms, if at all;

●	our efforts to enhance operational systems and our ability to attract, hire and retain qualified personnel, including personnel to support the development of our product candidates and, ultimately, the sale of our products, following FDA approval;

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●	our implementation of operational, financial and management systems; and

●	the costs associated with being a public company.

A change in the outcome of any of these or other variables with respect to the development of any of our product candidates could significantly change the costs and timing associated with the development of such product candidate. Furthermore, our operating plans may change in the future, and we will continue to require additional capital to meet operational needs and capital requirements associated with such operating plans.

Adequate additional funding may not be available to us on acceptable terms, or at all. If we are unable to raise capital in sufficient amounts or on terms acceptable to it, we may have to significantly delay, scale back or discontinue the development or commercialization of Volasertib and Fosciclopirox, or any future product, or potentially discontinue operations.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our shareholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of Notable Ordinary Shareholders. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may be required to relinquish valuable rights to our technologies, future revenue streams, research programs or proposed products, or to grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our drug development or future commercialization efforts or grant rights to develop and market any future product, that we would otherwise prefer to develop and market ourselves.

Because we are currently engaged in research at a relatively early stage, it will take a significant amount of time and resources to develop any product or intellectual property capable of generating sustainable revenues. Accordingly, our business is unlikely to generate any sustainable operating revenues in the next several years, and may never do so. In addition, to the extent that we are able to generate operating revenues, there can be no assurances that we will be able to achieve positive earnings and operating cash flows.

Cash Flows

Comparisons of the Years Ended December 31, 2023 and December 31, 2022

The following table sets forth the primary sources and uses of cash for each of the periods set forth below (in thousands):

	Year ended December 31,		Increase
	2023	2022	(Decrease)
Cash used in operating activities	$(13,716)	$(11,642)	$(2,074)
Cash provided by investing activities	15,540	924	14,616
Cash provided by financing activities	7,822	9,898	(2,076)

Net increase (decrease) in cash and cash equivalents	$9,646	$(820)	$10,466

Cash Flows used in Operating Activities

Net cash used in operating activities was $13.7 million and $11.6 million for the years ended December 31, 2023 and 2022, respectively, representing an increase of $2.1 million or approximately 17.8%. The increase was primarily due to an increase in prepaid insurance related to the directors’ and officers’ insurance of approximately $0.9 million and other working capital increases.

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Cash Flows from Investing Activities

Net cash from investing activities was $15.5 million for the year ended December 31, 2023 and $0.9 million for the year ended December 31, 2022, representing an increase of $14.6 million or approximately 1,581.8%. The increase was primarily due to cash received related to the Merger.

Cash Flows from Financing Activities

Net cash from financing activities was $7.8 million for the year ended December 31, 2023 and $9.9 million for the year ended December 31, 2022, representing a decrease of $2.1 million or approximately 21.0%. For 2023, the amounts represent net proceeds from issuance of convertible preferred stock and related SAFE Agreements. For 2022, such amounts represent net proceeds received from option exercises, issuance of convertible preferred stock, issuance of the Oncoheroes SAFE agreement.

Comparison of the Three Months Ended March 31, 2024 and March 31, 2023

The following table sets forth the primary sources and uses of cash for each of the periods set forth below (in thousands):

	Three Months ended March 31,
	2024	2023	Change
Cash used in operating activities	$(3,561)	$(2,923)	$(638)
Cash used in investing activities	(6)	(4)	(2)
Cash provided by (used in) financing activities	(19)	4,344	(4,363)

Net increase (decrease) in cash and cash equivalents	$(3,586)	$1,417	$(5,003)

Cash Flows used in Operating Activities

Net cash used in operating activities was $3.6 million and $2.9 million for the three months ended March 31, 2024 and 2023, respectively, representing an increase of $0.7 million or approximately 21.8%. The increase was primarily due to a decrease in the redeemable convertible preferred stock warrant liability of $1.1 million offset by a decrease in the fair value of SAFE notes of $1.9 million and other working capital increases.

Cash Flows used in Investing Activities

Net cash from investing activities was $0 million for the three months ended March 31, 2024 and 2023.

Cash Flows from Financing Activities

Net cash used in financing activities was $0 million for the three months ended March 31, 2024 and net cash provided from financing activities was $4.3 million for the three months ended March 31, 2023, representing a decrease of $4.3 million. For the three months ended March 31, 2023, the amounts primarily represent net proceeds from issuance of SAFE Agreements, which were not recurring during the three months ended March 31, 2024.

Critical Accounting Policies and Use of Estimates

Our discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses and the disclosure of contingent assets and liabilities in our financial statements. On an ongoing basis, we evaluate our estimates and judgments, including those related to accrued expenses, valuation allowance on deferred tax assets and valuation of intangible assets. We base our estimates on historical experience, known trends and events, and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Our financial statements are impacted by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete summary of these policies is included in Note 2 of the Notes to Financial Statements included elsewhere herein. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows and which require the application of significant judgment by management.

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Stock-Based Compensation Expense

We have adopted the fair value recognition provisions Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 718. In addition, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 “Share-Based Payment” (“SAB 107”), which provides supplemental FASB ASC 718 application guidance based on the views of the SEC. Under FASB ASC 718, compensation cost recognized includes compensation cost for all share-based payments granted, based on the grant date fair value estimated in accordance with the provisions of FASB ASC 718.

We have used the Black-Scholes option-pricing model to estimate the option fair values. The option-pricing model requires a number of assumptions, of which the most significant are, expected stock price volatility, the expected pre-vesting forfeiture rate and the expected option term (the amount of time from the grant date until the options are exercised or expire).

All issuances of stock options or other equity instruments to non-employees as consideration for goods or services received by us are accounted for based on the fair value of the equity instruments issued. Non-employee equity-based payments that do not vest immediately upon grant are recorded as an expense over the vesting period.

Fair Value Measurement

Fair value accounting is applied for all financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. Financial instruments such as cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair value due to their relatively short maturities.

Assets and liabilities recorded at fair value on a recurring basis in the balance sheet are categorized based on the level of judgment associated with the inputs used to measure their fair values. Fair value is defined as the exchange price that would be received for an asset or an exit price that would be paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

Warrants issued pursuant to equity offerings that are potentially exercisable in cash or on a cashless basis resulting in a variable number of shares being issued are considered derivative liabilities and therefore measured at fair value.

Warrants to Purchase Redeemable Convertible Preferred Stock

We measure our Series C Warrant liability, classified as a Level 3 liability, at fair value on a recurring basis with the change in fair value recorded in the consolidated statements of operations and comprehensive loss until the warrants are exercised, expire or other facts and circumstances lead the warrant liability to be reclassified as an equity instrument. The fair value is determined using an option-pricing backsolve method. The fair value of the Series C Warrant Liability as of December 31, 2023, was determined using the Black-Scholes option-pricing model to estimate the warrant fair values.

Accrued Research and Development Costs

We accrue for expenses resulting from obligations under contracts with clinical research organizations (CROs). The financial terms of these contracts are subject to negotiations, which vary from contract to contract and may result in payment flows that do not match the periods over which materials or services are provided. Our objective is to reflect the appropriate trial expense in the financial statements by matching the appropriate expenses with the period in which services and efforts are expended.

Redeemable Convertible Preferred Stock

We record redeemable convertible preferred stock at fair value on the dates of issuance, unless an exception applies, net of issuance costs. The redeemable convertible preferred stock, as of December 31, 2022, has been classified outside of stockholders’ deficit as temporary equity on the accompanying balance sheet because the shares contain certain redemption features that are not solely within the control of the Company. The redeemable convertible preferred stock was not generally redeemable; however, upon certain change in control events including liquidation, sale or transfer of our control, holders of the redeemable convertible preferred stock had the right to receive its liquidation preference under the terms of our certificate of incorporation. The carrying values of the redeemable convertible preferred stock are adjusted to their liquidation preferences if and when it becomes probable that such a liquidation event will occur.

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Redeemable Convertible Preferred Stock Warrant Liabilities

We classify warrants to purchase redeemable convertible preferred stock as liabilities at fair value when the underlying shares are contingently redeemable and adjusts the instruments to fair value at each reporting period. The warrants to purchase redeemable convertible preferred stock are subject to re-measurement at each balance sheet date until exercised or expired, and any change in fair value is recognized as a component of other income, net in the consolidated statements of operations and comprehensive loss. We use the Black-Scholes option-pricing model to estimate the fair value of the convertible preferred stock warrants. Offering costs associated with the issuance of redeemable convertible preferred stock warrant liabilities are allocated on a relative basis and expensed as incurred. Following the Merger, these warrants are now convertible into Ordinary Shares.

Revenue Recognition

During the year ended December 31, 2023, our central revenue generating activities and performance obligations consisted of performing diagnostic services using our proprietary platform that was utilized by entities primarily engaged in their own research and development efforts to identify therapeutic combinations in a more targeted and efficient method of drug discovery. These activities do not represent our major and ongoing central operations.

We recognize revenue from diagnostic services in the amount that reflects the consideration that we expect to be entitled as we performs our obligation under a contract with a customer by processing diagnostic tests on laboratory samples and making the test results available to our customers. Revenue is recorded considering a five-step revenue recognition model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation. We generally have a contract or a purchase order from a customer with the specified required terms, including the number of diagnostic samples to be performed. We have not received any advance payments for which there are any remaining performance obligations. Accordingly, no deferred revenue is recorded as of December 31, 2023 and 2022. We have not recorded any contract assets as of December 31, 2023 and 2022 as we have not completed any performance obligations for which we have not been able to bill our customers. Material costs of services revenue are recorded as costs of sales and immaterial costs of services are recorded in operating expenses.

In accordance with FASB ASC 606, Revenue from Contracts with Customers, we recognize revenue when we satisfy performance obligations, by transferring promised goods or services to customers, in an amount that reflects the consideration to which we expect to be entitled in exchange for fulfilling those performance obligations.

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BUSINESS

Business Overview

We are a clinical-stage platform therapeutics company developing predictive precision medicines for patients with cancer. Through our proprietary Predictive Medicines Platform or PMP, we bio-simulate a patient’s cancer treatment ex vivo (outside of the body) and seek to precisely predict whether or not an individual patient will clinically respond to their actual treatment. In four independent clinical validation trials with recognized medical centers, PMP predicted responders with 83-100% precision. To pursue improved medical outcomes compared to traditional precision medicines, PMP does not depend on genetic or other biomarkers. Instead, PMP generates multi-dimensional measures of biological response of cells to drugs and then integrates and translates these data by computational algorithms into a patient response predictor.

PMP is designed to enable us to identify and select patients expected to be clinically responsive prior to the initiation of their treatment and potentially enable fast-track therapeutic development in this patient population. We utilize our PMP to evaluate investigational compounds for in-licensing and development or co-development that have shown clinical activity, with the goal of improving patient response and the success, speed and value of developing these compounds, compared with traditional drug development.

Using PMP, we target in-licensing assets that have already demonstrated compelling clinical activity but have been abandoned because the activity was limited to a subset of treated patients, a likely hurdle to successful development, regulatory approval, and commercialization. We have screened and evaluated hundreds of assets on our PMP platform, and for many of these assets, believe we can predict with relatively high precision which patients will clinically respond. This provides us with the opportunity to selectively enroll predicted responders into clinical trials, and thus to fast-track development of these assets selectively in clinical responders delivering higher response rates.

We are seeking to create a growing portfolio of predictive precision medicines using our PMP. PMP has already guided us in the selection of our first two candidate predictive precision medicines, two clinical-stage candidates for development in platform-predicted responders with acute myeloid leukemia (“AML”). Our lead asset derived from PMP is Volasertib, a polo like kinase 1 (“PLK1”) inhibitor proven to induce cell cycle arrest and apoptosis in various cancer cells. We expect to initiate a Phase 2 trial evaluating Volasertib in adult AML in the third quarter of 2024, which starts with a Part 1 to create dose optimization data targeting 6 patients. The results of these first 6 patients are expected in the fourth quarter of 2024, and the enrollment of the first PMP-predicted responder is expected in the first quarter of 2025. In addition, we are co-developing, with CicloMed LLC (“CicloMed”), Fosciclopirox for patients with AML. This co-development partnership resulted from a successful pre-clinical application of PMP for Fosciclopirox. We are also using PMP to identify additional compelling assets for in-licensing and fast-tracking additional assets as we build out our development pipeline.

By continually advancing and expanding the reach of the PMP across patient segments, diseases and predicted medical outcomes, we aim to be the leader in predictive precision medicine and revolutionize the way in which patients seek and receive treatments that are most likely to work best for them – with major impact for patients and the healthcare community.

Predictive Medicines Platform (“PMP”)

Overview

Our proprietary PMP is a diagnostic platform that predicts – before treatment — an individual patient’s clinical response to a given treatment or treatment combination by measuring the biological response of the patient’s cancer and normal cells to that treatment or treatment combination ex vivo. Our PMP has been developed exclusively by teams of internal biologists, engineers and data scientists and, while currently fully functional, continues to evolve and improve, both from an efficiency as well as a predictive performance perspective.

Since our PMP measures the cellular and cell-functional response of cancer cells to a treatment, it does not depend on and is not constrained by genetic biomarkers as opposed to traditional precision medicines that are designed to target a genetic mutation. For each patient sample analyzed, our PMP produces a binary result - predicted responder or predicted non-responder. In four independent collaborative studies in collaboration with recognized academic institutions, our PMP platform has demonstrated an 83-100% predictive precision (also referred to as, positive predictive value (“PPV”)), in identifying clinically responding patients. A predictive precision of 83-100% means that if a clinical trial selectively enrolled predicted responders, the study can be expected to yield an 83-100% response rate. In addition, our PMP predicted the clinical outcome of a fosciclopirox Phase 2a trial with 100% accuracy.

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Our strategic focus is to acquire treatments that have already shown compelling efficacy through other companies, but only in a patient subset that other companies could not further enrich, deemed not suitable for their portfolio, and therefore declined to pursue further development. Using our proprietary PMP, we target and test these compelling yet abandoned assets on our platform, and if our PMP has been shown to identify this patient subset, in- license these compounds and fast-track their remaining development selectively for these patients. Using this strategy, we are seeking to particularly improve patient outcomes for patients with the highest medical needs (e.g., response rates of 0-50% by current standard of care).

Our PMP combines the power of biology with the power of technology, including engineering, digital technology, and computational data science. Instead of focusing on one genetic pathway or one other feature, PMP measures the ex vivo biological response of cancer and normal cells to drugs across many signals and dimensions. Hundreds of thousands of data points per patient sample are then integrated and translated by computational algorithms into a patient response predictor that describes whether a patient is likely to respond to their actual treatment. Our PMP has been designed as a high-throughput, automated platform that enables virtuous learning cycles and continuous optimization, patient sample by patient sample. Our laboratory is accredited by the College of American Pathologies (“CAP”).

For patients and physicians, the use of our PMP is simple: A blood or bone marrow sample containing cancer cells and normal cells is shipped to us and is co-processed with a given drug or drugs under our optimized proprietary conditions. PMP measures the differential behavior and response of the patient’s cancer cells versus normal cells down to the single cell level, and computational algorithms translate those hundreds of thousands of data points into a patient response predictor. PMP establishes a patient’s predicted response within 3-5 days from sample receipt, and thus, within a clinically actionable timeframe.

Our continuously growing data repository includes over 190 billion lines of data derived from the analysis of patients’ tissue, blood samples and clinical outcomes. This data repository is comprised entirely of internally generated data sets at single-cell resolution. It has been optimized over years of automated high-throughput screening and virtuous learning cycles. This proprietary data repository is our digital backbone and drives our strategy of expanding our platform capabilities from disease to disease and additional predicted medical outcomes.

Clinical Validation of PMP

To date, we have conducted four clinical validation trials in collaboration with leaders in the field of hematology at globally recognized university hospitals. These studies assessed PMP’s performance across several different blood cancers and multiple standard-of-care treatment options. The study designs, patient numbers, and standard of care therapies tested are summarized in the figure below.

All of the studies share a similar design:

●	Patients are enrolled into the study immediately prior to receiving treatment;
●	A baseline sample of peripheral blood or bone marrow is obtained and patient responses are assessed ex vivo on our PMP platform;
●	Patients then receive treatment and the outcome of that treatment (response or no response) is then compared to the predicted outcome as obtained from the platform.

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The performance of a predictive diagnostic test such as PMP can be quantified using a variety of parameters, including sensitivity, specificity, overall accuracy, negative predictive value and positive predictive value. Because the ultimate intended use of the PMP is to select patients most likely to respond to a given treatment, we believe the most relevant performance parameter is PPV. PPV is calculated as the percent of patients who achieved a clinical response to their actual treatment (actual clinical responders) among all patients with a positive patient response score on PMP (PMP-predicted responders). For example, a PPV of 50% means that, of all patients in a cohort predicted to respond based on PMP results, 50% did clinically respond to their actual treatment. It should be noted that clinical response to therapy does not necessarily result in long-term cure of disease.

Results of studies conducted in hematologic disorders

Myelodysplastic Syndromes (MDS)

In collaboration with Stanford University, we conducted a clinical validation study to evaluate the performance of our PMP in predicting treatment response in high-risk MDS patients. The study collected samples from September 2016 to March 2019 and encompassed various drug treatments for MDS. At the time of the study, 5-azacitidine and decitabine were FDA-approved treatments for MDS, while all other therapies, including clofarabine and cytarabine, bortezomib and dexamethasone, and 5-azacitidine and venetoclax were being investigated. Clinical response was evaluated using the international Working Group 2006 response criteria in MDS, defining response as complete remission (“CR”) and partial remission (“PR”). Peripheral blood and bone marrow were collected from patients immediately prior to treatment decision, and patient responsiveness to a panel of up to 74 single therapeutic agents and up to 36 therapeutic combinations were assessed on our PMP. Clinical outcomes after treatment were assessed by Stanford physicians and compared to predicted outcomes based on PMP. A total of 21 patients met all study requirements and were included in the overall analysis. Overall, our PMP demonstrated a PPV of 100%, meaning that every patient the PMP predicted would respond to their physician-selected treatment actually demonstrated a clinical response to the treatment. To achieve a more robust estimate of the predictive precision for the PMP, bootstrapping, a statistical resampling technique, was utilized to simulate patient data, yielding a PPV of 92% [95% CI = 0.69-1.0]. Bootstrapping is a statistical procedure that resamples a single data set to create many simulated samples. This process allows for the calculation of standard errors (how far the sample average is from the likely population average) and confidence intervals (“CI”) (the range of average performance that 95% of bootstrapped simulations fall in).

Adult AML

In collaboration with MD Anderson Cancer Center, we conducted a clinical validation study examining the performance of our PMP in predicting response to the standard-of-care treatment combination of venetoclax plus decitabine in AML patients. The study collected samples between August 2018 to February 2021 from patients receiving a combination of decitabine and venetoclax. Although this combination was not FDA-approved at the study’s onset, FDA approval for AML treatment was obtained one month later. Clinical response was evaluated using 2017 European LeukemiaNet (“ELN”) AML response criteria, defining response as CR and CR with incomplete count recovery (“Cri”). Peripheral blood was collected from patients prior to treatment, and patient responsiveness to the combination treatment was assessed on PMP. Clinical response after a patient’s actual treatment was assessed and compared to PMP-predicted response. A total of 9 patients met all study requirements and were included in the overall analysis. Overall, based on internal studies our PMP demonstrated PPV of 83%, meaning that 83% of patients that the PMP predicted would respond to their treatment did achieve a clinical response to the actual treatment. Bootstrapping sampling techniques yielded a PPV of 80% [95% CI = 0.5-1.0].

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In an additional collaboration with Washington University, a clinical validation study examined the performance of PMP in predicting response to two different standard-of-care treatment combinations: venetoclax plus decitabine or cytarabine plus idarubicin in AML patients. The study collected samples between March 2020 to June 2022 from patients receiving either cytarabine and idarubicin or decitabine and venetoclax. This ongoing study continues to recruit patients. Clinical response was evaluated using 2017 ELN AML response criteria, defining response as CR, Cri, and morphologic leukemia-free state. Peripheral blood was collected from patients prior to treatment, and patient responsiveness to the combination treatment was assessed on our PMP. Clinical outcome after the patients’ actual treatment was evaluated and compared to the PMP-predicted response.

For the group receiving venetoclax plus decitabine, a total of 13 patients met all study requirements and were included in the overall analysis. Overall, our PMP demonstrated a PPV of 100%, meaning that all patients that the PMP predicted would respond to their treatment combination did achieve a clinical response to the actual treatment. Bootstrapping sampling techniques yielded a PPV of 86% [95% CI = 0.63-1.00].

For the group receiving cytarabine plus idarubicin, a total of 18 patients met all study requirements and were included in the overall analysis. Overall, our PMP demonstrated a PPV of 100%, meaning that all patients that the PMP predicted would respond to this treatment combination did achieve a clinical response to their actual treatment. Bootstrapping sampling techniques yielded a PPV of 100% [95% CI = 1.0-1.0].

Pediatric AML

In collaboration with Texas Children’s Hospital, we conducted a clinical validation study examining the performance of PMP in predicting response to the standard-of-care treatment, the triple combination of cytarabine, daunorubicin, and etoposide (“ADE”) in pediatric The study collected samples from September 2015 to October 2020. Patients in the study were treated with conventional chemotherapy comprised of ADE with or without atovaquone, which was under investigation through a clinical trial (NCT03568994). Clinical response was evaluated based on 1-year relapse free survival (“RFS”) or minimal residual disease (“MRD”) being less than 1%. RFS represents the duration after treatment during which a patient remains free of disease and MRD refers to the small number of residual cancer cells post-treatment. AML patients. Peripheral blood and bone marrow were collected from patients prior to treatment, and patient responsiveness to the combination treatment was assessed on PMP and compared to minimal residual disease (MRD) negativity or 1-year relapse-free survival; these clinical outcome measures are associated with durability of treatment. MRD and 1-year relapse-free survival were compared to predicted outcome based on PMP.

For MRD negativity as an outcome, a total of 13 patients met all study requirements and were included in the overall analysis. Overall, our PMP yielded a PPV of 100%, meaning that all PMP-predicted responders did achieve MRD negativity in response to their actual treatment. Bootstrapping sampling techniques yielded a PPV of 100% [95% CI = 1.0-1.0].

For 1-year relapse-free survival as an outcome, a total of 13 patients met all study requirements and were included in the overall analysis. Overall, our PMP demonstrated a PPV of 90% [95% CI = 0.9-1.0], meaning that 90% of PMP-predicted responders did achieve 1-year relapse-free survival in response to their actual treatment. Bootstrapping sampling techniques yielded a PPV of 99% [95% CI = 0.9-1.0].

Complementary and Companion Diagnostic Tests

By identifying and validating which patients and patient segments respond or do not respond to available standard of care treatments – disease by disease – we are planning to expand our platform across liquid and solid tumors, and potentially beyond cancer. The continuously increasing understanding of individual patient populations, their predicted response to available and investigational treatments, and their unmet medical needs (e.g., patients without effective treatment options) can be expected to deliver proprietary intelligence and complementary diagnostics to fuel our targeted drug in-licensing and development strategy.

For example, having identified patient populations with high unmet needs (e.g., if less than 30% of patients respond to available standard of care treatments), enables a PMP-based pursuit and in-licensing of investigational treatments for these patients and a focus on serving patients with highest medical needs through treatments with the greatest predicted medical and commercial impact.

In such a clinical development program for a predictive precision medicine, our platform is applied as a companion diagnostic guiding patient selection for patient enrollment and treatment.

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Therapeutic Product Development

Volasertib

As described above, our business strategy is focused on the in-licensing and development of — often abandoned or shelved — therapeutic assets that have already shown compelling clinical activity in approximately a subset of patients who PMP can be utilized to identify. Volasertib had been developed by Boehringer Ingelheim (“BI”) and has been clinically investigated through several trials in both solid tumor indications as well as in AML.

Background and Clinical Experience with Volasertib

In 2021, we obtained worldwide development and commercialization rights to Volasertib from Oncoheroes Biosciences Inc. (“Oncoheroes”), a Boston-based biotechnology company focused on advancing new therapies for childhood cancers. Volasertib is a PLK-1 inhibitor with demonstrated activity in AML and other tumor types, including solid tumors, with significant unmet medical need. Building on the performance of Volasertib on PMP, which has been and is an important and proprietary step during our in-licensing decision making, we will leverage our PMP with the goal to identify and select Volasertib-responsive patients prior to their treatment and enable us to potentially increase response rates and fast-track Volasertib’s clinical development in this patient population.

NCT0080485, a Phase 2 study in 87 AML patients conducted in European and US hematology centers, yielded CR plus Cri rates of 31.0% by the treatment of Volasertib plus low-dose cytarabine (V+LDAC) vs 13.3% by LDAC treatment alone, indicating that the addition of Volasertib to LDAC improved the response rate compared to low-dose cytarabine (“LDAC”) monotherapy. Median event-free survival was significantly prolonged by V+LDAC compared with LDAC (5.6 vs 2.3 months; hazard ratio, 0.57; 95% confidence interval, 0.35-0.92; P=.021); median overall survival was 8.0 vs 5.2 months, respectively (hazard ratio, 0.63; 95% confidence interval, 0.40-1.00; P=.047). With respect to toxicity, serious adverse events (CTCAE grade 3-5) were noted as follows: febrile neutropenia (fever and /or illness due to depressed white blood cell count) occurred in 23 patients (54.8%) for V+LDAC and 7 patients (15.6%) for LDAC. Infections (bacterial or viral in nature) and infestations (parasitic in nature) occurred in 20 patients (47.6%) for V+LDAC and 10 patients (22.2%) for LDAC (2,3).

In NCT01721876, a follow-up Phase 3 study in 666 AML patients with centers conducted across the world, however, the proportion of patients who achieved an overall response was 27.7% (V+LDAC) compared to 17.1% Placebo + LDAC (“P+LDAC”), suggesting that there was a Volasertib-mediated benefit in a subset of patients even if this difference did not achieve statistical significance. With respect to toxicity, AEs leading to death (grade 5) were reported with a higher frequency in the V+LDAC arm (31.2%) compared to the P+LDAC arm (18.0%), potentially driven by a higher incidence of infections and infestations in the V+LDAC arm (17.1% versus 6.3%). With respect to toxicity, Serious adverse events (CTCAE grade 3-5) were noted as follows: febrile neutropenia occurred in 258 patients (58.8%) for V+LDAC and 63 patients (28.4%) for P+LDAC. Infections and infestations occurred in 255 patients (58.1%) for V+LDAC and 85 patients (38.3%) for P+LDAC.

An additional seven early-stage trials were conducted, primarily in solid tumors including urothelial, ovarian and non-small cell lung cancers. The results of these trials demonstrated that Volasertib was generally well-tolerated. With respect to toxicity, serious adverse events in Volasertib-treated patients were noted as follows: neutropenia occurred in 55 patients (29.2%), anemia (decreased red blood cell production) occurred in 16 patients (8.5%), thrombocytopenia (decrease platelet production) occurred in 19 patients (10.1%), and leukopenia (decreased leukocyte production) occurred in 9 patients (4.8%).

In addition, BI initiated a Compassionate Use Program in 2015 for patients treated with Volasertib. At the time of licensing the product to Oncoheroes in August 2019, seven patients were still treated with Volasertib. These patients were offered by Oncoheroes to continue treatment.

Notable is leveraging BI’s extensive clinical database and its Phase 3 post-hoc analysis and conclusions to enhance the Volasertib dosing and patient supportive care. These enhancements were adopted in an FDA-cleared clinical trial that BI had started at MD Anderson and other recognized cancer centers to continue Volasertib’s development in acute myeloid leukemia even after its original Phase 3 trial that did not reproduce the statistically significant survival outcome of the prior Phase 2 trial.

To maximize Volasertib’s clinical profile and tolerability, beyond using our PMP to select patients likely to respond, our Phase 2 trial design includes the following enhancements:

-	Tailored dosing: a 350 mg intravenous Volasertib dose was applied in the AML Phase 2 and 3 clinical trials irrespective of the patients’ body weight/body surface. BI’s post-hoc analysis showed that lighter patients were overdosed with this 350 mg dose, resulting in higher toxicity. We plan on using a patient tailored Volasertib dosing, based on for the patients’ body surface area.
-	Infection control: It can be concluded from BI’s post hoc analysis that a substantial proportion of infectious complications could have been prevented with appropriate precautions and protocol-mandated infectious prophylaxis, which is a standard of care in the U.S. and Western Europe. This might not have been in place in some of the study-participating centers especially in some geographies of the global phase 3 trial.

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To increase trial efficacy outcomes, we will use our PMP to selectively enroll patients into our trials who are predicted to clinically respond to Volasertib. In order to assess the performance of PMP in Volasertib sensitive patients, we collected fresh cancer samples from patients with acute myeloid leukemia and tested their ex vivo sensitivity to Volasertib on our PMP (see figure below). Approximately 50% of these samples demonstrated a highly-Volasertib sensitive profile, both for patients with de novo AML and relapsed/refractory AML. We consider this result highly promising for the planned use of PMP to predict patients who are expected to clinically respond to Volasertib, and to thus focus Notable’s development trials on clinically responding patients.

Our development strategy for Volasertib leverages the experience from the four PMP clinical validation trials and the recent 100% accurate PMP prediction of a fosciclopirox’s trial outcome as reported in December 2023.

We are in the start-up phase of a single-arm, open label Volasertib Phase 2 study in relapsed/refractory AML (r/r AML) with the goal of initiating this trial in the third quarter of 2024. Upon a successful Phase 2 study focused on PMP-predicted responders to volasertib, we plan to initiate a registrational Phase 3 study. From a regulatory perspective, our use of PMP as a patient selection tool qualifies PMP as a companion diagnostic by FDA criteria and will require a Pre-Marketing Approval (“PMA”) submission in concert with any NDA submission for volasertib. Marketing of Volasertib will require approval of both the companion diagnostic PMA submission as well as the Volasertib NDA submission.

We filed an IND in the first quarter of 2024, are on track for initiating the Phase 2 program in the third quarter of 2024, and delivering its first data (on dose optimization/tolerability) in the fourth quarter of 2024. Subsequent to FDA clearance of this data, we plan to enroll the first PMP-selected patient in the first quarter of 2025.

Oncoheroes License Agreement

On October 8, 2021, we entered into an Exclusive License Agreement (the “Oncoheroes Agreement,”) with Oncoheroes Biosciences Inc. (“Oncoheroes”), pursuant to which we acquired worldwide exclusive development and commercialization rights in the small molecule Volasertib for uses relating to certain types of blood cancers and all other cancers outside the indications retained by Oncoheroes under the Oncoheroes Agreement, which generally comprise indications focused on pediatric solid tumors (the “Licensed Field”). The Licensed Field includes: Acute Lymphoblastic Leukemia; Acute Megakaryocytic Leukemia; Acute Myeloblastic Leukemia; Acute Myelogenous Leukemia; Acute Myeloid Leukemia; Acute Myelomonocytic Leukemia; Acute Promyelocytic Leukemia; Chronic lymphoblastic leukemia; Chronic myelocytic leukemia; Chronic myelogenous leukemia; Chronic myeloid leukemia; Juvenile myelomonocytic leukemia; Hodgkin’s disease; Leukemia; Lymphoma (Anaplastic large cell and Large B cell); and Non-Hodgkin’s Lymphoma. In connection with the Oncoheroes Agreement, as of October 8, 2021, we and Oncoheroes entered into a Simple Agreement for Future Equity (“Oncoheroes SAFE”) in the amount of $1,500,000, pursuant to whereby we obtained the rights to acquire certain shares of Oncoheroes’ capital stock.

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Pursuant to the terms of an Assignment and Licensing Agreement dated August 1, 2019, as amended on April 5, 2020 and October 2021 (the “BII Agreement”), by and between Oncoheroes and Boehringer Ingelheim International GmbH (“BI”), Oncoheroes acquired the certain assigned patents (“Assigned Patents”) and rights to develop and commercialize certain licensed products (“Licensed Products”). Pursuant to the Oncoheroes Agreement, we obtained from Oncoheroes the rights and licenses to develop and commercialize the Licensed Products, on the terms and conditions set forth in the Oncoheroes Agreement. The Company has a right of first refusal and right of first negotiation if Oncoheroes decides to license, sell, assign or transfer its rights or terminate the underlying licenses granted in the BII Agreement.

Under the Oncoheroes Agreement, we are required to pay Oncoheroes a royalty on the gross amount invoiced by us, our affiliates or sublicensees for the sale of Licensed Products in an arm’s length transaction to third parties (but not including sales relating to transactions between us, our affiliates or our respective sublicensees), less the total of certain charges or expenses as listed in the Oncoheroes Agreement (“Net Sales”) in the Licensed Field in a worldwide territory. Additionally, we are required to pay Oncoheroes up to an aggregate of $8 million in milestone payments upon the occurrence of certain development milestone events.

Under the Oncoheroes Agreement, we are required to pay Oncoheroes a royalty on Net Sales of the Licensed Products in the Licensed Field based on a sliding scale range of Net Sales, with such royalty percentage ranging from the mid-single digits to the mid-teens. Our obligation to pay royalties will commence upon the commercial launch of a licensed product on a country-by-country basis in the licensed field, and will terminate, on a country-by-country basis, upon the later of (a) expiration of the last valid claim of a licensed patent in such country, (b) expiration of applicable data or other regulatory exclusivity rights, and (c) ten years from Commercial Launch of such licensed product in such country.

Pursuant to the Oncoheroes Agreement, our rights to the Assigned Patents shall continue on a country-by-country basis in each country until the expiration of our obligation to pay royalties, unless otherwise terminated as follows: (a) termination by Oncoheroes upon a material breach of the Oncoheroes Agreement by us, or upon our insolvency, or (b) termination by us (i) upon a material breach of the Oncoheroes Agreement by Oncoheroes, (ii) upon Oncoheroes’s insolvency, (iii) in the event of a termination of the underlying BII Agreement, or, (iv) at any time, either in whole or with respect to a specific Licensed Product in a specific country, with ninety (90) days written notice to Oncoheroes. We have the option to assume rights and obligations of Oncoheroes as licensee of BI in case of termination of the Oncoheroes Agreement.

Manufacturing

We rely on third parties to manufacture Volasertib. We have entered into agreements with contract manufacturing organizations, or CMOs, to produce drug substance for Volasertib. We require all of our CMOs to conduct manufacturing activities in compliance with current good manufacturing practice, or cGMP, requirements. We anticipate that these CMOs will have the capacity to support both clinical supply and commercial-scale production, but we do not have any formal agreements at this time to cover commercial production. We may also elect to enter into agreements with other CMOs to manufacture supplies of drug substance and finished drug product.

Sales and Marketing

If any of our product candidates are approved, we intend to market and commercialize them in the U.S. and select international markets, either alone or in partnership with others. Cancer patients are managed by oncologists, medical geneticists and neurologists, and therefore we believe can be reached with a targeted sales force.

Competition for Volasertib

The pharmaceutical industry is characterized by rapid evolution of technologies and intense competition. While we believe that our product candidates, technology, knowledge, experience and scientific resources provide superior competitive advantages, we face competition from major pharmaceutical and biotechnology companies, academic institutions, governmental agencies and public and private research institutions, among others. Any product candidates that we successfully develop and commercialize will compete with approved treatment options, including off-label therapies, and new therapies that may become available in the future. Key considerations that would impact our ability to effectively compete with other therapies include the efficacy, safety, method of administration, cost, level of promotional activity and intellectual property protection of our products. Many of the companies against which we may compete have significantly greater resources and capital than us in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products.

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While there are no current FDA-approved PLK1 inhibitors, there are several at various stages of clinical development. Onvansertib (Cardiff Oncology, Inc.), GSK461364 (GSK, plc), rigosertib (Onconova Therapeutics, Inc.) and CY140 (Cyclacel Pharmaceuticals, Inc.) all demonstrate PLK1 inhibition and are being developed in a number of solid and hematologic malignancies. There may be additional companies with PLK1 inhibitor programs suitable for addressing these patient populations that could be competitive with our efforts but that have not yet disclosed specific clinical development plans. Smaller or early-stage companies, including oncology-focused therapeutics companies, may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These companies may also compete with us in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites, enrolling patients in clinical trials and acquiring technologies complementary to, or necessary for, our programs. The availability of reimbursement from government and private payors will also significantly impact the pricing and competitiveness of our products if approved. Our competitors may obtain FDA or other regulatory approvals for their products more rapidly than we may obtain approvals for our product candidates, which could result in our competitors establishing a strong market position before we will be able to commercialize our products if approved.

Fosciclopirox (CPX-POM)

On July 20, 2021, we entered into a Co-Development and Profit-Sharing Agreement (the “CicloMed Agreement”) with CicloMed LLC (“CicloMed”) regarding use of our precision oncology diagnostic test in the research and development of CicloMed’s CicloProx Prodrug (“CPX-POM”) clinical-phase drug for the treatment of AML. Under the terms of the CicloMed Agreement the parties will share equally in the co-development costs, subject to a budget controlled by a joint steering committee appointed by the parties. In the event of a profit generating event, the net proceeds will be shared between the parties in accordance with the agreement’s defined compensation share which is generally on a 50/50 basis, provided that our maximum compensation share shall not exceed a mid-single digit multiple of our total incurred co-development costs. The compensation share is a percentage corresponding to the ratio of (i) a party’s total co-development costs incurred pursuant to the co-development plan to (ii) the sum of the total co-development costs incurred by both parties pursuant to such plan. As between the parties, CicloMed will own all co-development intellectual property that relates solely to CPX-POM and CPX-POM results, and we will own all co-development intellectual property that relates solely to our test and our test results, and each party retains its own background and prior intellectual property.

Background and Clinical Experience with Fosciclopirox

Fosciclopirox (CPX-POM), a pro-drug of ciclopirox invented by scientists at The University of Kansas Cancer Center and the Institute for Advancing Medical Innovation, selectively delivers the active metabolite, CPX, to the entire urinary tract following parenteral administration. CPX inhibited cell proliferation, clonogenicity and spheroid formation, and increased cell cycle arrest at S and G0/G1 phases. Mechanistically, CPX suppressed activation of Notch signaling. Molecular modeling and cellular thermal shift assays demonstrated CPX binding to γ-secretase complex proteins Presenilin 1 and Nicastrin, which are essential for Notch activation.

To establish in vivo preclinical proof of principle, Fosciclopirox was tested in the validated N-butyl-N-(4-hydroxybutyl) nitrosamine (BBN) mouse bladder cancer model. Once-daily intraperitoneal administration of CPX-POM for four weeks at doses of 235 mg/kg and 470 mg/kg significantly decreased bladder weight, a surrogate for tumor volume, and resulted in a migration to lower stage tumors in CPX-POM treated animals. This was coupled with a reduction in the proliferation index. Additionally, there was a reduction in Presenilin 1 and Hes-1 expression in the bladder tissues of CPX-POM treated animals.

Following the completion of the first-in-human Phase 1 trial (NCT03348514), the pharmacologic activity of Fosciclopirox is currently being characterized in a Phase 1 expansion cohort study of muscle-invasive bladder cancer patients scheduled for cystectomy (NCT04608045) as well as a Phase 2 trial of newly diagnosed and recurrent urothelial cancer patients scheduled for transurethral resection of bladder tumors (NCT04525131).

In July 2021, under the terms of the CicloMed Agreement, CicloMed initiated a Phase 1b/2a clinical trial of Fosciclopirox in adult patients with relapsed or refractory AML (NCT04956042). As part of the trial, patients enrolled into the study assessed sensitivity to Fosciclopirox on our PMP. Patients were not selected for enrollment based on PMP results and, to avoid potential bias, PMP analysis was blinded to the actual patient outcomes during the trial. Clinical efficacy in this heavily pretreated group of patients was defined by standard criteria in AML medical research and practice.

In December 2023, we reported on topline results from this trial. Eighteen heavily pre-treated patients were enrolled in the trial with nine patients evaluable for response assessment per-protocol. Fosciclopirox, administered at the Recommended Phase 2 Dose, was well-tolerated. However, none of the nine evaluable patients achieved a complete response. Stable disease, over four months, was observed in two evaluable patients.

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Importantly, PMP predicted that all patients enrolled into this trial would be non-responsive to Fosciclopirox. The accuracy of this prediction was confirmed by the actual patient responses to treatment. These PMP results indicate that the enrolled patient population was biased towards non-responsiveness to Fosciclopirox and suggest that the negative clinical outcome of this Phase 2a trial may have been avoided if PMP had initially been used to selectively enroll only predicted responders. Further analyses are ongoing.

Intellectual Property

Our success depends in part on our ability to obtain and maintain proprietary protection for our product candidates, manufacturing and process discoveries and other know-how, to operate without infringing the proprietary rights of others, and to prevent others from infringing our proprietary rights. We plan to protect our proprietary positions using a variety of methods, which include protecting current U.S. and foreign patents related to proprietary technology, inventions and improvements and prosecuting additional U.S. and foreign patents that we determine are important to the development and implementation of our business. For example, we, our licensors, or our collaborators currently have, or are pursuing, patents covering the composition of matter for our drug product candidates and we plan to generally pursue patent protection covering methods-of-use for one or more clinical programs. We also rely on trade secrets, trademarks, know-how, continuing technological innovation and potential in-licensing opportunities to develop and maintain our proprietary position.

Volasertib Patents

We entered into the Oncoheroes License Agreement in October 2021, pursuant to which we acquired exclusive worldwide rights under sixty-two (62) patents and patent applications to develop, manufacture and commercialize Volasertib. We have exclusive licenses under the Oncoheroes License Agreement to patent rights in the U.S. and numerous foreign jurisdictions relating to Volasertib. The patent rights in-licensed under the Oncoheroes License Agreement include nineteen (19) granted patents and one (1) patent application in the U.S., and forty (40) granted patents and two (2) patent applications in foreign jurisdictions including the European Patent Office, Germany, France, United Kingdom, and Japan. All three (3) U.S. patents in the patent family covering Volasertib as a composition of matter generally in genus form expired on February 26, 2023. The two (2) U.S. patents in the patent family covering Volasertib as a composition of matter along with its various crystalline forms expire on January 30, 2027. The U.S. composition of matter patent that covers the formulation of Volasertib that is currently in clinical development expires on June 29, 2026, in each case, not including patent term adjustment or any patent term extension, and relevant foreign counterparts.

Trade Secrets

In addition to patents, we rely on trade secrets and know-how to develop and maintain our competitive position. We typically rely on trade secrets to protect aspects of our business that are not amenable to, or that we do not consider appropriate for, patent protection. The PMP includes our trade secrets. However, the PMP is not currently covered by a patent and no patents are pending. We protect trade secrets and know-how by establishing confidentiality agreements and invention assignment agreements with our employees, consultants, scientific advisors, contractors and partners. These agreements generally provide that all confidential information developed or made known during the course of an individual or entity’s relationship with us must be kept confidential during and after the relationship. These agreements also generally provide that all inventions resulting from work performed for us or relating to our business and conceived or completed during the period of employment or assignment, as applicable, shall be our exclusive property. In addition, we take other appropriate precautions, such as physical and technological security measures, to guard against misappropriation of our proprietary information by third parties.

Government Regulation

Approval of Volasertib and Other Drug Products in the United States

Government authorities in the United States (“U.S.”) at the federal, state and local level and in other countries and jurisdictions, including the European Union (“EU”), extensively regulate, among other things, the research, development, testing, manufacture, quality control, approval, labeling, packaging, storage, record-keeping, promotion, advertising, distribution, post-approval monitoring and reporting, marketing and export and import of drug products, such as Volasertib. Generally, before a new drug can be marketed, considerable data demonstrating its quality, safety and efficacy must be obtained, organized into a format specific for each regulatory authority and submitted for review and approved by the regulatory authority.

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Overview of FDA Approval Process

In the U.S., pharmaceutical products are subject to extensive regulation by the FDA. The Federal Food, Drug, and Cosmetic Act (“FDCA”), and other federal and state statutes and regulations, govern, among other things, the research, development, testing, manufacture, storage, recordkeeping, approval, labeling, promotion and marketing, distribution, post-approval monitoring and reporting, sampling, and import and export of pharmaceutical products. Failure to comply with applicable U.S. requirements may subject a company to a variety of administrative or judicial sanctions, such as FDA refusal to approve pending NDAs, warning or untitled letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, civil penalties and criminal prosecution.

Pharmaceutical product development for a new product or certain changes to an approved product in the U.S. typically involves preclinical laboratory and animal tests, the submission to the FDA of an IND, which must become effective before clinical testing may commence, and adequate and well-controlled clinical trials to establish the safety and effectiveness of the drug for each indication for which FDA approval is sought. Satisfaction of FDA pre-market approval requirements typically takes many years and the actual time required may vary substantially based upon the type, complexity and novelty of the product or disease.

Preclinical tests include laboratory evaluation of product chemistry, formulation and toxicity, as well as animal trials to assess the characteristics and potential safety and efficacy of the product. The conduct of the preclinical tests must comply with federal regulations and requirements, including good laboratory practices. The results of preclinical testing are submitted to the FDA as part of an IND along with other information, including information about product chemistry, manufacturing and controls and a proposed clinical trial protocol. Long term preclinical tests, such as animal tests of reproductive toxicity and carcinogenicity, may continue after the IND is submitted. A 30-day waiting period after the submission of each IND is required prior to the commencement of clinical testing in humans. If the FDA has neither commented on nor questioned the IND within this 30-day period, the clinical trial proposed in the IND may begin.

The clinical stage of development involves the administration of the investigational product to healthy volunteers or disease-affected patients under the supervision of qualified investigators, generally physicians not employed by, or under control of, the trial sponsor, in accordance with Good Clinical Practices (“GCPs”), which include the requirement that all research subjects provide their informed consent for their participation in any clinical trial. Clinical trials are conducted under protocols detailing, among other things, the objectives of the clinical trial, dosing procedures, subject selection and exclusion criteria and the parameters to be used to monitor subject safety and assess efficacy. Each protocol, and any subsequent amendments to the protocol, must be submitted to the FDA as part of an IND. Furthermore, each clinical trial must be reviewed and approved by an IRB for each institution at which the clinical trial will be conducted to ensure that the risks to individuals participating in the clinical trials are minimized and are reasonable in relation to anticipated benefits. The IRB also approves the informed consent form that must be provided to each clinical trial subject or his or her legal representative and must monitor the clinical trial until completed. There also are requirements governing the reporting of ongoing clinical trials and completed clinical trial results to public registries. Information about most clinical trials must be submitted within specific timeframes for publication on the www.clinicaltrials.gov website. Information related to the product, patient population, phase of investigation, trial sites and investigators and other aspects of the clinical trial is made public as part of the registration of the clinical trial. Sponsors are also obligated to discuss the results of their clinical trials after completion. Disclosure of the results of these trials can be delayed in some cases for up to two years after the date of completion of the trial. Competitors may use this publicly available information to gain knowledge regarding the progress of development programs. Human clinical trials are typically conducted in three sequential phases, which may overlap or be combined:

●	Phase 1 clinical trials generally involve a small number of healthy volunteers or disease-affected patients who are initially exposed to a single dose and then multiple doses of the product candidate. The primary purpose of these clinical trials is to assess the metabolism, pharmacologic action, side effect tolerability and safety of the drug.

●	Phase 2 clinical trials involve studies in disease-affected patients to determine the dose required to produce the desired benefits. At the same time, safety and further pharmacokinetic and pharmacodynamic information is collected, possible adverse effects and safety risks are identified, and a preliminary evaluation of efficacy is conducted.

●	Phase 3 clinical trials generally involve a larger number of patients at multiple sites and are designed to provide the data necessary to demonstrate the effectiveness of the product for its intended use, its safety in use and to establish the overall benefit/risk relationship of the product and provide an adequate basis for product approval. These trials may include comparisons with placebo and/or other comparator treatments. The duration of treatment is often extended to mimic the actual use of a product during marketing.

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A registrational trial is a clinical trial that adequately meets regulatory agency requirements for the evaluation of a drug candidate’s efficacy and safety such that it can be used to justify the approval of the drug. Generally, registrational trials are Phase 3 trials but may be Phase 2 trials if the trial design provides a reliable assessment of clinical benefit, particularly in situations where there is an unmet medical need.

Post-approval trials, sometimes referred to as Phase 4 clinical trials, may be conducted after initial marketing approval. These trials are used to gain additional experience from the treatment of patients in the intended therapeutic indication, particularly for long-term safety follow up. In certain instances, the FDA may mandate the performance of Phase 4 clinical trials as a condition of approval of an NDA.

Progress reports detailing the results of the clinical trials must be submitted at least annually to the FDA and more frequently if serious adverse events occur. The FDA or the sponsor may suspend or terminate a clinical trial at any time, or the FDA may impose other sanctions on various grounds, including a finding that the research patients are being exposed to an unacceptable health risk. Similarly, an IRB can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the requirements of the IRB or if the drug has been associated with unexpected serious harm to patients.

After completion of the required clinical testing, an NDA is prepared and submitted to the FDA. FDA approval of the NDA is required before marketing of the product may begin in the U.S. The NDA must include the results of all preclinical, clinical and other testing and a compilation of data relating to the product’s pharmacology, chemistry, manufacture and controls. The cost of preparing and submitting an NDA is substantial. The submission of most NDAs is additionally subject to a substantial application user fee and the manufacturer and/or sponsor under an approved NDA are also subject to annual program fees for eligible products.

The FDA has 60 days from its receipt of an NDA to determine whether the application will be accepted for filing based on the agency’s threshold determination that it is sufficiently complete to permit substantive review. Once the submission is accepted for filing, the FDA begins an in-depth review. The FDA has agreed to certain performance goals in the review of NDAs. FDA aims to complete its standard review of drug products within ten months and its priority review within six months. Priority review can be applied to drugs that the FDA determines offer major advances in treatment or provide a treatment where no adequate therapy exists. The review process for both standard and priority review may be extended by FDA for three additional months to consider certain late-submitted information, or information intended to clarify information already provided in the submission.

The FDA may also refer applications for novel drug products, or drug products that present difficult questions of safety or efficacy, to an advisory committee—typically a panel that includes clinicians and other experts—for review, evaluation and a recommendation as to whether the application should be approved. The FDA is not bound by the recommendation of an advisory committee, but it generally follows such recommendations. Before approving an NDA, the FDA will typically inspect one or more clinical sites to assure compliance with GCP. Additionally, the FDA will inspect the facility or the facilities at which the drug is manufactured. FDA will not approve the product unless compliance with cGMP is satisfactory and the NDA contains data that provide substantial evidence that the drug is safe and effective in the indication studied.

After the FDA evaluates the NDA and the manufacturing facilities, it issues either an approval letter or a complete response letter. A complete response letter generally outlines the deficiencies in the submission and may require substantial additional testing, or information, in order for the FDA to reconsider the application. If, or when, those deficiencies have been addressed to the FDA’s satisfaction in a resubmission of the NDA, the FDA will issue an approval letter. FDA has committed to reviewing such resubmissions in two or six months depending on the type of information included.

An approval letter authorizes commercial marketing of the drug with specific prescribing information for specific indications. As a condition of NDA approval, the FDA may require a risk evaluation and mitigation strategy, or REMS, to help ensure that the benefits of the drug outweigh the potential risks. REMS can include medication guides, communication plans for healthcare professionals and elements to assure safe use, or ETASU. ETASU can include, but are not limited to, special training or certification for prescribing or dispensing, dispensing only under certain circumstances, special monitoring and the use of patient registries. The requirement for a REMS can materially affect the potential market and profitability of the drug. Moreover, product approval may require substantial post-approval testing and surveillance to monitor the drug’s safety or efficacy. Once granted, product approvals may be withdrawn if compliance with regulatory standards is not maintained or problems are identified following initial marketing.

Changes to some of the conditions established in an approved application, including changes in indications, labeling or manufacturing processes or facilities, require submission and FDA approval of a new NDA or NDA supplement before the change can be implemented. An NDA supplement for a new indication typically requires clinical data similar to that in the original application, and the FDA uses the same procedures and actions in reviewing NDA supplements as it does in reviewing NDAs.

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U.S. Exclusivity

Upon NDA approval of a new chemical entity (“NCE”), which is a drug that contains no active moiety that has been approved by FDA in any other NDA, that drug receives five years of marketing exclusivity during which FDA cannot receive any Abbreviated New Drug Application (“ANDA”), seeking approval of a generic version of that drug. Certain changes to a drug, such as the addition of a new indication to the package insert, are associated with a three-year period of exclusivity during which FDA cannot approve an ANDA for a generic drug that includes the change. An ANDA may be submitted one year before NCE exclusivity expires if a Paragraph IV certification is filed. If there is no listed patent in the Orange Book, there may not be a Paragraph IV certification, and, thus, no ANDA may be filed before the expiration of the exclusivity period.

Patent Term Extension

After NDA approval, owners of relevant drug patents may apply for up to a five-year patent extension for one patent. The allowable patent term extension is calculated as half of the drug’s testing phase—the time between IND and NDA submission—and all of the review phase—the time between NDA submission and approval up to a maximum of five years. The time can be shortened if FDA determines that the applicant did not pursue approval with due diligence. The total patent term after the extension may not exceed 14 years from approval.

For patents that might expire during the application phase, the patent owner may request an interim patent extension. An interim patent extension increases the patent term by one year and may be renewed up to four times. For each interim patent extension granted, the post-approval patent extension is reduced by one year. The director of the U.S. Patent and Trademark Office must determine that approval of the drug covered by the patent for which a patent extension is being sought is likely. Interim patent extensions are not available for a drug for which an NDA has not been submitted.

Fast Track Designation and Accelerated Approval

The FDA is required to facilitate the development, and expedite the review, of drugs that are intended for the treatment of a serious or life-threatening disease or condition for which there is no effective treatment, and which demonstrate the potential to address unmet medical needs for the condition. Under the Fast Track program, the sponsor of a new drug candidate may request that the FDA designate the drug candidate for a specific indication as a Fast Track drug concurrent with, or after, the filing of the IND for the drug candidate. The FDA must determine if the drug candidate qualifies for Fast Track Designation within 60 days of receipt of the sponsor’s request.

In addition to other benefits such as the ability engage in more frequent interactions with the FDA, the FDA may initiate review of sections of a Fast Track drug’s NDA before the application is complete. This rolling review is available if the applicant provides, and the FDA approves, a schedule for the submission of the remaining information and the applicant pays applicable user fees. However, the FDA’s time period goal for reviewing an application does not begin until the last section of the NDA is submitted. Additionally, the Fast Track Designation may be withdrawn by the FDA if the FDA believes that the designation is no longer supported by data emerging in the clinical trial process.

Under the FDA’s accelerated approval regulations, the FDA may approve a drug for a serious or life-threatening illness that provides meaningful therapeutic benefit to patients over existing treatments based upon a surrogate endpoint that is reasonably likely to predict clinical benefit, or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality, that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity or prevalence of the condition and the availability or lack of alternative treatments.

In clinical trials, a surrogate endpoint is a measurement of laboratory or clinical signs of a disease or condition that substitutes for a direct measurement of how a patient feels, functions or survives. Surrogate endpoints can often be measured more easily or more rapidly than clinical endpoints. A drug candidate approved on this basis is subject to rigorous post-marketing compliance requirements, including the completion of Phase 4 or post-approval clinical trials to confirm the effect on the clinical endpoint. Under the Food and Drug Omnibus Reform Act of 2022 (“FDORA”), the FDA may require, as appropriate, that such trials be underway prior to approval or within a specific time period after the date of approval for a product granted accelerated approval. Failure to conduct required post-approval studies, or confirm a clinical benefit during post-marketing studies, will allow the FDA to withdraw the drug from the market on an expedited basis. The FDA generally requires, unless otherwise informed by the agency, that all promotional materials for product candidates approved under accelerated regulations be subject to prior review by the FDA.

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Breakthrough Therapy Designation

Breakthrough therapy designation by the FDA provides more extensive development consultation opportunities with FDA senior staff, allows for the rolling review of the drug’s application for approval and indicates that the product could be eligible for priority review if supported by clinical data at the time of application submission for drugs that are intended to treat a serious or life-threatening disease or condition where preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints. Under the breakthrough therapy program, the sponsor of a new drug candidate may request that the FDA designate the drug candidate for a specific indication as a breakthrough therapy concurrent with, or after, the filing of the IND for the drug candidate. The FDA must determine if the drug candidate qualifies for breakthrough therapy designation within 60 days of receipt of the sponsor’s request.

Approval of Volasertib and Other Drug Products in the European Union

Overview

In the EU, our product candidates also may be subject to extensive regulatory requirements. As in the U.S., medicinal products can be marketed only if a marketing authorization from the competent regulatory agencies has been obtained. Similar to the U.S., the various phases of preclinical and clinical research in the EU are subject to significant regulatory controls.

The Clinical Trials Directive 2001/20/EC, the Directive 2005/28/EC on GCP, and the related national implementing provisions of the individual EU Member States govern the system for the approval of clinical trials in the EU. Under this system, an applicant must obtain prior approval from the competent national authority of the EU Member States in which the clinical trial is to be conducted. Furthermore, the applicant may only start a clinical trial at a specific trial site after the competent ethics committee has issued a favorable opinion. The clinical trial application must be accompanied by, among other documents, an IMPD, or the Common Technical Document, with supporting information prescribed by Directive 2001/20/EC, Directive 2005/28/EC, where relevant the implementing national provisions of the individual EU Member States and further detailed in applicable guidance documents. All suspected unexpected serious adverse reactions to the investigated drug that occur during the clinical trial have to be reported to the competent national authority and the Ethics Committee of the Member State where they occurred.

In April 2014, the new Clinical Trials Regulation, (EU) No 536/2014 was adopted. The Clinical Trials Regulation will be directly applicable in all the EU Member States, repealing the current Clinical Trials Directive 2001/20/EC. Conduct of all clinical trials performed in the EU will continue to be bound by currently applicable provisions until the new Clinical Trials Regulation becomes applicable. The extent to which ongoing clinical trials will be governed by the Clinical Trials Regulation will depend on when the Clinical Trials Regulation becomes applicable and on the duration of the individual clinical trial. If a clinical trial continues for more than three years from the day on which the Clinical Trials Regulation becomes applicable the Clinical Trials Regulation will at that time begin to apply to the clinical trial.

The new Clinical Trials Regulation aims to simplify and streamline the approval of clinical trials in the EU. The main characteristics of the regulation include: a streamlined application procedure via a single-entry point, the “EU portal”; a single set of documents to be prepared and submitted for the application as well as simplified reporting procedures for clinical trial sponsors; and a harmonized procedure for the assessment of applications for clinical trials, which is divided in two parts. Part I is assessed by the competent authorities of all EU Member States in which an application for authorization of a clinical trial has been submitted (Member States concerned). Part II is assessed separately by each Member State concerned. Strict deadlines have been established for the assessment of clinical trial applications. The role of the relevant ethics committees in the assessment procedure will continue to be governed by the national law of the concerned EU Member State. However, overall related timelines will be defined by the Clinical Trials Regulation.

To obtain a marketing authorization of a drug in the EU, we may submit Marketing Authorization Applications (“MAA”), either under the so-called centralized or national authorization procedures.

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Centralized Procedure

The centralized procedure provides for the grant of a single marketing authorization following a favorable opinion by the European Medicines Agency (“EMA”), that is valid in all EU Member States, as well as Iceland, Liechtenstein and Norway. The centralized procedure is compulsory for medicines produced by specified biotechnological processes, products designated as orphan medicinal products, advanced therapy medicines (such as gene-therapy, somatic cell-therapy or tissue-engineered medicines) and products with a new active substance indicated for the treatment of specified diseases, such as HIV/AIDS, cancer, diabetes, neurodegenerative disorders or autoimmune diseases and other immune dysfunctions and viral diseases. The centralized procedure is optional for products that represent a significant therapeutic, scientific or technical innovation, or whose authorization would be in the interest of public health. Under the centralized procedure the maximum timeframe for the evaluation of an MAA by the EMA is 210 days, excluding clock stops, when additional written or oral information is to be provided by the applicant in response to questions asked by the Committee of Medicinal Products for Human Use (“CHMP”). Accelerated assessment might be granted by the CHMP in exceptional cases, when a medicinal product is expected to be of a major public health interest, particularly from the point of view of therapeutic innovation. The timeframe for the evaluation of an MAA under the accelerated assessment procedure is of 150 days, excluding stop-clocks.

National Authorization Procedures

There are also two other possible routes to authorize medicinal products in several EU countries, which are available for investigational medicinal products that fall outside the scope of the centralized procedure:

●	Decentralized procedure. Using the decentralized procedure, an applicant may apply for simultaneous authorization in more than one EU country of medicinal products that have not yet been authorized in any EU country and that do not fall within the mandatory scope of the centralized procedure.

●	Mutual recognition procedure. In the mutual recognition procedure, a medicine is first authorized in one EU Member State, in accordance with the national procedures of that country. Following this, further marketing authorizations can be sought from other EU countries in a procedure whereby the countries concerned agree to recognize the validity of the original, national marketing authorization.

Under the above described procedures, before granting an MAA, the EMA or the competent authorities of the Member States of the European Economic Area (“EEA”), make an assessment of the risk-benefit balance of the product on the basis of scientific criteria concerning its quality, safety and efficacy.

EU Regulatory Exclusivity

In the EU, new products authorized for marketing (i.e., reference products) qualify for eight years of data exclusivity and an additional two years of market exclusivity upon marketing authorization. The data exclusivity period prevents generic applicants from relying on the preclinical and clinical trial data contained in the dossier of the reference product when applying for a generic marketing authorization in the EU during a period of eight years from the date on which the reference product was first authorized in the EU. The market exclusivity period prevents a successful generic applicant from commercializing its product in the EU until ten years have elapsed from the initial authorization of the reference product in the EU. The ten-year market exclusivity period can be extended to a maximum of eleven years if, during the first eight years of those ten years, the marketing authorization holder obtains an authorization for one or more new therapeutic indications which, during the scientific evaluation prior to their authorization, are held to bring a significant clinical benefit in comparison with existing therapies.

Drug Approval-Related Regulations – Rest of the World

For other countries outside of the EU and the U.S., such as countries in Eastern Europe, Latin America or Asia, the requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary from jurisdiction to jurisdiction. However, many countries refer to and/or reference the US FDA or EMA review and approval information package which may facilitate and expedite the process in those countries. Nevertheless, the clinical trials must be conducted in accordance with cGCP requirements and the applicable regulatory requirements and the ethical principles that have their origin in the Declaration of Helsinki. If a sponsor fails to comply with applicable foreign regulatory requirements, we may be subject to, among other things, fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

Regulation of Our Predictive Medicine Platform Tests (PMP Tests)

CLIA and CMS for Diagnostics

The Centers for Medicare & Medicaid Services (“CMS”), an agency within the U.S. Department of Health and Human Services, regulates all clinical laboratory testing (except research) performed on humans in the United States through the Clinical Laboratory Improvements Amendments of 1988 (“CLIA”). All clinical laboratories that perform clinical lab services on human specimens for the purpose of providing information on the diagnosis, prevention or treatment of disease must receive CLIA certification. Laboratories must obtain CLIA certification and demonstrate compliance with CLIA requirements as confirmed by an inspection by CMS. We received our initial CLIA certification in 2018. Our laboratory was additionally certified by CAP, in 2021, an organization recognized by CMS as a third-party reviewer of clinical laboratories. Several states, including, among others, New York and California, require licensure of out-of-state labs that receive specimens from the state and compliance with the state’s individual laboratory regulations.

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If a testing laboratory is out of compliance with CLIA requirements, it may be subject to sanctions such as suspension, limitation or revocation of our CLIA certificate, as well as directed plan of correction, state on-site monitoring, civil money penalties, civil injunctive suit or criminal penalties. Therefore, we plan to maintain CLIA compliance and certification to be eligible to bill for services provided to Medicare and Medicaid beneficiaries. If a diagnostic testing company like us were to be found out of compliance with CLIA program requirements and subjected to sanction, its business could be harmed. Failure to comply with state licensure laws, if applicable, could lead to additional sanctions imposed by state licensing authorities.

FDA Regulation of Diagnostics

FDA approval or clearance is not currently required for predictive diagnostic tests, such as PMP, offered as a stand-alone laboratory developed test, or LDT. If we are developing a drug or partnering with a drug company to launch a predictive diagnostic test as a companion diagnostic for a new drug or new drug indication, we would be required to obtain premarket approval, or PMA, or a 510(k) clearance in conjunction with seeking a new drug approval for the matching therapy. Historically, the FDA has exercised enforcement discretion with respect to tests performed solely in a central laboratory, like the predictive diagnostic tests or LDTs. The FDA has not required laboratories that furnish only LDTs to comply with the agency’s requirements for medical devices (e.g., establishment registration, device listing, quality system regulation, premarket clearance or premarket approval, and post-market controls).

Although the FDA proposed regulations that would apply to LDTs, the FDA decided that, at present, those regulations are not moving forward towards approval and implementation. In mid-2014, the FDA published a draft Guidance Document describing a proposed approach for a regulatory framework for LDTs that would have resulted in most of the high-value LDT tests marketed today eventually being required to obtain 510(k) clearances or PMAs. If implemented, this regulatory framework would require most hospital clinical labs to abandon a number of tests they perform or to pursue regulatory clearances or approvals to perform them. These proposals met significant resistance from Congress, the hospital industry, and independent clinical laboratories. The FDA indicated in late 2016 that it does not intend to finalize the draft Guidance Document at this time. However, the FDA continues to discuss potential regulatory approaches to LDTs.

Pricing and Reimbursement of Our Therapeutic Product Candidates and PMP-Diagnostic Testing

Pricing and reimbursement of a therapeutic product depend on multiple factors, including the clinical profile created through the research and development program or the breadth of its regulatory approval as described in the prescribing information. Uncertainty about the clinical profile or any of these factors translate into uncertainly about the coverage and reimbursement status of any future Notable products that may be sold. Sales of any Notable products (or revenues through selling the product itself) will depend, in part, on the extent to which the costs of the products will be covered by third-party payors, including government health programs such as Medicare and Medicaid, commercial health insurers, managed care organizations or pharmaceutical companies. The process for determining whether a third-party payor will provide coverage for a test sometimes is separate from the process for setting the price of a drug product or for establishing the reimbursement rate that a payor will pay for the drug product. Third-party payors may limit coverage to specific testing products on an approved list, which might not include all of the tests available for a particular indication.

In order to obtain coverage and reimbursement for any product, we may need to conduct robust pharmacoeconomic studies in order to demonstrate the medical necessity and cost-effectiveness of the therapeutic product or diagnostic test. Even with successful studies, our products may not be considered medically necessary or cost-effective by payers. A third-party payor’s decision to provide coverage for a test does not imply that an adequate reimbursement rate will be approved. Further, one payor’s determination to provide coverage for a product does not assure that other payors will also provide coverage, and adequate reimbursement, for the product. Third-party reimbursement may not be sufficient to enable us to maintain price levels high enough to realize an appropriate return on our investment in product development.

The containment of healthcare costs has become a priority of federal, state and foreign governments, and the prices of tests and drugs have been a focus in this effort. Third-party payors are increasingly challenging the prices charged for medical products and services, examining the medical necessity and reviewing the cost-effectiveness of testing products, drug products and medical services and questioning safety and efficacy. If these third-party payors do not consider our products to be cost-effective compared to other available products or treatments, they may not cover our products or, if they do, the level of payment may not be sufficient to allow us to sell our products at a profit. The U.S. government, state legislatures and foreign governments have shown significant interest in implementing cost-containment programs to limit the growth of government-paid healthcare costs, including price controls and restrictions on reimbursement. Adoption of such controls and measures, and tightening of restrictive policies in jurisdictions with existing controls and measures, could limit payments for our diagnostic products or treatments that require use of our testing products and could adversely affect our net revenue and results.

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Pricing and reimbursement schemes vary widely from country to country. Some countries may require the completion of additional studies that compare the cost-effectiveness of a particular test to currently available tests. The downward pressure on healthcare costs in general, particularly prescription drugs and testing products, has become intense. As a result, increasingly high barriers are being erected to the entry of new products. In addition, in some countries, cross-border imports from low-priced markets exert competitive pressure that may reduce pricing within a country. Any country that has price controls or reimbursement limitations for testing products may not allow favorable reimbursement and pricing arrangements for any of our products.

Coverage policies, third-party reimbursement rates and pricing regulation may change at any time.

Other Healthcare Laws

Manufacturing, sales, promotion and other activities following product approval are also subject to regulation by numerous regulatory authorities in the U.S. in addition to the FDA, including CMS, the HHS Office of Inspector General and HHS Office for Civil Rights, other divisions of the HHS and the Department of Justice.

Healthcare providers, physicians, and third-party payors will play a primary role in the recommendation and prescription of any products for which we obtain marketing approval. Our current and future arrangements with third-party payors, healthcare providers and physicians may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which we market, sell and distribute therapeutic and diagnostic products. In the U.S., these laws include, without limitation, state and federal anti-kickback, false claims, physician transparency, and patient data privacy and security laws and regulations, including but not limited to those described below.

The U.S. federal Anti-Kickback Statute (“AKS”), prohibits, among other things, any person or entity from knowingly and willfully offering, paying, soliciting, receiving or providing any remuneration, directly or indirectly, overtly or covertly, to induce or in return for purchasing, leasing, ordering or arranging for or recommending the purchase, lease or order of any good, facility, item or service reimbursable, in whole or in part, under Medicare, Medicaid or other federal healthcare programs. The term “remuneration” has been broadly interpreted to include anything of value. The AKS has been interpreted to apply to arrangements between pharmaceutical and medical device manufacturers on the one hand and prescribers, purchasers, formulary managers and beneficiaries on the other hand. Although there are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution, the exceptions and safe harbors are drawn narrowly. Failure to meet all of the requirements of a particular applicable statutory exception or regulatory safe harbor does not make the conduct per se illegal under the AKS. Instead, the legality of the arrangement will be evaluated on a case-by-case basis based on a cumulative review of all its facts and circumstances. Several courts have interpreted the statute’s intent requirement to mean that if any one purpose of an arrangement involving remuneration is to induce referrals of federal healthcare covered business, the statute has been violated. In addition, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. Moreover, a claim including items or services resulting from a violation of the AKS constitutes a false or fraudulent claim for purposes of the federal civil False Claims Act. On November 20, 2020, the Office of Inspector General (“OIG”) finalized further modifications to the AKS. Under the final rule, OIG added safe harbor protections under the AKS for certain coordinated care and value-based arrangements among clinicians, providers, and others. The final rule (with some exceptions) became effective January 19, 2021. The industry continues to evaluate what effect, if any, this rule will have.

In addition, under a federal law directed at “self-referral,” commonly known as the “Stark Law,” there are prohibitions, with certain exceptions, on referrals for certain designated health services, including laboratory services, that are covered by the Medicare and Medicaid programs by physicians who personally, or through a family member, have an investment or ownership interest in, or a compensation arrangement with, an entity performing the tests. The prohibition also extends to payment for any testing referred in violation of the Stark Law. A person who engages in a scheme to circumvent the Stark Law’s referral prohibition may be fined up to $100,000 for each such arrangement or scheme. In addition, any person who presents or causes to be presented a claim to the Medicare or Medicaid programs in violation of the Stark Law is subject to civil monetary penalties of up to $15,000 per bill submission, an assessment of up to three times the amount claimed and possible exclusion from participation in federal governmental payor programs. Bills submitted in violation of the Stark Law may not be paid by Medicare or Medicaid, and any person collecting any amounts with respect to any such prohibited bill is obligated to refund such amounts. Many states have comparable laws that are not limited to Medicare and Medicaid referrals.

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Furthermore, we could be held liable under the federal False Claims Act, which imposes civil penalties, including through civil whistleblower or qui tam actions, against individuals or entities (including manufacturers) for, among other things, knowingly presenting, or causing to be presented to federal programs (including Medicare and Medicaid) claims for items or services that are false or fraudulent, claims for items or services not provided as claimed, or claims for medically unnecessary items or services. This could apply even if we are not submitting claims directly to payors as would be the case with drug products. The government may deem manufacturers of such products to have “caused” the submission of false or fraudulent claims by, for example, providing inaccurate billing or coding information to customers or promoting a product off-label. Several biopharmaceutical, medical device and other healthcare companies have been prosecuted under federal false claims and civil monetary penalty laws for, among other things, allegedly providing free product to customers with the expectation that the customers would bill federal programs for the product. Other companies have been prosecuted for causing false claims to be submitted because of the companies’ marketing of products for unapproved (e.g., or off-label), and thus non-covered, uses. In addition, the civil monetary penalties statute imposes penalties against any person who is determined to have presented or caused to be presented a claim to a federal health program that the person knows or should know is for an item or service that was not provided as claimed or is false or fraudulent.

Our future marketing and activities relating to the reporting of wholesaler or estimated retail prices for our products, if approved, the reporting of prices used to calculate Medicaid rebate information and other information affecting federal, state and third-party reimbursement for our products, and the sale and marketing of our product candidates, are subject to scrutiny under these laws.

The federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, created additional federal criminal statutes that prohibit, among other actions, knowingly and willfully executing, or attempting to execute, a scheme to defraud or to obtain, by means of false or fraudulent pretenses, representations or promises, any money or property owned by, or under the control or custody of, any healthcare benefit program, including private third-party payors, knowingly and willfully embezzling or stealing from a healthcare benefit program, willfully obstructing a criminal investigation of a healthcare offense and knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. Similar to the AKS, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation.

In addition, there has been a recent trend of increased federal and state regulation of payments made to physicians and certain other healthcare providers. The ACA imposed, among other things, new annual reporting requirements through the Physician Payments Sunshine Act for covered manufacturers for certain payments and “transfers of value” provided to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members. Effective January 1, 2022, these reporting obligations will extend to include transfers of value made to certain non-physician providers such as physician assistants and nurse practitioners. Failure to submit timely, accurately and completely the required information for all payments, transfers of value and ownership or investment interests may result in civil monetary penalties. Covered manufacturers must submit reports by the 90th day of each subsequent calendar year and the reported information is publicly made available on a searchable website.

We may also be subject to data privacy and security regulation by both the federal government and the states in which we conduct our business. HIPAA, as amended by HITECH, and their respective implementing regulations, including the Final HIPAA Omnibus Rule published on January 25, 2013, impose specified requirements relating to the privacy, security and transmission of individually identifiable health information held by covered entities and their business associates. Among other things, HITECH made HIPAA’s security standards directly applicable to “business associates,” defined as independent contractors or agents of covered entities that create, receive, maintain or transmit protected health information in connection with providing a service for or on behalf of a covered entity, although it is unclear that we would be considered a “business associate” in the normal course of our business. HITECH also increased the civil and criminal penalties that may be imposed against covered entities, business associates and possibly other persons, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorney’s fees and costs associated with pursuing federal civil actions. In addition, state laws govern the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same requirements, thus complicating compliance efforts. See “European Data Collection” below for a discussion of data privacy and security enactments of the EU.

For example, California’s Consumer Privacy Act (“CCPA”), went into effect in January 2020, and the California Attorney General has since promulgated final regulations. The law provides broad rights to California consumers with respect to the collection and use of their personal information and imposes data protection obligations on certain businesses. While the CCPA does not apply to protected health information that is subject to HIPAA or personal information collected, used or disclosed in research, as defined by federal law, the CCPA may still affect our business activities. Moreover, on November 3, 2020, California voters passed the California Privacy Rights Act (“CPRA”), under a ballot initiative. The CPRA amends the existing CCPA to include new consumer rights and additional data protection obligations. The new data protection requirements under the CPRA apply to information collected on or after January 1, 2022. With the promulgation of final regulations, the California State Attorney General has commenced enforcement actions against CCPA violators. The uncertainty surrounding the implementation of CCPA and the amendments under the CPRA exemplifies the vulnerability of our business to the evolving regulatory environment related to personal data and protected health information. The California law further expands the need for privacy and process enhancements and commitment of resources in support of compliance. Moreover, more than ten states have proposed bills in the last year with provisions similar to the CCPA and CPRA. It is likely that other states will pass laws similar to the CCPA and the CPRA in the near future and a federal data protection law may also be on the horizon.

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Similar state and foreign fraud and abuse laws and regulations, such as state anti-kickback and false claims laws, may apply to sales or marketing arrangements and claims involving healthcare items or services. Such laws are generally broad and are enforced by various state agencies and private actions. Also, many states have similar fraud and abuse statutes or regulations that may be broader in scope and may apply regardless of payor, in addition to items and services reimbursed under Medicaid and other state programs. Some state laws require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant federal government compliance guidance, and require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers, marketing expenditures or drug pricing.

In order to sell products, we must also comply with state laws, including those that require the registration of manufacturers and wholesale distributors of drug and biological products. These include, in certain states, manufacturers and distributors who ship products into the state even if such manufacturers or distributors have no place of business within the state. Some states also impose requirements on manufacturers and distributors to establish the pedigree of product in the chain of distribution, including some states that require manufacturers and others to adopt new technology capable of tracking and tracing product as it moves through the distribution chain. Several states have enacted legislation requiring pharmaceutical and biotechnology companies to establish marketing compliance programs, file periodic reports with the state, make periodic public disclosures on sales, marketing, pricing, clinical trials and other activities, and/or register their sales representatives, as well as to prohibit pharmacies and other healthcare entities from providing certain physician prescribing data to pharmaceutical and biotechnology companies for use in sales and marketing, and to prohibit certain other sales and marketing practices. All of our activities are potentially subject to federal and state consumer protection and unfair competition laws.

The scope and enforcement of each of these laws is uncertain and subject to rapid change in the current environment of healthcare reform, especially in light of the lack of applicable precedent and regulations. Federal and state enforcement bodies have recently increased their scrutiny of interactions between healthcare companies and healthcare providers, which has led to a number of investigations, prosecutions, convictions and settlements in the healthcare industry. It is possible that governmental authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of these laws or any other governmental regulations that may apply to us, the company may be subject to significant civil, criminal and administrative penalties, damages, fines, disgorgement, contractual damages, reputational harm, diminished profits and future earnings, imprisonment, exclusion of drugs from government funded healthcare programs, such as Medicare and Medicaid, and the curtailment or restructuring of our operations, as well as additional reporting obligations and oversight if we become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws, any of which could adversely affect our ability to operate our business and financial results. If any of the physicians or other healthcare providers or entities with whom we expect to do business is found to be not in compliance with applicable laws, they may be subject to significant criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs. Ensuring business arrangements comply with applicable healthcare laws, as well as responding to possible investigations by government authorities, can be time- and resource consuming and can divert a company’s attention from the business.

European Data Collection

The collection and use of personal health data in or arising from the EU are governed by the provisions of the Data Protection Directive, and the General Data Protection Regulation (“GDPR”). This directive imposes several requirements relating to the consent of the individuals to whom the personal data relates, the information provided to the individuals, notification of data processing obligations to the competent national data protection authorities and the security and confidentiality of the personal data. The Data Protection Directive and GDPR also impose strict rules on the transfer of personal data out of the EU, to the U.S. Failure to comply with the requirements of the Data Protection Directive, the GDPR and the related national data protection laws of the EU Member States may result in fines and other administrative penalties. The GDPR introduces new data protection requirements in the EU and substantial fines for breaches of the data protection rules. The GDPR regulations may impose additional responsibility and liability in relation to personal data that we process, including in respect of clinical trials, and we may be required to put in place additional mechanisms ensuring compliance with the new data protection rules. This may be onerous and adversely affect our business, financial condition, results of operations and prospects.

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Other Regulatory Requirements

Our operations use small amounts of hazardous materials in research and development and generate regulated medical waste in the normal course of performing its predictive diagnostic tests. This subjects us to a variety of federal, state and local environmental and safety laws and regulations. Some of the regulations under the current regulatory structure provide for strict liability, holding a party potentially liable without regard to fault or negligence. We could be held liable for damages and fines as a result of our, or others’, business operations should contamination of the environment or individual exposure to hazardous substances occur. We cannot predict how changes in laws or development of new regulations will affect its business operations or the cost of compliance.

Current and Future Legislation

In the U.S. and other jurisdictions, there have been a number of legislative and regulatory changes and proposed changes regarding the healthcare system that could prevent or delay marketing approval of our product candidates, restrict or regulate post-approval activities and affect our ability to profitably sell any product candidates. We expect that current laws, as well as other healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria and additional downward pressure on the price that we, or any collaborators, may receive.

Notable Background and Corporate History

We were incorporated as a Delaware corporation in 2014. Initially, we developed our PMP as a diagnostic tool for physicians for identifying which cancer treatment would be the most effective for an individual patient. We then broadened our mission and applied our PMP to streamline and accelerate the identification and validation of investigational compounds, working with multiple biotechnology and pharmaceutical companies under service-based agreements. In 2021, by entering into the Oncoheroes Agreement and the CicloMed Agreement, we advanced from a purely diagnostic company to an integrated – diagnostic and therapeutic – platform therapeutics company designing and developing or co-developing predictive precision medicines.

Merger

On October 16, 2023, pursuant to the Merger Agreement, by and among the Company, Merger Sub and Notable Labs, Inc., Merger Sub was merged with and into Notable Labs, Inc., with Notable Labs, Inc. continuing after the merger as the surviving entity and a wholly owned subsidiary of the Company. At the effective time of the Merger, without any action on the part of any stockholder, each issued and outstanding share of pre-Merger Notable Labs, Inc.’s common stock, par value $0.001 per share (the “Notable Labs, Inc. Common Stock”), including shares underlying pre-Merger Notable Labs, Inc.’s outstanding equity awards, was converted into the right to receive 0.0629 shares (the “Exchange Ratio”) of the Company’s common stock, 0.35 NIS par value per share (the “Company Ordinary Shares”), Immediately following the effective time of the Merger, the Company effected a 1-for-35 reverse stock split of the issued and outstanding Company Ordinary Shares (the “Reverse Stock Split”). Upon completion of the Merger and the transactions contemplated in the Merger Agreement, (i) the former Notable Labs, Inc. equity holders owned approximately 71.9% of the outstanding equity of the Company on a fully diluted basis, assuming the exercise in full of warrants to purchase 94,988 Company Ordinary Shares and including 160,635 Company Ordinary Shares underlying options to purchase shares of Notable Labs, Inc.’s Common Stock assumed by the company at closing and after adjustments based on the Company’s net cash at closing; and (ii) former Vascular Biogenics, Ltd. shareholders owned approximately 28.1% of the outstanding equity of the Company.

The Merger was treated as a reverse recapitalization effected by a share exchange for financial accounting and reporting purposes. Notable Labs, Inc. was being treated as the accounting acquirer, as its shareholders control the Company after the Merger, even though Vascular Biogenics, Ltd. was the legal acquirer. As a result, the assets and liabilities and the historical operations that are reflected in our consolidated financial statements are those of Notable Labs, Inc. as if Notable Labs, Inc. had always been the reporting company. All references to ordinary shares, warrants and options have been presented on a post-merger, post-reverse split basis.

Employees and Human Capital Resources

As of April 1, 2024, we have 16 full-time employees, most of whom are engaged in research and development activities. None of our employees is currently represented by a labor union or covered by a collective bargaining agreement and we believe that our relations with our employees are good.

The human capital objectives we focus on managing our business include attracting, developing, and retaining key personnel. Our team is critical to the success of our mission and organization, and we are committed to supporting our employees’ professional advancement. We believe our management team has the experience necessary to effectively implement our growth strategy and continue to drive stockholder value. When making compensation decisions, we include industry benchmarks and we believe we provide competitive compensation and benefits to attract and retain key personnel, as well as a mission- and patient-focused, safe, inclusive and respectful workplace.

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MANAGEMENT

Executive Officers and Non-Employee Directors

The following table presents information regarding our executive officers and directors as of the date of this prospectus.

Name	Age	Position(s)	Year of Appointment
Executive Officers and Executive Director
Thomas Bock	60	Chief Executive Officer and Director	2020
Scott A. McPherson	62	Chief Financial Officer	2023
Joseph Wagner	56	Chief Scientific Officer	2020

Non-Executive Directors
Tuomo Pätsi (1)	59	Chairman of the Board of Directors	2023
Thomas I. H. Dubin (1)	62	Director	2023
Peter Feinberg (1)	63	Director	2023
Michele Galen (1)	67	Director	2023
Thomas Graney (1)	59	Director	2023
Michael Rice (1)	59	Director	2021

(1)	Independent director under the rules of Nasdaq.

Executive Officers

Dr. Thomas A. Bock, Chief Executive Officer and Director. Dr. Thomas Bock, age 60, joined us as a Director in October 2020, was appointed as our interim Chief Executive Officer in February 2021 and was appointed as Chief Executive Officer on a permanent basis in April 2021. Dr. Bock has more than 20 years of biotechnology industry experience plus 10 years of experience in academic medicine and research. From December 2020 to March 2021 he served as a senior advisor to Ordaos, an AI drug design and development company. From July 2020 to January 2021 he served as a founder and CEO of Tirili LLC, an early-stage health technology company. Triggered by his spouse’s inherited BRCA cancer diagnosis, Dr. Bock founded HeritX, and between March 2015 and February 2019, served as CEO and Director of HeritX Inc., a pioneer in cancer prevention through pre-cancer vaccines, immunoprevention, and gene repair. Previously, he served as Senior Vice President Medical Affairs on the executive management team of Alexion Pharmaceuticals, building a start-up into a global leader in ultra-rare disorders. Before joining Alexion, Dr. Bock built and led the worldwide Medical Affairs Departments of Novartis Oncology and Celgene as their Vice President and Global Head of Medical Affairs. Prior to Celgene, Dr. Bock served as the Medical Director of Amgen Europe for hematology and oncology. Prior to joining the biopharmaceutical industry, Dr. Bock worked in medical practice and research in the fields of cancer, stem cell biology, and gene therapy at European medical centers and the US National Human Genome Research Institute. Dr. Bock earned his M.D. at RWTH Aachen University and his M.B.A. at Columbia Business School. Dr Bock has also served as the Board Chair of Columbia Business School’s Healthcare Advisory Board. Based on his extensive management and scientific experience across the biopharmaceutical industry and academic medicine, we believe Dr. Bock is qualified to be on the Board.

Joseph Wagner, Chief Scientific Officer. Dr. Joseph Wagner, age 56, joined us in June 2020 and has more than 20 years of experience developing therapeutics and diagnostics. Dr. Wagner previously served as the Executive Director of University of California Drug Discovery Consortium from September 2017 to February 2020 and was an independent consultant from March 2020 to May 2020, prior to joining us. A pharmacologist by training, Dr. Wagner has spent the majority of his biotechnology industry career focused on building teams and organizations primarily focused on developing small molecule and biologic therapeutics from bench studies through to Phase 2 clinical trials at companies including BriaCell Therapeutics, OncoCyte and Cell Targeting, where he served in CEO/CTO roles. Dr. Wagner has led programs in a variety of indications, including oncology, neurology and cardiovascular disease, and has led bioinformatic efforts to develop novel targets, biomarkers and companion diagnostics. Dr. Wagner received his bachelor’s in neuroscience from the University of Rochester and his Ph.D. in pharmacology from Duke University.

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Scott A. McPherson, Chief Financial Officer. Mr. McPherson, age 62, has served as our Chief Financial Officer since March 2023. Mr. McPherson previously served as Chief Financial Officer of Rego Payment Architectures, Inc., an OTC-listed provider of financial services software, from July 2015 until August 2022. Mr. McPherson was hired as a part-time controller for US Environmental, Inc. in September 2019 and upon the death of the owner has served as interim Chief Executive Officer since March 2022. US Environmental, Inc. is an environmental services company primarily involved in the transportation and disposal of environmental waste. Mr. McPherson also served as the Chief Financial Officer of VerifyMe, Inc. from December 1, 2014 through July 15, 2017 and from December 2012 to October 2013. VerifyMe, Inc. is a public company that provides high-tech solutions in the field of authenticating people and products. Mr. McPherson from April 2015 to July 2015 was the Chief Executive Officer and was the Chief Financial Officer of CannLabs, Inc. from June 2014 to July 2015. Prior to that, Mr. McPherson served as the Chief Financial Officer of Rego Payment Architectures, Inc., from August 2010 through November 2012. Mr. McPherson formed McPherson, CPA, PLLC in January 2005, which he continues to manage today. The firm performs accounting, tax and litigation support services for numerous clients in various industries. The firm has successfully assisted small public companies by developing procedures for them to implement, in order to initially comply and maintain compliance with the Sarbanes-Oxley Act. All of these services are conducted under the direction of Mr. McPherson.

External and Non-Executive Directors

Tuomo Pätsi. Mr. Pätsi, age 59, has over 30 years of experience working in the biotech and pharmaceutical industries. Since March 2022, Mr. Pätsi has served as an advisor to various biopharma companies and investors. Between July 2020 and February 2022, he served as the Executive Vice President of Seagen Inc. (Nasdaq: SGEN), a US-based cancer-focused biotechnology company. Between November 2012 and June 2020, he served in various capacities at Celgene Corp., which was later acquired by Bristol-Myers Squibb Company (NYSE: BMY), including serving as the President of the EMEA region and Worldwide Markets and President of European and International Operations, engaged primarily in the development, and commercialization of therapies for the treatment of cancer. Mr. Pätsi participated in strategic deals and partnerships and co-led the international commercial integration of Celgene and Bristol-Myers Squibb Company. Prior to his work at Celgene, Mr. Pätsi served as Vice President of Europe for Human Genome Science, and over a period of 11 years he served in roles of increasing responsibility at Amgen Inc., in Europe and the United States. Mr. Pätsi has served as board member of Aqsens Health since April 2023 and as a non-executive director of Faron Pharmaceuticals Ltd. (AIM London: FARN, Nasdaq Helsinki First North: FARON), since March 2023. Mr. Pätsi is a registered pharmacist and holds an MSc in pharmacology from the School of Pharmacy, Helsinki University. We believe that Mr. Pätsi is qualified to serve on our board of directors due to his extensive management skills and experience in the biotechnology and pharmaceutical industries.

Thomas I. H. Dubin. Mr. Dubin, age 62, is a pharmaceutical executive and attorney. During the last five years Mr. Dubin has served as an advisor and board member to various biopharma and other companies. From 2001 through 2013 he was the Chief Legal Officer and member of the core executive team that grew Alexion Pharmaceuticals (“Alexion”) from development stage to membership in the S&P 500. At Alexion, Mr. Dubin led legal, government affairs, pricing and reimbursement, human resources, corporate communications, and other functions, and held commercial responsibility for the company’s Australasia region. Prior to Alexion, Mr. Dubin served as Vice President and General Counsel of ChiRex, Inc. and Assistant General Counsel of Warner-Lambert Company. Mr. Dubin began his career as a corporate attorney with Cravath, Swaine & Moore in New York City. Mr. Dubin currently serves as Executive Chair of Cellphire Therapeutics, Chair of Norwalk Hospital, board member of Connecticut Innovations, member of the Yale School of Public Health Leadership Council and advisory board member of Mythic Pharmaceuticals. Mr. Dubin was a board member of BioBlast Pharmaceuticals (Nasdaq: ORPN) from 2015 to 2018, and a trustee of American Jewish World Service from 2014 to 2021. Mr. Dubin received his J.D. from New York University School of Law, his M.P.H. from Yale University School of Public Health and his B.A. from Amherst College, cum laude. We believe that Mr. Dubin is qualified to serve on our board of directors due to his extensive legal and business skills and experience in the biotechnology industry.

Peter Feinberg. Mr. Feinberg, age 63, has over 30 years of experience in the financial services industry. Since April 2020, Mr. Feinberg has been a founder of Sporos Bioventures, Inc, a private biotechnology company focused on transforming the drug development process across oncology. Since June 2019, Mr. Feinberg has served as Partner and Founding Member of Boxcar Partners and Boxcar PMJ LP, a venture capital investment firm with a focus on biotechnology investing. Since October 2018, Mr. Feinberg has also been the co-founder of Emerging Security Solutions. Mr. Feinberg is the co-founder of BridgeBio Pharma, Inc. (Nasdaq: BBIO), a publicly traded biotechnology company focusing on genetic diseases, which he helped found in December, 2014. Previously, Mr. Feinberg served as a Managing Director and Head of Institutional Equities Trading at Oppenheimer & Co, with his tenure ranging from July 1982 to December 2015. Mr. Feinberg has served on the board of directors of Immuneering Corporation (Nasdaq: IMRX), a biotechnology company that aims to apply bioinformatics to create a new approach to drug discovery, since 2021. Mr. Feinberg received his B.S. in finance from Whittier College. We believe that Mr. Feinberg is qualified to serve on our board of directors due to his extensive leadership skills and experience in the financial and biotechnology industries.

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Michele Galen. Ms. Galen, age 67, from July 2016 to the present, has served as an executive and leadership development coach and organizational consultant for biopharma executives. Ms. Galen was the SVP & Chief Communications Officer of Shire Pharmaceuticals PLC (now Takeda), from April 2015 to June 2016. Previously, Ms. Galen was the Global Head of Communications for Novartis AG based in Basel Switzerland, from January 2012 to January 2015. Prior to this appointment, Ms. Galen served as Vice President and Global Head Communications and Advocacy for Novartis Pharma; Vice President and Global Head, Oncology Affairs; Vice President and Global Head, Communications and External Affairs for Novartis Molecular Diagnostics; and Vice President, Corporate Communications for Novartis Pharmaceuticals Corporation (“NPC”). Prior to joining NPC, Ms. Galen was a Managing Director in the Corporate Practice at a leading global public relations firm in New York specializing in change communication, issues management and strategic philanthropy. She also is an award-winning journalist and served as Legal Affairs and Social Issues Editor at Business Week magazine. Ms. Galen was a director of Cardax, Inc. from January 2017 to October 2021 and served as a board member of the Global Health Council, and Global Oncology. Ms. Galen is a member of the New York State Bar and practiced at Stroock, Stroock + Lavan, and Skadden, Arps, Slate, Meagher & Flom. Ms. Galen received her J.D. from New York University School of Law, her M.S. in journalism from Columbia University and her bachelor’s degree in psychology from The George Washington University. We believe that Ms. Galen is qualified to serve on our board of directors due to her extensive communication, organizational change and business and patient advocacy experience in the biotechnology and media/public relations industry. We believe that Ms. Galen is qualified to serve on our board of directors due to her extensive experience in the biotechnology and pharmaceutical industries.

Thomas Graney. Mr. Graney, age 59, has extensive global finance experience that spans corporate development, commercial strategy, portfolio management and supply chain management, communication, and investor relations. Mr. Graney served as the Chief Executive Officer of Oxurion NV from May 2021 to December 2023. Prior to his promotion to Chief Executive Officer, Mr. Graney served as the Chief Financial Officer of Oxurion NV from October 2020. From February 2019 to April 2020, Mr. Graney served as the Chief Financial Officer of Generation Bio. Prior to that, Mr. Graney was Chief Financial Officer of Vertex Pharmaceuticals Inc. from September 2017 to February 2019 and the Chief Financial Officer and Senior Vice President of Corporate Strategy at Ironwood Pharmaceuticals, from September 2014 to September 2017. Prior to Ironwood pharmaceuticals, Mr. Graney spent more than 20 years working with Johnson & Johnson and its affiliates, serving for four years as worldwide Chief Financial Officer of Ethicon. Mr. Graney currently serves as a board member and chair of the Audit Committee of Mogrify Ltd. and was a board member at AC Immune SA from 2017 to 2023. Mr. Graney is a Chartered Financial Analyst charterholder; he received his B.S. in accounting from the University of Delaware, and his M.B.A. in Marketing, Finance, and International Business from the Leonard N. Stern School of Business at New York University. We believe that Mr. Graney is qualified to serve on our board of directors due to his extensive financial skills and experience in the biotechnology and pharmaceutical industries.

Michael Rice. Mr. Rice, age 59, has served on VBL’s board of directors since July 2021. Mr. Rice has deep experience in portfolio management, investment banking, and capital markets. Mr. Rice is a founding partner of LifeSci Advisors LLC, a life sciences investor relations consultancy, since 2010 and of LifeSci Capital LLC, a research-driven investment bank, since 2013. Previously, Mr. Rice was the co-head of Health Care Investment Banking at Canaccord Adams, where he was involved in debt and equity financing. Mr. Rice was also a managing director at Think Equity Partners, where he was responsible for managing Healthcare Capital Markets, which included structuring and executing numerous transactions. Prior to that, he served as a managing director at Bank of America serving large hedge funds and private equity healthcare funds while working closely with Investment Banking. Previously, he was a managing director at JP Morgan/Hambrecht & Quist. Mr. Rice graduated from the University of Maryland with a degree in Economics and currently sits on the board of 9 Meters Biopharma Inc. (Nasdaq: NMTR) and Navidea Biopharmaceuticals, Inc. (NYSE: NAVB). We believe Mr. Rice is qualified to serve on our board of directors because of his extensive financial and industry background.

Committees of the Board of Directors

We have three standing committees to assist in fulfilling our responsibilities to our shareholders: the Audit Committee, the Compensation Committee, and the Nominating Committee. The committees of our board of directors will operate pursuant to and apply our written charters and corporate governance policies.

Our board of directors has an Audit Committee which supervises the audit and financial procedures of the Notable and is responsible for the selection of our independent registered public accounting firm. The members of the Audit Committee are Thomas Graney (Chair), Thomas Dubin, Peter Feinberg and Michael Rice. Our board of directors has determined that each member of the Audit Committee is an “independent director” within the meaning of the applicable NASDAQ Listing Rules and applicable SEC rules under the Exchange Act.

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Our board of directors has a Compensation Committee, which is responsible for, among other things, assisting the board of directors in overseeing the executive compensation strategy and reviewing and approving the compensation of our executive officers and for the administration of the employee benefit plans. The Compensation Committee will also be responsible for reviewing and approving the compensation of our directors. Except as specified in “Compensation Discussion and Analysis” below, the executive officers do not determine executive or director compensation but provide information and recommendations to the Compensation Committee upon its request. The members of the Compensation Committee are Thomas Dubin (Chair), Michele Galen, Thomas Graney and Michael Rice. Our board of directors has determined that each member of the Compensation Committee is an “independent director” within the meaning of the applicable NASDAQ Listing Rules and applicable SEC rules under the Exchange Act.

Our board of directors has a Nominating Committee which is responsible for recommending to the independent directors the nominees for election to our board of directors at the annual meeting of the shareholders. When reviewing candidates for our board of directors, the Nominating Committee and the independent members of our board of directors consider the evolving needs of our board of directors and seek candidates that fill any current or anticipated future needs. The members of the Nominating Committee are Tuomo Pätsi (Chair), Peter Feinberg and Thomas Graney. Our board of directors has determined that each member of the Nominating Committee is an “independent director” within the meaning of the applicable NASDAQ Listing Rules and applicable SEC rules under the Exchange Act.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics applicable to all of our directors and employees, including our CEO and CFO, or other persons performing similar functions. The full text of the Code of Business Conduct and Ethics can be obtained, without charge, upon request addressed to: Corporate Secretary, Notable Labs, Ltd., 320 Hatch Drive, Foster City, CA 94404. If we make any substantive amendments to, or grant any waivers from, our Code of Business Conduct and Ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such forms received by us, and on representations made to us, we believe that during the year ended December 31, 2023, all filing requirements applicable to all officers, directors and greater than 10% beneficial shareholders were timely complied with.

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DIRECTOR COMPENSATION

The following table discloses the compensation of the non-employee directors who served as our directors during the year ended December 31, 2023.

Name	Fees earned or paid in cash	Stock Awards (1)	Option Awards (2)	All Other Compensation	Total
Mark Kozin (3)	$86,650	$—	$—	$—	$86,650
Ruth Alon (3)	$42,722	$—	$—	$—	$42,722
Shmuel (Muli) Ben Zvi (3)	$44,559	$—	$—	$—	$44,559
Ron Cohen (3)	$—	$—	$—	$—	$0
Alison Finger (3)	$—	$—	$—	$—	$0
David Hastings (3)	$49,575	$—	$—	$—	$49,575
Bennett Shapiro (3)	$—	$—	$—	$—	$0
Thomas I.H. Dubin (4)	$—	$—	$—	$—	$0
Michele Galen (4)	$—	$—	$—	$—	$0
Thomas Graney (4)	$—	$—	$—	$—	$0
Peter Feinberg (4)	$—	$—	$—	$—	$0
Tuomo Pätsi (4)	$—	$—	$—	$—	$0
Michael Rice	$39,952	$—	$—	$—	$39,952

(1) Reflects the fair value of a share grant computed in accordance with FASB ASC Topic 718, based on the applicable fair-market value on the date of grant.

(2) We utilize the grant date fair value using the Black-Scholes method as described in Note 9 to the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2022.

(3) Resigned as a director on October 16, 2023, in connection with the Company’s merger with Notable Labs, Inc.

(4) Became a director on October 16, 2023, in connection with the Company’s merger with Notable Labs, Inc.

Hedging Policy

We generally do not permit our Board, executive officers and employees to engage in the trading of derivative securities, short sales, transactions in put and call options, hedging transactions, pledges, or other inherently speculative transactions relating to our equity securities.

Non-Employee Director Compensation Policy

In February, 2024, we adopted our Compensation Policy with respect to Directors and Officers of the Company. Compensation Policy governs compensation paid to our non-employee directors and is intended to attract and retain, on a long-term basis, exceptional directors. As a publicly traded company, we intend to periodically evaluate our Compensation Policy as part of our regular review of our overall compensation strategy.

Under our Compensation Policy, each non-employee director will receive cash and equity compensation for services on our board of directors. We will also continue to reimburse our non-employee directors for reasonable out-of-pocket and documented expenses incurred in attending meetings of the board of directors or any committee thereof. Each non-employee director will be entitled to receive an annual retainer of $40,000. In addition, the non-executive chair of our board of directors, committee chairs and committee members will be entitled to receive the following additional annual retainers, payable quarterly in arrears:

Cash Compensation

Members (other than non-executive chair)	$40,000
Annual retainer for non-executive chair	$68,750
Audit Committee:
Members (other than chair)	$5,625
Retainer for chair	$11,250
Compensation Committee:
Members (other than chair)	$3,750
Retainer for chair	$7,500
Nominating and Corporate Governance Committee:
Members (other than chair)	$3,750
Retainer for chair	$7,500

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In special circumstances, such as in the case of a professional director, an expert director or a director who makes a unique contribution to the Company, such director’s compensation may be different than the compensation of all other directors and may be greater than the maximum amount set forth above.

Equity Compensation

Each non-employee member of the Board may be granted equity-based compensation. The total fair market value of a “welcome” or an annual equity-based compensation at the time of grant shall not exceed the higher of (i) $200,000 or (x) 1.0% of our fair market value at the time of approval of the grant by the Board.

All other terms of the equity awards will be in accordance with our incentive plans and other related practices and policies. Accordingly, the Board may, following approval by the Compensation Committee, make modifications to such awards consistent with the terms of such incentive plans, subject to any additional approval as may be required by the Companies Law. In addition, the Company may satisfy tax withholding obligations related to equity-based compensation granted to directors by net issuance, sale to cover or any other mechanism as determined by the Board from time to time.

Directors and Officers Liability Insurance

We may also indemnify our directors and Executive Officers to the fullest extent permitted by applicable law, for any liability and expense that may be imposed on the director or the Executive Officer, as provided in the indemnity agreement between such individuals and us, all subject to applicable law and the Company’s articles of association. We will provide directors’ and officers’ liability insurance (the “Insurance Policy”) for our directors and Executive Officers as follows:

●	the limit of liability of the insurer shall not exceed the greater of $70 million, or 50% of our market cap (as reported on the main exchange where it is traded) within 5 trading days preceding the time of approval of the Insurance Policy by the Compensation Committee or Board; and

●	the Insurance Policy, as well as the limit of liability and the premium for each extension or renewal shall be approved by the Compensation Committee (and, if required by law, by the Board) which shall determine that the sums are reasonable considering the Company’s exposures, the scope of coverage and the market conditions and that the Insurance Policy reflects the current market conditions and that it shall not materially affect the Company’s profitability, assets or liabilities.

Upon circumstances to be approved by the Compensation Committee (and, if required by law, by the Board), we are entitled to enter into a “run off” Insurance Policy (the “Run-Off Policy”) of up to seven (7) years, with the same insurer or any other insurance, as follows:

●	the limit of liability of the insurer shall not exceed the greater $70 million, or 50% of our market cap (as reported on the main exchange where it is traded) within 5 trading days preceding the time of approval of the Run-Off Policy by the Compensation Committee or Board; and

●	the Run-Off Policy, as well as the limit of liability and the premium for each extension or renewal shall be approved by the Compensation Committee (and, if required by law, by the Board) which shall determine that the sums are reasonable considering our exposures covered under such policy, the scope of coverage and the market conditions and that the Run-Off Policy reflects the current market conditions and that it shall not materially affect our profitability, assets or liabilities.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements for our executive officers and directors which are described elsewhere in this prospectus, see “Executive Compensation,” described below are all transactions occurring since January 1, 2022 and all currently proposed transactions to which we were a party and in which:

●	the amount involved exceeded, or will exceed, $120,000 (or, if less, 1% of the average of our total assets at either December 31, 2023 and 2022); and

●	any director, executive officer, holder of 5% or more of any class of our outstanding capital stock, or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

In February 2023, we entered into a master service agreement with LifeSci Advisors for investor relations services, with an approximate monthly retainer of $20,000. Pursuant to the master service agreement, we can terminate LifeSci Advisors agreement (as can LifeSci Advisors) for any reason by giving six (6) months prior written notice of termination. Michael Rice, a director of Notable, is a principal of LifeSci Advisors.

In February 2022, Notable Labs, Inc. commenced an offering of simple agreements for future equity (“Series C SAFEs”). From February through March 2022, Notable Labs Inc. received an aggregate of approximately $4.0 million from the sale of the Series C SAFEs. Approximately 64.9% of the financing from the sale of the Series C SAFEs was received from parties who are related to or affiliated with members of Notable Labs, Inc.’s former board of directors.

Beginning on February 21, 2023, Notable Labs, Inc. sold an aggregate of approximately $4.4 million of Series D SAFEs to the SAFE Investors as part of the Pre-Closing Financing. Approximately 46.0% of the financing was received from parties who were related to or affiliated with members of Notable Labs, Inc.’s former board of directors. The Series D SAFEs converted into shares of Notable’s Series D-1 Preferred Stock at a 30% discount to the price to be paid by the Investors in the Series D Financing.

During 2023, prior to the closing of the Merger, Notable Labs, Inc. sold an aggregate of approximately $6.0 million in Series D-2 Preferred Stock. Approximately 34.3% of such financing (not including amounts received from the sale of the Series D SAFEs) was committed from parties who are related to or affiliated with members of Notable Labs, Inc.’s former board of directors.

Director Independence

As required under Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent”, as affirmatively determined by the board of directors. Our Board has determined that the directors are expected to be independent within the meaning of the applicable listing standards. Each of the 7 directors, other than Thomas A. Bock, qualifies as “independent” under applicable Nasdaq rules.

External Directors

Under the Companies Law, an Israeli company whose shares have been offered to the public or whose shares are listed for trading on a stock exchange in or outside of Israel is required, subject to certain relief further detailed below, to appoint at least two external directors to serve on its Board of Directors. Such external directors are not required to be Israeli residents in case of a company listed on a foreign stock exchange (such as NASDAQ). External directors must meet stringent standards of independence. Initially, our external directors were Mr. Dubin and Mr. Graney.

The Companies Law provides that an individual person is not qualified to be nominated and appointed or to serve as an external director if (i) the nominee is a relative of a “controlling shareholder” of the company, or (ii) if the nominee or the nominee’s relative, partner, employer, other person to whom the nominee is a subordinate, directly or indirectly, or a corporation under the control of the above has or had any prohibited affiliation or other disqualifying relationship (as defined below), at the time of the appointment or during the two years preceding the date of appointment as an external director, with: (a) the company, with any person who owns control over the company (i.e. a “controlling shareholder”) or a relative of such controlling shareholder, or with any corporation that at the time of the appointment or during the two years preceding the date of appointment is controlled by the company or its controlling shareholder; or (b) in the case of a company with no controlling shareholder or a shareholder holding at least 25% of its voting rights, a person then serving as the Chairman of the board, the Chief Executive Officer of the company, a holder of 5% or more of the issued share capital or voting power in the company, or the chief financial officer of the Company.

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The term “controlling shareholder” means a shareholder with the ability to direct the activities of the company, other than by virtue of being an office holder. A shareholder is presumed to have “control” of the company and thus to be a controlling shareholder of the company if the shareholder holds 50% or more of the “means of control” of the company. “Means of control” is defined as (1) the right to vote at a general meeting of a company or a corresponding body of another corporation; or (2) the right to appoint directors of the corporation or its general manager. For the purpose of determining the holding percentage stated above, two or more shareholders who have a personal interest in a transaction that is brought for the company’s approval are deemed as joint holders.

The term “relative” is defined under the Companies Law as a spouse, sibling, parent, grandparent, or descendant; spouse’s sibling, parent, or descendant; and the spouse of each of the foregoing persons.

Under the Companies Law, the term “(prohibited) affiliation” and the similar types of prohibited relationships include (subject to certain exceptions regarding relationships deemed negligible under the Companies Law and the regulations promulgated thereunder):

●	an employment relationship;
●

a business or professional relationship maintained on a regular basis or by means of control (and with respect to an already serving external director – even if such relations are not maintained on a regular basis (excluding insignificant relationships), and including if one had accepted consideration not in compliance with the Companies Law and regulations promulgated thereunder; and

●	Serving as an office holder, excluding serving as a director in a private company prior to the initial public offering of its shares if such director were appointed as a director of the private company in order to serve as an external director following the initial public offering.

The term “office holder” is defined under the Companies Law as the Chief Executive Officer, general manager, chief business manager, deputy general manager, vice general manager, any other person assuming the responsibilities of any of the above positions regardless of that person’s title, and a director, or a manager directly subordinate to the Chief Executive Officer or general manager.

In addition, no person may serve as an “external director” if that person’s position or professional or other activities create, or may create, a conflict of interest with that person’s responsibilities as a director or otherwise interfere with that person’s ability to serve as an external director or if the person is an employee of the Israel Securities Authority or of an Israeli stock exchange.

A person may furthermore not continue to serve as an external director if he or she received direct or indirect compensation from the company including amounts paid pursuant to his or her service as an external director, other than as permitted by the Companies Law and the regulations promulgated thereunder.

Following the termination of an external director’s service on a Board of Directors, the company, its controlling shareholder, or any entity under its controlling shareholder’s control may not provide such former external director and his or her spouse and children with a direct or indirect benefit. This includes engagement as an office holder or director of the company or a company controlled by its controlling shareholder or employment by, or provision of services to, any such company for consideration, either directly or indirectly, including through a corporation controlled by the former external director. This restriction extends for a period of two years with regard to the former external director and his or her spouse or children, and for one year with respect to other relatives of the former external director.

If, at the time at which an external director is appointed, all members of the Board of Directors, who are not controlling shareholders or relatives of controlling shareholders of the company are of the same gender, the external director to be appointed must be of the other gender.

According to regulations promulgated under the Companies law, at least one of the external directors is required to have “financial and accounting expertise,” unless another member of the audit committee, who is an independent director under the NASDAQ Stock Market rules, has “financial and accounting expertise,” and the other external director or directors are required to have “professional expertise”.

An external director may not be appointed to an additional term unless: (1) such director has “accounting and financial expertise;” or (2) he or she has “professional proficiency,” and on the date of appointment for another term there is another external director who has “accounting and financial expertise” and the number of “accounting and financial experts” on the Board of Directors is at least equal to the minimum number determined appropriate by the Board of Directors. We have determined that both Mr. Dubin and Mr. Graney have accounting and financial expertise (and the remaining directors have professional proficiency).

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A director has “professional expertise” if he or she satisfies one of the following requirements: (1) the director holds an academic degree in either economics, business administration, accounting, law or public administration, (2) the director either holds an academic degree in any other field or has completed another form of higher education in the company’s primary field of business or in an area which is relevant to his or her office as an external director in the company, or (3) the director has at least five years of experience serving in any one of the following, or at least five years of cumulative experience serving in two or more of the following capacities: (a) a senior business management position in a company with a substantial scope of business, (b) a senior position in the company’s primary field of business or (c) a senior position in public administration.

Under the Companies Law, external directors are elected by a majority vote at a shareholders’ meeting, so long as either:

●

at least a majority of the shares held by shareholders who are not controlling shareholders and do not have personal interest in the appointment (excluding a personal interest that did not result from the shareholder’s relationship with the controlling shareholder) have voted in favor of the proposal (shares held by abstaining shareholders shall not be considered); or

●	the total number of shares of such shareholders voted against the election of the external director does not exceed 2% of the aggregate voting rights of our Company.

The Companies Law provides for an initial three-year term for an external director. Thereafter, an external director may be reelected by shareholders to serve in that capacity for up to two additional three-year terms, with certain exceptions as explained below, provided that:

(1)	his or her service for each such additional term is recommended by one or more shareholders holding at least one percent of the company’s voting rights and is approved at a shareholders meeting by a disinterested majority, where the total number of shares held by non-controlling, disinterested shareholders voting for such reelection exceeds two percent of the aggregate voting rights in the company and subject to additional restrictions set forth in the Companies Law with respect to affiliation of the external director nominee;
(2)	his or her service for each such additional term is recommended by the Board of Directors and is approved at a shareholders meeting by the same disinterested majority required for the initial election of an external director (as described above); or
(3)	the external director offered his or her service for each such additional term and was approved in accordance with the provisions of section (1) above.

The term of office for external directors for Israeli companies traded on certain foreign stock exchanges, including the NASDAQ Stock Market, may be extended indefinitely in increments of additional three-year terms, in each case provided that the audit committee and the Board of Directors of the company confirm that, in light of the external director’s expertise and special contribution to the work of the Board of Directors and its committees, the reelection for such additional period(s) is beneficial to the company, and provided that the external director is reelected subject to the same shareholder vote requirements as if elected for the first time (as described above). Prior to the approval of the reelection of the external director at a general shareholders meeting, the company’s shareholders must be informed of the term previously served by him or her and of the reasons why the Board of Directors and audit committee recommended the extension of his or her term.

External directors may be removed only by the same special majority of shareholders required for their election or by a court, and in both cases only if the external directors cease to meet the statutory qualifications for their appointment or if they violate their duty of loyalty to our company. In the event of a vacancy created by an external director which causes the company to have fewer than two external directors, the Board of Directors is required under the Companies Law to call a shareholders meeting as soon as possible (and within three months) to appoint such number of new external directors in order that the company thereafter has two external directors.

External directors may be compensated only in accordance with regulations adopted under the Companies Law. Compensation of an external director is determined prior to his or her appointment and, subject to certain exceptions, may not be changed during his or her term.

The definition of “independent director” under NASDAQ Listing Rules and the definition of “external director” under the Companies Law overlap to a significant degree such that we would generally expect any director serving as external directors under the Companies Law to satisfy the requirements to be independent under NASDAQ Listing Rules. However, it is possible for a director to qualify as an “external director” under the Companies Law without qualifying as an “independent director” under NASDAQ Listing Rules, or vice-versa. The definition of “external director” under the Companies Law includes a set of statutory criteria that must be satisfied, including criteria whose aim is to ensure that there is no factor that would impair the ability of the external director to exercise independent judgment. The definition of “independent director” under NASDAQ Listing Rules specifies similar, if slightly less stringent, requirements in addition to the requirement that the Board of Directors consider any factor which would impair the ability of the independent director to exercise independent judgment. In addition, external directors serve for a period of three years (and for no more than two additional three-year terms) pursuant to the requirements of the Companies Law. However, a special majority of shareholders must elect “external directors” while “independent directors” may be elected by an ordinary majority.

Each committee of the Board of Directors that exercises the powers of the Board of Directors must include at least one external director. The audit committee and the compensation committee must include all external directors then serving on the Board of Directors and the audit committee should be comprised of a majority of directors who are defined as independent under Israeli law; the external directors must be the majority of the members of the compensation committee. The Chairman of the audit committee and of the compensation committee must be an external director.

Under the regulations pursuant to the Companies Law, certain exemptions and reliefs with respect to external directors and independent directors are granted to companies whose securities are traded outside of Israel. In accordance with these regulations, we elected to “opt out” from such requirements of the Companies Law. Under these regulations, the exemptions from such Companies Law requirements will continue to be available to us so long as: (i) we do not have a “controlling shareholder” (as such term is defined under the Companies Law), (ii) our shares are traded on certain U.S. stock exchanges, including the NASDAQ, and (iii) we comply with the director independence requirements and the audit committee and compensation committee composition requirements under U.S. laws (including applicable NASDAQ rules) applicable to U.S. domestic issuers. Accordingly, Messrs. Dubin and Graney shall continue to serve as directors of the Company in accordance with the provisions of such regulations.

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EXECUTIVE COMPENSATION

Summary of Compensation

Summary Compensation Table

The following table discloses, for the years indicated, the compensation for (i) our Chief Executive Officer and any other person who served as our Chief Executive Officer in 2023, (ii) our executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of the year ended December 31, 2023 and whose total compensation during the year ended December 31, 2023 exceeded $100,000 and (iii) any person who served as an executive officer in 2023 and would have been one of our two most highly compensated executive officers, other than the Chief Executive Officer, but for the fact that he or she was not an executive officer at the end of the year ended December 31, 2023 (collectively, the “Named Executives”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation ($)(2)		Total ($)
Thomas Bock Chief Executive Officer	2023	$391,400	$117,420	—	—		$—	$508,820
	2022	$388,550	$220,488	—	—		$—	$609,038

Joseph Wagner Chief Scientific Officer	2023	$339,900	$84,975	—	$—		$—	$424,875
	2022	$337,425	$167,475	—	$—		$—	$504,900

Scott McPherson(3) Chief Financial Officer	2023	$344,075	$—	—	$—	$		$344,075
	2022	$—	$—	—	$—		$—	$—

Dror Harats, M.D.(4) Former Chief Executive Officer	2023	$285,223	$—	—	$—		$1,017,637	$1,302,860
	2022	$357,462	—	$168,000	$275,291		$86,871	$887,624

Sam Backenroth(4) Former Chief Financial Officer	2023	$393,659	$—	—	$—		$410,000	$803,659
	2022	$410,000	$—	$168,000	$91,082		$—	$669,082

(1) Amounts represent the aggregate grant date fair value of the stock and option awards granted to the Company’s named executive officers during the corresponding fiscal year, computed in accordance with Financial Accounting Standards Board, Accounting Standards Codification, Topic 718.

(2) For Prof. Harats, 2023 All Other Compensation consists of $961,923 severance pay, $25,815 for a car provided by the Company, $26,447 for tax gross up for the car, $295 for phone services provided to the Company’s executives, as well as $3,156 for security services. For Mr. Backenroth, 2023 All Other Compensation consists of $410,000 of severance pay.

(3) Mr. McPherson joined us on March 1, 2023.

(4) Resigned on October 16, 2023, in connection with the Company’s merger with Notable Labs, Inc.

Employment, Termination, Change of Control and other Agreements

Thomas Bock. Pursuant to his amended and restated employment agreement, dated April 30, 2021 (the “Bock Agreement”), Dr. Bock is entitled to an annualized base salary of $380,000 (which was most recently increased to $391,400 by Notable Labs, Inc.’s board of directors on July 28, 2022), payable in substantially equal periodic installments in accordance with our payroll practices. In addition, Dr. Bock is entitled to, subject to employment by us on the applicable date of bonus payout, an annual target discretionary bonus equal to 30% of his annual base salary, payable at the discretion of the Board, based upon metrics to be mutually agreed upon by Dr. Bock and the Board. Under the terms of the Bock Agreement, Dr. Bock was eligible to receive a cash bonus of $37,500 upon the closing of a transaction with either or both of OnKure, Inc. (“OnKure”) or CicloMed and a cash bonus in the amount of $100,000 upon the closing by us of a strategic M&A transaction or a single “in-licensing” transaction (other than with OnKure or CicloMed) approved by the Board during the term of the Bock Agreement., both of which have been earned by Dr. Bock and paid out to him. Pursuant to the Bock Agreement, Dr. Bock is also eligible to receive healthcare benefits as may be provided from time to time by us to our employees generally, and to receive paid time off annually in accordance with our policies in effect from time to time. Additionally, the Bock Agreement provides Dr. Bock with a monthly travel expense allowance of $1,000 and reimbursement for ordinary and reasonable out-of-pocket business expenses incurred by him in furtherance of our business.

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Under the terms of the Bock Agreement, in the event that Dr. Bock’s employment is terminated other than for Cause, or Dr. Bock terminates his employment for Good Reason (each as defined in the Bock Agreement), then, in addition to the accrued obligations and the bonus (if deemed earned), Dr. Bock shall receive the following, subject to his execution of a release:

(1)	Payment of a lump sum amount equal to six months of Dr. Bock’s then-current base salary, less all customary and required taxes and employment-related deductions, paid on the first payroll date following the date on which the release becomes effective and non-revocable, but not after 70 days following the effective date of termination from employment.

(2)	We shall continue to provide Dr. Bock medical insurance coverage to the same extent that such insurance continues to be provided to Dr. Bock at the time of his termination with the cost of the premium for such benefits paid by us, until the earlier to occur of: (i) six months following Dr. Bock’s termination date, or (ii) the date Dr. Bock becomes eligible for medical benefits with another employer.

Joseph Wagner. Pursuant to his employment agreement, dated June 15, 2020 (the “Wagner Agreement”), Dr. Wagner is entitled to an annual base salary of $300,000 (which was most recently increased to $339,900 by Notable Labs, Inc.’s board of directors on July 28, 2022), payable in substantially equal periodic installments in accordance with our payroll practices. In addition, Dr. Wagner is entitled to receive, subject to employment by us on the applicable date of bonus payout, an annual target discretionary bonus equal to 25% of his annual base salary, payable at the discretion of the Board, based upon metrics to be mutually agreed upon by Dr. Wagner and our Chief Executive Officer. Pursuant to the Wagner Agreement, Dr. Wagner is also eligible to receive healthcare benefits as may be provided from time to time by us to our employees generally, and to receive paid time off annually in accordance with our policies in effect from time to time. Additionally, the Wagner Agreement provides that Dr. Wagner is eligible to receive reimbursement for ordinary and reasonable out-of-pocket business expenses incurred by him in furtherance of our business.

Under the terms of the Wagner Agreement, in the event that Dr. Wagner’s employment is terminated other than for Cause, or Dr. Wagner terminates his employment for Good Reason (each as defined in the Wagner Agreement), then, in addition to the accrued obligations and the bonus (if deemed earned), Dr. Wagner shall receive the following, subject to his execution of a release:

(1)	Payment of a lump sum amount equal to three months of Dr. Wagner’s then-current base salary, less all customary and required taxes and employment-related deductions, paid on the first payroll date following the date on which the release becomes effective and non-revocable, but not after 70 days following the effective date of termination from employment.

(2)	we shall continue to provide Dr. Wagner medical insurance coverage to the same extent that such insurance continues to be provided to Dr. Wagner at the time of his termination with the cost of the premium for such benefits paid by us, until the earlier to occur of: (i) three months following Dr. Wagner’s termination date, or (ii) the date Dr. Wagner becomes eligible for medical benefits with another employer.

(3)	Dr. Wagner’s equity interests (if any) shall accelerate in an amount equal to the amount that would have vested for a period of 12 months following the date of Dr. Wagner’s termination and such amounts shall be deemed fully vested as of such date. In addition, Dr. Wagner’s time to exercise any time-based equity interests shall be extended for 12 months following his date of termination.

The Wagner Agreement further provides that, in the event that his employment is terminated by us without Cause or by him for Good Reason, and such termination occurs within the 12-month period following a Change of Control (as defined in the Wagner Agreement), or 90 days preceding the earlier to occur of a Change of Control or the execution of a definitive agreement the consummation of which would result in a Change of Control, then in lieu of the payments and benefits described above, Dr. Wagner shall be entitled to receive, subject to his execution and non-revocation of a release in favor of us, (i) a lump sum cash payment equal to three months of his then current base salary, (ii) full acceleration of all time-based stock options and other time-based stock-based awards held by Dr. Wagner, and the time Dr. Wagner has to exercise any time-based equity interests shall be extended for 12 months following his date of termination, and (iii) we shall continue to provide Executive medical insurance coverage to the same extent that such insurance continues to be provided to Dr. Wagner at the time of Dr Wagner’s termination with the cost of the premium for such benefits paid by us, until the earlier to occur of: (i) three months following Dr. Wagner’s termination date, or (ii) the date Dr. Wagner becomes eligible for medical benefits with another employer.

Scott A. McPherson. Scott A. McPherson is acting as our Chief Financial Officer, pursuant to the engagement letter, dated March 1, 2023 (the “McPherson Agreement”), with McPherson CPA, PLLC pursuant to which it is entitled to an initial retainer of $5,000 and a monthly fee (based on time spent at a rate of $300 per hour, plus out-of-pocket costs), which will be payable by us to McPherson CPA, PLLC on presentment of such billed fees in accordance with our practices. Mr. McPherson is individually responsible for supervising and conducting the engagement in connection with the McPherson Agreement.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth specified information concerning outstanding equity incentive plan awards for each of the named executive officers outstanding as of December 31, 2023.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Non-Exercisable (#)		Option Exercise Price ($)	Option Expiration Date
Thomas Bock	8,299	-		$24.65	10/14/2031
Chief Executive Officer	59,242	29,621	(1)	$24.65	9/26/2031
	6,640	-		$24.17	2/18/2031
	3,322	767	(1)	$24.17	10/5/2030

Joseph Wagner	1,770	2,163	(1)	$24.65	9/26/2031
Chief Scientific Officer	17,653	2,522	(1)	$24.17	7/5/2030

Scott McPherson(2) Chief Financial Officer	-	-		-	-

Dror Harats Former Chief Executive Officer	4,571	-		$74.20	1/2/2042
	6,857	-		$80.85	12/7/2041
	6,857	-		$42.70	12/8/2040
	6,857	-		$42.70	12/19/2039
	6,857	-		$42.70	12/19/2038
	2,286	-		$209.65	10/24/2037
	2,143	-		$177.80	11/7/2036
	1,286	-		$116.20	9/30/2033
	1,286	-		$116.20	12/17/2032
	857	-		$116.20	12/20/2031
	1,714	-		$116.20	8/10/2031
	6,372	-		$86.45	6/16/2028
	4,242	-		$86.45	3/27/28

Sam Backenroth Former Chief Financial Officer	1,512	-		$74.20	1/2/2042
	2,269	-		$80.85	12/7/2041
	8,786	-		$77.70	10/4/2041

(1) 25% of the options vest 12 months after the vesting commencement date and 1/36th of the remaining options vest on each of the next 36 monthly anniversaries thereafter, provided that the named executive officer remains in continuous service as of the applicable vesting date. The vesting commencement dates are as follows: 4/30/2021 and 9/1/2020 for Dr. Bock, and 9/20/2021 and 6/15/2020 for Dr. Wagner.

(2) Mr. McPherson has not received any equity compensation.

Potential Payments Upon Termination or Change in Control

Other than Dr. Wagner’s severance payments described above in the section titled “—Employment, Termination, Change of Control and other Agreements,” none of our Named Executives are entitled to any payments or benefits that are payable upon termination or in connection with a change in control of the Company.

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Equity Plans

2014 Plan and Inducement Plan

We have two legacy equity incentive plans: (i) the Employee Share Ownership and Option Plan (2014) (the “2014 Plan”), which expired with respect to grants to U.S. citizens in June 2024 except with respect to equity awards outstanding under the 2014 Plan (which will remain outstanding according to their terms) and (ii) the Inducement Plan (2022) (the “Inducement Plan”), which is to be exclusively for grants of awards to individuals who were not previously employees or non-employee directors.

As of June 10, 2024, under the 2014 Plan, stock options to purchase 59,474 ordinary shares were outstanding with a weighted-average exercise price of $6.63 per share, of which stock options to purchase 0 ordinary shares were vested and exercisable with a weighted-average exercise price of $0 per share.

Ordinary shares granted under the 2014 Plan that are reacquired by the Company or underlying forfeited or canceled awards will again be available for issuance under the 2014 Plan.

Our 2014 Plan is administered by our board of directors or a committee designated by our board of directors (as applicable, the “administrator”). The administrator has the authority to grant awards; to construe, and determine the terms and provisions of, the applicable award agreements and the 2014 Plan (including correcting any defect or any inconsistencies); to prescribe, amend and rescind rules and regulations relating to the 2014 Plan; and to make all other determinations in the judgment of the administrator necessary or desirable for the administration of the 2014 Plan. The administrator’s interpretation of the 2014 Plan is final and conclusive.

In the event of any recapitalization, reclassification, stock dividend, stock split, reverse stock split, liquidation, exchange of shares, spin-off, combination, consolidation or other similar transaction, an appropriate and proportionate adjustment shall be made in (i) the maximum number and kind of shares reserved for issuance under the 2014 Plan, (ii) the number and kind of restricted shares granted and shares or other securities subject to any then outstanding options and (iii) the exercise price of any stock options. The administrator’s determination regarding adjustments is final, binding and conclusive.

In the event of a “change of control” (as defined in the 2014 Plan), the 2014 Plan provides the administrator with discretion to, with respect to an award, provide for (i) full or partial vesting or (ii) cash-out of a vested award.

The 2014 Plan provides that, subject to certain exceptions, no participant may, among other things, lend, offer, pledge, sell, contract to sell, or otherwise transfer or dispose of, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for our capital stock, in each case, during the period commencing on the date of the final prospectus relating to the registration by us of ordinary shares or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by us and the managing underwriter (such period not to exceed 180 days or such period as may be requested by us or an underwriter to accommodate certain regulatory restrictions).

Awards granted under our 2014 Plan generally may not be transferred or assigned in any manner other than by will, or the laws of descent and distribution, unless otherwise permitted by the administrator.

The administrator may amend or modify the 2014 Plan at any time without either a participant’s consent (unless such amendment or waiver would adversely impact the rights of the participant) or stockholder approval (unless such approval is required under applicable law).

Unless sooner terminated in accordance with its terms, the 2014 Plan will terminate upon the earliest of (i) any date determined by our board of directors, (ii) the date all shares under the 2014 Plan have been issued and are free of all restrictions and (iii) the dissolution or liquidation of the Company.]

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Effective February 13, 2022, the Board approved the adoption of the Inducement Plan to reserve an additional 57,143 ordinary shares to be exclusively for grants of awards to individuals who were not previously employees or non-employee directors of ours (or following a bona fide period of non-employment with VBL), as an inducement material to each such individual’s entry into employment with us within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules (Rule 5635(c)(4)). The Inducement Plan (2022) was approved by the board of directors without shareholder approval pursuant to Nasdaq Listing Rule 5635(c)(4). The term of each option granted under this plan will be determined by the board of directors, but no option shall be exercisable more than 10 years from the date of its grant.

As of June 10, 2024, no stock options were issued under the Inducement Plan.

2015 Equity Incentive Plan

Notable Labs, Inc. adopted the 2015 Equity Incentive Plan (the “2015 Plan”) in August 2015, which provides for the granting of ISO, NSO, and restricted shares to employees, directors, and consultants. The 2015 Plan, as amended, authorized a total of 436,971 ordinary shares for issuance pursuant to the 2015 Plan.

Options under the 2015 Plan may be granted for periods of up to 10 years and at prices no less than 100% of the estimated fair value of the underlying ordinary shares on the date of grant as determined by the Board provided that the exercise price of an ISO granted to a 10% stockholder shall not be less than 110% of the estimated fair value of the shares on the date of grant. The 2015 Plan requires that options be exercised no later than 10 years after the grant. Options granted to employees generally vest ratably on a monthly basis over four years, subject to cliff vesting restrictions and continuing service.

As of June 10, 2024, stock options to purchase 140,894 of our ordinary shares were outstanding with a weighted-average exercise price of $24.41 per share, of which stock options to purchase 140,894 of our ordinary shares were vested and exercisable with a weighted-average exercise price of $24.41 per share.

2024 Stock Plan

Our Employee Share Ownership and Option Plan (2024) (the “2024 Plan”) was adopted by our board of directors in January 2024 and our shareholders in March 2024. The 2024 Plan is intended to replace the 2014 Plan and no further grants will be made under the 2014 Plan. The following is a summary of certain terms and conditions of the 2024 Plan.

Our 2024 Plan provides for the grant of stock options, share appreciation rights, restricted shares, and restricted share units. Awards may be granted to employees of the Company and its subsidiaries, consultants who provide significant services to the Company and its subsidiaries, and directors of the Company who are not employees of the Company or any subsidiary.

The 2024 Plan may be administered by the Board, though the 2024 Plan permits the Board to designate a committee to administer the 2024 Plan. Subject to the terms of the 2024 Plan and applicable law, the Board, or any committee designated by the Board, will have full power and authority to interpret and construe all provisions of the 2024 Plan, any award, and any award agreement and take all actions and to make all determinations required or provided for under the 2024 Plan, any award, and any award agreement, including the authority to:

●	designate grantees of awards;
●	determine the type or types of awards to be made to a grantee;
●	determine the number of ordinary shares subject to an award or to which an award relates;
●	establish the terms and conditions of each award;
●	prescribe the form of each award agreement;
●	subject to limitations in the 2024 Plan, amend, modify, or supplement the terms of any outstanding award; and
●	make substitute awards.

The Board may amend, suspend, or terminate the 2024 Plan at any time; provided that with respect to awards that are granted under the 2024 Plan, no amendment, suspension, or termination may materially impair the rights of the grantee without such grantee’s consent. The Company’s shareholders must approve any amendment if such approval is required by the Board or applicable law.

The total number of ordinary shares available for issuance under the 2024 Plan is 4,000,000, and such number shall be increased automatically on an annual basis on January 1 of each year (unless resolved otherwise by the Board), such that the number of ordinary shares issuable under the 2024 Plan shall equal 35% of the Company’s issued and outstanding share capital on a fully diluted basis. Shares granted under the 2024 Plan may be either authorized but unissued ordinary shares or treasury ordinary shares. The maximum number of ordinary shares that may be issued under the 2024 Plan pursuant to incentive stock options is 4,000,000, or such greater number ordinary shares as may be reserved under the 2024 Plan.

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If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to full value awards, is forfeited to or repurchased by the Company, the unpurchased (or forfeited or repurchased, as applicable) ordinary shares that were subject to the Award will become available for future grant or sale under the 2024 Plan. Upon exercise of a share appreciation right settled in ordinary shares, the gross number of Shares covered by the portion of the Award that is exercised will cease to be available under the 2024 Plan. Ordinary shares that actually have been issued under the 2024 Plan under any Award will not be returned to or become available for future distribution under the 2024 Plan; provided, however, that if unvested ordinary shares of any full value awards are repurchased by the Company or are forfeited to the Company, those ordinary shares will become available for future grant under the 2024 Plan. Ordinary shares used to pay the exercise or purchase price of an Award and/or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the 2024 Plan. To the extent an Award is paid out in cash rather than ordinary shares, such cash payments will not reduce the number of ordinary shares available for issuance under the 2024 Plan. Ordinary shares actually issued pursuant to Awards transferred under any exchange program to reprice options or share appreciation rights will not become available for grant under the 2024 Plan.

If the Company experiences a share dividend, reorganization, or other change in capital structure, the Board, or the committee designated by the Board will, in such manner as it determines is equitable, adjust the number and class of ordinary shares available for issuance under the 2024 Plan, the outstanding Awards, and the per-person limits on Awards, as appropriate to reflect the share dividend or other change.

For so long as our ordinary remain listed on NASDAQ (or any other established securities exchange), the fair market value of an ordinary share will be the closing price for a share as reported on such exchange for such date. If there is no reported closing price on such date, the fair market value of an ordinary share will be the closing price of an ordinary share on the next preceding date on which any sale of ordinary shares was reported.

If the ordinary shares are not listed on an established securities exchange, the Board will determine the fair market value by the reasonable application of a reasonable valuation method, in a manner consistent with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

Except in connection with certain corporate transactions, no amendment or modification may be made to an outstanding stock option or stock appreciation right, including by replacement with or substitution of another award type, that would reduce the exercise price of the stock option or stock appreciation right or would replace any stock option or stock appreciation right with an exercise price above the current market price with cash or another security, in each case without the approval of our shareholders (although appropriate adjustments may be made to outstanding stock options to achieve compliance with applicable law, including the Code).

A stock option is the right to acquire ordinary shares at a fixed exercise price for a fixed period of time. Under the 2024 Plan, the Board may grant nonqualified stock options and/or incentive stock options (which entitle employees, but not the Company, to more favorable tax treatment). Incentive stock options, however, are only available to employees of the Company and its affiliates. The Board will determine the number of ordinary shares covered by each option and the type of option granted.

The exercise price of the ordinary shares subject to each option is set by the Board but cannot be less than 100% of the fair market value (on the date of grant) of the Shares covered by the option in order to be an incentive stock option and/or to be exempt from Section 409A of the Code. To the extent an option is granted with an exercise price less than 100% of the fair market value (on the date of grant), such Award will be granted in compliance with Section 409A of the Code. Options that the Board grants in substitution for options held by employees of companies that the Company acquires may also have exercise prices that are less than 100% of the fair market value on the date of grant (in which case the exercise price preserves the economic value of the employee’s cancelled option from his or her former employer). In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of shares of the Company or any of its subsidiaries. The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. The exercise price of each option must be paid in full in cash (or cash equivalent) at the time of exercise. The Board also may permit payment through the tender of Shares that are already owned by the participant, or by any other means that the Board determines to be consistent with the purpose of the 2024 Plan.

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Options become exercisable at the times and on the terms established by the Board. The Board also establishes the time at which options expire, but the expiration may not be later than 10 years after the grant date. In addition, a participant who owns stock possessing more than 10% of the total combined voting power of all classes of shares of the Company or any of its subsidiaries may not be granted an incentive stock option that is exercisable after five years from the option’s grant date.

Share appreciation rights (“SARs”) are awards that grant the participant the right to receive an amount (in the form of cash, ordinary shares of equal value, or a combination thereof, as determined by the Board) equal to (1) the number of shares exercised, times (2) the amount by which the Company’s share price exceeds the exercise price. The exercise price is set by the Board but cannot be less than 100% of the fair market value of the covered Shares on the grant date. A SAR may be exercised only if it becomes vested based on the vesting schedule established by the Board. SARs expire under the same rules that apply to options, meaning that the expiration may not be later than 10 years after the grant date.

Awards of restricted shares are ordinary shares that vest in accordance with the terms and conditions established by the Board. In determining whether an Award of restricted share should be made, and/or the vesting schedule for any such Award, the Board may impose whatever conditions to vesting it determines to be appropriate.

A holder of restricted shares will have full voting rights, unless determined otherwise by the Board. A holder of restricted shares also generally will be entitled to receive all dividends and other distributions paid with respect to Shares; provided, however, that dividends and distributions generally will be subject to the same vesting criteria and transferability restrictions as the Shares upon which the dividend or distribution was paid.

Restricted share units represent a right to receive ordinary shares at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted share units or the Shares issued in settlement of the Award, the consideration for which is furnished in the form of the participant’s service to the Company. In determining whether an Award of restricted share units should be made, and/or the vesting schedule for any such Award, the Board may impose whatever conditions to vesting it determines to be appropriate. Grantees of restricted share units will have no voting or dividend rights or other rights associated with ownership of our ordinary shares, although the Company may award cash payments equal to the per share dividend paid in respect of the underlying shares on such units. The Company will settle restricted share units in the form of Shares.

The Board (in its discretion) may make performance goals applicable to a participant with respect to the vesting schedule of any Award.

Awards granted under the 2024 Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing, the Board may permit an individual to transfer an Award to an individual or entity. Any transfer will be made in accordance with procedures established by the Board.

The Board generally may amend or terminate the 2024 Plan at any time and for any reason. However, no amendment, suspension, or termination may impair the rights of any participant without his or her consent.

As of June 10, 2024, (i) stock options to purchase 810,000 of our ordinary shares were outstanding with a weighted-average exercise price of $1.19 per share, of which options to purchase 0 of our ordinary shares were vested and exercisable.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our ordinary shares, as of June 10, 2024, by:

●	each person or entity known by us to own beneficially more than 5% of our outstanding ordinary shares;

●	each of our executive officers and directors individually; and

●	all of our executive officers and directors as a group.

The beneficial ownership of our ordinary shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or the right to receive the economic benefit of ownership. For purposes of the table below, we deem ordinary shares issuable pursuant to options that are currently exercisable or exercisable within 60 days of June 10, 2024, to be outstanding and to be beneficially owned by the person holding the options for the purposes of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of ordinary shares beneficially owned is based on 9,674,496 ordinary shares outstanding as of June 10, 2024.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Notable Labs, Ltd., 320 Hatch Drive, Foster City, CA 94404.

Name	Number Of Shares Beneficially Owned	Percentage Owned
>5% Shareholders:
B Capital Fund II, LP(1)	1,002,254	10.3%
Builders VC(2)	2,319,874	23.9%

Executive Officer and Directors:
Thomas Bock(3)	491,144	5.0%
Scott McPherson	-	-
Joseph Wagner(4)	23,188	*
Michael Rice(5)	2,467	*
Thomas I. H. Dubin	40,247	*
Thomas Graney	40,247	*
Peter Feinberg	40,247	*
Michele Galen	40,247	*
Tuomo Pätsi	65,247	*
All directors and officers as a group (9 persons)(6)	743,034	7.6%

*Less than 1%

(1) Consists of 968,113 ordinary shares and a warrant to purchase up to 34,141 Ordinary Shares. The address of B Capital Fund II, LP is c/o Maples Corporate Services Limited, Ugland House, South Church Street, PO Box 309, George Town, Grand Cayman, KY-1104, Cayman Islands.

(2) Consists of: (i) 132,980 ordinary shares and a warrant to purchase up to 2,053 ordinary shares owned by Builders VC Entrepreneurs Fund I, L.P.; (ii) 305,306 ordinary shares and a warrant to purchase up to 4,713 ordinary shares owned by Builders VC Fund I (Canada), L.P.; and (iii) 1,846,324 ordinary shares and a warrant to purchase up to 28,498 ordinary shares owned by Builders VC Fund I, L.P. The address of Builders VC is 601 California Street, Suite, 700, San Francisco, CA 94108.

(3) Consists of 400,000 restricted ordinary shares and 91,144 ordinary shares underlying options exercisable within 60 days of June 10, 2024.

(4) Consists of 23,188 ordinary shares underlying options exercisable within 60 days of June 10, 2024.

(5) Consists of 2,467 ordinary shares underlying options exercisable within 60 days of June 10, 2024.

(6) Consists of 626,235 ordinary shares and 116,799 ordinary shares underlying options exercisable within 60 days of June 10, 2024.

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DESCRIPTION OF OUR SHARE CAPITAL

We are offering up to 19,736,842 Shares (or Pre-Funded Warrants in lieu of Shares) along with Ordinary Warrants to purchase up to 19,736,842 ordinary shares. We are offering the Pre-Funded Warrants to each purchaser of Shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the holder, up to 9.99%) of our outstanding ordinary shares immediately following the consummation of this offering. For each Pre-Funded Warrant we sell, the number of Shares we are offering will be decreased on a one-for-one basis. Each Share (or Pre-Funded Warrant in lieu of a Share) is being sold together with an Ordinary Warrant to purchase one ordinary share. The Shares or Pre-Funded Warrants and related Ordinary Warrants will be issued separately.

We are also registering the ordinary shares issuable from time to time upon exercise of the Ordinary Warrants and Pre-Funded Warrants offered hereby. The following descriptions of our ordinary shares, Ordinary Warrants, Pre-Funded Warrants and certain provisions of articles of association, are summaries. You should also refer to our articles of association and memorandum of associations, which are filed as exhibits to the registration statement of which this prospectus is part.

Ordinary Shares

Our authorized share capital consists solely of 34,285,714 ordinary shares, par value NIS 0.35 per share, with approximately 9,674,496 ordinary shares outstanding as of June 10, 2024. All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

Registration Number and Purpose of the Company

Notable’s registration number with IROC is 51-289976-6. Notable’s purpose as set forth in its amended and restated articles of association is to engage in any lawful activity.

Voting Rights and Conversion

All Ordinary Shares will have identical voting and other rights in all respects.

Transfer of Shares

Fully paid Ordinary Shares are issued in registered form and may be freely transferred under Notable’s amended and restated articles of association, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of Ordinary Shares by non-residents of Israel is not restricted in any way by Notable’s amended and restated articles of association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Election of Directors

Ordinary Shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power present and voting at a shareholders meeting have the power to elect all of Notable’s directors, subject to the special approval requirements for external directors.

Under Notable’s amended and restated articles of association, Notable’s board of directors must consist of not less than three, not including two external directors, but no more than nine directors (including the external directors). Pursuant to Notable’s amended and restated articles of association, other than the external directors, for whom special election requirements apply under the Companies Law, the vote required to appoint a director is a simple majority vote of holders of Notable’s voting shares, participating and voting at the relevant meeting. Each director will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal by a vote of the majority voting power of Notable’s shareholders at a general meeting of Notable’s shareholders or until his or her office expires by operation of law, in accordance with the Companies Law. In addition, Notable’s amended and restated articles of association allow Notable’s board of directors to appoint directors to fill vacancies on the board of directors to serve for a term of office equal to the remaining period of the term of office of the directors(s) whose office(s) have been vacated. External directors are elected for an initial term of three years, may be elected for additional terms of three years each under certain circumstances, and may be removed from office pursuant to the terms of the Companies Law. Following the adoption by Notable of certain reliefs provided under the Companies Law, Notable is currently exempt from the requirement to appoint external directors.

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Dividend and Liquidation Rights

Notable may declare a dividend to be paid to the holders of Ordinary Shares in proportion to their respective shareholdings. Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Notable’s amended and restated articles of association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by Notable’s board of directors.

Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to Notable’s then last reviewed or audited financial statements, provided that the date of the financial statements is not more than six months prior to the date of the distribution, or Notable may otherwise only distribute dividends that do not meet such criteria only with court approval. In each case, Notable is only permitted to distribute a dividend if Notable’s board of directors and the court, if applicable, determines that there is no reasonable concern that payment of the dividend will prevent Notable from satisfying Notable’s existing and foreseeable obligations as they become due.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on Ordinary Shares, proceeds from the sale of the shares or interest or other payments to non- residents of Israel, except for shareholders who are subjects of countries that are, or have been, in a state of war with Israel.

Shareholder Meetings

Under Israeli law, Notable is required to hold an annual general meeting of the shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in Notable’s amended and restated articles of association as extraordinary general meetings. Notable’s board of directors may call extraordinary general meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that Notable’s board of directors is required to convene an extraordinary general meeting upon the written request of (i) any two of Notable’s directors or one- quarter of the members of Notable’s board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of Notable’s outstanding issued shares and 1% of Notable’s outstanding voting power or (b) 5% or more of Notable’s outstanding voting power. One or more shareholders, holding 1% or more of the outstanding voting power, may ask the board to add an item to the agenda of a prospective meeting, if the proposal merits discussion at the general meeting.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and 40 days prior to the date of the meeting. Furthermore, the Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of Notable’s shareholders:

●	amendments to Notable’s articles of association;
●	appointment or termination of Notable’s auditors;
●	appointment of external directors;
●	approval of certain related party transactions;
●	increases or reductions of Notable’s authorized share capital;
●	a merger; and
●	the exercise of Notable’s board of director’s powers by a general meeting, if Notable’s board of directors is unable to exercise its powers and the exercise of any of its powers is required for Notable’s proper management.

The Companies Law and Notable’s amended and restated articles of association require that a notice of any annual general meeting or extraordinary general meeting be provided to shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Under the Companies Law and Notable’s amended and restated articles of association, shareholders are not permitted to take action via written consent in lieu of a meeting.

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Voting Rights

Quorum Requirements

Pursuant to Notable’s amended and restated articles of association, holders of Ordinary Shares have one vote for each Ordinary Share held on all matters submitted to a vote before the shareholders at a general meeting. Under the Nasdaq rules, the quorum required for Notable’s general meetings of shareholders consists of two holders of at least 33 1/3% of the total outstanding voting rights present in person, by proxy or written ballot. A meeting adjourned for lack of a quorum is generally adjourned to the same day in the following week at the same time and place or to a later time or date if so specified in the notice of the meeting. At the reconvened meeting, two holders of at least 33 1/3% of the total outstanding voting rights present in person, by proxy or written ballot, shall constitute a lawful quorum.

Vote Requirements

Notable’s amended and restated articles of association provide that all resolutions of Notable’s shareholders require a simple majority vote of the voting power present and voting at the applicable shareholders meeting, in person or by proxy, unless otherwise required by the Companies Law or by Notable’s amended and restated articles of association. Under the Companies Law, each of (i) the approval of an extraordinary transaction with a controlling shareholder and (ii) the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative (even if not extraordinary) requires, the approval of Notable’s audit committee, Notable’s board of directors and a special majority, in that order. Under Notable’s amended and restated articles of association, the alteration of the rights, privileges, preferences or obligations of any class of Notable’s shares requires a simple majority vote of the class so affected (or such other percentage of the relevant class that may be set forth in the governing documents relevant to such class), in addition to the ordinary majority vote of all classes of shares voting together as a single class at a shareholder meeting. An exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Companies Law, which requires the approval of holders of 75% of the voting rights represented at the meeting, in person, by proxy or by voting deed and voting on the resolution.

Access to Corporate Records

Under the Companies Law, shareholders are provided access to: minutes of Notable’s general meetings; Notable’s shareholders register and principal shareholders register, articles of association and financial statements; and any document that Notable is required by law to file publicly with IROC or the Israel Securities Authority. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Companies Law. Notable may deny this request if it believe it has not been made in good faith or if such denial is necessary to protect Notable’s interest or protect a trade secret or patent.

Modification of Class Rights

Under the Companies Law and Notable’s amended and restated articles of association, the rights attached to any class of share, such as voting, liquidation and dividend rights, may be amended by adoption of a resolution by the holders of a majority of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, as set forth in Notable’s amended and restated articles of association.

NTBL Warrants

As of the date hereof, NTBL Warrants to purchase 94,998 ordinary shares were issued and outstanding at a weighted average exercise price of $113.35 per ordinary share, which expire on June 30, 2032.

Changes in Capital

Our amended and restated articles of association enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Companies Law and must be approved by a resolution duly passed by our shareholders at a general meeting by voting on such change in the capital. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court.

Transfer Agent and Registrar

Our transfer agent is Equiniti Trust Company.

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Listing

Our ordinary shares are listed on The Nasdaq Capital Market under the symbol “NTBL.”

Ordinary Warrants

The following summary of certain terms and provisions of the Ordinary Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us and Equiniti Trust Company, as warrant agent, and the form of Ordinary Warrant, all of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and the form of Ordinary Warrant.

Form. Pursuant to warrant agent agreement between us and Equiniti Trust Company, as Ordinary Warrant agent, the Ordinary Warrants will be issued in book-entry form and shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Duration and Exercise Price

Each Ordinary Warrant issued in this offering represents the right to purchase one ordinary share at an initial exercise price of $        per share, or a Pre-Funded Warrant at an initial exercise price of $       per warrant. The exercise price and number of ordinary shares or Pre-Funded Warrants issuable upon exercise of the Ordinary Warrants are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our ordinary shares and the exercise price. The Ordinary Warrants will be issued separately from the Shares or Pre-Funded Warrants, respectively, and may be transferred separately immediately thereafter.

Exercisability. Each Ordinary Warrant may be exercised in cash at the election of the holder at any time following the effective date of the Charter Amendment and from time to time thereafter through and including its expiration date as set forth below. The exercise of the Ordinary Warrants is contingent upon the shareholder approval of the Charter Amendment. There is no guarantee that approval of the Charter Amendment will ever be obtained. If we are unable to obtain approval of the Charter Amendment, the Ordinary Warrants may have no value. The Ordinary Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and payment in full for the number of ordinary shares purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of the Ordinary Warrants if, immediately after exercise, such holder shall own more than 4.99% of the number of our ordinary shares outstanding immediately after giving effect to the exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares after exercising the holder’s Ordinary Warrants up to 9.99% or 19.99% of the number of our ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Ordinary Warrants. The ownership limit may be decreased upon notice from the holder to us. If a registration statement registering the issuance of the ordinary shares underlying the Ordinary Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Ordinary Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of ordinary shares determined according to the formula set forth in the Ordinary Warrants, as applicable.

Accelerated Expiration Conditions. The Ordinary Warrants shall expire on the earlier of (i) the         year anniversary of the issuance date, and (ii)         .

Fundamental Transactions. In the event of a fundamental transaction, as described in the Ordinary Warrants and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of 50% or more of the voting power represented by our outstanding shares of capital stock, any person or group becoming the beneficial owner of 50% or more of the voting power represented by our outstanding shares of capital stock, any merger with or into another entity or a tender offer or exchange offer approved by 50% or more of the voting power represented by our outstanding shares of capital, then upon any subsequent exercise of an Ordinary Warrant, the holder will have the right to receive as alternative consideration, for each ordinary share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of Common Stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of ordinary shares for which the Ordinary Warrant is exercisable immediately prior to such event.

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Transferability. Subject to applicable laws, an Ordinary Warrant may be transferred at the option of the holder upon surrender of the Ordinary Warrant to us together with the appropriate instruments of transfer.

Fractional Shares. No fractional ordinary shares will be issued upon the exercise of the Ordinary Warrants. Rather, the number of ordinary shares to be issued will, be rounded down to the nearest whole number.

Trading Market. There is no established trading market for the Ordinary Warrants, and we do not expect such a market to develop. We do not intend to apply to list the Ordinary Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Ordinary Warrants will be extremely limited.

Right as a Stockholder. Except as otherwise provided in the Ordinary Warrants or by virtue of the holder’s ownership of our ordinary shares, such holder of Ordinary Warrants does not have the rights or privileges of a holder of our ordinary shares, including any voting rights, until such holder exercises such holder’s Ordinary Warrants. The Ordinary Warrants will provide that the holders of the Ordinary Warrants have the right to participate in distributions or dividends paid on our ordinary shares.

Waivers and Amendments. The Ordinary Warrants may be modified or amended or the provisions of such warrants waived with our consent and the consent of the holders of at least a majority of the outstanding Ordinary Warrants.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us and Equiniti Trust Company, as warrant agent, and the form of Pre-Funded Warrant, all of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and the form of Pre-Funded Warrant.

Form. Pursuant to warrant agent agreement between us and Equiniti Trust Company, as Pre-Funded Warrant agent, the Pre-Funded Warrants will be issued in book-entry form and shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Exercisability. The Pre-Funded Warrants are exercisable at any time after their original issuance until they are exercised in full. If a registration statement registering the issuance of the ordinary shares underlying the Pre-Funded Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Pre-Funded Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of ordinary shares determined according to the formula set forth in the Pre-Funded Warrants, as applicable. No fractional ordinary shares will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any warrants, 9.99%) of the number of ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

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Exercise Price. The non pre-funded exercise price for the Pre-Funded Warrants is $0.0001 per share. The exercise price and number of ordinary shares issuable upon exercise will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications, dilutive issuances or similar events.

Transferability. Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to apply for the listing of the Pre-Funded Warrants offered in this offering on any stock exchange. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Rights as a Shareholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of our ordinary shares, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our ordinary shares, including any voting rights, until the holder exercises the Pre-Funded Warrant.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Pre-Funded Warrants, and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding ordinary shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding ordinary shares, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise thereof the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Governing Law. The Pre-Funded Warrants are governed by New York law.

Registration Number and Purpose of the Company

Our registration number with the Israeli Registrar of Companies (“IROC”) is 51-289976-6. Our purpose as set forth in our amended and restated articles of association is to engage in any lawful activity.

Voting Rights and Conversion

All ordinary shares have identical voting and other rights in all respects.

Transfer of Shares

Our fully paid ordinary shares are issued in registered form and may be freely transferred under our amended and restated articles of association, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our amended and restated articles of association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Election of Directors

Our ordinary shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power present and voting at a shareholders meeting have the power to elect all of our directors, subject to the special approval requirements for external directors.

Under our amended and restated articles of association, our board of directors must consist of not less than three, not including two external directors, but no more than nine directors (including the external directors). Pursuant to our amended and restated articles of association, other than the external directors, for whom special election requirements apply under the Israeli Companies Law 5759-1999 (the “Companies Law”), the vote required to appoint a director is a simple majority vote of holders of our voting shares, participating and voting at the relevant meeting. Each director will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal by a vote of the majority voting power of our shareholders at a general meeting of our shareholders or until his or her office expires by operation of law, in accordance with the Companies Law. In addition, our amended and restated articles of association allow our board of directors to appoint directors to fill vacancies on the board of directors to serve for a term of office equal to the remaining period of the term of office of the directors(s) whose office(s) have been vacated. External directors are elected for an initial term of three years, may be elected for additional terms of three years each under certain circumstances, and may be removed from office pursuant to the terms of the Companies Law.

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Dividend and Liquidation Rights

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our amended and restated articles of association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to our then last reviewed or audited financial statements, provided that the date of the financial statements is not more than six months prior to the date of the distribution, or we may otherwise only distribute dividends that do not meet such criteria only with court approval. In each case, we are only permitted to distribute a dividend if our board of directors and the court, if applicable, determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on our ordinary shares, proceeds from the sale of the shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of countries that are, or have been, in a state of war with Israel.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in our amended and restated articles of association as extraordinary general meetings. Our board of directors may call extraordinary general meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that our board of directors is required to convene an extraordinary general meeting upon the written request of (i) any two of our directors or one-quarter of the members of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding issued shares and 1% of our outstanding voting power or (b) 5% or more of our outstanding voting power. One or more shareholders, holding 1% or more of the outstanding voting power, may ask the board to add an item to the agenda of a prospective meeting, if the proposal merits discussion at the general meeting.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and 40 days prior to the date of the meeting. Furthermore, the Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our articles of association;

●	appointment or termination of our auditors;

●	appointment of external directors;

●	approval of certain related party transactions;

●	increases or reductions of our authorized share capital;

●	a merger; and

●	the exercise of our board of directors’ powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

The Companies Law and our amended and restated articles of association require that a notice of any annual general meeting or extraordinary general meeting be provided to shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

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Under the Companies Law and our amended and restated articles of association, shareholders are not permitted to take action via written consent in lieu of a meeting.

Voting Rights

Quorum Requirements

Pursuant to our amended and restated articles of association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. The quorum required for our general meetings of shareholders consists of one holder of at least 33 1/3% of the total outstanding voting rights present in person, by proxy or written ballot. A meeting adjourned for lack of a quorum is generally adjourned to the same day in the following week at the same time and place or to a later time or date if so specified in the notice of the meeting. At the reconvened meeting, one holder of at least 33 1/3% of the total outstanding voting rights present in person, by proxy or written ballot, shall constitute a lawful quorum.

Vote Requirements

Our amended and restated articles of association provide that all resolutions of our shareholders require a simple majority vote of the voting power present and voting at the applicable shareholders meeting, in person or by proxy, unless otherwise required by the Companies Law or by our amended and restated articles of association. Under the Companies Law, each of (i) the approval of an extraordinary transaction with a controlling shareholder and (ii) the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative (even if not extraordinary) requires, the approval of our audit committee, our board of directors and a special majority, in that order. Under our amended and restated articles of association, the alteration of the rights, privileges, preferences or obligations of any class of our shares requires a simple majority vote of the class so affected (or such other percentage of the relevant class that may be set forth in the governing documents relevant to such class), in addition to the ordinary majority vote of all classes of shares voting together as a single class at a shareholder meeting. An exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Companies Law, which requires the approval of holders of 75% of the voting rights represented at the meeting, in person, by proxy or by voting deed and voting on the resolution.

Access to Corporate Records

Under the Companies Law, shareholders are provided access to: minutes of our general meetings; our shareholders register and principal shareholders register, articles of association and financial statements; and any document that we are required by law to file publicly with IROC or the Israel Securities Authority. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Modification of Class Rights

Under the Companies Law and our amended and restated articles of association, the rights attached to any class of share, such as voting, liquidation and dividend rights, may be amended by adoption of a resolution by the holders of a majority of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, as set forth in our amended and restated articles of association.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s issued and outstanding share capital is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the relevant class for the purchase of all of the issued and outstanding shares of that class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares.

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Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If (a) the shareholders who did not respond or accept the tender offer hold at least 5% of the issued and outstanding share capital of the company or of the applicable class or the shareholders who accept the offer constitute less than a majority of the offerees that do not have a personal interest in the acceptance of the tender offer, or (b) the shareholders who did not accept the tender offer hold 2% or more of the issued and outstanding share capital of the company (or of the applicable class), the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

Special Tender Offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of at least 25% of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if, as a result of the acquisition, the purchaser would become a holder of more than 45% of the voting rights in the company, provided that there is no other shareholder of the company who holds more than 45% of the voting rights in the company, subject to certain exceptions.

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of at least 25% of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if, as a result of the acquisition, the purchaser would become a holder of more than 45% of the voting rights in the company, provided that there is no other shareholder of the company who holds more than 45% of the voting rights in the company, subject to certain exceptions.

A special tender offer must be extended to all shareholders of a company but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) outstanding shares representing at least 5% of the voting power of the company will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, controlling shareholders, holders of 25% or more of the voting rights in the company or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Companies Law are met, by a majority vote of each party’s shareholders, and, in the case of the target company, a majority vote of each class of its shares, voted on the proposed merger at a shareholders meeting.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of shares represented at the shareholders meeting that are held by parties other than the other party to the merger, or by any person (or group of persons acting in concert) who holds (or hold, as the case may be) 25% or more of the voting rights or the right to appoint 25% or more of the directors of the other party, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same Special Majority approval that governs all extraordinary transactions with controlling shareholders. A “Special Majority” approval constitutes shareholder approval by a majority vote of the shares present and voting at a meeting of shareholders called for such purpose, provided that either: (a) such majority includes at least a majority of the shares held by all shareholders who are not controlling shareholders and do not have a personal interest in such compensation arrangement; or (b) the total number of shares of non-controlling shareholders and shareholders who do not have a personal interest in the compensation arrangement and who vote against the arrangement does not exceed 2% of the company’s aggregate voting rights.

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If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders of the target company.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with IROC and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Anti-Takeover Measures under Israeli Law

The Companies Law allow us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. No preferred shares are currently authorized under our amended and restated articles of association. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our amended and restated articles of association, which requires the prior approval of the holders of a majority of the voting power attaching to our issued and outstanding shares at a general meeting. The convening of the meeting, the shareholders entitled to participate and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Companies Law as described above in “—Voting Rights.”

Borrowing Powers

Pursuant to the Companies Law and our amended and restated articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our amended and restated articles of association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

PLAN OF DISTRIBUTION

We are offering up to         Shares, based on an assumed public offering price of $        per Share, which represents the closing price of our ordinary shares on Nasdaq on          , 2024, for gross proceeds of up to $        million before deduction of placement agent commissions and offering expenses, in a best-efforts offering. There is no minimum amount of proceeds that is a condition to closing of this offering. The actual amount of gross proceeds, if any, in this offering could vary substantially from the gross proceeds from the sale of the maximum amount of securities being offered in this prospectus.

Pursuant to a placement agency agreement, dated as of      , 2024, we have engaged Maxim Group LLC to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus. The placement agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered. Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to the rights and remedies available to all investors in this offering under federal and state securities laws, the investors which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The placement agent may engage one or more subagents or selected dealers in connection with this offering.

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The placement agency agreement provides that the placement agent’s obligations are subject to conditions contained in the placement agency agreement.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement and the Shares will be offered at a fixed price and are expected to be issued in a single closing. We expect to deliver the securities being offered pursuant to this prospectus on or about        , 2024.

Placement Agent Fees, Commissions and Expenses

Upon the closing of this offering, we will pay the placement agent a cash transaction fee equal to seven percent (7.0%) of the aggregate gross cash proceeds to us from the sale of the Securities in the offering except that, with respect to proceeds raised in this offering received from investors who own greater than four and nine-tenths percent (4.9%) of the Company’s outstanding ordinary shares as of the date of the securities purchase agreement, the placement agent fee will be three and one half percent (3.5%) of such proceeds. In addition, we will pay the placement agent a warrant solicitation fee equal to seven percent (7.0%) of the proceeds of any exercise of Warrants issued to investors in this offering who are not affiliates of the Company and a warrant solicitation fee equal to three and one half percent (3.5%) of the proceeds of any exercise of Warrants issued to the Company’s affiliates. We will also reimburse the placement agent for its out-of-pocket expenses incurred in connection with this offering, including the fees and expenses of the counsel for the placement agent, up to $100,000.

The following table shows the public offering price, placement agent fees and proceeds, before expenses, to us.

	Per Share	Total
Public offering price	$	$
Placement agent fees(1)	$	$
Proceeds, before expenses, to us	$	$

(1) Assumes all sales in the offering are to non-insiders.

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the placement agent commission, will be approximately $          , all of which are payable by us. This figure includes, among other things, the placement agent’s fees and expenses (including the legal fees, costs and expenses for the placement agent’s legal counsel) up to $100,000.

Placement Agent Warrants

We have agreed to issue to the placement agent, or its designees, warrants (the “Placement Agent Warrants”) to purchase up to         ordinary shares (which represents 2.5% of the aggregate number of ordinary shares and/or Pre-Funded Warrants issued in this offering) with an exercise price of $      per share (representing 110% of the public offering price per ordinary share in this offering). The Company may, at its sole discretion, issue Placement Agent Warrants of up to 5% of the aggregate number of ordinary shares and/or Pre-Funded Warrants issued in this offering. The Placement Agent Warrants will be non-exercisable for six (6) months after the effective date of this registration statement and will expire five (5) years after such date. Pursuant to FINRA Rule 5110(e), the Placement Agent Warrants and any shares issued upon exercise of the Placement Agent Warrants shall not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days from the date of commencement of sales in this offering, except for the transfer of any security as permitted by FINRA Rule 5110(e)(2). The Placement Agent Warrants will provide for cashless exercise and will provide for anti-dilution protection as permitted by FINRA Rule 5110(g).

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Company Standstill and Lock-up Agreements

We and each of our officers and directors, as of the date of effectiveness of this registration statement, have agreed with the placement agent to be subject to a lock-up period of ninety days following the date of closing of the offering pursuant to this prospectus. This means that, during the applicable lock-up period, we and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our ordinary shares or any securities convertible into, or exercisable or exchangeable for, ordinary shares, subject to customary exceptions. The placement agent may waive the terms of these lock-up agreements in its sole discretion and without notice.

In addition, we have agreed that, subject to certain exceptions, we will not enter into a variable rate transaction (as defined in the securities purchase agreement) for a period of ninety (90) days following the closing of this offering.

Other Compensation

We have also agreed to pay the placement agent a tail fee equal to seven percent (7.0%) of the gross proceeds and a warrant fee of seven percent (7.0%) of the securities sold in any equity, equity-linked or debt or other capital raising activity, if any investor, who was introduced by telephone call, in person meeting or video call by the placement agent during the term of its engagement, provides us with capital in such a financing during the six-month period following expiration or termination of our engagement with the placement agent.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make for these liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price

The actual offering price of the Securities were negotiated between us, the placement agent and the investors in the offering based on the trading of our shares of ordinary shares prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent. In connection with the offering, the placement agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

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Other than the prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

Certain Relationships

The placement agent and its affiliates have provided and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Transfer Agent and Registrar

Our transfer agent is Equiniti Trust Company.

Listing

Our ordinary shares are traded on Nasdaq under the symbol “NTBL.”

Selling Restrictions

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters conflicts of interest in connection with this offering.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

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●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Israel. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

United Kingdom. Each underwriter has represented and agreed that:

●	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

●	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

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Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

Notice to Prospective Investors in Hong Kong. The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

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CERTAIN MATERIAL U.S. FEDERAL TAX CONSEQUENCES

The following is a general discussion of certain material U.S. federal income tax considerations relating to the acquisition, ownership, and disposition of Shares, the acquisition, ownership, and disposition of Ordinary Warrants, the acquisition, ownership, and disposition of Shares received upon exercise of the Ordinary Warrants, the acquisition, ownership and disposition of Pre-Funded Warrants, the acquisition, ownership, and disposition of Shares received upon exercise of the Pre-Funded Warrants or Ordinary Warrants, (the “warrant shares”), all as acquired pursuant to this prospectus. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), existing and proposed U.S. Treasury Regulations promulgated or proposed thereunder and current administrative and judicial interpretations thereof, all as in effect as of the date of this prospectus and all of which are subject to change or to differing interpretation, possibly with retroactive effect. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”), regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position.

This discussion is limited to U.S. holders and non-U.S. holders who hold Shares, Ordinary Warrants, Pre-Funded Warrants, or warrant shares, as applicable, as a capital asset within the meaning of Section 1221 of the Internal Revenue Code (generally, as property held for investment). This discussion does not address all aspects of U.S. federal income taxation, such as the U.S. alternative minimum income tax and the additional tax on net investment income, nor does it address any aspect of state, local or non-U.S. taxes, or U.S. federal taxes other than income taxes, such as federal estate and gift taxes. Except as provided below, this summary does not address tax reporting requirements. This discussion does not consider any specific facts or circumstances that may apply to a holder and does not address the special tax considerations that may be applicable to particular holders, such as:

●	insurance companies;

●	tax-exempt organizations and governmental organizations;

●	banks or other financial institutions;

●	brokers or dealers in securities or foreign currency;

●	traders in securities who elect to apply a mark-to-market method of accounting;

●	real estate investment trusts, regulated investment companies or mutual funds;

●	pension plans;

●	controlled foreign corporations;

●	passive foreign investment companies;

●	corporations organized outside the United States, any state thereof, or the District of Columbia that are nonetheless treated as U.S. persons for U.S. federal income tax purposes;

●	persons that own (directly, indirectly or constructively) more than 5% of the total voting power or total value of our ordinary shares;

●	corporations that accumulate earnings to avoid U.S. federal income tax;

●	persons subject to the alternative minimum tax;

●	U.S. expatriates and certain former citizens or long-term residents of the United States;

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●	persons that have a “functional currency” other than the U.S. dollar;

●	persons that acquire ordinary shares, Ordinary Warrants, Pre-Funded Warrants, or warrant shares as compensation for services;

●	owners that hold our stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

●	holders subject to special accounting rules;

●	S corporations (and shareholders thereof);

●	partnerships or other entities treated as partnerships for U.S. federal income tax purposes (and partners or other owners thereof); and

●	U.S. holders that are subject to taxing jurisdictions other than, or in addition to, the United States with respect to their, Shares, Ordinary Warrants, Pre-Funded Warrants, or warrant shares, or that hold such securities in connection with a trade or business, permanent establishment or fixed base outside the United States.

If an entity or arrangement taxable as a partnership (or other “pass-through entity) for U.S. federal income tax purposes holds our Shares, Ordinary Warrants, Pre-Funded Warrants, or warrant shares, the U.S. federal income tax treatment of such entity (or arrangement) and the partners (or other owners) of such entity generally will depend on the status of the partners, the activities of the entity and certain determinations made at the partner level. This summary does not address the tax consequences to any such owner. Partners (or other owners) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences arising from and relating to the acquisition, ownership, and disposition of our Shares, Ordinary Warrants, Pre-Funded Warrants, or warrant shares.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our Shares, Ordinary Warrants, Pre-Funded Warrants, or warrant shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

A “non-U.S. holder” is a beneficial owner of our Shares, Ordinary Warrants, Pre-Funded Warrants, or warrant shares that is neither a U.S. holder nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

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THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT, AND IS NOT INTENDED TO BE, LEGAL OR TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS OF ACQUIRING, HOLDING AND DISPOSING OF OUR SHARES, ORDINARY WARRANTS, PRE-FUNDED WARRANTS OR WARRANT SHARES.

Tax Residency of Notable Labs, Ltd.

Although the Company is incorporated under the laws of Israel, as a result of the Merger (described above), it is treated as a U.S. corporation (and therefore a U.S. tax resident) for U.S. federal income tax purposes pursuant to Section 7874 of the Code, and the remainder of this discussion is based on such treatment.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, we believe that a Pre-Funded Warrant should be treated as a separate class of ordinary shares for U.S. federal income tax purposes and a U.S. holder or non-U.S. holder of Pre-Funded Warrants should generally be taxed in the same manner as a holder of Shares except as described below. Accordingly, no gain or loss should be recognized upon the exercise of a Pre-Funded Warrant and, upon exercise, the holding period of a Pre-Funded Warrant should carry over to the warrant shares received. Similarly, the tax basis of the Pre-Funded Warrant should carry over to warrant shares received upon exercise, increased by the exercise price of $0.0001 per share. However, such characterization is not binding on the IRS, and the IRS may treat the Pre-Funded Warrants as warrants to acquire ordinary shares. If so, the amount and character of a U.S. holder’s or non-U.S. holder’s gain with respect to an investment in Pre-Funded Warrants could change. Accordingly, each U.S. holder and non-U.S. holder should consult its own tax advisors regarding the risks associated with the acquisition of a Pre-Funded Warrant pursuant to this prospectus (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

In certain limited circumstances, a U.S. holder may be permitted to undertake a cashless exercise of Pre-Funded Warrants into warrant shares. The U.S. federal income tax treatment of a cashless exercise of Pre-Funded Warrants into warrant shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Pre-Funded Warrant described in the preceding paragraph. U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Pre-Funded Warrants.

Investment Unit

The issuance of Shares together with Ordinary Warrants and the issuance of Pre-Funded Warrants together with Ordinary Warrants, each should be treated for U.S. federal income tax purposes as an investment unit consisting of either one Share and one Ordinary Warrant or one Pre-Funded Warrant and one Ordinary Warrant, as applicable. For U.S. federal income tax purposes, the purchase price paid for each unit will be allocated between the components of the investment units based on their respective relative fair market values. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the Shares, Ordinary Warrant or Pre-Funded Warrant, as applicable, included in each unit. The allocation will be based upon our determination of the relative values of the Ordinary Warrants and of our Shares, which we will complete following the closing of the offering. While uncertain, the IRS, by analogy to the rules relating to the allocation of the purchase price to components of a unit consisting of debt and equity, may take the position that this allocation is binding on you unless you explicitly disclose in a statement attached to your timely filed U.S. federal income tax return for the tax year that includes your acquisition date of the unit that your allocation of the purchase price is different than our allocation. This allocation is not binding, however, on the IRS or the courts. Prospective investors are urged to consult their tax advisors regarding the U.S. federal income tax consequences of an investment in a unit, and the allocation of the purchase price paid for a unit.

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U.S. Holders

U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Shares, Ordinary Warrants, Pre-Funded Warrants and Warrant Shares

Distributions on Shares, Ordinary Warrants, Pre-Funded Warrants and Warrant Shares

A U.S. holder that receives a distribution, including a constructive distribution, with respect to a Share, Ordinary Warrant, Pre-Funded Warrant or warrant share (including a distribution we are deemed to make as described below under “Certain Adjustments or Cash Distributions Made with Respect to Ordinary Warrants”) will be required to include the amount of such distribution in gross income as a dividend to the extent of our current and accumulated “earnings and profits”, as computed under U.S. federal income tax principles. To the extent that a distribution exceeds our current and accumulated “earnings and profits”, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. holder’s tax basis in the Shares, Ordinary Warrants, Pre-Funded Warrants or warrant shares and thereafter as gain from the sale or exchange of such Shares, Ordinary Warrants, Pre-Funded Warrants or warrant shares (see “Sale or Other Taxable Disposition of Shares, Ordinary Warrants, Pre-Funded Warrants and/or Warrant Shares” below). Dividends received on Shares, Ordinary Warrants, Pre-Funded Warrants or warrant shares may be eligible for a dividends received deduction, subject to certain restrictions relating to, among others, the corporate U.S. holder’s taxable income, holding period and debt financing. Dividends paid by us to non-corporate U.S. holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied. The dividend rules are complex, and each U.S. holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Shares, Ordinary Warrants. Pre-Funded Warrants and/or Warrant Shares

Upon the sale or other taxable disposition of Shares, Ordinary Warrants, Pre-Funded Warrants or warrant shares, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. holder’s tax basis in such Shares, Ordinary Warrants, Pre-Funded Warrants or warrant shares sold or otherwise disposed of. Gain or loss recognized on such sale or other taxable disposition generally will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, the Shares, Ordinary Warrants, Pre-Funded Warrants or warrant shares have been held for more than one year. Preferential tax rates may apply to long-term capital gain of a U.S. holder that is an individual, estate, or trust. There are no preferential tax rates for long-term capital gain of a U.S. holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Internal Revenue Code.

Exercise or Lapse of Ordinary Warrants

Except as discussed below with respect to a cashless exercise of an Ordinary Warrant, upon the exercise of an Ordinary Warrant for warrant shares, a U.S. holder generally will not recognize gain or loss and will have a tax basis in the warrant shares received upon exercise equal to the U.S. holder’s tax basis in the Ordinary Warrant, plus the exercise price of the Ordinary Warrant. The holding period for the warrant shares purchased pursuant to the exercise of an Ordinary Warrant will begin on the date following the date of exercise and will not include the period during which the U.S. holder held the Ordinary Warrant. If an Ordinary Warrant is allowed to lapse unexercised, a U.S. holder will recognize a capital loss in an amount equal to its tax basis in the Ordinary Warrant. Such loss will be long-term capital loss if the Ordinary Warrant has been held for more than one year as of the date the warrant lapsed. The deductibility of capital losses is subject to certain limitations.

The tax treatment of a cashless exercise of an Ordinary Warrant (i.e., where a portion of the holder’s Ordinary Warrants are surrendered as the exercise price for other warrants to be exercised) is uncertain. Although the matter is not free from doubt, a cashless exercise should be treated as a tax-free transaction in which a holder’s tax basis in the warrant shares received should equal the sum of the U.S. holder’s tax basis in the surrendered Ordinary Warrants and the exercised Ordinary Warrants. It is also possible, however, that a cashless exercise could be treated as a taxable transaction, and a U.S. holder could recognize taxable gain or loss in an amount equal to the difference between the exercise price deemed paid and such U.S. holder’s tax basis in the surrendered Ordinary Warrants. In this case, a U.S. holder’s tax basis in the ordinary shares received should equal the sum of the exercise price deemed paid and the U.S. holder’s tax basis in the Ordinary Warrants exercised. Any gain recognized would generally be subject to the tax treatment described above under “Sale or Other Taxable Disposition of Shares, Ordinary Warrants, Pre-Funded Warrants and/or Warrant Shares.”

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The holding period for warrant shares acquired in a cashless exercise of an Ordinary Warrant will depend on the U.S. federal income tax treatment of a cashless exercise. The holding period warrant shares acquired in a cashless exercise would include the holding period of the surrendered Ordinary Warrants and exercised Ordinary Warrants if the cashless exercise is treated as a tax-free transaction. The holding period for warrant shares acquired in a cashless exercise would begin on the day following the date of exercise if the cashless exercise is treated as a taxable exchange or treated similarly to a cash exercise for an Ordinary Warrant (even if otherwise a tax-free transaction). Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, holders are urged to consult their tax advisors as to the tax consequences of a cashless exercise.

Certain Adjustments or Cash Distributions Made with Respect to Ordinary Warrants

Distributions may be made with respect to the Ordinary Warrants on an “as exercised” basis if dividends are paid on our ordinary shares. Additionally, under Section 305 of the Code, an adjustment to the number of warrant shares that will be issued on the exercise of the Ordinary Warrants, or an adjustment to the exercise price of the Ordinary Warrants, may be treated as a constructive distribution to a U.S. holder of the Ordinary Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Adjustments to the exercise price of an Ordinary Warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Ordinary Warrants should generally not result in a constructive distribution. Although not free from doubt, any constructive or actual distributions would generally be subject to the tax treatment described above under “Distributions on Shares, Ordinary Warrants, Pre-Funded Warrants and Warrant Shares.”

Non-U.S. Holders

U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Shares, Ordinary Warrants, Pre-Funded Warrants and Warrant Shares

Investment Unit

The issuance of Shares together with Ordinary Warrants and the issuance of Pre-Funded Warrants together with Ordinary Warrants, each should be treated for U.S. federal income tax purposes as an investment unit consisting of either one Share and one Ordinary Warrant or one Pre-Funded Warrant and one Ordinary Warrant, as applicable. For U.S. federal income tax purposes, the purchase price paid for each unit will be allocated between the components of the investment units based on their respective relative fair market values. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the Shares, Ordinary Warrant or Pre-Funded Warrant, as applicable, included in each unit. The allocation will be based upon our determination of the relative values of the Ordinary Warrants and of our Shares, which we will complete following the closing of the offering. While uncertain, the IRS, by analogy to the rules relating to the allocation of the purchase price to components of a unit consisting of debt and equity, may take the position that this allocation is binding on you unless you explicitly disclose in a statement attached to your timely filed U.S. federal income tax return for the tax year that includes your acquisition date of the unit that your allocation of the purchase price is different than our allocation. This allocation is not binding, however, on the IRS or the courts. Prospective investors are urged to consult their tax advisors regarding the U.S. federal income tax consequences of an investment in a unit, and the allocation of the purchase price paid for a unit.

Distributions on Shares, Ordinary Warrants, Pre-Funded Warrants and Warrant Shares

If we pay distributions of cash or property with respect to our Shares, Ordinary Warrants, Pre-Funded Warrants or warrant shares (including a distribution we are deemed to make as described below under “Certain Adjustments or Cash Distributions Made with Respect to Ordinary Warrants”), those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in its Shares, Ordinary Warrants, Pre-Funded Warrants or warrants shares, as applicable. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “— Gain on Sale, Exchange or Other Taxable Disposition of Shares, Ordinary Warrants, Pre-Funded Warrants, Warrants and Warrant Shares.” Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. In the case of any constructive distribution, it is possible that this tax would be withheld from any amount owed to the non-U.S. holder, including, but not limited to, distributions of cash, ordinary shares or sales proceeds subsequently paid or credited to that holder. If we are unable to determine, at the time of payment of a distribution, whether the distribution will constitute a dividend, we may nonetheless choose to withhold any U.S. federal income tax on the distribution as permitted by U.S. Treasury Regulations. If we are a USRPHC (as defined below) and we do not qualify for the Regularly Traded Exception (as defined below), distributions which constitute a return of capital will be subject to withholding tax unless an application for a withholding certificate is filed to reduce or eliminate such withholding.

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Distributions that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States are generally not subject to the 30% (or lower rate as may be specified by an applicable tax treaty) withholding tax if the non-U.S. holder provides a properly executed IRS Form W-8ECI stating that the distributions are not subject to withholding because they are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and the distribution is effectively connected with the conduct of that trade or business, the distribution will generally have the consequences described above for a U.S. holder (subject to any modification provided under an applicable income tax treaty). Any U.S. effectively connected income received by a non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

A non-U.S. holder who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, and satisfy applicable certification and other requirements. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty generally may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Gain on Sale, Exchange or Other Taxable Disposition of Shares, Ordinary Warrants, Pre-Funded Warrants, and Warrant Shares

Subject to the discussions below in “— Information Reporting and Backup Withholding” and “— Foreign Account Tax Compliance Act,” a non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange or other taxable disposition of our Shares, Ordinary Warrants, Pre-Funded Warrants, or warrant shares unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder will be taxed on a net income basis at the regular graduated rates and in the manner applicable to a U.S. holder, and, if the non-U.S. holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

●	the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the amount by which such non-U.S. holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the disposition; or

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●	we are or have been a “U.S. real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the non-U.S. holder’s holding period or the 5-year period ending on the date of disposition of Shares, Ordinary Warrants, Pre-Funded Warrants, or warrant shares; provided, with respect to the Shares and warrant shares, that as long as our ordinary shares are regularly traded on an established securities market as determined under the U.S. Treasury Regulations (the “Regularly Traded Exception”), a non-U.S. holder would not be subject to taxation on the gain on the sale of Shares or warrant shares under this rule unless the non-U.S. holder has owned: (i) more than 5% of our ordinary shares at any time during such 5-year or shorter period; (ii) Pre-Funded Warrants with a fair market value on the date acquired by such holder greater than the fair market value on that date of 5% of our ordinary shares; or (iii) aggregate equity securities of ours with a fair market value on the date acquired in excess of 5% of the fair market value of our ordinary shares on such date (in any case, a “5% Shareholder”). Special rules apply to the Pre-Funded Warrants. Non-U.S. holders holding Pre-Funded Warrants should consult their own tax advisors regarding such rules. In determining whether a non-U.S. holder is a 5% shareholder, certain attribution rules apply in determining ownership for this purpose. We believe that we are not currently, and do not anticipate becoming in the future, a USRPHC for U.S. federal income tax purposes. However, we can provide no assurances that we are not currently, or will not become, a USRPHC, or if we are or become a USRPHC, that the Shares, Pre-Funded Warrants, Ordinary Warrants or warrant shares will meet the Regularly Traded Exception at the time a non-U.S. holder purchases such securities or sells, exchanges or otherwise disposes of such securities. Non-U.S. holders should consult with their own tax advisors regarding the consequences to them of investing in a USRPHC. If we are a USRPHC, a non-U.S. holder will be taxed as if any gain or loss were effectively connected with the conduct of a trade or business as described above in “Distributions on Shares, Ordinary Warrants, Pre-Funded Warrants and Warrant Shares” in the event that (i) such holder is a 5% shareholder, or (ii) the Regularly Traded Exception is not satisfied during the relevant period.

Exercise or Lapse of Ordinary Warrants

Except as discussed below with respect to a cashless exercise of an Ordinary Warrant, upon the exercise of an Ordinary Warrant for warrant shares, a non-U.S. holder generally will not recognize gain or loss and will have a tax basis in the warrant shares received upon exercise equal to the non-U.S. holder’s tax basis in the Ordinary Warrant, plus the exercise price of the Ordinary Warrant. The holding period for the warrant shares purchased pursuant to the exercise of an Ordinary Warrant will begin on the date following the date of exercise and will not include the period during which the non-U.S. holder held the Ordinary Warrant. If an Ordinary Warrant is allowed to lapse unexercised, a non-U.S. holder will recognize a capital loss in an amount equal to its tax basis in the Ordinary Warrant. Such loss will be long-term capital loss if the Ordinary Warrant has been held for more than one year as of the date the warrant lapsed. The deductibility of capital losses is subject to certain limitations.

The tax treatment of a cashless exercise of an Ordinary Warrant (i.e., where a portion of the holder’s Ordinary Warrants are surrendered as the exercise price for other warrants to be exercised) is uncertain. Although the matter is not free from doubt, a cashless exercise should be treated as a tax-free transaction in which a holder’s tax basis in the warrant shares received should equal the sum of the non-U.S. holder’s tax basis in the surrendered Ordinary Warrants and the exercised Ordinary Warrants. It is also possible, however, that a cashless exercise could be treated as a taxable transaction, and a non-U.S. holder could recognize taxable gain or loss in an amount equal to the difference between the exercise price deemed paid and such non-U.S. holder’s tax basis in the surrendered Ordinary Warrants. In this case, a non-U.S. holder’s tax basis in the warrant shares received should equal the sum of the exercise price deemed paid and the non-U.S. holder’s tax basis in the Ordinary Warrants exercised. Any gain recognized would generally be subject to the tax treatment described above under “Sale or Other Taxable Disposition of Shares, Ordinary Warrants, Pre-Funded Warrants and/or Warrant Shares.”

The holding period for warrant shares acquired in a cashless exercise of an Ordinary Warrant will depend on the U.S. federal income tax treatment of a cashless exercise. The holding period for warrant shares acquired in a cashless exercise would include the holding period of the surrendered Ordinary Warrants and exercised Ordinary Warrants if the cashless exercise is treated as a tax-free transaction. The holding period for warrant shares acquired in a cashless exercise would begin on the day following the date of exercise if the cashless exercise is treated as a taxable exchange or treated similarly to a cash exercise for an Ordinary Warrant (even if otherwise a tax-free transaction). Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, holders are urged to consult their tax advisors as to the tax consequences of a cashless exercise.

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Certain Adjustments or Cash Distributions Made with Respect to Ordinary Warrants

Distributions may be made with respect to the Ordinary Warrants on an “as exercised” basis if dividends are paid on our ordinary shares. Additionally, under Section 305 of the Code, an adjustment to the number of warrant shares that will be issued on the exercise of the Ordinary Warrants, or an adjustment to the exercise price of the Ordinary Warrants, may be treated as a constructive distribution to a non-U.S. holder of the Ordinary Warrants if, and to the extent that, such adjustment has the effect of increasing such non-U.S. holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Adjustments to the exercise price of an Ordinary Warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Ordinary Warrants should generally not result in a constructive distribution. Although not free from doubt, any constructive or actual distributions would generally be subject to the tax treatment described above under “Distributions on Shares, Ordinary Warrants, Pre-Funded Warrants and Warrant Shares.”

Information Reporting and Backup Withholding

Distributions on, and the payment of the proceeds of a disposition of, our Shares, Pre-Funded Warrants, Ordinary Warrants and warrant shares generally will be subject to information reporting if made within the United States or through certain U.S.-related financial intermediaries. Information returns are required to be filed with the IRS and copies of information returns may be made available to the tax authorities of the country in which a holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding may also apply if the holder fails to provide certification of exempt status or a correct U.S. taxpayer identification number and otherwise comply with the applicable backup withholding requirements. Generally, a holder will not be subject to backup withholding if it provides a properly completed and executed IRS Form W-9 or appropriate IRS Form W-8, as applicable. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, if any, provided certain information is timely filed with the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Internal Revenue Code (commonly referred to as “FATCA”) impose a separate reporting regime and potentially a 30% withholding tax on certain payments, including payments of dividends on our Shares, Pre-Funded Warrants, Ordinary Warrants and warrant shares. Withholding under FATCA generally applies to payments made to or through a foreign entity if such entity fails to satisfy certain disclosure and reporting rules. These rules generally require (i) in the case of a foreign financial institution, that the financial institution agree to identify and provide information in respect of financial accounts held (directly or indirectly) by U.S. persons and U.S.-owned entities, and, in certain instances, to withhold on payments to account holders that fail to provide the required information, and (ii) in the case of a non-financial foreign entity, that the entity either identify and provide information in respect of its substantial U.S. owners or certify that it has no such U.S. owners.

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FATCA withholding also potentially applies to payments of gross proceeds from the sale or other disposition of our Shares, Pre-Funded Warrants, Ordinary Warrants and warrant shares. Proposed U.S. Treasury Regulations, however, would eliminate FATCA withholding on such payments, and the U.S. Treasury Department has indicated that taxpayers may rely on this aspect of the proposed U.S. Treasury Regulations until final U.S. Treasury Regulations are issued.

Non-U.S. holders typically will be required to furnish certifications (generally on the applicable IRS Form W-8) or other documentation to provide the information required by FATCA or to establish compliance with or an exemption from withholding under FATCA. FATCA withholding may apply where payments are made through a non-U.S. intermediary that is not FATCA compliant, even where the non-U.S. holder satisfies the holder’s own FATCA obligations.

The United States and a number of other jurisdictions have entered into intergovernmental agreements to facilitate the implementation of FATCA. Any applicable intergovernmental agreement may alter one or more of the FATCA information reporting and withholding requirements. You are encouraged to consult with your own tax advisor regarding the possible implications of FATCA on your investment in our Shares, Pre-Funded Warrants, Ordinary Warrants or warrant shares, including the applicability of any intergovernmental agreements.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO PROSPECTIVE INVESTORS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF SHARES, ORDINARY WARRANTS, PRE-FUNDED WARRANTS, OR WARRANT SHARES. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

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CERTAIN MATERIAL ISRAELI TAX CONSEQUENCES

The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our ordinary shares. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

Israeli Tax Considerations for Our Shareholders

Capital gains taxes applicable to non Israeli resident shareholders

A non Israeli resident (whether an individual or a corporation) who derives capital gains from the sale of shares in an Israeli resident company that were purchased after the company was listed for trading on the Tel Aviv Stock Exchange or on a recognized stock exchange outside of Israel, will generally be exempt from Israeli capital gain tax so long as the shares were not held through a permanent establishment that the non resident maintains in Israel (and with respect to shares listed on a recognized stock exchange outside of Israel, so long as the particular capital gain is otherwise subject to the Israeli Income Tax Law (Inflationary Adjustments) 5745 1985). These provisions dealing with capital gain are not applicable to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income. However, non Israeli corporations will not be entitled to the foregoing exemption if Israeli residents (i) have a controlling interest of more than 25% in such non Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non Israeli corporation, whether directly or indirectly.

If not exempt, a non-Israeli resident shareholder would generally be subject to tax on capital gain at the ordinary corporate tax rate (23% in 2024), if generated by a company, or at the rate of 25%, if generated by an individual, or 30%, if generated by an individual who is a “substantial shareholder” (as defined under the Tax Ordinance), at the time of sale or at any time during the preceding 12-month period (or if the shareholder claims a deduction for interest and linkage differences expenses in connection with the purchase and holding of such shares). A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include, among others, the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, regardless of the source of such right. Individual and corporate shareholders dealing in securities in Israel are taxed at the tax rates applicable to business income (a corporate tax rate for a corporation (23% in 2024) and a marginal tax rate of up to 47% for an individual in 2024 (excluding excess tax as discussed below)) unless contrary provisions in a relevant tax treaty apply.

Additionally, a sale of shares by a non Israeli resident may also be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty. For example, under the Convention Between the Government of the United States of America and the Government of the State of Israel with respect to Taxes on Income, as amended (the “United States Israel Tax Treaty”), the sale, exchange or other disposition of shares by a shareholder who is a United States resident (for purposes of the United States Israel Tax Treaty) holding the shares as a capital asset and is entitled to claim the benefits afforded to such a resident by the United States Israel Tax Treaty (a “Treaty U.S. Resident”) is generally exempt from Israeli capital gains tax unless: (i) the capital gain arising from such sale, exchange or disposition is attributed to real estate located in Israel; (ii) the capital gain arising from such sale, exchange or disposition is attributed to royalties; (iii) the capital gain arising from the such sale, exchange or disposition can be attributable to a permanent establishment of the shareholder maintained in Israel, under certain terms; (iv) such Treaty U.S. Resident holds, directly or indirectly, shares representing 10% or more of the voting capital of a company during any part of the 12 month period preceding such sale, exchange or disposition, subject to certain conditions; or (v) such Treaty U.S. Resident is an individual and was present in Israel for a period or periods aggregating to 183 days or more during the relevant taxable year. In each case, the sale, exchange or disposition of our ordinary shares would be subject to such Israeli tax, to the extent applicable; However, under the United States Israel Tax Treaty, such Treaty U.S. Resident would be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such sale, exchange or disposition, subject to the limitations in U.S. laws applicable to foreign tax credits. The United States-Israel Tax Treaty does not provide such credit against any U.S. state or local taxes. In some instances where our shareholders may be liable for Israeli tax on the sale of their ordinary shares, the payment of the consideration may be subject to the withholding of Israeli tax at source. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale. Specifically, in transactions involving a sale of all of the shares of an Israeli resident company, in the form of a merger or otherwise, the Israel Tax Authority may require from shareholders who are not liable for Israeli tax to sign declarations in forms specified by this authority or obtain a specific exemption from the Israel Tax Authority to confirm their status as non Israeli resident, and, in the absence of such declarations or exemptions, may require the purchaser of the shares to withhold taxes at source.

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Taxation of non Israeli shareholders on receipt of dividends

Non Israeli residents (whether individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25% unless a relief is provided in a treaty between Israel and a shareholder’s country of residence (provided that a valid certificate from the Israeli Tax Authority allowing for a reduced withholding tax rate is obtained in advance). With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or on any time during the preceding 12 months, the applicable tax rate is 30%. Such dividends are generally subject to Israeli withholding tax at a rate of 25% so long as the shares are registered with a nominee company (whether or not the recipient is a substantial shareholder), unless relief is provided in a treaty between Israel and the shareholder’s country of residence and provided that a valid certificate from the Israel Tax Authority allowing for a reduced withholding tax rate is obtained in advance. However, a distribution of dividends to non Israeli residents is generally subject to withholding tax at source at a rate of 15% if the dividend is distributed from income attributed to an Approved Enterprise or Benefited Enterprise (and 20% with respect to Preferred Enterprise), or such a reduced tax rate as may be provided under an applicable tax treaty (provided that a valid certificate from the Israel Tax Authority allowing for a reduced withholding tax rate or such lower tax rate as may be provided in an applicable tax treaty is obtained in advance). For example, under the United States Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our ordinary shares who is a Treaty U.S. Resident is 25%. However, generally, the maximum rate of withholding tax on dividends, not generated by an Approved Enterprise or Benefited Enterprise, that are paid to a U.S. corporation holding 10% or more of the outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year, is 12.5%, provided that not more than 25% of the gross income for such preceding year consists of certain types of dividends and interest. Notwithstanding the foregoing, dividends distributed from income attributed to an Approved Enterprise or Benefited Enterprise are not entitled to such reduction under the tax treaty but are subject to a withholding tax rate of 15% for such a U.S. corporation, provided that the condition related to our gross income for the previous year (as set forth in the previous sentence) is met. The aforementioned rates under the United States-Israel Tax Treaty would not apply if the dividend income is derived through a permanent establishment of the U.S. resident in Israel. If the dividend is attributable partly to income derived from an Approved Enterprise, Benefited Enterprise or Preferred Enterprise, and partly to other sources of income, the withholding rate will be a blended rate reflecting the relative portions of the two types of income.

A non Israeli resident who receives dividends from which tax was withheld, is generally exempt from the obligation to file tax returns in Israel with respect to such income, provided that (i) such income was not derived from a business conducted in Israel by the taxpayer, (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed and (iii) the tax payer is not obligated to pay the excess tax (as further explained below).

Excess Tax

Individuals who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) are also subject to an additional tax at a rate of 3% on annual income exceeding a certain level, which amount is linked to the annual change in the Israeli consumer price index, including but not limited to, dividends, interest and capital gain. In 2024, the additional tax was at a rate of 3% on annual income exceeding NIS 721,560

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Meitar Law Offices, Ramat Gan, Israel. Thompson Hine LLP of New York, New York is acting as counsel for the placement agent in connection with certain legal matters related to this offering.

EXPERTS

The consolidated financial statements of Notable Labs, Ltd. as of and for the year ended December 31, 2022 (before the effects of the retrospective adjustments to the financial statements) (not separately presented herein) have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report included in the prospectus. The retrospective adjustments to the 2022 financial statements have been audited by WithumSmith+Brown, PC. The consolidated financial statements of Notable Labs, Ltd. as of and for the year ended December 31, 2023 have been audited by WithumSmith+Brown, PC, independent registered public accounting firm. Such financial statements are included in reliance upon the respective reports of Deloitte & Touche LLP and WithumSmith+Brown, PC given their authority as experts in accounting and auditing

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act for the ordinary shares being offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement or the exhibits filed thereto. For further information about us and the ordinary shares offered hereby, you should refer to the registration statement and the exhibits filed thereto, which are available on the website of the SEC referred to below. References in this prospectus to any of our contracts or other documents are not necessarily complete, and each such reference is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We are also subject to the reporting and information requirements of the Exchange Act and, as a result, file periodic and current reports, proxy statements and other information with the SEC. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website at www.notablelabs.com as soon as reasonably practicable after those reports and other information are filed with or furnished to the SEC. Additionally, the SEC maintains an Internet site that contains such periodic and current reports, proxy statements and other information filed electronically with the SEC at www.sec.gov.

The information contained on, or that can be accessed through, our website, is not part of, and is not incorporated into, this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

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NOTABLE LABS, LTD.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Notable Labs, Ltd.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Notable Labs, Ltd. (the “Company”) as of December 31, 2023 and the related consolidated statement of operations and comprehensive loss, changes in redeemable convertible preferred stock and stockholders’ equity (deficit), and cash flows for the year ended December 31, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the year ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Entity’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the entity has suffered recurring losses from operations, has experienced negative cash flows from operating activities since inception, and has an accumulated deficit, that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Revisions to 2022 Financial Statements

The consolidated financial statements of the Company as of and for the year ended December 31, 2022, before the effects of the adjustments to retrospectively apply the change in accounting related to the reverse stock split described in Notes 1 and 2 to the consolidated financial statements, were audited by other auditors whose report, dated April 10, 2024, expressed an unqualified opinion on those statements. We audited the adjustments to the 2022 financial statements to retrospectively apply the October 16, 2023, reverse stock split, as described in Notes 1 and 2 to the consolidated financial statements. In our opinion, such retrospective adjustments are appropriate and have been properly applied. However, we were not engaged to audit, review, or apply any other procedures to the 2022 financial statements of the Company other than with respect to the retrospective adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2022 financial statements taken as a whole.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

F-2

Business Combination

Critical Audit Matter Description

On October 16, 2023, pursuant to the Agreement and Plan of Merger dated February 22, 2023 (the “Merger Agreement”), by and among Notable Labs, Ltd. (previously known by Vascular Biogenics Ltd., an Israeli corporation), Vibrant Merger Sub., a Delaware corporation and wholly owned subsidiary of Vascular Biogenics Ltd, and Notable Labs, Inc., a Delaware corporation with Notable Labs, Inc. continuing after the merger as the surviving entity and a wholly owned subsidiary of Notable Labs, Ltd. (the “Merger”). As further described in Note 1 and Note 3 to the consolidated financial statements, the Company accounted for the Merger in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations (ASC 805).

Management evaluated all criteria in ASC 805 including the makeup of management and governance before and after the transaction as well as the percentage of voting interests in the Company. Based on the evaluation, the Company concluded that the transaction will be accounted for as a reverse merger and that Notable Labs, Inc. was the accounting acquirer.

We identified the evaluation of the Company’s determination of the accounting acquirer to be a critical audit matter. The business combination was deemed to be a critical audit matter due to the complexity and subjectivity involved in (1) the evaluation of identifying the accounting acquirer and (2) accounting for the recapitalization as well as the material weakness identified by the Company in its internal controls over financial reporting. This required extensive audit effort related to application of accounting framework.

●	A high degree of auditor judgment was required in evaluating the relative importance of the indicative factors, individually and in the aggregate, including the post combination voting rights, composition of the board of directors and management, and the entity initiating the business combination.
●	The accounting for the recapitalization, including conversion of all common and preferred stock, including the conversion of Series D SAFE agreements and Convertible Series D Preferred Stock, is a complex process.

A different conclusion would result in a material difference in the accounting for the Merger.

How the Critical Audit Matter was Addressed in the Audit

The following are the primary procedures we performed to address this critical audit matter.

We tested the Company’s conclusions regarding the accounting acquirer and the recapitalization by:

●	reviewing management’s evaluation process which involved documenting an understanding of the terms in the Merger Agreement and related exhibits,
●	reviewed the composition of the board of directors and management,
●	reviewed the public filings and U.S. Securities and Exchange Commission communication letters associated with and leading up to and subsequent to the Merger,
●	reviewed the terms of the Common and Convertible Preferred Stock and recalculated the conversion into Ordinary Shares,
●	examined the documents associated with the Merger including the Merger Agreement, corporate documents including the articles of incorporation and bylaws of the Company, and board minutes of both companies pre- and post-merger, and
●	recalculated management’s calculation for the recapitalization

We have served as the Company’s auditor since 2024.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey

April 11, 2024

F-3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the Board of Directors of Notable Labs, Ltd.

Opinion on the Financial Statements

We have audited, before the effects of the adjustments to retrospectively apply the change in accounting discussed in Note 2 to the consolidated financial statements, the consolidated balance sheet of Notable Labs, Ltd. and subsidiaries (the “Company”) as of December 31, 2022, the related consolidated statements of operations and comprehensive loss, changes in redeemable convertible preferred stock and shareholders’ equity (deficit) and cash flows , for the year ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”) (the 2022 financial statements before the effects of the retrospective adjustments discussed in Note 2 to the financial statements are not presented herein). In our opinion, the 2022 financial statements, before the effects of the adjustments to retrospectively apply the change in accounting discussed in Note 2 to the financial statements, present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year ended December 31, 2022, in conformity accounting principles generally accepted in the United States of America.

We were not engaged to audit, review, or apply any procedures to the adjustments to retrospectively apply the change in accounting discussed in Note 2 to the financial statements, and accordingly, we do not express an opinion or any other form of assurance about whether such retrospective adjustments are appropriate and have been properly applied. Those retrospective adjustments were audited by other auditors.

Going Concern

The accompanying financial statements as of and for the year ended December 31, 2022 have been prepared assuming that the Company will continue as a going concern. The Company had suffered recurring losses from operations and negative cash flows from operating activities since inception, had an accumulated deficit, and had stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

April 11, 2024

We began serving as the Company’s auditor in 2023. In 2024 we became the predecessor auditor.

F-4

NOTABLE LABS, LTD.

CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except share and per share amounts)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$11,825	$1,581
Prepaid expenses and other current assets	3,645	1,407
Total current assets	15,470	2,988

Property and equipment, net	316	442
Finance lease right-of-use assets, net	337	-
Operating lease right-of-use assets	1,694	357
Investment in SAFE	1,500	1,500
Other assets	224	224
Total assets	$19,541	$5,511

Liabilities, redeemable convertible preferred stock and shareholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,755	$753
Accrued expenses and other current liabilities	418	840
Accounts payable and accrued expenses - related party	42	60
Finance lease liabilities, current	78	-
Operating lease liabilities, current	445	361
Total current liabilities	2,738	2,014

Finance lease liabilities, net of current amount	263	-
Operating lease liabilities, net of current amount	1,263	-
Redeemable convertible preferred stock warrant liability	163	5,113
Total liabilities	4,427	7,127

Commitments and contingencies

Series A redeemable convertible preferred stock, par value $0.001, 0 and 557,507 shares authorized as of December 31, 2023 and 2022, and 0 and 145,650 shares issued and outstanding as of December 31, 2023 and 2022; aggregate liquidation preference $0 and $6.5 million as of December 31, 2023 and 2022	-	6,653
Series B redeemable convertible preferred stock, par value $0.001, 0 and 419,841 shares authorized as of December 31, 2023 and 2022, and 0 and 223,683 shares issued and outstanding as of December 31, 2023 and 2022; aggregate liquidation preference of $0 and $21.5 million as of December 31, 2023 and 2022	-	21,440
Series C redeemable convertible preferred stock, par value $0.001, 0 and 1,141,544 shares authorized as of December 31, 2023 and 2022, and 0 and 94,988 shares issued and outstanding as of December 31, 2023 and 2022; aggregate liquidation preference of $0 and $10.1 million as of December 31, 2023 and 2022	-	7,259

Shareholders’ equity (deficit)
Ordinary shares, NIS 0.35 par value, 34,285,714 and 0 shares authorized as of December 31, 2023 and 2022 and 9,018,261 and 0 issued and outstanding as of December 31, 2023 and 2022	788	-
Common stock, $0.001 par value; 0 and 2,836,790 shares authorized as of December 31, 2023 and 2022 and 0 and 970,192 shares issued and outstanding as of December 31, 2023 and 2022	-	15
Additional paid-in capital	96,524	34,061
Accumulated deficit	(82,308)	(71,044)
Accumulated other comprehensive income	110	-
Total shareholders’ equity (deficit)	15,114	(36,968)
Total liabilities, redeemable convertible preferred stock and shareholders’ equity (deficit)	$19,541	$5,511

The accompanying notes are an integral part of the consolidated financial statements.

F-5

NOTABLE LABS, LTD. CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (U.S. dollars in thousands, except share and per share amounts)

	For the Year Ended
	December 31,
	2023	2022

Services revenue	$310	$8
Cost of services	197	-
Gross profit	113	8

Operating expenses
Research and development	4,706	7,776
General and administrative	10,064	5,156
Total operating expenses	14,770	12,932

Loss from operations	(14,657)	(12,924)

Other income (expense)
Change in fair value of SAFEs	(1,736)	-
Change in fair value of redeemable convertible preferred stock warrant liability	4,950	(2,515)
Other income (expense), net	179	1,032
	3,393	(1,483)

Net loss	(11,264)	(14,407)

Other comprehensive income
Change in foreign currency translation adjustment	110	-

Comprehensive loss	$(11,154)	$(14,407)

Net loss per share, basic and diluted	$(3.41)	$(21.97)

Weighted-average common shares outstanding, basic and diluted	3,302,818	655,665

The accompanying notes are an integral part of the consolidated financial statements.

F-6

NOTABLE LABS, LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY (DEFICIT)

(U.S. dollars in thousands, except share and per share amounts)

For the Years Ended December 31, 2023 and 2022

	Redeemable Convertible Preferred Stock		Common Stock		Ordinary Shares		Additional Paid-In	Accumulated	Accumulated Comprehensive	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	income	(Deficit)
Balance December 31, 2021	977,348	$58,815	356,610	$6	-	$-	$2,688	$(56,637)	$-	$(53,943)
Issuance of Series C-1 redeemable convertible preferred stock, net of issuance costs of $207 and allocated proceeds to the Series C convertible preferred stock warrant liability of $1,154	53,393	4,693	-	-	-	-	-	-	-	-
Issuance of Series C-2 redeemable convertible preferred stock, in exchange for SAFE agreement net of allocated proceeds to the Series C redeemable convertible preferred stock warrant liability of $899	41,595	2,566	-	-	-	-	-	-	-	-
Issuance of common stock through conversion of Series A redeemable convertible preferred stock	(411,858)	(13,265)	411,858	6	-	-	13,259	-	-	13,265
Issuance of common stock through conversion of Series B redeemable convertible preferred stock	(196,157)	(17,457)	196,157	3	-	-	17,454	-	-	17,457
Exercise of common stock options	-	-	5,567	-	-	-	79	-	-	79
Stock-based compensation	-	-	-	-	-	-	581	-	-	581
Net loss	-	-	-	-	-	-	-	(14,407)	-	(14,407)
Balance December 31, 2022	464,321	35,352	970,192	15	-	-	34,061	(71,044)	-	(36,968)
Reverse merger with Vascular Biogenics, Ltd., effective October 16, 2023	-	-	-	-	2,300,378	200	17,474	-	-	17,674
Issuance of post-merger Notable Labs, Ltd. ordinary shares at an exchange ratio of 0.0629 per pre-merger Notable Labs, Inc. common share	-	-	(970,192)	(15)	970,192	85	(70)	-	-	-
Issuance of ordinary shares for Series A redeemable convertible preferred stock	(145,650)	(6,653)	-	-	145,650	13	6,640	-	-	6,653
Issuance of ordinary shares for incentive shares related to Series A, B, C and D redeemable convertible preferred stock, net of issuance costs of $14,381	-	-	-	-	2,633,967	230	(230)	-	-	-
Issuance of ordinary shares for anti-dilution shares related to Series A, B and C redeemable convertible preferred stock, net of issuance costs of $10,339	-	-	-	-	1,893,649	166	(166)	-	-	-
Issuance of ordinary shares for Series B redeemable convertible preferred stock	(223,683)	(21,440)	-	-	223,683	20	21,420	-	-	21,440
Issuance of ordinary shares for Series C redeemable convertible preferred stock	(94,988)	(7,259)	-	-	94,988	8	7,251	-	-	7,259
Issuance of Series D preferred stock through conversion of Series D-1 SAFEs, net of issuance costs of $1,873	384,837	2,478	-	-	-	-	-	-	-	-
Issuance of Series D preferred stock through conversion of Series D-2 SAFEs, net of issuance costs of $584	124,023	1,419	-	-	-	-	-	-	-	-
Issuance of Series D preferred stock	246,579	3,983	-	-	-	-	-	-	-	-
Loss on conversion of Series D-1 and D-2 SAFEs	-	-	-	-	-	-	1,736	-	-	1,736
Issuance of ordinary shares through conversion of Series D, pre-merger, redeemable convertible preferred stock	(755,439)	(7,880)	-	-	755,439	66	7,814	-	-	7,880
Exercise of pre-merger Notable Labs, Inc. stock options	-	-	-	-	315	-	5	-	-	5
Stock-based compensation	-	-	-	-	-	-	589	-	-	589
Net loss	-	-	-	-	-	-	-	(11,264)	-	(11,264)
Comprehensive income	-	-	-	-	-	-	-	-	110	110
Balance December 31, 2023	-	$-	-	$-	9,018,261	$788	$96,524	$(82,308)	$110	$15,114

The accompanying notes are an integral part of the consolidated financial statements.

F-7

NOTABLE LABS, LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands, except share and per share amounts)

	For the Years Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(11,264)	$(14,407)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	257	323
Stock-based compensation	589	581
Non-cash operating leases	614	225
Loss on disposal of fixed assets	-	43
Loss on sale of marketable securities	-	2
Gain from PPP loan forgiveness	-	(1,038)
Change in fair value of SAFEs	1,736	-
Change in fair value of redeemable convertible preferred stock warrant liability	(4,950)	2,515
Change in operating assets and liabilities
Prepaid expenses and other current assets	(139)	284
Other assets	-	138
Accounts payable	790	44
Accrued expenses and other current liabilities	(728)	(186)
Accounts payable – related party	(18)	60
Operating lease liabilities	(603)	(226)
Net cash used in operating activities	(13,716)	(11,642)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(65)	(41)
Purchases of marketable securities	-	(594)
Proceeds from disposal of property and equipment	-	95
Proceeds from maturities of marketable securities	-	594
Proceeds from sales of marketable securities	-	870
Net cash from business combination	15,605	-
Net cash provided by investing activities	15,540	924

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of employee stock options	5	79
Proceeds from issuance of redeemable convertible preferred stock and warrants, net of issuance costs	3,983	5,810
Repayment of finance lease liabilities	(63)	-
Proceeds from the issuance of the SAFE agreements, net	3,897	4,009
Net cash provided by financing activities	7,822	9,898

Net increase (decrease) in cash and cash equivalents	9,646	(820)
Effect of exchange rate changes on cash	598
Cash and cash equivalents at the beginning of the year	1,581	2,401
Cash and cash equivalents at the end of the year	$11,825	$1,581

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:

Issuance of finance lease liability for finance lease right-of-use asset	$405	$-

Issuance of operating lease liability for operating lease right-of-use asset	$1,950	$181

Issuance of ordinary shares for conversion of Series A redeemable convertible preferred stock	$6,653	$-

Issuance of ordinary shares for conversion of Series B redeemable convertible preferred stock	$21,440	$-

Issuance of ordinary shares for conversion of Series C redeemable convertible preferred stock	$7,259	$-

Issuance of ordinary shares for anti-dilution shares related to Series A, B, C, and D redeemable
convertible preferred stock	$166	$-

Issuance of ordinary shares for incentive shares related to Series A, B, C, and D redeemable
convertible preferred stock	$230	$-

Issuance of ordinary shares for conversion of SAFEs	$7,880	$-

Fair value allocated at issuance to Series C warrants	$-	$2,053

Series C redeemable convertible preferred stock issuance costs in accrued expenses	$-	$38

Conversion of Series A and Series B redeemable convertible preferred stock to common stock	$-	$30,722

The accompanying notes are an integral part of the consolidated financial statements.

F-8

NOTABLE LABS, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Notable Labs, Ltd., previously known as Vascular Biogenics, Ltd., is an Israeli corporation (“Notable”). These consolidated financial statements include three wholly owned subsidiaries as of December 31, 2023, Notable Labs, Inc. (“Notable US”), VBL, Inc. (“VBL”) and Notable Therapeutics, Inc. (“Therapeutics”) (together, the “Company”). All material intercompany transactions have been eliminated in consolidation.

Notable US was incorporated as a Delaware corporation in 2014. Initially, Notable US developed its PPMP as a diagnostic tool for physicians for identifying which cancer treatment would be the most effective for an individual patient. Notable US then broadened its mission and applied its PPMP to streamline and accelerate the identification and validation of investigational compounds, working with multiple biotechnology and pharmaceutical companies under service-based agreements. In 2021, by entering into the Oncoheroes Agreement and the CicloMed Agreement, Notable US advanced from a purely diagnostic company to an integrated – diagnostic and therapeutic – platform therapeutics company designing and developing or co-developing predictive precision medicines.

On October 16, 2023, pursuant to the Agreement and Plan of Merger, dated February 22, 2023 (the “Merger Agreement”), by and among Notable Labs, Ltd., Merger Sub, and Notable US, Merger Sub was merged with and into Notable, with Notable US continuing after the merger as the surviving entity and a wholly owned subsidiary of Notable Labs, Ltd. (the “Merger”). At the effective time of the Merger, without any action on the part of any stockholder, each issued and outstanding share of pre-Merger Notable US common stock, par value $0.001 per share (the “Notable US Common Stock”), including shares underlying pre-Merger Notable US outstanding equity awards, was converted into the right to receive 0.0629 shares (the “Exchange Ratio”) of Notable Labs, Ltd. ordinary shares, NIS 0.35 par value per share (the “Company Ordinary Shares” or “Notable Ordinary Shares”). Immediately following the effective time of the Merger, Notable effected a 1-for-35 reverse stock split of the issued and outstanding Notable Ordinary Shares (the “Reverse Share Split”).

In connection with the closing of the Merger, Notable changed its name to Notable Labs, Ltd. and Notable’s Ordinary Shares listed on The Nasdaq Capital Market, previously trading through the close of business on October 16, 2023 under the trading symbol “VBLT”, commenced trading on The Nasdaq Capital Market, on a post-Reverse Stock Split adjusted basis, under the trading symbol “NTBL” on October 17, 2023.

Liquidity and Going Concern Assessment

The Company has incurred losses and negative cash flows from operations since its inception. As of December 31, 2023 and 2022, the Company had an accumulated deficit of approximately $82.3 million and $71.0 million, respectively. As of December 31, 2023, the Company had cash of $11.8 million and has forecasted cash needs in excess of current liquidity. These conditions raise substantial doubt about its ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

The Company’s ability to fund its operations will require additional capital, and the Company intends to raise such capital through the issuance of additional debt or equity, including through licensing or collaboration agreements.

These plans are intended to mitigate the relevant conditions or events that raise substantial doubt about the Company’s ability to continue as a going concern; however, as the plans are not entirely within the Company’s control, management has determined it is not probable they will be effectively implemented.

These financial statements have been prepared on a going concern basis and do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary in the event the Company can no longer continue as a going concern.

The Company is continuing to develop its medicine platform and treatments, which is the primary use of funds for the Company. Management expects to continue to incur additional substantial losses and negative cash flows from operations in the foreseeable future as a result of expanded research and development activities until regulatory approval is granted. Regulatory approval is not guaranteed and may never be obtained.

F-9

NOTABLE LABS, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish these plans and secure sources of financing and ultimately attain profitable operations. However, if such financing is not approved, does not occur, or alternative financing is not available at adequate levels or on acceptable terms, or profitable operations are not attained, the Company could be required to significantly reduce operating expenses and delay, reduce the scope of or eliminate some of its development programs, enter into a collaboration or other similar arrangement with respect to commercialization rights to any of its product candidates, out license intellectual property rights to its product candidates and sell unsecured assets, or a combination of the above. Any of these actions could have a material adverse effect on the Company’s business, results of operations, financial condition and/or its ability to fund its scheduled obligations on a timely basis or at all. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position for the periods presented. Any reference in these notes to applicable accounting guidance is meant to refer to the authoritative GAAP included in the Accounting Standards Codification (“ASC”), and Accounting Standards Update (“ASU”) issued by the Financial Accounting Standards Board (“FASB”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Notable affected a 1-for-35 reverse stock split immediately following the effective time of the Merger. No fractional shares were issued in connection with the Reverse Stock Split. Each shareholder who did not have a number of shares evenly divisible pursuant to the Reverse Stock Split ratio and who would otherwise be entitled to receive a fractional ordinary share was entitled to receive an additional Notable Ordinary Share. The number of shares on equity related disclosures included in this Annual Report on Form 10-K, including the consolidated financial statements and accompanying notes, were retroactively adjusted to reflect the effects of the Reverse Share Split and the Exchange Ratio.

(b) Principles of Consolidation

The consolidated financial statements include the accounts of Notable Labs, Ltd. and its wholly owned subsidiaries, all of which are denominated in U.S. dollars. All intercompany balances and transactions have been eliminated in consolidation.

(c) Use of Estimates and Judgments

The preparation of the consolidated financial statements in conformity with GAAP generally requires management to make certain estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. The Company regularly evaluates estimates and assumptions related to assets and liabilities, and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of expenses during the reporting period. Areas where management uses subjective judgments include, but are not limited to, measurement of lease liabilities and right-of-use assets, impairment of long-lived assets, stock-based compensation, accrued research and development costs, and redeemable convertible preferred stock warrant liability in the accompanying consolidated financial statements. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates under different assumptions or conditions.

F-10

NOTABLE LABS, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

(d) Functional and Presentation Currency

1) Functional and presentation currency

The U.S. dollar (“dollar”) is the currency of the primary economic environment in which the operations of the Company are conducted. Accordingly, the functional and presentation currency of the Company and its U.S. subsidiary is the dollar.

2) Transactions and balances

Transactions and balances originally denominated in dollars are presented at their original amounts. Balances in non-dollar currencies are translated into dollars using historical and current exchange rates for non-monetary and monetary balances, respectively. For non-dollar transactions and other items in the consolidated statements of operations and comprehensive loss (indicated below), the following exchange rates are used: (i) for transactions - exchange rates at transaction dates or average rates; and (ii) for other items (derived from non-monetary balance sheet items such as depreciation and amortization) - historical exchange rates.

All foreign exchange gains and losses are presented in the consolidated statements of operations and comprehensive loss.

(e) Concentration of Credit Risk and Other Risks and Uncertainties

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents. The Company has significant cash balances at financial institutions which throughout the year regularly exceed the federally insured limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows. The Company has not experienced any losses on its deposits of cash and cash equivalents.

The Company is subject to a number of risks similar to other early stage biopharmaceutical companies, including, but not limited to, the need to obtain adequate additional funding, possible failure of current or future preclinical studies or clinical trials, its reliance on third parties to conduct its clinical trials, the need to obtain regulatory and marketing approvals for its product candidates, competitors developing new technological innovations, the need to successfully commercialize and gain market acceptance of the Company’s product candidates, protection of its proprietary technology, and the need to secure and maintain adequate manufacturing arrangements with third parties. These efforts will require significant amounts of additional capital, adequate personnel infrastructure and extensive compliance and reporting. The Company’s product candidates are still in development and, to date, none of the Company’s product candidates have been approved for sale and, therefore, the Company has not generated any revenue from product sales. There can be no assurance that the Company’s research and development will be successfully completed, that adequate protection for the Company’s intellectual property will be obtained or maintained, that any products developed will obtain necessary government regulatory approval or that any approved products will be commercially viable. Even if the Company’s product development efforts are successful, it is uncertain when, if ever, the Company will generate revenue from product sales. The Company operates in an environment of rapid technological change and substantial competition from other pharmaceutical and biotechnology companies. In addition, the Company is dependent upon the services of its employees, consultants and other third parties.

Significant customers are those that represent 10% or more of the Company’s total revenue for each year presented on the consolidated statements of operations and comprehensive loss. One customer represents $181,993, or 98.1% of its accounts receivable as of December 31, 2023 and two customers represent 59.8% and 40.1% of revenues for the year ended December 31, 2023. One customer represents 100% of its immaterial accounts receivable as of December 31, 2022 and 100% of revenues for the year ended December 31, 2022.

F-11

NOTABLE LABS, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

(f) Segments

The Company operates and manages its business as one reportable operating segment, which is the business of developing predictive precision medicines that treat various forms of cancer. The Company’s chief executive officer, who is the chief operating decision maker, reviews financial information on an aggregate basis for allocating resources and evaluating financial performance. All the Company’s long-lived assets are maintained in, and all revenues and losses are attributable to, the United States of America.

(g) Cash and Cash Equivalents

The Company considers all highly liquid investments, which include short-term bank deposits (up to three months from date of deposit) that are not restricted as to withdrawal date or use, to be cash and cash equivalents. Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains bank deposits in federally insured financial institutions and these deposits may exceed federally insured limits. The Company is exposed to credit risk in the event of default by the financial institutions holding its cash and cash equivalents to the extent recorded in the balance sheets. The Company has not experienced any losses on its deposits of cash and cash equivalents.

(h) Deferred Offering Costs

The Company capitalizes certain legal, professional accounting and other third-party fees that are directly associated with in-process equity financings as deferred offering costs until such financings are consummated. After consummation of the equity financing, these costs are recorded in shareholders’ equity (deficit) as a reduction of additional paid-in capital generated as a result of the offering. Should the in-process equity financing be abandoned, the deferred offering costs will be expensed immediately as a charge to operating expenses in the consolidated statements of operations and comprehensive loss. No offering costs have been deferred as of December 31, 2023 and 2022.

(i) Property and Equipment, Net

Property and equipment are presented at cost, net of accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful life and begins at the time the asset is placed in service. The estimated useful life of each asset category is as follows:

Computer equipment	3 Years

Laboratory equipment	5 Years

Furniture and office equipment	7 Years

Leasehold improvements	Lesser of useful life or remaining lease term

Upon sale or retirement of assets, the cost and related accumulated depreciation are removed from the consolidated balance sheets and the resulting gain or loss is reflected in the consolidated statements of operations and comprehensive loss. Maintenance and repairs are charged to expense as incurred and costs of major replacements or improvements are capitalized.

F-12

NOTABLE LABS, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

(j) Impairment of Long-Lived Assets

The Company evaluates the carrying amount of its long-lived assets, such as property and equipment, whenever events or changes in circumstances indicate that the assets may not be recoverable. The recoverability of assets to be held and used is assessed by comparing the carrying amount to the estimated undiscounted future cash flows expected to be generated by the asset or asset group. If the carrying amount exceeds the estimated undiscounted future cash flows, an impairment loss is recognized for the excess of the book value of the asset over fair value. There was no impairment of long-lived assets during the years ended December 31, 2023 and 2022.

(k) Revenue Recognition

The Company performed certain diagnostics services on a limited basis as an outsourced provider through the years ended December 31, 2023 and 2022, but such activities do not represent its major and ongoing central operations.

The Company recognizes revenue from diagnostic services in the amount that reflects the consideration that it expects to be entitled as the Company performs its obligation under a contract with a customer by processing diagnostic tests on laboratory samples and making the test results available to its customers. Revenue is recorded considering a five-step revenue recognition model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation. The Company generally has a contract or a purchase order from a customer with the specified required terms, including the number of diagnostic samples to be performed. The Company has not received any advance payments for which there are any remaining performance obligations. Accordingly, no deferred revenue is recorded as of December 31, 2023 and 2022. The Company has not recorded any contract assets as of December 31, 2023 and 2022 as the Company has not completed any performance obligations for which it has not been able to bill its customers.

An allowance for doubtful accounts is established, as necessary, based on past experience and other factors which, in management’s judgment, deserve current recognition in estimating bad debts. Such factors include growth and composition of accounts receivable, the relationship of the allowance for doubtful accounts to accounts receivable, and current economic conditions. The determination of the collectability of amounts due requires the Company to make judgments regarding future events and trends. Allowances for doubtful accounts are determined based on assessing the Company’s portfolio on an individual customer and on an overall basis. This process consists of a review of historical collection experience, current aging status of the customer account, and the financial condition of the Company’s customers. Based on a review of these factors, the Company establishes or adjusts the allowance for specific customers and the accounts receivable portfolio as a whole. At December 31, 2023 and 2022, an allowance for doubtful accounts was not considered necessary as all accounts receivable were deemed collectible.

(l) Leases

Under ASC 842, Leases, the Company determines if an arrangement is or contains a lease based on the facts and circumstances present in that arrangement. Lease classification, recognition, and measurement are then determined at the lease commencement date.

The Company determines whether leases meet the classification criteria of a finance or operating lease at the lease commencement date considering: (1) whether the lease transfers ownership of the underlying asset to the lessee at the end of the lease term, (2) whether the lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise, (3) whether the lease term is for a major part of the remaining economic life of the underlying asset, (4) whether the present value of the sum of the lease payments and residual value guaranteed by the lessee equals or exceeds substantially all of the fair value of the underlying asset, and (5) whether the underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term. As of December 31, 2023 and 2022, the Company’s lease population consisted of real estate and laboratory equipment, all but one of which are classified as operating leases. As of December 31, 2023, the Company had one finance lease and as of December 31, 2022, the Company had no finance leases.

The Company leases certain equipment under a finance lease. The economic substance of the lease is a financing transaction for acquisition of equipment. Accordingly, the right-of-use assets for this lease is included in the consolidated balance sheets as a finance lease, right-of-use (“ROU”) asset, net of accumulated depreciation, with a corresponding amount recorded in current portion of financing lease obligations or noncurrent portion of financing lease obligations, as appropriate. The financing lease assets are amortized over the life of the lease or, if shorter, the life of the leased asset, on a straight-line basis and included in depreciation expense. The interest associated with financing lease obligations is included in interest expense.

Real estate lease agreements that include lease and non-lease components are accounted for as a single lease component. The Company has elected to not combine lease and non-lease components for laboratory equipment leases. Lease agreements with a noncancelable term of less than 12 months are not recorded on the Company’s consolidated balance sheets. Lease expense related to such short-term leases is recognized on a straight-line basis over the lease term.

F-13

NOTABLE LABS, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Operating lease right-of-use assets and operating lease liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. ROU assets represent the Company’s right to use an underlying asset for the lease term and operating lease liabilities represent the Company’s obligation to make lease payments arising from the lease. In determining the present value of lease payments, the Company uses its incremental borrowing rate based on the information available at the lease commencement date if the rate implicit in the lease is not readily determinable. The Company determines the incremental borrowing rate based on the information available at the lease commencement date, which represents an internally developed rate that would be incurred to borrow, on a collateralized basis, over a similar term, an amount equal to the lease payments in a similar economic environment. Applying different judgments to the same facts and circumstances could result in the estimated amounts to vary.

(m) Redeemable Convertible Preferred Stock

The Company records redeemable convertible preferred stock at fair value on the dates of issuance, unless an exception applies, net of issuance costs. The redeemable convertible preferred stock has been classified outside of shareholders’ equity (deficit) as temporary equity on the accompanying consolidated balance sheets because the shares contain certain redemption features that are not solely within the control of the Company. The redeemable convertible preferred stock is not generally redeemable; however, upon certain change in control events including liquidation, sale or transfer of control of the Company, holders of the redeemable convertible preferred stock may have the right to receive its liquidation preference under the terms of the certificate of incorporation. The carrying values of the redeemable convertible preferred stock are adjusted to their liquidation preferences if and when it becomes probable that such a liquidation event will occur. All of the redeemable convertible preferred stock was converted at the time of the merger.

(n) Redeemable Convertible Preferred Stock Warrant Liabilities

The Company classifies warrants to purchase redeemable convertible preferred stock as liabilities at fair value when the underlying shares are contingently redeemable and adjusts the instruments to fair value at each reporting period. The warrants to purchase redeemable convertible preferred stock are subject to re-measurement at each balance sheet date until exercised or expired, and any change in fair value is recognized as a component of other income (expense), net in the consolidated statements of operations and comprehensive loss. Offering costs associated with the issuance of redeemable convertible preferred stock warrant liabilities are allocated on a relative basis and expensed as incurred.

(o) Research and Development Expenses

Research and development expenses are charged to expense as incurred. Research and development expenses include payroll and personnel costs related to research and development activities, materials costs, external clinical drug product manufacturing costs, outside services costs, repair, maintenance and depreciation costs for research and development equipment, as well as facility costs used for research and development activities. Nonrefundable advance payments for goods or services that will be used or rendered for future research and development activities are capitalized and expensed as the goods are delivered or the related services are performed. The Company continues to evaluate whether it expects the goods to be delivered or services to be rendered and charges to expense any portion of the advance payment that has been capitalized when the entity no longer expects the goods to be delivered or services to be rendered.

(p) Accrued Research and Development Expenses

The Company records accruals for estimated costs of research, preclinical studies, clinical trials, and manufacturing development, within accrued expenses and other current liabilities which are significant components of research and development expenses. Some of the Company’s ongoing research and development activities are conducted by third-party service providers, contract research organizations (“CROs”) and contract development and manufacturing organizations (“CDMOs”). The financial terms of these contracts are subject to negotiations, which vary from contract to contract and may result in payment flows that do not match the periods over which materials or services are provided to the Company under such contracts. The Company accrues the costs incurred under agreements with these third parties based on estimates of actual work completed in accordance with the respective agreements. The Company determines the estimated costs through discussions with internal personnel and external service providers as to the progress, stage of completion or actual timeline (start-date and end-date) of the services and the agreed-upon fees to be paid for such services.

F-14

NOTABLE LABS, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

If the actual timing of the performance of services or the level of effort varies from the estimate, the Company adjusts accrued expenses or prepaid expenses accordingly, which impact research and development expenses. Although the Company does not expect its estimates to be materially different from amounts actually incurred, the Company’s understanding of the status and timing of services performed relative to the actual status and timing of services performed may vary and may result in reporting amounts that are too high or too low in any particular period. To date, there have not been any material adjustments to the Company’s prior estimates of research and development expenses.

(q) Stock-Based Compensation Expense

The Company maintains equity incentive plans as a long-term incentive for employees, consultants, and directors. The plans allow for the issuance of incentive stock options (“ISO”), non-statutory stock options (“NSO”), and restricted stock awards.

The Company measures the estimated fair value of the stock-based awards on the date of the grant and recognizes compensation expense for those awards over the requisite service period, which is generally the vesting period of the respective awards. The Company records expense for awards with service-based vesting using the straight-line method. The Company accounts for forfeitures as they occur. For performance-based awards, the Company recognizes share-based compensation expense over the requisite service period using the accelerated attribution method when achievement of the performance criteria becomes probable.

The fair value of each stock award is determined based on the number of shares granted and the value of the ordinary shares on the date of grant. Subsequent to the merger, the Company has an active market for the Company’s ordinary shares and uses the Black-Scholes option-pricing model that requires the use of a number of complex, subjective assumptions including the estimated fair value of the ordinary shares, expected volatility, risk-free interest rate, expected dividend rate, and expected term of the option.

Previous to the merger, there was an absence of an active market for Notable US common and restricted stock that required the Board of Directors (the “Board”) to determine the fair value of its common and restricted stock for purposes of granting stock awards with assistance from management and an independent third-party valuation firm. The fair value of each stock option award was estimated on the date of grant using the Black-Scholes option pricing model. Notable US had been a private company and lacked company-specific historical and implied fair value information, therefore, determining the best estimated fair value of Notable US’ common and restricted stock required significant judgment. The Board considered numerous objective and subjective factors to determine the fair value of Notable US’ common stock options at each meeting in which awards are approved. The factors considered included, but were not limited to (i) the results of contemporaneous independent third-party valuations of Notable US’ common stock and the prices, rights, preferences and privileges of Notable US’ redeemable convertible preferred stock relative to those of its common stock; (ii) the lack of marketability of the Notable US’ common stock; (iii) actual operating and financial results; (iv) current business conditions and projections in relation to Notable US’ stage of development; (v) the likelihood of achieving a liquidity event, such as an initial public offering or sale of Notable US, given prevailing market conditions; (vi) precedent transactions involving Notable US’ shares; and (vii) significant milestones and progress of research and development efforts.

Subsequent to the merger, the Company determines the expected ordinary share volatility using the weighted average historical volatility of the Company’s ordinary shares. Prior to the merger, the Company determined the expected stock volatility using a weighted average of the historical volatility of a group of guideline companies that issued options with substantially similar terms, and expects to continue to do so until such time as the Company has adequate historical data regarding the volatility of its own traded stock price. The expected term of the Company’s stock options has been determined utilizing the simplified method. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. The Company has not paid, and does not anticipate paying, cash dividends on its common stock; therefore, the expected dividend yield is assumed to be zero.

The Company classifies stock-based compensation expense in its consolidated statements of operations and comprehensive loss in the same manner in which the award recipient’s cash compensation costs are classified.

F-15

NOTABLE LABS, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

See Note 12 for the assumptions used by the Company in determining the grant date fair value of stock-based awards granted, as well as a summary of the stock-based award activity under the Company’s equity incentive plans for the year ended December 31, 2023.

(r) Fair Value Measurement

Fair value accounting is applied for all financial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis. Financial instruments such as cash and cash equivalents, accounts payable and accrued liabilities approximate fair value due to their relatively short maturities.

Assets and liabilities recorded at fair value on a recurring basis in the consolidated balance sheets are categorized based on the level of judgment associated with the inputs used to measure their fair values. Fair value is defined as the exchange price that would be received for an asset or an exit price that would be paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

The Company determines the fair value of financial assets and liabilities using the fair value hierarchy that describes three levels of inputs that may be used to measure fair value as follows:

Level 1 –	Observable inputs such as unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 –	Inputs (other than quoted prices included in Level 1) are either directly or indirectly observable for the asset or liability. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3 –	Unobservable inputs that reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

(s) Income Taxes

The Company accounts for income taxes using the liability method, whereby deferred tax asset and liability account balances are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance when it is more likely than not that some portion, or all, of the Company’s deferred tax assets will not be realized.

The Company accounts for income tax contingencies using a benefit recognition model. If it considers that a tax position is more likely than not to be sustained upon audit, based solely on the technical merits of the position, it recognizes the benefit. The Company measures the benefit by determining the amount that is greater than 50% likely of being realized upon settlement, presuming that the tax position is examined by the appropriate taxing authority that has full knowledge of all relevant information.

The Company is subject to taxation in the Israel, the United States federal jurisdiction and various state jurisdictions. Due to the Company’s losses incurred, the Company has been subject to the income tax examination by authorities since inception. The Company’s policy is to recognize interest expense and penalties related to income tax matters as a component of income tax expense. As of December 31, 2023, there were no significant accruals for interest related to unrecognized tax benefits or tax penalties.

(t) Net Loss Per Share

Basic net loss per share attributable to ordinary shareholders is calculated by dividing the net loss attributable to ordinary shareholders by the weighted-average number of shares of ordinary shares outstanding during the period, without consideration for potentially dilutive securities.

F-16

NOTABLE LABS, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Diluted net loss per share attributable to ordinary shareholders is computed by dividing the net loss attributable to ordinary shareholders by the weighted-average number of ordinary shares and potentially dilutive securities outstanding for the period. For purposes of the diluted net loss per share calculation, redeemable convertible preferred stock, stock options, and warrants to purchase redeemable convertible preferred stock are considered to be potentially dilutive securities.

The Company applies the two-class method to calculate its basic and diluted net loss per share as the Company has issued shares that meet the definition of participating securities. The two-class method is an earnings allocation formula that treats a participating security as having rights to earnings that otherwise would have been available to ordinary shareholders. The Company’s participating securities contractually entitle the holders of such shares to participate in dividends, but do not contractually require the holders of such shares to participate in losses of the Company. Accordingly, in periods in which the Company reports a net loss, such losses are not allocated to such participating securities.

Accordingly, in periods in which the Company reports a net loss, diluted net loss per share is the same as basic net loss per share, since dilutive ordinary shares are not assumed to have been issued if their effect is anti-dilutive.

(u) Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded if and when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

(v) Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies and adopted by the Company as of the specified effective date. There are no recently issued accounting pronouncements that management believes will have a material impact on the Company’s financial position, results of operations or cash flows.

(w) Recently Adopted Accounting Pronouncements

As of December 31, 2023, there are no recently issued accounting standards not yet adopted which would have a material effect on the Company’s consolidated financial statements.

NOTE 3 – BUSINESS COMBINATION

Upon completion of the Merger and the transactions contemplated in the Merger Agreement, Notable issued 6,717,883 post reverse stock split Ordinary Shares to the former stakeholders of pre-Merger Notable Labs, Inc. at the Exchange Ratio. Upon completion of the Merger and the transactions contemplated in the Merger Agreement, the former stakeholders of pre-Merger Notable Labs, Inc. held approximately 74.2% of Notable’s Ordinary Shares outstanding on a fully diluted basis, including 160,635 Ordinary Shares underlying options and 94,988 Ordinary Shares underlying warrants to purchase shares of pre-Merger Notable Labs, Inc. Holders of pre-Merger Ordinary Shares of Notable held approximately 25.8% of the outstanding equity of post-merger Notable.

In accordance with ASC 805, the Company accounted for the transaction as a reverse merger with Notable Labs, Ltd. (formerly known as Vascular Biogenics, Ltd.) as the legal acquirer and pre-Merger Notable Labs, Inc. as the accounting acquirer. As a result of the transaction, the Company treated the merger as a recapitalization of equity. The Company received approximately $15.6 million of cash as a result of the transaction.

The holders of approximately 52.4% of the post-merger Ordinary Shares were subject to lockup agreements pursuant to which such stockholders agreed, except in limited circumstances, not to transfer, grant an option with respect to, sell, exchange, pledge or otherwise dispose of, or encumber, any shares of Company capital stock for 60 days following the effective time of the Merger.

F-17

NOTABLE LABS, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

NOTE 4 – FAIR VALUE MEASUREMENTS

The following tables set forth the Company’s financial liabilities that are measured at fair value on a recurring basis by level with the fair value hierarchy (in thousands):

	As of December 31, 2023
	Level 1	Level 2	Level 3	Total Fair Value
Liabilities
Preferred stock warrant liability	$—	$—	$163	$163

	As of December 31, 2022
	Level 1	Level 2	Level 3	Total Fair Value
Liabilities
Preferred stock warrant liability	$—	$—	$5,113	$5,113

There were no transfers between Levels 1, 2, or 3 during the years ended December 31, 2023 and 2022. Additionally, there were no cash equivalents or marketable securities held as of December 31, 2023 or 2022.

The value of the warrants was based on the estimated value of the warrant using the Black-Scholes model as of December 31, 2023 (Note 11).

In connection with the Merger Agreement, the Company entered into Simple Agreements for Future Equity (SAFE) with certain investors by which the Company received $4.3 million of gross proceeds and a Series D Preferred Stock Purchase Agreement (the “Series D Purchase Agreement”). Under the terms of the Series D Purchase Agreement, the SAFE holders exchanged their respective SAFEs for 384,837 shares of Series D-1 Preferred Stock at the time of the merger.

On June 28, 2023, Notable entered into the D-2 SAFE with an investor who committed to purchase shares of Series D-2 Preferred Stock pursuant to the Series D Purchase Agreement. The D-2 SAFE converted into shares of Series D-2 Preferred Stock without a discount and reduced the purchase price owed by each such investor under the Series D Purchase Agreement on a dollar-for-dollar basis. The SAFE holder exchanged the SAFE for 124,023 shares of Series D-2 Preferred Stock at the time of the merger.

The following is a summary of the Company’s SAFE warrant liability and SAFE notes activity for the year ended December 31, 2023:

	Redeemable convertible preferred stock warrant liability	SAFE notes
Balance as of December 31, 2021	$-	$—
Fair value of warrants at issuance	2,053	-
Change in fair value	3,060	-
Balance as of December 31, 2022	5,113	—
Fair value of SAFE notes at issuance	—	6,353
Change in fair value	(4,950)	(3,576)
Conversion at time of merger	-	(2,777)
Balance as of December 31, 2023	$163	$-

F-18

NOTABLE LABS, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

The change in the fair value of the redeemable convertible preferred stock warrant liability resulted from a reduction in the value per warrant based on the fair market valuation of the warrants as of December 31, 2023. The reduction primarily related to the price of the underlying stock being substantially less than previously expected (Note 2(r)).

The fair value of SAFE notes at issuance consists of the $4.3 million notes received in the first quarter of 2023 related to the Series D-1 Preferred Stock and the $2.0 million notes received in the second quarter of 2023 related to the Series D-2 Preferred Stock. The change in the fair value is based on value of the ordinary shares at the time of the merger, compared to the amount paid for the SAFEs.

As of December 31, 2023 and 2022, the fair value of financial instruments (cash and cash equivalents, short term bank deposits, restricted bank deposits, other current assets and accounts payable) approximate their carrying amounts.

NOTE 5 – BALANCE SHEET COMPONENTS

Prepaid Expenses and Other Current Assets

The following table presents the components of prepaid expenses and other current assets as of December 31, 2023 and 2022 (in thousands):

	December 31,
	2023	2022
Accounts receivable	$186	$8
Employee retention credit	572	1,237
Prepaid expenses	2,857	119
Prepaid benefits	24	37
Prepaid clinical expenses	6	6
Total prepaid expenses and other current assets	$3,645	$1,407

During fiscal years 2020 and 2021, the Company benefitted from the relief provisions provided by the U.S. government in response to COVID-19 under the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”). The CARES Act provides an employee retention credit (“Employee Retention Credit”), which is a refundable tax credit against certain employment taxes dependent on certain qualified wages paid to employees through fiscal year 2021. The Company qualifies for the tax credit under the CARES Act and continued to receive additional tax credits under the additional relief provisions for qualified wages through the end of 2021. As of December 31, 2023 and 2022, $0.6 million and $1.2 million, respectively, were recorded as a receivable in prepaid and other current assets. The Company received $0.7 million of the receivable in February 2023 and believes there is reasonable assurance the remaining balance will be collected.

Property and Equipment, Net

The following table presents the components of property and equipment, net, as of December 31, 2023 and 2022 (in thousands):

	December 31,
	2023	2022
Computer equipment	$192	$171
Laboratory equipment	1,999	1,950
Furniture and office equipment	29	29
Leasehold improvements	73	73
	2,293	2,223
Less: accumulated depreciation	(1,977)	(1,781)
Total property and equipment, net	$316	$442

Depreciation expense was approximately $0.3 million for each of the years ended December 31, 2023 and 2022.

F-19

NOTABLE LABS, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Investment in SAFE

In October 2021, the Company entered into a simple agreement for future equity (“Oncoheroes SAFE”) agreement for $1.5 million in exchange for a right to participate in a future equity financing of preferred stock to be issued by Oncoheroes Biosciences Inc. (“Oncoheroes”). Alternatively, upon a dissolution or liquidity event such as a change in control or an initial public offering, the Company is entitled to receive a portion of $1.5 million. The number of shares of preferred stock would be determined by dividing the Oncoheroes SAFE purchase amount by price per share of the preferred stock issued in the respective equity financing. The Company recorded the investment of $1.5 million as an investment in the Oncoheroes SAFE on the consolidated balance sheets at December 31, 2023 and 2022. The investment in the Oncoheroes SAFE is treated as an investment in an equity security that the Company has elected to record at its cost less any impairment. No impairment losses have been recognized related to the investment for the years ended December 31, 2023 and 2022.

Accrued Expenses and Other Current Liabilities

The following table presents the components of accrued expenses and other current liabilities as of December 31, 2023 and 2022 (in thousands):

	December 31,
	2023	2022
Accrued expenses	$107	$591
Accrued employee expenses	78	10
Accrued bonuses	233	239
Total accrued expenses and other current liabilities	$418	$840

NOTE 6 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES - RELATED PARTIES

As of December 31, 2023 and 2022, the Company owed related parties the following (in thousands):

	December 31, 2023			December 31, 2022
	Accounts	Accrued		Accounts	Accrued
	Payable	Expenses	Total	Payable	Expenses	Total
Former Chairman of Board of Directors	$-	$-	$-	$-	$60	$60
Board Member	$42	$-	$42	$-	$-	$-

For consulting services with the Former Chairman of the Board, the Company recorded general and administrative expenses of $273,750 and $365,000 for the years ended December 31, 2023 and 2022.

For consulting services with the Board Member, the Company recorded general and administrative expenses of $218,903 and $0 for the years ended December 31, 2023 and 2022.

F-20

NOTABLE LABS, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

NOTE 7 – CO-DEVELOPMENT AND LICENSE AGREEMENTS

Oncoheroes Agreement

In September 2021, the Company entered into an Exclusive License Agreement with Oncoheroes (the “Oncoheroes Agreement”) whereby the Company obtained worldwide exclusive development and commercialization rights in the small molecule volasertib for uses relating to certain types of cancer in adults. Under the terms of the Oncoheroes Agreement, Oncoheroes retains the right to develop and commercialize volasertib for cancers not licensed to the Company.

Under the terms of the agreement, the Company is obligated to make additional clinical and regulatory milestone payments up to a total of $8.0 million, plus tiered royalties from the mid-single digits up to mid-teens on net sales. When a licensed product is submitted to NDA, Notable is required to pay $1 million, upon US NDA approval, Notable is required to pay $4 million and upon EU MAA Approval, Notable is required to pay $3 million. In the event the Company grants a sublicense of rights, the Company will need to pay Oncoheroes a high single digit percentage of any upfront payment obtained from such sublicenses. No milestones have been met during the years ended December 31, 2023 and 2022, and the Company did not make any royalty payments as the related product has not been approved for commercialization.

The Company also entered a SAFE agreement with Oncoheroes in October 2021 for $1.5 million recorded in the investment in SAFE on the consolidated balance sheets, as discussed in Note 5.

CicloMed Agreement

In July 2021, the Company entered into a Co-Development and Profit-Sharing Agreement with CicloMed LLC (“CicloMed”) (the “CicloMed Agreement”) regarding use of the Company’s precision oncology diagnostic test in the research and development of CicloMed’s CicloProx product for the treatment of acute myeloid leukemia. Under the terms of the co-development agreement, CicloMed holds the primary responsibility for executing clinical trial operations while Notable is primarily focused on optimizing Notable’s predictive precision medicine platform. Both parties will equally share the costs associated with the on-going clinical trial incurred after the effective date. In the event a CicloProx product is commercially developed and sold, the parties will share in the net proceeds. The Company recorded $46 thousand and $1.1 million for the years ended December 31, 2023 and 2022, respectively, as research and development expense related to this agreement.

NOTE 8 - LEASES

In February 2023, the Company entered into a finance lease for equipment with a value of $405,000 along with a service contract with a value of $158,000. The finance lease is being accounted in accordance with FASB ASC 842, Leases, and the service contract is expensed over the term of the lease.

In April 2023, the Company extended the lease for its facilities in Foster City, California. The term of the lease is extended beginning in June 2023 to May 2027. The Company has the right to terminate the lease effective as of March 2025 upon providing four months of notice and four months of base rent for the year of the notice as an early lease termination fee. The weighted average incremental borrowing rate is 6.0%. Total lease payments from June 2023 through May 2027 approximate $2.2 million.

The following table summarizes total lease expense during the years ended December 31, 2023 and 2022 (in thousands):

	December 31, 2023	December 31, 2022
Amortization of ROU assets - finance lease	$67	$-
Interest on Lease liabilities - finance lease	$10	$-
Cash paid for financing lease liabilities	$73	$-
Cash paid for operating lease liabilities	$632	$751
Operating lease expense	$728	$749
Variable lease expense	$81	$94
Short-term lease expense	$2	$167

F-21

NOTABLE LABS, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

The following table summarizes maturities of lease liabilities and the reconciliation of lease liabilities as of December 31, 2023 (in thousands):

	Lease Obligation
	Finance Lease	Facilities Lease
2024	$87	$536
2025	87	552
2026	87	569
2027	87	240
2028 and thereafter	15	-
Total future undiscounted lease payments	363	1,897
Less: imputed interest	(22)	(189)
Total lease liabilities	$341	$1,708

Information related to the Company’s ROU assets and related lease liabilities was as follows (in thousands except for remaining lease term and discount rate):

	December 31, 2023
	Finance Lease	Facilities Lease
Current finance lease liabilities	$78	$-
Non-current finance lease liabilities	$263	$-
Current operating lease liabilities	$-	$445
Non-current operating lease liabilities	$-	$1,263
Weighted average remaining lease term in years	4.2	3.4
Weighted average discount rate	3.1%	6.0%

	December 31, 2022
	Facilities Lease	Equipment Leases
Current operating lease liabilities	$211	$150
Non-current operating lease liabilities	$-	$-
Weighted average remaining lease term in years	0.3	0.7
Weighted average discount rate	7.0%	7.2%

NOTE 9 – PAYCHECK PROTECTION PROGRAM LOANS

In February 2021, the Company applied for a promissory note under the Paycheck Protection Program and was approved for $1.04 million, with an interest rate of 1% per annum. In March 2022, this loan was forgiven in full and was recognized as a gain within other income (expense), net during the year ended December 31, 2022.

F-22

NOTABLE LABS, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

NOTE 10 – CAPITAL STRUCTURE

Common Stock

On October 16, 2023, immediately prior to the closing of the Merger, Notable filed an amendment to the Articles of Association with the Israeli Registrar of Companies reflecting the Reverse Share Split (including an increase in par value to NIS 0.35 per Ordinary Share), the Share Capital Increase (such that the Company has 34,285,714 authorized Ordinary Shares and NIS 12,000,000 of registered share capital) and the Name Change. As a result of the Reverse Share Split, the number of issued and outstanding Ordinary Shares immediately prior to the Reverse Share Split was reduced into a smaller number of Ordinary Shares, such that every 35 Ordinary Shares held by a shareholder immediately prior to the Reverse Share Split were combined and reclassified into one Ordinary Share. Immediately following the Reverse Share Split and the closing of the Merger, there were approximately 9,018,261 Ordinary Shares outstanding.

As of December 31, 2022, Notable US was authorized to issue 2,836,790 shares of $0.001 par value common stock. Common stockholders were entitled to dividends if and when declared by the Board and after any redeemable convertible preferred share dividends are fully paid. The holder of each share of common stock was entitled to one vote. As of December 31, 2022, no dividends had been declared.

Simple Agreements for Future Equity

Between January and May 2022, Notable US entered into simple agreements for future equity (the “2022 SAFEs”) with certain investors, receiving $4.0 million of gross proceeds (“Purchase Amount”) in aggregate in exchange for the investor’s right to participate in a future equity financing. If there was a future equity financing before the termination of the SAFEs, on the initial closing of such equity financing, the 2022 SAFEs would automatically convert into the number of shares of preferred stock which would be issued in the equity financing equal to the purchase amount divided by the lowest price per share of the preferred stock sold in the equity financing multiplied by 85%.

If there was a liquidity event or dissolution event, the holders of the 2022 SAFEs would automatically be entitled to recieve a portion of the Purchase Amount. The 2022 SAFEs were recorded as a liability at issuance and subject to remeasurement at each reporting date, with changes in fair value recorded in other income (expense), net in the consolidated statements of operations and comprehensive loss.

In connection with Notable US’ issuance of shares of Series C-1 redeemable convertible preferred stock beginning in June 2022 at an issuance price of $7.1319 per Series C-1 share, the holders of the 2022 SAFEs were able to participate in the equity financing. The SAFEs were settled by conversion to Series C-2 shares at an issuance price of $6.062115 per share for a total of 661,282 Series C-2 redeemable convertible preferred shares. Collectively, the Series C-1 and Series C-2 redeemable convertible preferred stock is referred to as the Series C redeemable convertible preferred stock. A net gain of $0.5 million was recognized from the change in fair value of the 2022 SAFEs between their issuance and settlement for the year ended December 31, 2022.

F-23

NOTABLE LABS, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Redeemable Convertible Preferred Stock

As of December 31, 2022, Notable US was authorized to issue 2,118,892 shares of $0.001 par value Series A, Series B, and Series C redeemable convertible preferred stock (collectively, “the redeemable convertible preferred shares,” “preferred shares,” or “redeemable convertible preferred stock”).

From June 2022 to July 2022, Notable US issued a total of 53,393 Series C-1 redeemable convertible preferred shares to investors at $7.1319 per share for gross proceeds of $6.1 million.

For each Series C redeemable convertible preferred share issued, Notable US also issued a warrant to purchase Series C redeemable convertible preferred shares (“Series C Warrants”). Approximately $2.1 million of the Series C proceeds were allocated to the redeemable convertible preferred stock warrants at issuance (See Note 11).

In June 2022, Notable US amended the Certificate of Incorporation to include a Special Mandatory Conversion clause requiring all existing redeemable convertible preferred stockholders to participate in the Series C Preferred Stock issuance. Failure to participate in the Series C Preferred Stock issuance would result in the automatic conversion of the holder’s preferred shares into common shares. In July 2022, 411,858 shares of Series A redeemable convertible preferred shares and 196,157 shares of Series B redeemable convertible preferred shares were converted into common shares as a result of non-participation in the Series C Preferred Stock issuance and the total authorized Series B redeemable convertible shares decreased.

Notable US entered into SAFEs with certain investors, during the year ended December 31, 2023, but prior to the Merger, by which Notable US received $4.3 million of gross proceeds and a Series D Preferred Stock Purchase Agreement (the “Series D Purchase Agreement”). Under the terms of the Series D Purchase Agreement, the SAFE holders would exchange their respective SAFEs for 384,837 shares of Series D-1 Preferred Stock at the time when all conditions precedent to the closing of the Merger contained in the Merger Agreement, shall have been satisfied or waived and all other conditions precedent in the Series D Purchase Agreement have been satisfied or waived. Additionally, under the Series D Purchase Agreement, certain investors committed to purchase, and Notable US agreed to issue, 370,602 shares of Series D-2 Preferred Stock to such investors in exchange for $6.0 million, the closing of which took place at the time all conditions precedent to the closing of the Merger contained in the Merger Agreement, were satisfied or waived and all other conditions precedent in the Series D Purchase Agreement were satisfied or waived. One investor entered into SAFE in exchange for 124,023 shares of Series D-2 Preferred Stock, in exchange for $2.0 million (included in 370,602 Series D-2 Preferred Stock and $6.0 million) at the time when all conditions precedent to the closing of the Merger contained in the Merger Agreement, shall have been satisfied or waived and all other conditions precedent in the Series D Purchase Agreement have been satisfied or waived. The SAFEs were recorded as a liability at issuance and subject to remeasurement at each reporting date, with changes in fair value recorded in other income (expense), net in the condensed consolidated statements of operations and comprehensive loss.

The redeemable convertible preferred shares had the following rights and privileges:

Optional Conversion

Each share of redeemable convertible preferred stock was convertible, at the option of the holder at any time, into common stock as determined by dividing the original issue price by the conversion price in effect at the time of conversion. As of December 31, 2022, the initial conversion price per share of redeemable convertible preferred stock was equivalent to the original issue price and as such convert on a one-for-one basis prior to any adjustments.

The respective applicable conversion price was subject to adjustment upon any future stock splits or stock combinations, reclassifications or exchanges of similar stock, upon a reorganization, merger or consolidation of Notable US, or upon the issuance or sale by Notable US of common stock for consideration less than the applicable conversion price.

Mandatory Conversion

Each of the redeemable convertible preferred shares would automatically convert into the number of shares of common stock determined in accordance with the conversion rate upon the earlier of (a) the closing of the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $50,000,000 of gross proceeds (before deducting underwriting discounts and commissions), to Notable US, or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least (i) a majority of the outstanding shares of Series A Preferred Stock, (ii) 55% of the outstanding shares of Series B Preferred Stock, and (iii) a majority of the outstanding shares of Series C Preferred Stock, voting together as a single class on an as converted to Common Stock basis.

F-24

NOTABLE LABS, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of Notable US the holders of shares of outstanding redeemable convertible preferred stock were entitled, on a pro rata, as converted and pari passu basis, to be paid out of the assets of Notable US available for distribution to its stockholders before any payment shall be made to the holders of common stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the applicable original issue price for such series of preferred stock, plus any declared but unpaid dividends, or (ii) such amount per share as would have been payable had all shares of redeemable convertible preferred stock been converted into common stock immediately prior to such liquidation, dissolution, winding up or deemed liquidation event.

If the assets of Notable US to be distributed among the holders of redeemable convertible preferred stock were insufficient to permit the payment to such holders, then any assets of Notable US legally available for distribution would be distributed ratably among the holders of redeemable convertible preferred stock in proportion to the preferential amount each such holder was otherwise entitled to receive.

After the payment to the holders of redeemable convertible preferred stock of the full preferential amount specified above, any remaining assets of Notable US available for distribution to its stockholders were to be distributed pro rata among the holders of common stock.

Dividends

The holders of redeemable convertible preferred stock were entitled to receive dividends out of any assets legally available only when, as, and if declared by Notable US’ Board, prior to and in preference to any declaration or payment of any dividend on the common stock. Such dividends are noncumulative. As of December 31, 2023 and 2022, there were no cumulative dividends owed or in arrears.

Voting

Each holder of redeemable convertible preferred stock was entitled to the number of votes equal to the number of whole shares of common stock into which such shares of redeemable convertible preferred stock could then be converted as of the record date. Holders of redeemable convertible preferred stock were to vote together with the holders of common stock as a single class.

The holders of Series A redeemable convertible preferred stock, exclusively and voting together as a separate class on a converted to common stock basis, were entitled to elect one director to the Notable US’ Board. The holders of Series B redeemable convertible preferred stock, exclusively and voting together as a separate class on a converted to common stock basis, were entitled to elect one director to Notable US’ Board.

Down-Round Antidilution Protection

In the event Notable US issued its common stock without consideration or for consideration per share that is less than the conversion price in effect for each series of the redeemable convertible preferred stock, then the conversion price for that series was to be reduced to increase the number of shares of common stock into which such series of redeemable convertible preferred shares is convertible.

At the time of the Merger, all shares of redeemable convertible preferred stock were converted into Notable ordinary shares. Pursuant to the redeemable convertible preferred stock agreements, Series A redeemable convertible preferred stockholders received 145,650 ordinary shares, Series B redeemable convertible preferred stock holders received 223,683 ordinary shares, Series C redeemable convertible preferred stock holders received 94,988 ordinary shares, and Series D redeemable convertible preferred stock holders received 755,439 ordinary shares. In addition, redeemable convertible preferred stockholders received in aggregate 1,893,649 anti-dilution ordinary shares and 2,633,967 incentive ordinary shares.

NOTE 11 – WARRANTS TO PURCHASE REDEEMABLE CONVERTIBLE PREFERRED STOCK

In April 2021, Notable issued 230,000 (8,050,000 pre-reverse split) pre-funded warrants in lieu of ordinary shares in an underwritten public offering at a price per share of $1.89. The pre-funded warrants were exercisable for $0.35 per share and had no expiration date. As of December 31, 2023, all of the pre-funded warrants have been exercised.

In connection with the issuance of Series C redeemable convertible preferred stock, Notable US issued warrants to purchase Series C redeemable convertible preferred stock (“Series C Warrant” and collectively “Series C Warrants”). The Series C Warrant holders are entitled to purchase up to 94,988 of Notable’s ordinary shares at an exercise price of $113.35 per share. The Series C Warrants are fully vested upon issuance and expire in June 2032. There have been no exercises of Series C Warrants as of December 31, 2023.

F-25

NOTABLE LABS, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

The Company measures its Series C Warrant liability, classified as a Level 3 liability, at fair value on a recurring basis with the change in fair value recorded in the consolidated statements of operations and comprehensive loss until the warrants are exercised, expire or other facts and circumstances lead the warrant liability to be reclassified as an equity instrument. The fair value is determined using an option-pricing backsolve method. The fair value of the Series C Warrant Liability as of December 31, 2022 was determined by using a probability weighted expected return method under a scenario in which Notable US completes a merger with a public company and a scenario in which Notable US continues to operate until a later exit, which was estimated using the option pricing method. The fair value of the Series C Warrant Liability as of December 31, 2023 was determined using the Black-Scholes option pricing model.

The following assumptions were used in estimating the fair value of the warrants:

As of December 31, 2023:

Risk-free interest rate	3.88%
Expected life (years)	8.46
Expected volatility	163.0%
Annual dividend yield	0.00%

As of issuance in July 2022:

Risk-free interest rate	3.11%
Expected life (years)	2.5
Expected volatility	95.0%
Annual dividend yield	0.0%

As of December 31, 2022:

Risk-free interest rate	4.41%
Expected life (years)	2.00
Expected volatility	95.0%
Annual dividend yield	0.00%

The following is a summary of the Company’s redeemable convertible preferred stock warrant liability activity for the years ended December 31, 2023 and 2022:

Redeemable convertible preferred stock warrant liability
Balance as of December 31, 2021	$—
Fair value of warrants at issuance	2,053
Change in fair value	3,060
Balance as of December 31, 2022	5,113
Change in fair value	(4,950)
Balance as of December 31, 2023	$163

F-26

NOTABLE LABS, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

NOTE 12 – EQUITY INCENTIVE PLAN AND STOCK BASED COMPENSATION EXPENSE

2000 Plan

In February 2000, Notable’s Board of Directors approved an option plan (the “2000 Plan”) as amended through 2008. Under the 2000 Plan, the Company reserved up to 40,674 Ordinary Shares of NIS 0.01 par value of the Company for allocation to employees and non-employees. Each option provides the holder the right to exercise such option and acquire one Ordinary Share per option. Any option granted under the Plan that is not exercised within ten years from the date upon which it becomes exercisable, will expire.

2011 Plan

In April 2011, Notable’s board of directors approved a new option plan (the “2011 Plan”). Under the 2011 Plan, the Company reserved up to 21,913 Ordinary Shares (of which 4,556 Ordinary Shares shall be taken from the unallocated pool reserved under the 2000 Plan) for allocation to employees and non-employees. Any option which was granted under the 2011 Plan and was not exercised within twenty years from the date when it becomes exercisable, will expire.

2014 Equity Incentive Plan

In September 2014, Notable’s shareholders approved the adoption of the Employee Share Ownership and Option Plan (2014) (“2014 Plan”) effective as of the closing of the public offering. Under the 2014 Plan, Notable reserved up to 26,514 Ordinary Shares (of which 800 Ordinary Shares shall be taken from the unallocated pool reserved under the 2011 Plan). The Ordinary Shares to be issued upon exercise of the options confer the same rights as the other Ordinary Shares, immediately upon allotment. Any option which was granted under the 2014 Plan and was not exercised within twenty years from the date when it becomes exercisable, will expire.

2015 Equity Incentive Plan

Notable US adopted the 2015 Equity Incentive Plan (the “2015 Plan”) in August 2015, which provides for the granting of ISO, NSO, and restricted shares to employees, directors, and consultants. The 2015 Plan authorized a total of 37,199 shares reserved for future issuance. Under amendments to the 2015 Plan, an additional 160,253 shares in 2017, 141,094 shares in 2019, and 31,450 shares in 2022 were authorized to be reserved for future issuance. As of December 31, 2023, there were 66,975 shares Ordinary Shares reserved for future issuance pursuant to the 2015 Plan, which was adopted by Notable pursuant to the Merger.

Options under the 2015 Plan may be granted for periods of up to 10 years and at prices no less than 100% of the estimated fair value of the underlying shares of common stock on the date of grant as determined by the Board provided that the exercise price of an ISO granted to a 10% stockholder shall not be less than 110% of the estimated fair value of the shares on the date of grant. The 2015 Plan requires that options be exercised no later than 10 years after the grant. Options granted to employees generally vest ratably on a monthly basis over four years, subject to cliff vesting restrictions and continuing service.

The following summarizes stock option activity under all of the Plans:

	Options Outstanding
	Total Options Outstanding	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Life	Aggregate Intrinsic Value
			(in years)	(in thousands)
Outstanding as of December 31, 2022	179,107	$22.73	7.3	$1,419
Assumption of Notable options pursuant to merger	243,389	83.54	4.4	-
Granted	-	$-
Exercised	(48,571)	$0.35
Cancelled	(89,488)	$44.74
Outstanding as of December 31, 2023	284,437	$49.67	4.0	$-
Exercisable as of December 31, 2023	227,800	$51.97	0.9	$-
Vested and expected to vest as of December 31, 2023	284,437	$49.67	4.0	$-

F-27

NOTABLE LABS, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

The aggregate intrinsic value of stock options exercised was $0 thousand and $74 thousand for the years ended December 31, 2023, and 2022, respectively. There was no restricted stock activity (RSA) under the 2015 Plan for the year ended December 31, 2023 and 2022.

Assumption of Notable US Stock Options

Under the terms of the Merger Agreement, Notable assumed all of pre-Merger Notable US’ rights and obligations under pre-Merger Notable US’ stock options that were outstanding immediately prior to the effective time of the Merger, and each such stock option, whether or not vested, was converted into a stock option representing the right to purchase Notable Ordinary Shares, on terms substantially the same as those in effect immediately prior to the effective time, except that the number of Notable Ordinary Shares issuable and the exercise price per share of such stock options was adjusted by the Reverse Stock Split.

Stock-Based Compensation Expense

There were no options granted during the year ended December 31, 2023. Weighted-average grant date fair value of the options granted during the year ended December 31, 2022, was $1.03 per share. Notable US estimated the fair value of stock options using the Black-Scholes option pricing model which requires the use of highly subjective assumptions to determine the fair value of stock-based awards. The fair value of employee and non-employee stock options is recognized as expense on the straight-line basis over the requisite service period of the awards. These assumptions include:

●	Risk-free interest rate — The risk-free interest rate is based on the U.S. Treasury zero coupon issues in effect at the time of grant for periods corresponding with the expected term of option.

●	Expected volatility — Since the Company was privately held and did not have any trading history for its common stock, the expected volatility was estimated based on the average volatility for comparable publicly traded biotechnology companies over a period equal to the expected term of the stock option grants. The comparable companies were chosen based on their similar size, stage in the life cycle or area of specialty. Since becoming a public company, the Company will use the volatility of the ordinary shares traded in the public market.

●	Expected term — The expected term represents the period that stock-based awards are expected to be outstanding. The expected term for option grants is determined using the simplified method. The simplified method deems the term to be the midpoint of the time-to-vesting and the contractual term of the stock-based awards. The Company utilizes this method due to lack of historical exercise data.

●	Expected dividend rate — The Company has never paid dividends on its common stock and has no plans to pay dividends on its common stock. Therefore, the Company used an expected dividend yield of zero.

The fair value of employee stock options granted during the years ended December 31, 2023, and 2022 was estimated using the following weighted-average assumptions:

	Year ended December 31,
	2023	2022
Expected term (in years)	-	6.00
Risk-free interest rate	-%	1.61%
Expected dividend rate	-%	0.0%
Expected volatility	-%	75.73%

F-28

NOTABLE LABS, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

The following table summarizes the components of stock-based compensation expense relating to options recognized in the Company’s statement of operations and comprehensive loss (in thousands):

	Year ended December 31,
	2023	2022
Research and development	$100	$146
General and administrative	489	435
Total	$589	$581

As of December 31, 2023, the total stock-based compensation expense related to stock awards not yet recognized was $0.4 million and will be recognized over a weighted-average remaining period of approximately 0.5 years.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Employee Benefit Plan

The Company sponsors a 401(k) defined contribution plan for its employees. This plan provides for tax-deferred salary deductions for all employees. Employee contributions are voluntary. Employees may contribute up to 100% of their annual compensation to this plan, as limited by an annual maximum amount as determined by the IRS. The Company does not make matching contributions under its 401(k) plan.

Contingencies

From time to time, the Company may become involved in legal proceedings arising in the ordinary course of business. The Company was not subject to any material legal proceedings during the years ended December 31, 2023 or 2022 and no material legal proceedings are currently pending or threatened.

Indemnification

In the ordinary course of business, Notable enters into agreements that may include indemnification provisions. As permitted under Israeli law, Notable indemnifies its officers and directors for certain events or occurrences while the officer or director is or was serving in such capacity. In some cases, the indemnification will continue after the termination of the agreement. The maximum potential amount of future payments that Notable could be required to make under these provisions is not determinable. Notable has never incurred material costs to defend lawsuits or settle claims related to these indemnification provisions. Notable is not currently aware of any indemnification claims. Accordingly, Notable has not recorded any liabilities for these indemnification rights and agreements as of December 31, 2023 and 2022.

NOTE 14 – INCOME TAXES

The reconciliation of the federal statutory income tax to the Company’s effective income tax expense from the years ended December 31, 2023 and 2022 is as follows:

	Year Ended December 31,
	2023	2022
Federal statutory income tax	21.0%	21.0%
State income taxes	8.9	7.7
Foreign income taxes	2.0	-
PPP loan forgiveness	-	1.5
R&D credits	2.7	4.2
ASC 740-10 reserve	(0.7)	(1.0)
SAFE liability remeasurement	9.2	(3.7)
Loss on convertible debt	(3.2)	-
Deferred true-ups	(8.9)	-
Deferred tax assets acquired through merger	502.3	-
Exchange rate true up	57.2	-
Other	(1.0)	(1.2)
Change in valuation allowance	(589.5)	(28.5)
Total provision for income taxes	—%	—%

F-29

NOTABLE LABS, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Deferred income taxes reflect the net tax effect of temporary differences between amounts recorded for financial reporting purposes and the amounts used for tax purposes. Deferred income taxes consist of the following (in thousands):

	December 31,
	2023	2022
Deferred tax assets:
Net operating loss carryforwards	$78,730	$15,403
Tax credit carryforwards	2,649	2,675
Property and equipment	7	23
Capitalized research and experimental cost	4,202	1,401
Stock compensation	391	252
Other	58	96
Subtotal	86,037	19,850
Valuation allowance	(86,037)	(19,850)
Net deferred tax assets (liabilities)	$—	$—

A valuation allowance is provided when it is more likely than not that the deferred tax assets will not be realized. Due to the uncertainties surrounding the realization of deferred tax assets through future taxable income, the Company has provided a full valuation allowance and therefore no benefit has been recognized for the net operating loss carryforwards and other deferred tax assets. The valuation allowance increased by $66.2 million during the year ended December 31, 2023.

As of December 31, 2023, the Company had federal, state and foreign net operating loss (“NOL”) carryforwards of approximately $69.2 million, $51.7 million and $263.6 million, respectively. As of December 31, 2022, the Company had federal and state net NOL carryforwards of $57.4 million and $38.1 million, respectively. Federal and State net operating loss carryforwards will begin to expire in 2034, if not utilized. The Company acquired foreign net operating loss carryforwards of $236.5 million as a result of the Merger, which increased the valuation allowance by $54.4 million.

As of December 31, 2023, the Company had federal and California research and development (“R&D”) credit carryforwards of approximately $2.1 million and $1.8 million. As of December 31, 2022, the Company had federal and California research and development (“R&D”) credit carryforwards of approximately $1.9 million and $1.6 million, respectively. The Federal R&D credit carryforwards will begin to expire in 2034, if not utilized. California R&D credit carryforward may be carried forward indefinitely.

The Company’s ability to utilize net operating losses in the future may be subject to substantial restriction in the event of past or future ownership changes as defined in Section 382 of the Internal Revenue Code and similar state tax laws. In the event the Company should experience an ownership change, as defined, utilization of its net operating loss carryforwards and credits may be subject to a substantial annual limitation. The annual limitation may result in the expiration of net operating losses and credits before utilization.

The Company complies with ASC 740-10, Accounting for Uncertainty in Income Taxes, which prescribes a comprehensive model for the recognition, measurement, presentation and disclosure in financial statements of any uncertain tax positions that have been taken or expected to be taken on a tax return. The Company adopted the provisions set forth in FASB ASC Topic 740-10, issued originally as FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes. This pronouncement sets a “more likely than not” criterion for recognizing the tax benefit of uncertain tax positions.

F-30

NOTABLE LABS, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Uncertain tax positions are comprised as follows (in thousands):

	December 31,
	2023	2022

Balance at the beginning of the period	$892	$742
Additions for tax positions taken in current year	84	150
Ending balance	$976	$892

In connection with the unrecognized tax benefits noted above, no penalties and interest were recognized at December 31, 2023. The Company does not anticipate any adjustments that would result in a material change in its unrecognized tax benefits within twelve months of the reporting date.

The Company files federal income tax returns and income tax returns for several states within the United States. The Company is not currently under examination by income tax authorities in Federal or State jurisdictions. All tax returns will remain open for examination by the Federal and State authorities for three and four years, respectively, from the date of utilization of any NOL.

NOTE 15 – LOSS PER SHARE

The following table sets forth the computation of the basic and diluted net loss per share (in thousands except share and per share data):

	Year ended December 31,
	2023	2022
Numerator:
Net loss	$(11,264)	$(14,407)
Denominator:
Weighted-average shares of common stock outstanding used to compute net loss per share, basic and diluted	3,302,818	655,665
Net loss per share, basic and diluted:	$(3.41)	$(21.97)

The Company’s potentially dilutive securities have been excluded from the computation of diluted net loss per share as the effect would be antidilutive. Therefore, the weighted-average number of shares of Common Stock outstanding used to calculate both basic and diluted net loss per share is the same. Potentially dilutive securities that were not included in the diluted per share calculations because they would be anti-dilutive were as follows:

	Year Ended December 31,
	2023	2022
Series A-1 redeemable convertible preferred stock	-	114,194
Series A-2 redeemable convertible preferred stock	-	19,411
Series A-3 redeemable convertible preferred stock	-	12,045
Series A-4 redeemable convertible preferred stock	—	-
Series A-5 redeemable convertible preferred stock	—	-
Series A-6 redeemable convertible preferred stock	—	-
Series B-1 redeemable convertible preferred stock	-	3,662
Series B-2 redeemable convertible preferred stock	-	220,021
Series C-1 redeemable convertible preferred stock	-	53,393
Series C-2 redeemable convertible preferred stock	-	41,595
Warrants to purchase redeemable convertible preferred stock	94,988	94,988
Stock options, issued and outstanding	284,437	179,107
Total	379,425	738,416

NOTE 16 – SUBSEQUENT EVENTS

The Company has evaluated all events occurring through April 1, 2024, the date on which the consolidated financial statements were available for issuance, during which time, nothing has occurred outside the normal course of business operations that would require disclosure other than the events disclosed below.

On January 24, 2024, the Company issued 9,753 options each to five board members and 6,534 options to a related party board member. The fair value of the options was calculated using the Black-Scholes option pricing model and the fair value was calculated as approximately $70,000. The fair value will be expensed over the vesting term of 2 years.

On March 22, 2023, the shareholders of the Company approved the Company’s Employee Share Ownership and Option Plan (2024).

F-31

F-32

NOTABLE LABS, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except share and per share amounts)

	March 31, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$8,171	$11,825
Prepaid expenses and other current assets	3,544	3,645
Total current assets	11,715	15,470

Property and equipment, net	279	316
Finance lease right-of-use assets, net	317	337
Operating lease right-of-use assets	1,581	1,694
Investment in SAFE	1,500	1,500
Other assets	206	224
Total assets	$15,598	$19,541

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$1,522	$1,755
Accrued expenses and other current liabilities	434	418
Accounts payable and accrued expenses - related parties	22	42
Finance lease liabilities, current	79	78
Operating lease liabilities, current	456	445
Total current liabilities	2,513	2,738

Finance lease liabilities, net of current amount	243	263
Operating lease liabilities, net of current amount	1,145	1,263
Warrant liability	152	163
Total liabilities	4,053	4,427

Commitments and contingencies

Shareholders’ equity
Ordinary shares, NIS 0.35 par value, 34,285,714 shares authorized as of March 31, 2024 and December 31, 2023 and 9,018,261 issued and outstanding as of March 31, 2024 and December 31, 2023	788	788
Additional paid-in capital	96,656	96,524
Accumulated deficit	(86,074)	(82,308)
Accumulated other comprehensive income	175	110
Total shareholders’ equity	11,545	15,114
Total liabilities and shareholders’ equity	$15,598	$19,541

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-33

NOTABLE LABS, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(U.S. dollars in thousands, except share and per share amounts)

(Unaudited)

	For the Three Months Ended March 31,
	2024	2023

Services revenue	$1	$-
Cost of services	-	-
Gross profit	1	-

Operating expenses
Research and development	1,550	1,596
General and administrative	2,289	3,923
Total operating expenses	3,839	5,519

Loss from operations	(3,838)	(5,519)

Other income (expense), net
Change in fair value of SAFEs	-	(1,865)
Change in fair value of warrant liability	11	1,096
Other income	61	16
	72	(753)

Net loss	(3,766)	(6,272)

Other comprehensive income
Change in foreign currency translation adjustment	65	$-

Comprehensive loss	$(3,701)	$(6,272)

Net loss per share, basic and diluted	$(0.42)	$(6.46)

Weighted-average common shares outstanding, basic and diluted	9,018,261	970,192

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-34

NOTABLE LABS, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY (DEFICIT)

(U.S. dollars in thousands, except share amounts)

(Unaudited)

	Redeemable Convertible		Common		Additional		Other	Total
	Preferred Stock		Stock		Paid-In	Accumulated	Comprehensive	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Income	Deficit
Balance December 31, 2022	464,321	$35,352	970,192	$15	$34,061	$(71,044)	$-	$(36,968)
Share-based compensation expense	-	-	-	-	116	-	-	116
Net loss	-	-	-	-	-	(6,272)	-	(6,272)
Balance March 31, 2023	464,321	$35,352	970,192	$15	$34,177	$(77,316)	$-	$(43,124)

	Ordinary Shares		Additional Paid-In	Accumulated	Other Comprehensive	Total Shareholders’ Equity
	Shares	Amount	Capital	Deficit	Income	(Deficit)

Balance December 31, 2023	9,018,261	$788	$96,524	$(82,308)	$110	$15,114
Share-based compensation expense	-	-	132	-	-	132
Net loss	-	-	-	(3,766)	65	(3,701)
Balance March 31, 2024	9,018,261	$788	$96,656	$(86,074)	$175	$11,545

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-35

NOTABLE LABS, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

(Unaudited)

	For the Three Months Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,766)	$(6,272)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	63	68
Share-based compensation	132	116
Non-cash operating leases	113	184
Change in fair value of SAFEs	-	1,865
Change in fair value of warrant liability	(11)	(1,096)
Change in operating assets and liabilities
Prepaid expenses	237	577
Other assets	18	-
Accounts payable	(230)	1,735
Accrued expenses and other current liabilities	10	87
Accounts payable - related parties	(20)	-
Operating lease liabilities	(107)	(187)
Net cash used in operating activities	(3,561)	(2,923)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(6)	(4)
Net cash used in investing activities	(6)	(4)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of finance lease liabilities	(19)	(7)
Proceeds from issuance of SAFE agreements	-	4,351
Net cash (used in) provided by financing activities	(19)	4,344

Net increase (decrease) in cash and cash equivalents	(3,586)	1,417
Effect of exchange rate changes on cash	(68)	-
Cash and cash equivalents at the beginning of the period	11,825	1,581
Cash and cash equivalents at the end of the period	$8,171	$2,998

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:

Issuance of finance lease liability for finance lease right-of-use asset	$-	$405

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-36

NOTABLE LABS, LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Notable Labs, Ltd., previously known as Vascular Biogenics, Ltd., is an Israeli corporation (“Notable”). These consolidated financial statements include three wholly owned subsidiaries, Notable Labs, Inc. (“Notable US”), VBL, Inc. (“VBL”) and Notable Therapeutics, Inc. (“Therapeutics”) (together with Notable, the “Company”). All material intercompany transactions have been eliminated in consolidation.

Notable US was incorporated as a Delaware corporation in 2014. Initially, Notable US developed its Predictive Precision Medicines Platform (“PPMP”) as a diagnostic tool for physicians for identifying which cancer treatment would be the most effective for an individual patient. Notable US then broadened its mission and applied its PPMP to streamline and accelerate the identification and validation of investigational compounds, working with multiple biotechnology and pharmaceutical companies under service-based agreements. In 2021, by entering into the Oncoheroes Agreement and the CicloMed Agreement, Notable US advanced from a purely diagnostic company to an integrated – diagnostic and therapeutic – platform therapeutics company designing and developing or co-developing predictive precision medicines.

On October 16, 2023, pursuant to the Agreement and Plan of Merger, dated February 22, 2023 (the “Merger Agreement”), by and among Notable Labs, Ltd., Merger Sub, and Notable US, Merger Sub was merged with and into Notable US, with Notable US continuing after the merger as the surviving entity and a wholly owned subsidiary of Notable Labs, Ltd. (the “Merger”). At the effective time of the Merger, without any action on the part of any stockholder, each issued and outstanding share of pre-Merger Notable US common stock, par value $0.001 per share (the “Notable US Common Stock”), including shares underlying pre-Merger Notable US outstanding equity awards, was converted into the right to receive 0.0629 shares (the “Exchange Ratio”) of Notable Labs, Ltd. ordinary shares, NIS 0.35 par value per share (the “Company Ordinary Shares” or “Notable Ordinary Shares”). Immediately following the effective time of the Merger, Notable effected a 1-for-35 reverse stock split of the issued and outstanding Notable Ordinary Shares (the “Reverse Share Split”).

In connection with the closing of the Merger, Notable changed its name to Notable Labs, Ltd. and Notable’s Ordinary Shares listed on The Nasdaq Capital Market, previously trading through the close of business on October 16, 2023 under the trading symbol “VBLT”, commenced trading on The Nasdaq Capital Market, on a post-Reverse Stock Split adjusted basis, under the trading symbol “NTBL” on October 17, 2023.

Liquidity and Going Concern Assessment

The Company has incurred losses and negative cash flows from operations since its inception. As of March 31, 2024 and December 31, 2023, the Company had an accumulated deficit of approximately $86.1 million and $82.3 million, respectively. As of March 31, 2024, the Company had cash of $8.2 million and has forecasted cash needs in excess of current liquidity. These conditions raise substantial doubt about its ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

The Company’s ability to fund its operations will require additional capital, and the Company intends to raise such capital through the issuance of additional debt or equity, including through licensing or collaboration agreements.

These plans are intended to mitigate the relevant conditions or events that raise substantial doubt about the Company’s ability to continue as a going concern; however, as the plans are not entirely within the Company’s control, management has determined it is not probable they will be effectively implemented.

These financial statements have been prepared on a going concern basis and do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary in the event the Company can no longer continue as a going concern.

The Company is continuing to develop its predictive medicine platform and treatments, which is the primary use of funds for the Company. Management expects to continue to incur additional substantial losses and negative cash flows from operations in the foreseeable future as a result of expanded research and development activities until regulatory approval is granted. Regulatory approval is not guaranteed and may never be obtained.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish these plans and secure sources of financing and ultimately attain profitable operations. However, if such financing is not approved, does not occur, or alternative financing is not available at adequate levels or on acceptable terms, or profitable operations are not attained, the Company could be required to significantly reduce operating expenses and delay, reduce the scope of or eliminate some of its development programs, enter into a collaboration or other similar arrangement with respect to commercialization rights to any of its product candidates, out license intellectual property rights to its product candidates and sell unsecured assets, or a combination of the above. Any of these actions could have a material adverse effect on the Company’s business, results of operations, financial condition and/or its ability to fund its scheduled obligations on a timely basis or at all. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

F-37

NOTE 2 – BASIS OF PREPARATION OF THE FINANCIAL STATEMENTS

The accompanying unaudited condensed consolidated financial statements of Notable have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and notes required by GAAP for annual financial statements. These unaudited interim condensed consolidated financial statements should therefore be read in conjunction with the audited consolidated financial statements and notes included in Form 10-K, filed with the Securities and Exchange Commission on April 11, 2024. In the opinion of management, all adjustments (of a normal recurring nature) considered necessary for the fair statement of the results for the interim periods presented have been included. Operating results for the interim period are not necessarily indicative of the results that may be expected for the full year.

Notable affected a 1-for-35 reverse stock split immediately following the effective time of the Merger. No fractional shares were issued in connection with the Reverse Stock Split. Each shareholder who did not have a number of shares evenly divisible pursuant to the Reverse Stock Split ratio and who would otherwise be entitled to receive a fractional ordinary share was entitled to receive an additional Notable Ordinary Share. The number of shares on equity related disclosures included in the condensed consolidated financial statements and accompanying notes, were retroactively adjusted to reflect the effects of the Reverse Share Split and the Exchange Ratio.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

The accounting policies and calculation methods applied in the preparation of the unaudited condensed consolidated interim financial statements as of March 31, 2024 are consistent with those applied in the preparation of the annual financial statements as of December 31, 2023 and for the year then ended.

Revenue Recognition

The Company performed certain diagnostics services on a limited basis as an outsourced provider during the three months ended March 31, 2024 and 2023, but such activities do not represent its major and ongoing central operations.

The Company recognizes revenue from diagnostic services in the amount that reflects the consideration that it expects to be entitled as the Company performs its obligation under a contract with a customer by processing diagnostic tests on laboratory samples and making the test results available to its customers. Revenue is recorded considering a five-step revenue recognition model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation. The Company generally has a contract or a purchase order from a customer with the specified required terms, including the number of diagnostic samples to be performed. The Company has not received any advance payments for which there are any remaining performance obligations. Accordingly, no deferred revenue is recorded as of March 31, 2024 or December 31, 2023. The Company has not recorded any contract assets as of March 31, 2024 and December 31, 2023 as the Company has not completed any performance obligations for which it has not been able to bill its customers.

An allowance for doubtful accounts is established, as necessary, based on past experience and other factors which, in management’s judgment, deserve current recognition in estimating bad debts. Such factors include growth and composition of accounts receivable, the relationship of the allowance for doubtful accounts to accounts receivable, and current economic conditions. The determination of the collectability of amounts due requires the Company to make judgments regarding future events and trends. Allowances for doubtful accounts are determined based on assessing the Company’s portfolio on an individual customer and on an overall basis. This process consists of a review of historical collection experience, current aging status of the customer account, and the financial condition of the Company’s customers. Based on a review of these factors, the Company establishes or adjusts the allowance for specific customers and the accounts receivable portfolio as a whole. At March 31, 2024 and December 31, 2023, an allowance for doubtful accounts was not considered necessary as all accounts receivable were deemed collectible.

Cost of Services

Cost of services represents costs directly related to the services performed. Cost of services is primarily comprised of cost of samples and labor.

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with GAAP generally requires management to make certain estimates and assumptions that affect the reported amounts in the condensed consolidated financial statements and accompanying notes. The Company regularly evaluates estimates and assumptions related to assets and liabilities, and disclosures of contingent assets and liabilities at the dates of the condensed consolidated financial statements and the reported amounts of expenses during the reporting period. Areas where management uses subjective judgments include, but are not limited to, measurement of lease liabilities and right-of-use assets, impairment of long-lived assets, stock-based compensation, accrued research and development costs, SAFE notes and redeemable convertible preferred stock warrant liability in the accompanying condensed consolidated financial statements. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates under different assumptions or conditions.

F-38

Segments

The Company operates and manages its business as one reportable operating segment, which is the business of developing predictive precision medicines that treat various forms of cancer. The Company’s chief executive officer, who is the chief operating decision maker, reviews financial information on an aggregate basis for allocating resources and evaluating financial performance. All of the Company’s long-lived assets are maintained in, and all revenues and losses are attributable to, the United States of America.

Recently Adopted Accounting Pronouncements

As of March 31, 2024, there are no recently adopted accounting standards which the Company expects would have a material effect on the Company’s condensed consolidated financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted

As of March 31, 2024, there are no recently issued accounting standards not yet adopted which the Company expects would have a material effect on the Company’s condensed consolidated financial statements.

NOTE 4 – FAIR VALUE MEASUREMENTS

The following table sets forth the Company’s financial liabilities that are measured at fair value on a recurring basis by level within the fair value hierarchy (in thousands):

	As of March 31, 2024
	Level 1	Level 2	Level 3	Total Fair Value
Liabilities
Warrant liability	$—	$—	$152	$152

	As of December 31, 2023
	Level 1	Level 2	Level 3	Total Fair Value
Liabilities
Warrant liability	$—	$—	$163	$163

There were no transfers between Levels 1, 2, or 3 during the three months ended March 31, 2024 and the year ended December 31, 2023. Additionally, there were no cash equivalents or marketable securities held as of March 31, 2024 or December 31, 2023.

The value of the warrants was based on the estimated value of the warrant using the Black-Scholes-Merton model as of March 31, 2024. The following assumptions were used in determining the fair value of the warrants:

Risk Free interest rate	4.2%
Expected life (years)	8.21
Expected volatility	164.7%
Annual dividend yield	0%

F-39

The following is a summary of the Company’s warrant liability activity for the three months ended March 31, 2024 (in thousands):

Warrant liability
Balance as of December 31, 2023	$163
Change in fair value	(11)
Balance as of March 31, 2024	$152

Warrant liability
Balance as of December 31, 2022	$5,113
Change in fair value	(1,096)
Balance as of March 31, 2023	$4,017

The change in the fair value of the warrant liability resulted from a reduction in the value per warrant based on the fair market valuation of the warrants as of March 31, 2024. The reduction primarily for the three months ended March 31, 2024 related to the decrease in the price of the underlying shares and the increase for the three months ended March 31, 2023 related to the increase in the value of the underlying shares.

NOTE 5 – BALANCE SHEET COMPONENTS

Prepaid Expenses and Other Current Assets

The following table presents the components of prepaid expenses and other current assets as of March 31, 2024 and December 31, 2023 (in thousands):

	March 31, 2024	December 31, 2023
Accounts receivable	$183	$186
Employee retention credit	572	572
Prepaid expenses	2,754	2,857
Prepaid benefits	29	24
Prepaid clinical expenses	6	6
Total prepaid expenses and other current assets	$3,544	$3,645

During fiscal years 2020 and 2021, the Company took advantage of the relief provisions provided by the U.S. government in response to COVID-19 under the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”). The CARES Act provides an employee retention credit (“Employee Retention Credit”), which is a refundable tax credit against certain employment taxes dependent on certain qualified wages paid to employees through fiscal year 2021. The Company qualifies for the tax credit under the CARES Act and continued to receive additional tax credits under the additional relief provisions for qualified wages through the end of 2021. The Company accounts for these labor related tax credits as a reduction to the expense that they are intended to compensate in the period in which the corresponding expense is incurred and there is reasonable assurance the Company will both receive the tax credits and comply with all conditions attached to the tax credits. As of March 31, 2024 and December 31, 2023, $0.6 million was recorded as a receivable in prepaid and other current assets. The Company received $0.7 million of the receivable in the quarter ended March 31, 2023 and believes there is reasonable assurance the remaining balance will be collected (See Note 12).

Property and Equipment, Net

The following table presents the components of property and equipment, net, as of March 31, 2024 and December 31, 2023 (in thousands):

	March 31, 2024	December 31, 2023
Computer equipment	$194	$192
Laboratory equipment	1,999	1,999
Furniture and office equipment	29	29
Leasehold improvements	76	73
	2,298	2,293
Less: accumulated depreciation	(2,019)	(1,977)
Total property and equipment, net	$279	$316

Depreciation expense was approximately $0.1 million for the three months ended March 31, 2024 and 2023.

F-40

Investment in SAFE

In October 2021, the Company entered into a simple agreement for future equity (“Oncoheroes SAFE”) agreement for $1.5 million in exchange for a right to participate in a future equity financing of preferred stock to be issued by Oncoheroes Biosciences Inc. (“Oncoheroes”). Alternatively, upon a dissolution or liquidity event such as a change in control or an initial public offering, the Company is entitled to receive a portion of $1.5 million. The number of shares of preferred stock would be determined by dividing the Oncoheroes SAFE purchase amount by price per share of the preferred stock issued in the respective equity financing. The Company recorded the investment of $1.5 million as an investment in the Oncoheroes SAFE on the condensed consolidated balance sheet (unaudited) as of March 31, 2024 and December 31, 2023. The investment in the Oncoheroes SAFE is treated as an investment in an equity security that the Company has elected to record at its cost less any impairment. No impairment losses have been recognized related to the investment for the three months ended March 31, 2024 and 2023 (See Note 7).

Accrued Expenses and Other Current Liabilities

The following table presents the components of accrued expenses and other current liabilities as of March 31, 2024 and December 31, 2023 (in thousands):

	March 31, 2024	December 31, 2023
Accrued expenses	$102	107
Accrued employee expenses	8	78
Accrued bonuses	324	233
Total accrued expenses and other current liabilities	$434	$418

NOTE 6 – ACCOUNTS PAYABLE - RELATED PARTIES

As of March 31, 2024 and December 31, 2023, the Company owed related parties the following (in thousands):

	March 31, 2024	December 31, 2023
Board Member	$22	$42

For consulting services with the Board Member, the Company recorded general and administrative expenses of $60,450 and $43,403 for the three months ended March 31, 2024 and 2023.

NOTE 7 – CO-DEVELOPMENT AND LICENSE AGREEMENTS

Oncoheroes Agreement

In September 2021, the Company entered into an Exclusive License Agreement with Oncoheroes (the “Oncoheroes Agreement”) whereby the Company obtained worldwide exclusive development and commercialization rights in the small molecule volasertib for uses relating to certain types of cancer in adults. Under the terms of the Oncoheroes Agreement, Oncoheroes retains the right to develop and commercialize volasertib for cancers not licensed to the Company.

F-41

Under the terms of the agreement, the Company is obligated to make additional clinical and regulatory milestone payments up to a total of $8.0 million, plus tiered royalties from the mid-single digits up to mid-teens on net sales. When a licensed product is submitted to NDA, the Company is required to pay $1 million, upon US NDA approval, the Company is required to pay $4 million and upon EU MAA Approval, the Company is required to pay $3 million. In the event the Company grants a sublicense of rights, the Company will need to pay Oncoheroes a high single digit percentage of any upfront payment obtained from such sublicenses. No milestones have been met during the three months ended March 31, 2024 and 2023, and the Company did not make any royalty payments as the related product has not been approved for commercialization.

The Company also entered a SAFE agreement with Oncoheroes in October 2021 for $1.5 million recorded in the investment in SAFE on the condensed consolidated balance sheets, as discussed in Note 5.

CicloMed Agreement

In July 2021, the Company entered into a Co-Development and Profit-Sharing Agreement with CicloMed LLC (“CicloMed”) (the “CicloMed Agreement”) regarding use of the Company’s precision oncology diagnostic test in the research and development of CicloMed’s CicloProx product for the treatment of acute myeloid leukemia. Under the terms of the co-development agreement, CicloMed holds the primary responsibility for executing clinical trial operations while the Company is primarily focused on optimizing the Company’s predictive precision medicine platform. Both parties will equally share the costs associated with the on-going clinical trial incurred after the effective date. In the event a CicloProx product is commercially developed and sold, the parties will share in the net proceeds. The Company recorded $0 and $0.1 million for the three months ended March 31, 2024 and 2023, respectively, as research and development expense related to this agreement.

NOTE 8 – INCOME TAXES

As of January 1, 2023, the Company had no unrecognized tax benefits, and accordingly, the Company did not recognize interest or penalties during the three months ended March 31, 2024 related to unrecognized tax benefits. There has been no change in unrecognized tax benefits during the three months ended March 31, 2024, and there was no accrual for uncertain tax positions as of March 31, 2024. Tax years from 2020 through 2023 remain subject to examination by major tax jurisdictions.

There is no income tax benefit for the losses for the three months ended March 31, 2024 and 2023, since management has determined that the realization of the net tax deferred asset is not assured and has created a valuation allowance for the entire amount of such benefits.

NOTE 9 - LEASES

The following table summarizes total lease expense during the three months ended March 31, 2024 and 2023 (in thousands):

	March 31, 2024	March 31, 2023
Amortization of ROU assets - finance lease	$20	$7
Interest on lease liabilities - finance lease	$3	$1
Cash paid for financing lease liabilities	$22	$-
Cash paid for operating lease liabilities	$132	$187
Operating lease expense	$120	$185
Variable lease expense	$4	$22
Short-term lease expense	$1	$-

F-42

The following table summarizes maturities of lease liabilities and the reconciliation of lease liabilities as of March 31, 2024 (in thousands):

	Lease Obligation
	Finance Lease	Facilities Lease
2024	$66	$404
2025	87	552
2026	87	569
2027	87	239
2028 and thereafter	15	-
Total future undiscounted lease payments	342	1,764
Less: imputed interest	(20)	(163)
Total lease liabilities	$322	$1,601

NOTE 10 – EQUITY INCENTIVE PLANS AND STOCK BASED COMPENSATION EXPENSE

2000 Plan

In February 2000, Notable’s Board of Directors approved an option plan (the “2000 Plan”) as amended through 2008. Under the 2000 Plan, the Company reserved up to 40,674 Ordinary Shares of NIS 0.01 par value of the Company for allocation to employees and non-employees. Each option provides the holder the right to exercise such option and acquire one Ordinary Share per option. Any option granted under the Plan that is not exercised within ten years from the date upon which it becomes exercisable, will expire.

2011 Plan

In April 2011, Notable’s board of directors approved a new option plan (the “2011 Plan”). Under the 2011 Plan, the Company reserved up to 21,913 Ordinary Shares (of which 4,556 Ordinary Shares shall be taken from the unallocated pool reserved under the 2000 Plan) for allocation to employees and non-employees. Any option which was granted under the 2011 Plan and was not exercised within twenty years from the date when it becomes exercisable, will expire.

2014 Equity Incentive Plan

In September 2014, Notable’s shareholders approved the adoption of the Employee Share Ownership and Option Plan (2014) (“2014 Plan”) effective as of the closing of the public offering. Under the 2014 Plan, Notable reserved up to 26,514 Ordinary Shares (of which 800 Ordinary Shares shall be taken from the unallocated pool reserved under the 2011 Plan). The Ordinary Shares to be issued upon exercise of the options confer the same rights as the other Ordinary Shares, immediately upon allotment. Any option which was granted under the 2014 Plan and was not exercised within twenty years from the date when it becomes exercisable, will expire.

2015 Equity Incentive Plan

Notable adopted the 2015 Equity Incentive Plan (the “2015 Plan”) in August 2015, which provides for the granting of ISO, NSO, and restricted shares to employees, directors, and consultants. The 2015 Plan authorized a total of 37,199 shares reserved for future issuance. Under amendments to the 2015 Plan, an additional 160,253 shares in 2017, 141,094 shares in 2019, and 31,450 shares in 2022 were authorized to be reserved for future issuance. As of March 31, 2024, there were 66,975 Ordinary Shares reserved for future issuance pursuant to the 2015 Plan.

Options under the 2015 Plan may be granted for periods of up to 10 years and at prices no less than 100% of the estimated fair value of the underlying shares of common stock on the date of grant as determined by the Board provided that the exercise price of an ISO granted to a 10% stockholder shall not be less than 110% of the estimated fair value of the shares on the date of grant. The 2015 Plan requires that options be exercised no later than 10 years after the grant. Options granted to employees generally vest ratably on a monthly basis over four years, subject to cliff vesting restrictions and continuing service.

2024 Employee Share Ownership and Option Plan

Notable adopted the 2024 Employee Share Ownership and Option Plan (the “2024 Plan”) in March 2024, which provides for the granting of ISO, NSO, restricted shares and restricted units to employees, directors, and consultants. The 2024 Plan authorized a total of 4 million shares reserved for future issuance. The shares may be increased automatically (i) on an annual basis on January 1 of each year (unless resolved otherwise by the Board of Directors), such that the number of shares issuable under the Plan shall equal 35% of the Company’s issued and outstanding share capital on a fully diluted basis; and (ii) in the event that any Ordinary Shares would have otherwise returned to the Company’s employee share ownership and option plans of 2000, 2011 and 2014, such Ordinary Shares shall be added to this Plan. As of March 31, 2024, there were 4 million Ordinary Shares reserved for future issuance pursuant to the 2024 Plan.

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Options under the 2024 Plan may be granted for periods of up to 10 years and at prices no less than 100% of the estimated fair value of the underlying shares of common stock on the date of grant as determined by the Board provided that the exercise price of an ISO granted to a 10% stockholder shall not be less than 110% of the estimated fair value of the shares on the date of grant. The 2024 Plan requires that options be exercised no later than 10 years after the grant. Options granted to employees generally vest ratably on a monthly basis over four years, subject to cliff vesting restrictions and continuing service.

The following summarizes stock option activity under all of the Plans:

	Options Outstanding
	Total Options Outstanding	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Life	Aggregate Intrinsic Value
			(in years)	(in thousands)
Outstanding as of December 31, 2023	284,437	$49.67	4.0	$-
Granted	55,299	$1.28	-	-
Cancelled	(141,289)	$75.45	-	-
Outstanding as of March 31, 2024	198,447	$17.83	7.9	$27
Exercisable as of March 31, 2024	135,375	$24.28	7.0	$-
Vested and expected to vest as of March 31, 2024	198,447	$17.83	7.9	$27

No options were exercised and there was no restricted stock activity (RSA) under the Plans during the three months ended March 31, 2024 and 2023.

Stock-Based Compensation Expense

During the three months ended March 31, 2024 and 2023, the Company issued in aggregate 55,299 and 0 options to purchase the Company’s ordinary shares to six board members under the 2014 Equity Incentive Plan. The weighted-average grant date fair value of the options granted during the three months ended March 31, 2024, was $1.28 per share. Notable estimated the fair value of stock options using the Black-Scholes-Merton option pricing model which requires the use of highly subjective assumptions to determine the fair value of stock-based awards. The fair value of employee and non-employee stock options is recognized as expense on the straight-line basis over the requisite service period of the awards. These assumptions include:

●	Risk-free interest rate — The risk-free interest rate is based on the U.S. Treasury zero coupon issues in effect at the time of grant for periods corresponding with the expected term of option.

●	Expected volatility —The Company uses the volatility of the ordinary shares traded in the public market.

●	Expected term — The expected term represents the period that stock-based awards are expected to be outstanding. The expected term for option grants is determined using the simplified method. The simplified method deems the term to be the midpoint of the time-to-vesting and the contractual term of the stock-based awards. The Company utilizes this method due to lack of historical exercise data.

●	Expected dividend rate — The Company has never paid dividends on its ordinary shares and has no plans to pay dividends on its ordinary shares. Therefore, the Company used an expected dividend yield of zero.

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The fair value of stock options granted during the three months ended March 31, 2024 was estimated using the following weighted-average assumptions:

2024
Expected term (in years)	10
Risk-free interest rate	4.2%
Expected dividend rate	-%
Expected volatility	170.7%

The following table summarizes the components of stock-based compensation expense relating to options recognized in the Company’s condensed consolidated statement of operations and comprehensive loss (in thousands):

	Three months ended March 31,
	2024	2023
Research and development	$99	$26
General and administrative	33	90
Total	$132	$116

As of March 31, 2024, the total stock-based compensation expense related to stock awards not yet recognized was $0.5 million and will be recognized over a weighted-average remaining period of approximately 0.7 years.

NOTE 11 – NET LOSS PER SHARE

The following table sets forth the computation of the basic and diluted net loss per share (in thousands except share and per share data):

	For the Three Months Ended March 31,
	2024	2023
Numerator:
Net loss	$(3,766)	$(6,272)
Denominator:
Weighted-average ordinary shares outstanding used to compute net loss per share, basic and diluted	9,018,261	970,192
Net loss per share, basic and diluted:	$(0.42)	$(6.46)

The Company’s potentially dilutive securities have been excluded from the computation of diluted net loss per share as the effect would be antidilutive. Therefore, the weighted-average number of ordinary shares outstanding used to calculate both basic and diluted net loss per share is the same.

NOTE 12 – SUBSEQUENT EVENTS

The Company received Employee Retention Credit refund checks that were deposited in April 2024, in the total amount of $251,220.

On May 8, 2024, the Company issued options to purchase 390,000 of the Company’s ordinary shares to employees, options to purchase 70,000 of the Company’s ordinary shares to consultants, options to purchase 350,000 of the Company’s ordinary shares to officers of the Company, 30,000 restricted ordinary shares of the Company to a consultant and 400,000 restricted ordinary shares of the Company to the Chief Executive Officer of the Company.

In addition, the Company issued 40,247 restricted ordinary shares of the Company to each of four board members and 65,247 restricted ordinary shares of the Company to the Chairman of the Board.

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Up to 19,736,842 Ordinary Shares or Pre-Funded Warrants to Purchase Ordinary Shares

Ordinary Warrants to Purchase Up to 19,736,842 Ordinary Shares

Up to 39,473,684 Ordinary Shares Underlying the Ordinary Warrants and Pre-Funded Warrants

Maxim Group LLC

The date of this prospectus is     , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC registration and the FINRA filing fee, are estimated:

Payable by the registrant
SEC registration fee	$4,428.00
FINRA filing fee	$5,000.00
Legal fees and expenses	$200,000.00
Accounting fees and expenses	$80,000.00
Transfer agent and registrar fees and expenses	$15,000.00
Miscellaneous fees and expenses	$5,572.00
Total	$310,000.00

Item 14. Indemnification of Directors and Officers.

Under the Israeli Companies Law 1999 (the “Companies Law”), a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care, but only if a provision authorizing such exculpation is included in the company’s articles of association. The Registrant’s articles of association include such a provision. The company may not exculpate in advance a director from liability arising out of a prohibited dividend or distribution to shareholders.

Under the Companies Law, a company may indemnify an office holder for the following liabilities, payments and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking given by the company in advance of the act or following the act, provided its articles of association authorize such indemnification:

●	a monetary liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount, or according to criteria, determined by the board of directors as reasonable under the circumstances. Such undertaking shall detail the foreseen events and amount or criteria mentioned above;

●	reasonable litigation expenses, including reasonable attorneys’ fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent (mens rea); and (2) in connection with a monetary sanction; and

●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent (mens rea).

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In addition, under the Companies Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder, if and to the extent provided in the company’s articles of association:

●	a breach of a duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

●	a breach of duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder; and

●	a monetary liability imposed on the office holder in favor of a third party.

Under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

●	a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

●	a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive illegal personal benefit; or

●	a fine or penalty levied against the office holder.

Under the Companies Law, the approval of exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders.

The Registrant’s amended and restated articles of association permit it to exculpate, indemnify and insure its office holders to the fullest extent permitted under the Companies Law (other than indemnification for litigation expenses in connection with a monetary sanction).

The Registrant has entered into indemnification and exculpation agreements with each of its current office holders exculpating them from a breach of their duty of care to it to the fullest extent permitted by the Companies Law and undertaking to indemnify them to the fullest extent permitted by the Companies Law.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits: The list of exhibits set forth under “Exhibit Index” at the end of this registration statement is incorporated herein by reference.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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Provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

Exhibit No.	Description

2.1++	Agreement and Plan of Merger, dated as of February 22, 2023, by and among Vascular Biogenics, Ltd., Vibrant Merger Sub, Inc. and Notable Labs, Inc. (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-4 filed with the SEC on September 5, 2023.

3.1	Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 of the Annual Report on Form 10-K filed with the SEC on March 14, 2023).

3.2	Memorandum of Association of the Registrant (incorporated by reference to Exhibit 3.2 of the Annual Report on Form 10-K filed with the SEC on March 14, 2023).

3.3	Amendment to Articles of Association of the Registrant, dated October 16, 2023 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on October 16, 2023).

4.1	Form of Certificate for Ordinary Shares (incorporated by reference to Exhibit 4.2 of Registration Statement on Form F-1 filed with the SEC on July 29, 2014).

4.2**	Form of Pre-Funded Warrant

4.3**	Form of Ordinary Warrant

4.4**	Form of Warrant Agency Agreement

5.1**	Opinion of Meitar Law Offices

10.1*	Employee Ownership and Share Option Plan (2011) of Vascular Biogenics Ltd., and form of agreement thereunder (incorporated by reference to Exhibit 10.1 of the Registration Statement on Form F-1 filed with the SEC on June 6, 2014).

10.2*	Employee Share Ownership and Option Plan (2014) of Vascular Biogenics Ltd., and form of Capital Gains Option Agreement thereunder (incorporated by reference to Exhibit 10.17 of the Registration Statement on Form F-1 filed with the SEC on June 25, 2014).

10.3*	Vascular Biogenics Ltd. Inducement Plan (2022) of Vascular Biogenics Ltd. and form of award agreements thereunder (incorporated by reference to Exhibit 99.1 of the Current Report on Form 6-K filed with the SEC on February 15, 2022).

10.4*	Form of Release and Indemnification Agreement entered into between Vascular Biogenics Ltd. and its officers and directors (incorporated by reference to Exhibit 10.2 of the Registration Statement on Form F-1 filed with the SEC on June 25, 2014).

10.5*	Restated Executive Employment Agreement between Vascular Biogenics Ltd. and Dror Harats, dated January 20, 2022 (incorporated by reference to Exhibit 10.5 of the Annual Report on Form 10-K filed with the SEC on March 14, 2023).

10.6*	Restated Consulting and Services Agreement between Vascular Biogenics Ltd. and Grand H Services Ltd., dated January 20, 2022, as amended on August 23, 2022 (incorporated by reference to Exhibit 10.6 of the Annual Report on Form 10-K filed with the SEC on March 14, 2023).

10.7*	Employment Offer Letter between Vascular Biogenics Ltd. and Sam Backenroth, dated October 4, 2021 (incorporated by reference to Exhibit 10.7 of the Annual Report on Form 10-K filed with the SEC on March 14, 2023).

10.8	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 of the Current Report on Form 6-K filed with the SEC on April 12, 2021).

10.9+	Exclusive License Agreement by and between Notable Labs, Inc. and Oncoheroes Biosciences Inc. dated October 1, 2021 (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-4 filed with the SEC on September 5, 2023).

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10.10	Side Letter by and between Boehringer Ingelheim International GmbH and Oncoheroes Biosciences Inc. dated August 1, 2019, as amended by Amendment #1 effective on April 5, 2020 (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-4 filed with the SEC on September 5, 2023).

10.11+	Co-Development and Profit-Sharing Agreement between Notable Labs, Inc. and CicloMed LLC dated July 20, 2021 (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-4 filed with the SEC on September 5, 2023).

10.12	Standard Industrial/Commercial Single-Tenant Lease by and between Hatch Drive Associates and the Notable Labs, Inc., dated as of March 25, 2019 (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-4 filed with the SEC on September 5, 2023).

10.13	First Amendment to Lease Agreement by and between Hatch Drive Associates, LLC and Notable Labs, Inc., dated as of April 27, 2023 (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-4 filed with the SEC on September 5, 2023).

10.14*	2015 Stock Plan of Notable Labs, Inc. (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-4 filed with the SEC on September 5, 2023).

10.15	Form of Series C Warrant Agreement between Notable Labs, Inc. and purchasers of Series C-1 Preferred Stock, dated June 2021 (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-4 filed with the SEC on September 5, 2023).

10.16	Form of Stock Option Award Agreement between Notable Labs, Inc. and purchasers of Series C-1 Preferred Stock, dated June 2021 (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form S-4 filed with the SEC on September 5, 2023).

10.17++	Stock Purchase Agreement between Notable Labs, Inc. and investors party thereto dated February 22, 2023 (incorporated by reference to Exhibit 10.20 to the Registration Statement on Form S-4 filed with the SEC on September 5, 2023).

10.18*	Amended and Restated Employment Agreement by and between Notable Labs, Inc. and Thomas Bock dated April 30, 2021 (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-4 filed with the SEC on September 5, 2023).

10.19*	Employment Agreement by and between Notable Labs, Inc. and Joseph Wagner dated June 15, 2020 (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-4 filed with the SEC on September 5, 2023).

10.20*	Engagement Letter by and between Notable Labs, Inc. and Scott A. McPherson dated March 1, 2023 (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-4 filed with the SEC on September 5, 2023).

10.21*	Form of Release and Indemnification Agreement (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC on October 16, 2023).

10.22+	Asset Purchase Agreement by and between Immunewalk Therapeutics Inc. and Vascular Biogenics Ltd., dated as of October 1, 2023 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on October 2, 2023).

10.23**	Form of Placement Agency Agreement

10.24**	Form of Securities Purchase Agreement

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed with the SEC on April 11, 2024).

23.1	Consent of Withum Smith+Brown, PC

23.2	Consent of Deloitte & Touche LLP

23.3**	Consent of Meitar Law Offices (included in Exhibit 5.1)

23.4	Power of Attorney (contained on signature page hereto)

101.INS	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document.

101.SCH	Inline XBRL Taxonomy Extension Schema Document.

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104	Cover Page Interactive Data File.

107	Filing Fee Table.

*	Denotes management compensation plan, agreement or arrangement.

**	To be filed by amendment.

+	Portions of this Exhibit (indicated with [****]) have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted information would likely cause competitive harm to the Registrant if publicly disclosed.

++	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Foster City, California, on June 20, 2024.

Notable Labs, Ltd.

By:	/s/ Thomas Bock
Name:	Thomas Bock
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Notable Labs, Ltd. (the “Company”), hereby severally constitute and appoint each of Thomas Bock and Scott McPherson as our true and lawful attorney, with full power to him to sign for us and in our names in the capacities indicated below, the registration statement on Form S-1 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of us might or could do in person, and hereby ratifying and confirming all that said attorney or his substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Thomas Bock	Chief Executive Officer	June 20, 2024
Thomas Bock	(Principal Executive Officer)

/s/ Scott A. McPherson	Chief Financial Officer	June 20, 2024
Scott A. McPherson	(Principal Financial Officer and Principal Accounting Officer)

/s/ Tuomo Pätsi	Chairman of the Board of Directors and Director	June 20, 2024
Tuomo Pätsi

/s/Thomas I. H. Dubin	Director	June 20, 2024
Thomas I. H. Dubin

/s/ Peter Feinberg	Director	June 20, 2024
Peter Feinberg

/s/ Michele Galen	Director	June 20, 2024
Michele Galen

/s/Thomas Graney	Director	June 20, 2024
Thomas Graney

/s/ Michael Rice	Director	June 20, 2024
Michael Rice

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SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Notable Labs, Ltd. has signed this registration statement or amendment thereto on this 20th day of June, 2024.

Notable Labs, Inc.

By:	/s/ Thomas Bock
Thomas Bock
Chief Executive Officer

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